Exhibit 10.6

EXECUTION COPY

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

among

SWITCH & DATA HOLDINGS, INC.,

as the Borrower

THE INSTITUTIONS PARTY HERETO

FROM TIME TO TIME AS LENDERS,

as the Lenders,

DEUTSCHE BANK AG NEW YORK BRANCH,

as the Administrative Agent,

CANADIAN IMPERIAL BANK OF COMMERCE,

and ROYAL BANK OF CANADA

as the Co-Documentation Agents,

CIT LENDING SERVICES CORPORATION

and BNP PARIBAS

as the Co-Syndication Agents,

and

DEUTSCHE BANK SECURITIES, INC.

BNP PARIBAS,

as Joint Lead Arrangers

AMENDED AND RESTATED AS OF

OCTOBER 13, 2005

i

(continued)

(continued)

(continued)

Schedules

Schedule A	Pre-Effective Date Indebtedness
Schedule 1.1.A	Colocation Facilities
Schedule 1.1.B	Colocation Leases
Schedule 1.1.D	Permitted Investments
Schedule 1.1.E	Permitted Liens
Schedule 2.1	Lenders’ Commitments
Schedule 3.1.A	Pledged Accounts
Schedule 3.1.B	Blocked Accounts
Schedule 4.1.C	Capital Structure
Schedule 4.1.D	Options; Warrants; Special Junior Stock
Schedule 4.2	Governmental Actions
Schedule 4.4	Contingent Obligations, Liabilities and Taxes
Schedule 4.6	Title to Properties; Liens; Real Property; Accounts
Schedule 4.7	Litigation; Adverse Facts
Schedule 4.9	Material Contracts
Schedule 4.9.B	Specified Material Contracts
Schedule 4.12	Labor Matters
Schedule 4.13	Broker’s Fees
Schedule 4.14	Environmental Matters
Schedule 4.15.A	Filings and Other Actions
Schedule 4.15.D	Chief Executive Offices
Schedule 4.17	Intellectual Property
Schedule 5.6	Insurance
Schedule 6.1	Indebtedness
Schedule 6.6	Financial Covenants
Schedule 6.12	Termination of Material Contracts

Exhibits

Exhibit A	Form of Assignment Agreement
Exhibit B	Form of Certificate Regarding Non–Bank Status
Exhibit C	Form of Closing Date Certificate
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Securities Accounts and Control Agreement
Exhibit F	Form of Loan/Letter of Credit Certificate
Exhibit G	Form of Loan/Letter of Credit Request
Exhibit H	Form of Notice of Continuation/Conversion
Exhibit I	Form of Solvency Certificate
Exhibit J	Form of Guaranty Agreement
Exhibit K	Form of Pledge Agreement
Exhibit L	Form of Security Agreement
Exhibit M-1	Form of Term Loan A Note
Exhibit M-2	Form of Term Loan B Note
Exhibit M-3	Form of Revolving Loan Note
Exhibit N	Form of Estoppel Certificate and Consent
Exhibit O	Form of Blocked Account Agreement
Exhibit P	Form of Borrower Group Release
Exhibit Q	Form of Intercreditor Agreement

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”), is entered into as of October 13, 2005, among SWITCH & DATA HOLDINGS, INC., a Delaware corporation (the “Borrower”), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS LENDERS (each individually referred to herein as a “Lender” and, collectively, as the “Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH (“DBAG”), as administrative agent for the Lenders and as collateral agent for the Secured Parties (in such capacities, the “Administrative Agent”), CANADIAN IMPERIAL BANK OF COMMERCE and ROYAL BANK OF CANADA, as the co-documentation agents for the Lenders (in such capacity, the “Co-Documentation Agents”), CIT LENDING SERVICES CORPORATION and BNP PARIBAS, as the co-syndication agents for the Lenders (in such capacity, the “Co-Syndication Agents”) and DEUTSCHE BANK SECURITIES INC. and BNP PARIBAS as the joint lead arrangers (in such capacity, the “Lead Arrangers”).

WITNESSETH

A. The Borrower, certain of the Lenders, and the Administrative Agent are parties to a Credit Agreement dated as of January 26, 2001, as amended and restated by an Amended and Restated Credit Agreement dated as of March 14, 2003 and a Second Amended and Restated Credit Agreement, dated as of March 4, 2004 (the “Original Credit Agreement”).

B. Certain of the Lenders have made loans to the Borrower pursuant to the Original Credit Agreement. The current principal balances of the outstanding Loans to the Borrower are set forth on Schedule A attached hereto (the “Pre-Effective Date Indebtedness”).

C. The Parent and other members of the Borrower Group have executed Guaranty Agreements pursuant to which such Persons have guaranteed the Obligations on the terms set forth therein.

D. Upon the occurrence of the Effective Date, the parties have agreed to amend and restate the Original Credit Agreement as set forth herein.

NOW, THEREFORE, the Borrower, the Lenders, the Agents and the Lead Arrangers agree that as of the Effective Date (as hereinafter defined) the Original Credit Agreement shall be amended and restated in its entirety as set forth herein, and the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Defined Terms. Capitalized words and phrases used and not otherwise defined elsewhere in this Agreement shall have the following meanings:

“Accounts” means the securities accounts (as such term is defined in the UCC) of any member of the Borrower Group pledged to the Administrative Agent, for the benefit of the Secured Parties, by any member of the Borrower Group in accordance with the terms of this Agreement and the other Loan Documents.

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning assigned to that term in the introductory paragraph of this Agreement and includes each of its successors and assigns.

“Affected Lender” has the meaning assigned to that term in Section 2.6.C.

“Affected Loans” has the meaning assigned to that term in Section 2.6.C.

“Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything to the contrary herein, for the purposes of the Loan Documents, no Agent nor any Affiliate thereof shall be an Affiliate of any member of the Borrower Group.

“Agents” means the collective reference to the Administrative Agent, the Co-Documentation Agents, the Co-Syndication Agents, the Lead Arrangers and any Supplemental Agent.

“Agreement” has the meaning assigned to that term in the introductory paragraph of this agreement.

“Applicable Margin” for each Loan means (a) from and after the Closing Date to the date that a Compliance Certificate is delivered by the Borrower to the Administrative Agent with respect to the fiscal quarter ended December 31, 2005, 4.00% per annum for Term Loan A Eurodollar Rate Loans and Revolving Loan Eurodollar Rate Loans, 4.25% for Term Loan B Eurodollar Rate Loans, 3.00% per annum for Term Loan A Base Rate Loans and Revolving Loan Base Rate Loans, and 3.25% per annum for Term Loan B Base Rate Loans; and (B) from and after the date that clause (a) of this definition is no longer applicable, for the period from each day of delivery of any certificate delivered in accordance with the following sentence (each a “Start Date”) to and including the applicable End Date described below, a percentage per annum based on the then-existing Consolidated Leverage Ratio as set forth below:

Consolidated Leverage Ratio	Revolving Loan and Term Loan A Base Rate Loans	Term Loan B Base Rate Loans	Revolving Loan and Term Loan A Eurodollar Rate Loans	Term Loan B Eurodollar Rate Loans
Greater than or equal to 3.50:1.00	3.00%	3.25%	4.00%	4.25%
Greater than or equal to 2.50:1.00 and less 3.50:1.00	2.75%	3.25%	3.75%	4.25%
Less than 2.50 :1.00	2.50%	3.00%	3.50%	4.00%

For purposes of calculating the Applicable Margin under clause (b) of this definition, the Consolidated Leverage Ratio shall be determined based on the delivery of a Compliance Certificate delivered by the Borrower to the Administrative Agent within 45 days after the last day of any fiscal quarter of the Parent (commencing with its fiscal quarter ending on December 31, 2005), which certificate shall set forth the calculation of the Consolidated Leverage Ratio for the Test Period ended immediately prior to the relevant Start Date and the Applicable Margin which shall be thereafter applicable (until the same is changed or ceases to apply in accordance with the following sentences). The Applicable Margin so determined shall apply, except as set forth in the succeeding sentence, from the Start Date to the earlier of (x) the date on which the next Compliance Certificate is delivered to the Administrative Agent and (y) the date which is 45 days following the last day of the fiscal quarter in which the previous Start Date occurred (the “End Date”), at which time, if no Compliance Certificate has been delivered to the Administrative Agent indicating an entitlement to a different Applicable Margin, the Applicable Margin shall be 4.00% per annum for Term Loan A Eurodollar Rate Loans and Revolving Loan Eurodollar Rate Loans, 4.25% for Term Loan B Eurodollar Rate Loans, 3.00% per annum for Term Loan A Base Rate Loans and Revolving Loan Base Rate Loans, and 3.25% per annum for Term Loan B Base Rate Loans. Notwithstanding anything to the contrary contained above in this definition, the Applicable Margin shall also be 4.00% per annum for Term Loan A Eurodollar Rate Loans and Revolving Loan Eurodollar Rate Loans, 4.25% for Term Loan B Eurodollar Rate Loans, 3.00% per annum for Term Loan A Base Rate Loans and Revolving Loan Base Rate Loans, and 3.25% per annum for Term Loan B Base Rate Loans at all times during which there shall exist a Potential Event of Default or an Event of Default. Nothing in this paragraph is intended to limit or affect in any way the rights and remedies of the Administrative Agent and the Lenders (including, without limitation, the right to demand default interest) upon the occurrence of an Event of Default.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means the sale or issuance by any member of the Borrower Group to any Person of (i) any of the stock of any of such Person’s Subsidiaries, (ii) substantially all of the assets of any division or line of business of any member of the Borrower Group, or (iii) any other assets (whether tangible or intangible) of any member of the Borrower Group (other than Excluded Asset Sales).

“Assignment Agreement” means an Assignment Agreement in substantially the form of Exhibit A hereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means, at any time, a rate per annum equal to the greater of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate as provided in Section 2.3.

“Blocked Account Agreement” means each agreement that any member of the Borrower Group may enter into in substantially the form of Exhibit O with such modifications as the Administrative Agent may reasonably request or consent to.

“Blocked Accounts” means the accounts of any member of the Borrower Group subject to a Blocked Account Agreement in accordance with the terms of this Agreement.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower Group” means the Parent and each of its direct or indirect Restricted Subsidiaries, including the Canadian Subsidiaries.

“Borrower Group Release” means the Release, executed and delivered by the members of the Borrower Group on or before the Closing Date substantially in the form of Exhibit P.

“Business Day” means (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market, and (iii) with respect to all notices, determinations, fundings and payments in connection with Letters of Credit, any day that is a Business Day described in clause (i) above (and, if applicable, clause (ii) above) that is also not a day on which banking institutions are authorized or required by law or other governmental action to close in the jurisdiction in which the Issuing Bank for such Letter of Credit is located.

“2004 Canadian Investment Note” means that certain Canadian Investment Note, dated as of March 11, 2004 executed and delivered by Switch and Data Toronto

Ltd in favor of Switch and Data Enterprises, Inc. and endorsed in favor of Deutsche Bank AG New York Branch, in its capacity as Administrative Agent, in the original principal amount of $2,250,000, as amended from time to time with the written consent of the Administrative Agent.

“2005 Canadian Investment Note” has the meaning assigned to such term in clause (viii) of the definition of Permitted Investments herein.

“Canadian Revolving Note” has the meaning assigned to such term in clause (x) of Section 6.1 herein.

“Canadian Subsidiaries” means Switch and Data Toronto, Ltd., an Ontario corporation, and such other subsidiaries organized under the laws of Canada, and organized or acquired in accordance of Section 5.11.B hereof.

“Canadian Subsidiary Contribution” means the contribution of up to $4,000,000 in the aggregate to one or more of the Canadian Subsidiaries, of which amount of up to $4,000,000 at least two-thirds thereof shall be advanced in the form of a loan evidenced by the 2005 Canadian Investment Note.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” means, as applied to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease, the amount of which obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash” means (i) money or (ii) currency.

“Cash Equivalents” means:

(i) readily marketable direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P or at least P-1 from Moody’s;

(iii) bankers’ acceptances, time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a Lender or a bank or trust company which is organized under the laws of the United States of America, any state thereof or any member of the EMU, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of U.S.

$50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated at least A-1 by S&P or at least P-1 by Moody’s;

(iv) money market mutual funds registered under the U.S. Investment Company Act of 1940, as amended, having a rating in the highest investment category by S&P and Moody’s; and

(v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above.

“Casualty Proceeds” means all payments received by the Administrative Agent or any member of the Borrower Group from any insurer in respect of any Event of Loss, but excluding business interruption insurance or delayed opening of business insurance and payments in respect of liability policies.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit B hereto delivered by a Lender to the Administrative Agent pursuant to Section 2.7.B(iii).

“Change in Control” means and shall be deemed to have occurred if:

(i) (a) there shall have occurred the sale, lease, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the members of the Borrower Group taken as a whole to any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) or (b) an event or series of events shall have occurred as a result of which any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the controlling investors (as defined in clause (ii) of this definition), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of or economic interests in the outstanding Equity Interests of Parent, or (c) an event or series of events shall have occurred as a result of which any “person” or “group” other than Persons who Control the respective controlling investors on the Closing Date, shall have acquired beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of or economic interests in the outstanding Equity Interests of any of the controlling investors, provided that the events described in this clause (c) shall only constitute a Change of Control if, at or at any after the events described in this clause (c) occur, the controlling investor or controlling investors whose Equity Interests were acquired become the beneficial owner(s), directly or indirectly, of fifty percent (50%) or more of the combined voting power of or economic interests in the outstanding Equity Interests of Parent;

(ii) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the board of directors of the Borrower or Parent (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Borrower or Parent was approved by Summit/Switch

& Data Partners, LP, CapStreet II, LP, CapStreet Parallel II, LP, CapStreet Group, LLC, CapStreet Co-Investment II-A, L.P., CEA Capital Partners USA, LP, CEA Capital Partners USA CI, LP, Seaport Investments, LLC or Seaport Capital Partners II, LP (collectively, the “controlling investors”) or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the board of directors of the Borrower or Parent then in office, provided, however, that a “Change in Control” shall not be deemed to have occurred as a result of any director being appointed or terminated by the controlling investors;

(iii) the holders of Equity Interests of the Borrower shall approve any plan or proposal for the liquidation or dissolution of such entity or entities; or

(iv) the Parent shall cease to own, directly or indirectly, 100% of the voting and economic interests in Borrower or shall cease to own, directly or indirectly, 100% of the voting and economic interests in any of the Subsidiaries that own assets acquired in any acquisition listed on Schedule 4.9.

“Class” when used in reference to any Loan, refers to whether such Loan is Term Loan A, Term Loan B or a Revolving Loan and, when used in reference to any Commitment, refers to whether such Commitment is a Term Loan A Commitment, a Term Loan B Commitment or a Revolving Loan Commitment.

“Closing Date” means October 13, 2005.

“Closing Date Certificate” means a certificate of a Responsible Officer of the Borrower, substantially in the form of Exhibit C hereto, delivered to the Administrative Agent and the Lenders by such Responsible Officer on the Closing Date.

“Co-Documentation Agents” has the meaning assigned to that term in the introductory paragraph to this Agreement.

“Co-Syndication Agents” has the meaning assigned to that term in the introductory paragraph to this Agreement.

“Code” means the Internal Revenue Code of 1986, amendments thereto, and successor statutes, and regulations, rulings and guidance promulgated or issued thereunder.

“Collateral” means, collectively, all of the real, personal and mixed property (including Accounts and Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Documents” means each Pledge Agreement, each Security Agreement, each Guaranty Agreement, each Consent, each Control Agreement, and all other instruments or documents delivered by a Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

“Colocation Facility” means any location (whether owned or leased) at which any member of the Borrower Group principally houses and/or manages voice and/or data networking and other communications equipment for itself or any of its customers, including without limitation those Colocation Facilities listed on Schedule 1.1.A hereto.

“Colocation Lease” means any lease pursuant to which a member of the Borrower Group leases real property in respect of a Colocation Facility, including without limitation those Colocation Leases listed on Schedule 1.1.B hereto.

“Commitments” means the Term Loan A Commitments, the Term Loan B Commitments and the Revolving Loan Commitments.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto delivered to the Administrative Agent and the Lenders by the Borrower.

“Consents” means each Landlord Consent and Estoppel Agreement and each consent executed by the applicable counterparty in connection with certain revenue contracts and leases of certain members of the Borrower Group.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures by the members of the Borrower Group during such period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) (including, for the avoidance of any doubt, the Canadian Subsidiary Contribution) which would be capitalized or reflected as accrued capital expenditures, under GAAP on a consolidated cash flow statement of the members of the Borrower Group.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of:

(i) income and franchise tax expense;

(ii) Consolidated Interest Expense of the members of the Borrower Group, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of the Borrower, the Loans and Letters of Credit);

(iii) depreciation and amortization expense;

(iv) amortization of intangibles (including goodwill) and organization costs;

(v) any other non-cash charges;

(vi) any extraordinary, unusual or non-recurring charges incurred in connection with the termination or cancellation of any of the Colocation Leases appearing on Schedule 4.9 prior to its stated expiration date and any litigation or settlement regarding any such termination or cancellation or any claim relating thereto;

(vii) adjustments to net income arising from new guidance with respect to Financial Accounting Standards Board Statement Number 145 in respect of non-cash deferred rent;

(viii) any reasonable and documented legal, accounting and rating agency fees, and Hart-Scott-Rodino filing expenses, in each case incurred by Borrower in respect of the terminated acquisition of The Telx Group, Inc., a Delaware corporation, in an amount not to exceed $700,000 in the aggregate; and

(ix) any reasonable and documented legal, accounting and/or other fees, in each case incurred by Borrower in respect of its terminated initial public offering efforts, in an amount not to exceed $620,000 in the aggregate;

and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), including without limitation any income from or as a result of the cancellation or termination of any customer contract or service contract, provided that the first $1,000,000 in the aggregate of income from or as a result of the cancellation or termination of customer contracts and service contracts in any fiscal year shall not be subtracted from Consolidated EBITDA pursuant to this clause (b), and (c) any other non-cash income, all as determined on a consolidated basis.

“Consolidated Fixed Charge Coverage Ratio” means, as at the last day of any Fiscal Quarter, the ratio of (i) Consolidated EBITDA for the four preceding Fiscal Quarters ended on such date to (ii) Consolidated Fixed Charges for such Fiscal Quarters.

“Consolidated Fixed Charges” means, for any period, the sum (without duplication) of (i) Consolidated Interest Expense for such period, (ii) payment of cash income taxes made by any member of the Borrower Group on a consolidated basis during such period, (iii) scheduled payments made or scheduled to be made during such period on account of principal of Indebtedness of any member of the Borrower Group (including scheduled principal payments in respect of the Loans), (iv) Consolidated Capital Expenditures made during such period and (v) cash dividends paid by the Borrower Group on a consolidated basis during such period.

“Consolidated Interest Coverage Ratio” means, as at the last day of any Fiscal Quarter, the ratio of (i) Consolidated EBITDA for the four Fiscal Quarters ended on such date to (ii) Consolidated Interest Expense for the four Fiscal Quarters ending on such date.

“Consolidated Interest Expense” means, for any period, the total cash interest expense (including that attributable to Capital Lease Obligations) of the members of the Borrower Group for such period with respect to all outstanding Indebtedness of the members of the Borrower Group (including all commissions, discounts and other fees and charges owed by members of the Borrower Group with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Interest Rate Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, determined on a consolidated basis in accordance with GAAP) minus amounts received by such Person under Interest Rate Agreements in respect of interest rates to the extent such amounts received are allocable to such period in accordance with GAAP, determined on a consolidated basis in accordance with GAAP).

“Consolidated Leverage Ratio” means, as at the last day of any Fiscal Quarter, the ratio of (i) Consolidated Total Debt on such day to (ii) Consolidated EBITDA for the four preceding Fiscal Quarters ended on such date.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the members of the Borrower Group for such period (excluding any such net income derived from a source other than the Colocation Facilities), determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower Group for any Period, there shall be excluded (i) the income (or deficit) of any Person accrued prior to the date it became a member of the Borrower Group or is merged into or consolidated with any member of the Borrower Group, (ii) the income (or deficit) of any Person (other than a member of the Borrower Group) in which any member of the Borrower Group has an ownership interest, except to the extent that any such income is actually received by a member of the Borrower Group in the form of dividends or similar distributions, (iii) the income (or deficit) of any Unrestricted Subsidiary, in each case to the extent (with respect to positive income) that such income has not been distributed to a member of the Borrower Group organized in the United States whose principal place of business is in the United States, (iv) the income of any member of the Borrower Group to the extent that the declaration or payment of dividends or similar distributions by such member is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Legal Requirement applicable to such member.

“Consolidated Total Debt” means, as of any date, the aggregate principal amount of all Indebtedness of the members of the Borrower Group at such date, determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation,” as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power (i) to vote 50% or more of the securities having ordinary voting power for the election of directors (or Persons having equivalent management responsibilities) of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Control Agreement” means a securities account control agreement at any time entered into among the Administrative Agent (for the benefit of the Secured Parties), a securities intermediary and a member of the Borrower Group (in substantially the form of Exhibit E with such modifications as the Administrative Agent may reasonably request or consent to).

“DBSI” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“DBAG” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Defunct Subsidiary” has the meaning assigned to such term in Section 4.1.C.

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof, including the issuance of Equity Interests by any Person, and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollar Equivalent” means, on any particular date, with respect to any amount denominated in Canadian Dollars, the amount (as conclusively ascertained by the Administrative Agent absent manifest error) of Dollars which could be purchased by the Administrative Agent (in accordance with its normal banking practices) in the United States foreign currency exchange markets with such amount of such currency at the spot rate of exchange prevailing at or about 11:00 a.m. (New York time) on such date (or, if such foreign currency exchange markets are not open on such date, on the most recent previous day on which such markets were open).

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Effective Date” means the first date on or after the Closing Date on which the conditions set forth in Sections 3.1 and 3.2 have been satisfied or waived and any Loans are to be made or any Letter of Credit is to be issued.

“Eligible Assignee” means:

(i) a commercial bank organized under the laws of the United States or any state thereof;

(ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof;

(iii) a commercial bank organized under the laws of any other country or a political subdivision thereof, provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country;

(iv) any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds and lease financing companies;

(v) any entity in connection with a securitization of all or a portion of the amounts payable to or for the benefit of any Lender under the Loan Documents, provided that the rights of such entity under the Loan Documents are serviced or administered for such entity by the relevant Lender or another Eligible Assignee; and

(vi) any Lender and any Affiliate of any Lender and any Approved Fund;

provided that no member of the Borrower Group nor any Affiliate thereof shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is, or was at any time during the current calendar year or the six calendar years preceding the date of this Agreement maintained or contributed to by any member of the Borrower Group or any of their respective ERISA Affiliates.

“End Date” shall have the meaning assigned to such term in the definition of Applicable Margin.

“Environmental Claim” means any investigation, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all statutes, ordinances, orders, rules, regulations, judgments, Governmental Actions, or any other legally enforceable requirements of governmental authorities with appropriate jurisdiction relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any member of the Borrower Group or any site, location or operation of any member of the Borrower Group including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401

et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), each as amended or supplemented, any analogous state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

“Environmental Reports” has the meaning assigned to such term in Section 5.9.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§1000 et seq., amendments thereto, and successor statutes, and regulations or guidance promulgated thereunder.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any member of the Borrower Group shall continue to be considered an ERISA Affiliate of such member of the Borrower Group within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such member of the Borrower Group and with respect to liabilities arising after such period for which such member of the Borrower Group could be liable under the Code or ERISA.

“Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum appearing on Dow Jones Markets Page 3750 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on such Interest Rate Determination Date, at the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Rate Determination Date shall be the average rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits in amounts comparable to the outstanding principal amount of the Eurodollar Rate Loan with respect to which such Eurodollar Rate will be applicable during such Interest Period and for a maturity comparable to such Interest Period are offered by the principal office of Deutsche Bank AG located in London, England in immediately available funds in the London interbank market at approximately 11:00 a.m., London Time, on such Interest Rate Determination Date.

“Eurodollar Rate Loans” means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in Section 2.3.

“Event of Default” means each of the events or occurrences set forth in Article VII.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iii) any settlement in lieu of clause (ii) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excess Cash Flow” means, for any Fiscal Year, without duplication, (a) Consolidated EBITDA for such Fiscal Year less (b) the sum of (i) Consolidated Fixed Charges for such Fiscal Year plus (ii) any prepayments made in such Fiscal Year in respect of the prior Fiscal Year pursuant to Section 2.5.B(iii)(d) to the extent not included in Consolidated Fixed Charges.

“Excess Cash Flow Application Date” is defined in Section 2.5.B(iii)(d).

“Excluded Asset Sales” means (a) any lease, license or other transfer (but excluding sales) of the right to use a portion of any Colocation Facility to any customer or provider of fiber optic, satellite, wireline or other connectivity to a Colocation Facility in the ordinary course of business, (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with a Permitted Business, (c) Dispositions of property in the ordinary course of business in an amount not exceeding $2,000,000 in the aggregate for all such Dispositions after the Closing Date taken together, or (d) any transfer or assignment by Borrower or a Restricted Subsidiary which is a Guarantor to Borrower or any other Restricted Subsidiary which is a Guarantor.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight

Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letters” means the Structuring Fee Letter dated October 4, 2005, among the Borrower and DBSI, and the Engagement Letter dated October 4, 2005 between the Borrower, the Administrative Agent, and DBSI.

“First Lien Consolidated Leverage Ratio” means, as at the last day of any Fiscal Quarter, the ratio of (i) First Lien Consolidated Total Debt on such day to (ii) Consolidated EBITDA for the four preceding Fiscal Quarters.

“First Lien Consolidated Total Debt” means, as of any date, the aggregate principal amount of all Indebtedness of the members of the Borrower Group at such date arising under and in connection with this Agreement and the other Loan Documents, determined on a consolidated basis in accordance with GAAP.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien (other than Permitted Liens) to which such Collateral is subject.

“Fiscal Year” means the fiscal year of the applicable Person, which, for the members of the Borrower Group, begins on January 1 and ends on December 31 of each calendar year, and “Fiscal Quarter” means a corresponding fiscal quarter of such Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding and Payment Office” means (i) the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 or (ii) such other office of the Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by the Administrative Agent to the Borrower and each Lender.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles in the United States of America set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, in each case as the same are applicable to the circumstances as of the date of determination.

“Governmental Action” means all permits, authorizations, registrations, consents, approvals, legally enforceable determinations, decrees, waivers, certifications, environmental clearances, legally enforceable notices and licenses of any Governmental Instrumentality with appropriate jurisdiction.

“Governmental Instrumentality” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including any zoning authority, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Guarantor” means each Person that has executed a Guaranty Agreement.

“Guaranty Agreement” means each Guaranty Agreement executed and delivered by Parent or any member of the Borrower Group, other than the Borrower, in each case substantially in the form of Exhibit J hereto, except that the Canadian Subsidiaries shall not be required to execute a Guaranty Agreement, with such modifications as the Administrative Agent may reasonably request or consent to.

“Hazardous Materials” means (i) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “biohazardous waste,” “pollutant,” “toxic pollutant,” “contaminant,” “restricted hazardous waste,” “infectious waste,” “toxic substances,” or any other comparable term or expression intended to define or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited or regulated under Environmental Laws.

“Hazardous Materials Activity” means any activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect thereto.

“Included Taxes” has the meaning assigned to that term in Section 2.7.B.

“Indebtedness,” as applied to any Person means, without duplication,

(i) all indebtedness of such Person for borrowed money;

(ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days incurred in the ordinary course of such Person’s business);

(iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(iv) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

(v) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP;

(vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of guaranty, letter of credit or similar facilities;

(vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any cash payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock;

(viii) all obligations of such Person in respect of Interest Rate Agreements;

(ix) all Indebtedness of others referred to in clauses (i) through (viii) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (d) otherwise to assure a creditor against loss; and

(x) all Indebtedness referred to in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person.

All obligations under the Loan Documents shall constitute Indebtedness.

“Indemnified Liabilities” has the meaning assigned to that term in Section 9.3.

“Indemnitee” has the meaning assigned to that term in Section 9.3.

“Intellectual Property” means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of any member of the Borrower Group that are material to the condition (financial or otherwise), business or operations of any member of the Borrower Group.

“Intercreditor Agreement” means an Intercreditor Agreement executed and delivered on or before the Closing Date by Administrative Agent and the Second Lien Administrative Agent, and acknowledged by each member of the Borrower Group, substantially in the form of Exhibit Q hereto, together with any amendments or modifications thereto as the Administrative Agent may reasonably request or consent to.

“Interest Payment Date” means (i) with respect to any Base Rate Loan (regardless of whether such Base Rate Loan is a Revolving Loan or a Term Loan), each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan, provided that in the case of each Interest Period of longer than three months, “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” has the meaning assigned to that term in Section 2.3.B.

“Interest Rate Agreement” means any interest rate protection or hedge agreement, including any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, in each case, as entered into by a member of the Borrower Group in accordance with the terms hereof.

“Interest Rate Determination Date” means, with respect to any Interest Period, two Business Days prior to the first day of such Interest Period.

“Investment” means:

(i) any direct or indirect purchase or other acquisition (including through a lease) by a Person of, or of a beneficial interest in, any Securities of, or assets constituting an ongoing business from, any other Person,

(ii) any direct or indirect redemption, retirement, purchase or other acquisition for value by a Person from any other Person, of any equity Securities of any Subsidiary of such other Person, or

(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all accounts receivable in respect of which that other Person is the account debtor that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If any member of the Borrower Group Disposes of any Equity Interests of any Subsidiary thereof or enters into any merger, consolidation or amalgamation, such that, after giving effect to any such Disposition, merger, consolidation or amalgamation, such Person is no longer a Wholly-Owned Subsidiary of a member of the Borrower Group, such member of the Borrower Group which owns such Person shall be deemed to have made an Investment on the date of such Disposition, merger, consolidation or amalgamation equal to the fair market value of the Equity Interests of such Person owned by such member of the Borrower Group after giving effect to such Disposition, merger, consolidation or amalgamation.

“ISP98” has the meaning assigned to that term in Section 2.2.H.

“Issuing Bank” means DBAG, as the issuer of Letters of Credit hereunder for the account of the Borrower, or any other Lender, Affiliate of any Lender or other financial institution reasonably acceptable to the Administrative Agent and the Borrower which may at any time issue a Letter of Credit for the account of the Borrower under this Agreement. If there is more than one Issuing Bank, all references to the “Issuing Bank” shall be deemed to refer to each Issuing Bank or to all Issuing Banks, as the context requires.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Landlord Consent and Estoppel Agreement” means each Landlord Consent and Estoppel Agreement substantially in the form attached hereto as Exhibit N, with such modifications as the Lead Arrangers may reasonably request or consent to.

“Lead Arrangers” has the meaning assigned to that term in the Preamble hereto.

“Legal Requirements” means all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, authorizations, agreements and regulations of any Governmental Instrumentality having jurisdiction over the matter in question.

“Lender” and “Lenders” means the persons identified as “Lenders” and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to Section 9.1; provided that the term “Lenders,” when used in the context of a particular Commitment, shall mean the Lenders having that Commitment.

“Letter of Credit Fee” has the meaning assigned to that term in Section 2.4.A.

“Letter of Credit Obligations” means the sum of the aggregate undrawn amount of all Letters of Credit outstanding, plus the aggregate amount of all drawings under Letters of Credit for which the Borrower has not reimbursed the Issuing Bank.

“Letter of Credit” means any letter of credit issued under Section 2.3 (including without limitation letters of credit, if any, issued pursuant to the Original Credit Agreement) and all amendments, renewals, extensions and replacements thereof.

“Letter of Credit Date” means the date of the issuance of any Letter of Credit.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC).

“Loan/Letter of Credit Certificate” means a certificate substantially in the form of Exhibit F hereto delivered by the Borrower to the Administrative Agent pursuant to Section 2.1 or Section 2.2 with respect to a proposed Loan or Letter of Credit.

“Loan/Letter of Credit Request” means a notice substantially in the form of Exhibit G hereto delivered by the Borrower to the Administrative Agent pursuant to Section 2.1.B or Section 2.2.B with respect to a proposed Loan or Letter of Credit.

“Loan Date” means, with respect to any Loan, the date of the making of such Loan.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the LOC Documents, the Fee Letters, the Intercreditor Agreement, the Borrower Group Release and all other agreements, certificates, instruments or documents delivered by a Loan Party pursuant to any of the Loan Documents.

“Loan Exposure” means, with respect to any Lender as of any date of determination (i) prior to the termination of the Commitments, that Lender’s Commitments (including all drawn and undrawn portions thereof) and (ii) after the termination of the Commitments, the aggregate outstanding principal amount of the Loans of that Lender.

“Loan Party” means each member of the Borrower Group and any Affiliate of any member of the Borrower Group (other than the Defunct Subsidiaries) which may in each case hereafter become a party to any Loan Document, and “Loan Parties” means all such Persons, collectively.

“Loans” means the Term Loans and the Revolving Loans made by the Lenders pursuant to Section 2.1.A.

“LOC Committed Amount” has the meaning assigned to that term in Section 2.2.A.

“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

“LOC Facing Fee” is defined in Section 2.4.

“Majority Term Loan A Lenders” means Term Loan A Lenders having or holding a majority of the sum of the aggregate Term Loan A Loans and Term Loan A Commitments of all of the Term Loan A Lenders.

“Margin Stock” has the meaning assigned to that term in Regulations T, U and X of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Master Assignment and Acceptance Agreement” means the Master Assignment and Acceptance Agreement pursuant to which the lenders under the Original Credit Agreement shall have assigned to the Lenders hereunder all of the Pre-Effective Date Indebtedness and all of their commitments to make loans under the Original Credit Agreement.

“Material Adverse Effect” means (i) a material adverse effect on the business, assets, revenues, operations, results of operations, prospects or condition (financial or otherwise) of the Borrower Group taken as a whole, (ii) a material adverse effect on the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, or (iii) a material adverse effect on the validity or enforceability of the Loan Documents, the Liens granted under the Loan Documents or the Lenders’ or any Agent’s rights and remedies under the Loan Documents.

“Material Contract” means any contract, lease or other agreement or arrangement to which any Loan Party is a party (other than the Loan Documents) (a) involving aggregate consideration payable to or by any Loan Party in excess of the greater of (i) $3,000,000 and (ii) the lesser of (A) an amount equal to 10% of the product of (x) Consolidated EBITDA for the four most recent fiscal quarters for which an income statement has been delivered hereunder prior to the date that the determination is being made hereunder, multiplied by (y) two (2), and (B) $5,000,000, or (b) which is otherwise material to the business, assets, operations, results of operations or condition (financial or otherwise) of the Borrower Group, taken as a whole, including without limitation the Specified Material Contracts, or (c) that is a Colocation Lease.

“Material Subsidiaries” means the direct and indirect Subsidiaries of the Parent other than Switch & Data AZ One LLC, Switch and Data Communications LLC, Switch & Data FL Four LLC, Switch and Data IL Four LLC, Switch and Data IL Five LLC, Switch & Data LA One LLC, Switch & Data MO One LLC, Switch & Data TN Two LLC, and Telx Acquisition, Inc.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which any Loan Party or any ERISA Affiliate has contributed during the current calendar year or the six calendar years preceding the date of this Agreement or with respect to which any Loan Party may incur any liability.

“Net Asset Sale Proceeds” means the aggregate cash proceeds received by any member of the Borrower Group in respect of any Asset Sale, net of:

(i) the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees and expenses, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finders’ or brokers’ commissions);

(ii) any relocation expenses incurred as a result thereof;

(iii) taxes paid or payable as a result thereof (including any such taxes paid or payable by an owner of any member of the Borrower Group) (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(iv) amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien which is prior to the Lien under the Collateral Documents on the asset or assets that are the subject of such Asset Sale;

(v) all distributions and other payments required to be made to minority interest holders in a Subsidiary or Joint Venture as a result of the Asset Sale; and

(vi) any reserve for adjustment in respect of the sale price of such asset or assets or any liabilities associated with the asset disposed of in such Asset Sale.

“Net Proceeds” has the meaning assigned to that term in Section 2.5.B(iii)(a).

“Net Proceeds Amount” is defined in Section 2.5.B(iv).

“Net Revenue” means, for any period, all revenue received by the members of the Borrower Group in respect of any Colocation Facility, that would, in conformity with GAAP, be included on the consolidated income statement of the Borrower Group as revenue at such date.

“Non-Recourse Indebtedness” means Indebtedness:

(i) as to which no member of the Borrower Group (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable as a guarantor or otherwise, or (C) is the lender;

(ii) which, if in default, would not permit (upon notice, lapse of time or both) any holder of any other Indebtedness of any member of the Borrower Group to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity (including the right of such holders to take enforcement action against an Unrestricted Subsidiary); and

(iii) as to which the lenders thereof have been notified in writing that they will not have any recourse to the Equity Interests or assets (other than the Equity Interests of any Person other than a member of the Borrower Group) of any member of the Borrower Group, provided that the inclusion of any of the Specified Exceptions to Non-Recourse Provisions in the documents evidencing such Indebtedness will not, solely be virtue thereof, prevent such Indebtedness from constituting Non-Recourse Indebtedness unless and until the conditions of any of such Specified Exceptions to Non-Recourse Provisions that are included in the documents evidencing such Indebtedness are satisfied and the holder of such Indebtedness obtains, by virtue thereof, the right to take action against the Equity Interests or assets of a member of the Borrower Group.

“Non-US Lender” has the meaning assigned to that term in Section 2.7.B(iii).

“Notes” means the Revolving Loan Notes and the Term Loan Notes.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit H hereto delivered to the Administrative Agent pursuant to Section 2.3.D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

“Obligations” means the collective reference to the Letter of Credit Obligations (including cash collateral for outstanding Letters of Credit as provided herein in an amount equal to 105% of such Letter of Credit Obligations) and the unpaid principal of, and the accrued and unpaid interest on, the Loans and all other obligations and liabilities of any Loan Party to each Agent, the Lenders and the Issuing Bank (including each Loan Party’s liability for all interest that accrues after the maturity of the Loans and all interest that accrues after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Interest Rate Agreement entered into by the Borrower with any Lender or Affiliate thereof pursuant to this Agreement or any other document made, delivered or given in connection with this Agreement, any other Loan Document or any such Interest Rate Agreement, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to each Agent, the Lenders and the Issuing Bank that are required to be paid by the Borrower pursuant to the terms of any such agreement), and all other obligations and liabilities of any or all of the Loan Parties to each Agent, the Issuing Bank and/or any Lender under this Agreement, or any other Loan Document.

“Officer’s Certificate” means a certificate executed on behalf of a Person by a Responsible Officer thereof (in his capacity as such officer); provided that every Officer’s Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the Responsible Officer making or giving such Officer’s Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of such Responsible Officer, he is reasonably familiar with the assets, liabilities, operations and affairs of the Borrower Group and, accordingly, is able to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the Responsible Officer, such condition has been complied with in all material respects.

“Operating Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

“Original Credit Agreement” has the meaning assigned to that term in the Preamble hereto.

“Other Taxes” has the meaning assigned to that term in Section 2.7.B.

“Parent” means Switch & Data Facilities Company, Inc.

“Patriot Act” has the meaning assigned to that term in Section 9.26.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

“Permitted Business” means the designing, constructing, acquiring, owning, operating and leasing of the Colocation Facilities to telecommunications carriers, Internet service providers, content providers, data service providers and others and the provision of services in connection therewith, including, but not limited to, connectivity to public and private network services, security and monitoring services, data recovery services, colocation services, hosting services, voice-over IP services, video services, and content aggregation, together with any activity reasonably related to or ancillary to the foregoing and the making of any rent payments under a Colocation Lease.

“Permitted Investments” means Investments which are:

(i) Cash or Cash Equivalents;

(ii) accounts receivable created, acquired or made by any Loan Party in the ordinary course of business;

(iii) Investments consisting of Equity Interests, obligations, securities or other property received by any Loan Party in settlement of accounts receivable or in satisfaction of judgments (each created in the ordinary course of business) from obligors in the ordinary course of business or received pursuant to bankruptcy or insolvency proceedings of the account debtor;

(iv) Investments existing as of the Closing Date and set forth in Schedule 1.1.D;

(v) subject to Section 6.18, Investments in Property to be used as a Colocation Facility or useful in connection with the conduct of a Permitted Business (to the extent constituting an ongoing business) or, so long as no Event of Default has occurred and is continuing, in a Person that is (or upon the consummation of any such Investment will become) a Wholly-Owned Restricted Subsidiary of the Borrower or of a Restricted Subsidiary of the Borrower and whose assets principally consist of Property to be used as a Colocation Facility or useful in connection with the conduct of a Permitted Business, provided that no Investment in the Canadian Subsidiaries may be made under this clause (v);

(vi) to the extent permitted under Section 6.7, Investments consisting of non-cash consideration received by any Loan Party in any Asset Sales;

(vii) subject to Section 6.18, Investments made by any member of the Borrower Group in any other member of the Borrower Group other than the Canadian Subsidiaries;

(viii) the Canadian Subsidiary Contribution, provided that, the Canadian Subsidiary Contribution shall only be a Permitted Investment if (a) at least two-thirds of such Investment is made in the form of a loan which is evidenced by a promissory note from the Canadian Subsidiary to which loan is made, which note shall be in form and substance acceptable to the Administrative Agent (as amended from time to time with the written consent of the Administrative Agent, the “2005 Canadian Investment Note”), and (b) the Person that makes such Investment and receives such Canadian Investment Note shall pledge and deliver such Canadian Investment Note to the Administrative Agent on the date that the Canadian Subsidiary Contribution is made, pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent, as additional Collateral for the Obligations, and

(ix) the Investment evidenced by the Canadian Revolving Note.

“Permitted Liens” means the following types of Liens, excluding (a) any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA, (b) any such Lien relating to or imposed in connection with any Environmental Claim, and (c) any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents:

(i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.5;

(ii) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.5;

(iii) Liens of sellers of goods to any Loan Party arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only goods sold and securing only the unpaid purchase price for such goods and related expenses;

(iv) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as (1) if any such Liens under this clause (iv) secure amounts in excess of $500,000 in the aggregate, the applicable members of the Borrower Group maintain cash reserves sufficient to discharge all such Liens, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

(v) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security (exclusive of obligations for the payment of borrowed money), incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as (1) the applicable member of the Borrower Group maintains cash reserves sufficient to discharge any such Lien, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

(vi) real property leases, subleases or other occupancy agreements granted to third parties not in violation of any provision of any Loan Document, provided that each such lease, sublease or other occupancy agreement does not adversely interfere in any material respect with the ordinary conduct of the business of the Borrower Group;

(vii) easements, rights-of-way, restrictions, encroachments and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of any member of the Borrower Group or result in a material diminution in the value of any Collateral as security for the Obligations;

(viii) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(ix) Liens granted pursuant to the Collateral Documents;

(x) without limiting any of the Borrower’s obligations under Section 5.12, Section 5.16 and Section 6.13, landlords’ Liens with respect to leases entered into by a member of the Borrower Group; provided that the exercise of any such Lien would not materially adversely affect the Borrower Groups’ or the Lenders’ rights in the Collateral subject to such Lien;

(xi) Liens existing as of the Closing Date and set forth on Schedule 1.1.E, provided that no such Lien shall at any time be extended to or cover any asset or property other than the asset or property subject thereto on the Closing Date;

(xii) Liens securing any Indebtedness renewing, refinancing or extending Indebtedness secured by Liens permitted pursuant to clause (xi) above on terms and conditions no less favorable to the applicable Loan Party, provided that no such Lien shall at any time be extended to or cover any asset or property other than the asset or property subject to such prior Lien on the Closing Date;

(xiii) Liens securing any Indebtedness permitted under Section 6.1(iv), Section 6.1(v), Section 6.1(vi) or Section 6.1(xi);

(xiv) other Liens securing Indebtedness in an aggregate amount not to exceed $1,500,000 at any time outstanding, so long as such Liens are secured by property with a fair market value not in excess of $2,000,000; and

(xv) financing statements filed to give notice of an operating lease of personal property which financing statements do not list any collateral except for the operating lease and the property that is the subject of the operating lease;

provided in each case that such Liens do not secure Indebtedness for borrowed money (other than Indebtedness of the nature described in clauses (iv), (v), (vi) and (xi) of Section 6.1).

“Permitted Purpose” has the meaning assigned to that term in Section 5.13.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Instrumentalities.

“Pledge Agreements” means each Pledge Agreement executed and delivered on or before the Closing Date and each pledge agreement, pledge, charge or similar instrument to be executed and delivered by a Loan Party substantially in the form of Exhibit K, with such modifications as the Administrative Agent may reasonably request or consent to.

“Potential Event of Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Pre-Effective Date Indebtedness” has the meaning assigned to such term in the Preamble hereto.

“Prime Rate” means the rate that DBAG announces from time to time as its Dollar prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBAG or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Prior Amendment Date” means March 4, 2004.

“Pro Forma Basis” means, with respect to the calculation of financial covenants on a pro forma basis in connection with a proposed acquisition, the calculation of the financial covenants set forth in Section 6.6 hereof (including the Person or assets to be acquired as well as the Borrower Group) with reference to (i) the audited historical financial results of such Person to be acquired for the Test Period, if available, and if not so available, then with reference to such management certified financial results of such Person for the Test Period as shall be reasonably acceptable to the Administrative Agent (or, if an acquisition of assets, the financial results attributable to such assets) and the financial statements of the Borrower Group and its Subsidiaries for the Test Period ending immediately prior to the date of such acquisition, after giving effect on a pro forma basis to such acquisition in the manner described below:

(i) all Indebtedness (whether under this Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such acquisition which was or will have been repaid in connection with the consummation of the acquisition shall be deemed to have been repaid concurrently with the deemed incurrence of the Indebtedness incurred in connection with the acquisition;

(ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the arithmetic mean of (x) the LIBOR Rate for LIBOR Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and (y) the LIBOR Rate for LIBOR Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (b) the Applicable Margin then in effect (after giving effect to the acquisition on a Pro Forma Basis); and

(iii) reasonable specified cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such acquisition as may be approved by the Administrative Agent in writing shall be deemed to have been realized on the first day of the Test Period.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loans of any Lender with respect to any Class of Term Loans, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender with respect to such Class by (b) the aggregate Term Loan

Exposure of all the Lenders with respect to such Class, and (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans or the obligations or unreimbursed drawings with respect to a Letter of Credit of any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all the Lenders. The initial Pro Rata Share of each Lender with respect to each Class of Loans is set forth opposite the name of such Lender in Schedule 2.1 hereto.

“Proceedings” has the meaning assigned to that term in Section 5.1.

“Projections” means the financial projections regarding the Borrower Group prepared by the management of the Parent, which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether intangible or tangible.

“Redemption” means the redemption of all of the issued and outstanding Series D Redeemable Preferred Stock of the Parent in an aggregate redemption price of up to $44,250,000 and made pursuant to the Certificate of Designations, Preferences and Rights of Series D Redeemable Preferred Stock of Switch & Data Facilities Company, Inc., dated as of March 14, 2003, on the Effective Date.

“Register” has the meaning assigned to that term in Section 2.1.D(i).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reinvestment Notice” means a written notice executed by a Responsible Officer of the Borrower stating that no Potential Event of Default or Event of Default has occurred and is continuing and that the Borrower or any other member of the Borrower Group intends and expects to use all or a specified portion of any Casualty Proceeds to acquire assets useful in a Permitted Business or to rebuild or restore assets used in a Permitted Business.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, or leaching of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the migration of any Hazardous Materials through the air, soil, surface water or groundwater.

“Required Lenders” means the Lenders having or holding a majority of the sum of the aggregate Loans, outstanding Letters of Credit and Unused Revolving Loan Commitments of all the Lenders.

“Responsible Officer” means, with respect to any matter and with respect to any Person, the Chairman, the Chief Executive Officer, the Chief Financial Officer, the

President, any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Assistant Secretary, Manager or General Partner of such Person or if such Person has no appointed officers, any authorized representative of such Person.

“Restricted Cash” means security deposits of customers of any member of the Borrower Group.

“Restricted Payment” means:

(i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any member of the Borrower Group now or hereafter outstanding (except a dividend or distribution payable solely in shares of that class of stock to the holders of that class (or the accretion of such dividends or distribution)) or any payment of a management fee or similar fee by a member of the Borrower Group to a beneficial holder of any Equity Interest in any member of the Borrower Group or to any Affiliate of any such beneficial holder or any employee, officer, director or manager of any such holder or Affiliate, except for payments that are permitted by clause (iii) of Section 6.10 hereof;

(ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any member of the Borrower Group now or hereafter outstanding;

(iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any member of the Borrower Group now or hereafter outstanding;

(iv) any payment or prepayment of principal of, premium, if any, or cash interest on, or redemption, purchase, retirement, defeasance (including covenant or legal defeasance), sinking fund or similar payment with respect to Indebtedness of any member of the Borrower Group and which is subordinated in right of payment of the Obligations; and

(v) any Investment that is not a Permitted Investment.

“Restricted Subsidiary” means each Subsidiary of the Parent and of its direct or indirect Subsidiaries that is not an Unrestricted Subsidiary which is listed as an Unrestricted Subsidiary on Schedule 4.1.C as in effect on the Closing Date.

“Revolving Loan Availability Period” means the period from and including the Closing Date to and including the earlier to occur of (i) the date which is five (5) Business Days prior to the Revolving Loan Maturity Date and (ii) the date on which all of the Revolving Loan Commitments terminate or expire pursuant to Section 2.5 or Section 7.16.

“Revolving Loan Commitment” means the commitment of a Revolving Loan Lender to make a Revolving Loan to the Borrower pursuant to Section 2.1.A and/or to participate in any Letter of Credit pursuant to Section 2.2.C, up to the amount set forth on

Schedule 2.1 as the Revolving Loan Commitment of such Revolving Loan Lender (or as set forth in the Register pursuant to any assignment of any such Revolving Loan Commitment in accordance with the terms hereof), and “Revolving Loan Commitments” means all such commitments of the Revolving Loan Lenders in the aggregate.

“Revolving Loan Exposure” means, with respect to any Revolving Lender as of any date of determination, (i) prior to the termination of the Revolving Loan Commitments, that Lender’s Revolving Loan Commitment (including all drawn and undrawn portions thereof) and (ii) after the termination of the Revolving Loan Commitments, the aggregate outstanding principal amount of the Revolving Loans of that Lender and such Lender’s Pro Rata Share of the Letter of Credit Obligations.

“Revolving Loan Lenders” means any Lender who has a Revolving Loan Commitment.

“Revolving Loans” is defined in Section 2.1.A.

“Revolving Loan Maturity Date” means October 13, 2010.

“Revolving Loan Notes” means (i) the promissory notes of the Borrower issued pursuant to Section 2.1.E on the Closing Date in respect of its Revolving Loans and (ii) any promissory note issued by the Borrower pursuant to Section 9.1.B in connection with assignments of the Revolving Loan Commitments or Revolving Loans of any of the Lenders, in each case substantially in the form of Exhibit M-3 hereto.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Companies, Inc.

“Second Lien Administrative Agent” means DBAG in its capacity as “Administrative Agent” under the Second Lien Credit Agreement or any successor “Administrative Agent” appointed thereunder pursuant to the terms thereof.

“Second Lien Collateral Documents” means the “Collateral Documents” under and as defined in the Second Lien Credit Agreement as in effect on the date hereof.

“Second Lien Credit Agreement” means that certain Credit Agreement, dated as of October 13, 2005, together with all Exhibits and Schedules attached thereto, among the Borrower, the financial institutions party thereto from time to time and the Second Lien Administrative Agent, as in effect on the date hereof.

“Secured Parties” means the Administrative Agent, the Lead Arrangers, the Lenders, the Issuing Bank and any Lender or Affiliate of a Lender party to an Interest Rate Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreements” means each Security Agreement executed and delivered on or before the Closing Date and each security agreement, pledge, charge or similar instrument to be executed and delivered by any member of the Borrower Group substantially in the form of Exhibit L with such modifications as the Administrative Agent may reasonably request or consent to, provided that the Canadian Subsidiaries shall not be required to execute a Security Agreement.

“Series C Preferred Share Payments” means the payment of (i) all accrued and unpaid dividends on the Series C Redeemable Preferred Stock of the Parent and (ii) the “Series C Interim Preference Amount” (as defined in the First Amended and Restated Certificate of Designations, Preferences and Rights, dated as of March 14, 2003 of such Series C Redeemable Preferred Stock, made on the Effective Date in an aggregate amount for both clause (i) and clause (ii) above not to exceed $16,000,000.

“Solvency Certificate” means a certificate substantially in the form of Exhibit I hereto delivered by each of the Material Subsidiaries and the Parent to the Administrative Agent pursuant to Section 3.1.R.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property or assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the property or assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person, as a going concern, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Exceptions to Non-Recourse Provisions” shall mean provisions effectively setting forth one or more of the following events in relation to Indebtedness which, but for the occurrence of one or more of the following, would be Non-Recourse Indebtedness:

(i) the collateral is sold or otherwise disposed of or the title thereto is encumbered, otherwise than as permitted by the mortgage granting such collateral;

(ii) fraud by the borrower in connection with the applicable Indebtedness;

(iii) misapplication of (A) proceeds paid under any insurance policies by reason of damage, loss or destruction affecting any portion of the collateral for the Indebtedness (to the extent of such proceeds), (B) any proceeds or awards resulting from the condemnation of all or any part of such collateral (to the extent of such proceeds or awards), or (C) rents received with respect to the collateral; or

(iv) damage or destruction to the collateral due to willful acts or gross negligence of the Maker;

“Specified Material Contracts” means the contracts and agreements listed on Schedule 4.9.B.

“Start Date” shall have the meaning assigned to such term in the definition of Applicable Margin.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted Eurodollar Rate for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person, (i) any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership or limited liability company of which more than 50% of such entities’ capital accounts, distribution rights, general or limited partnership interests or membership interests are owned or controlled directly or indirectly by such Person or one of more other Subsidiaries of that Person or a combination thereof.

“Supermajority Lenders” means the Lenders having or holding at least 66 2/3% of the sum of the aggregate Loans, outstanding Letters of Credit and Unused Revolving Loan Commitments of all of the Lenders.

“Supplemental Agent” has the meaning assigned to such term in Section 8.1.B.

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties and additions in connection therewith; provided that “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

“Term Loan A” is defined in Section 2.1.A(i).

“Term Loan A Commitment” means the commitment of a Term Loan A Lender to make a Term Loan A to the Borrower pursuant to Section 2.1.A(i), up to the amount set forth on Schedule 2.1 as the Term Loan A Commitment of such Term Loan A Lender (or as set forth in the Register pursuant to any assignment of any such Term Loan A Commitment in accordance with the terms hereof) and “Term Loan A Commitments” means all such commitments of the Term Loan A Lenders in the aggregate.

“Term Loan A Lender” means the persons identified as “Term Loan A Lenders” and listed on the signature pages of this Agreement and Schedule 2.1, together with their successors and permitted assigns pursuant to Section 9.1.

“Term Loan A Maturity Date” means October 13, 2010.

“Term Loan A Notes” means (i) the promissory notes of the Borrower issued pursuant to Section 2.1.E on the Closing Date in respect of Term Loan A and (ii) any promissory note issued by the Borrower pursuant to Section 9.1.B in connection with assignments of Term Loan A of any of the Term Loan Lenders, in each case substantially in the form of Exhibit M-1 hereto.

“Term Loan B” is defined in Section 2.1.A(ii).

“Term Loan B Commitment” means the commitment of a Term Loan B Lender to make a Term Loan B to the Borrower pursuant to Section 2.1.A(ii), up to the amount set forth on Schedule 2.1 as the Term Loan B Commitment of such Term Loan B Lender (or as set forth in the Register pursuant to any assignment of any such Term Loan B

Commitment in accordance with the terms hereof) and “Term Loan B Commitments” means all such commitments of the Term Loan B Lenders in the aggregate.

“Term Loan B Lender” means the persons identified as “Term Loan B Lenders” and listed on the signature pages of this Agreement and Schedule 2.1, together with their successors and permitted assigns pursuant to Section 9.1.

“Term Loan B Maturity Date” means October 13, 2011.

“Term Loan B Notes” means (i) the promissory notes of the Borrower issued pursuant to Section 2.1.E on the Closing Date in respect of Term Loan B and (ii) any promissory note issued by the Borrower pursuant to Section 9.1.B in connection with assignments of the Term Loan B of any of the Term Loan Lenders, in each case substantially in the form of Exhibit M-2 hereto.

“Term Loan Commitments” means the Term Loan A Commitments and the Term Loan B Commitments.

“Term Loan Exposure” means, with respect to any Term Lender as of any date of determination with respect to any Class of Term Loans, (i) prior to the termination of the Term Loan Commitments, that Lender’s Term Loan Commitment (including all drawn and undrawn portions thereof) with respect to such Class of Term Loans, and (ii) after the termination of the Term Loan Commitments, the aggregate outstanding principal amount of the Term Loans of that Lender with respect to such Class of Term Loans.

“Term Loan Lenders” means Term Loan A Lenders and Term Loan B Lenders.

“Term Loan Notes” means Term Loan A Notes and Term Loan B Notes.

“Term Loans” means Term Loan A and Term Loan B.

“Test Period” means, in connection with the calculation of any financial covenant on a Pro Forma Basis, the period of all fiscal quarters (and any portion of a fiscal quarter) prior to the date of such acquisition that are included in the calculation of such financial covenant (or any component thereof).

“Total Utilization of Revolving Loan Commitments” means, as at any date of determination, the aggregate principal amount of all outstanding Revolving Loans and the maximum amount available to be drawn under all Letters of Credit.

“Transaction Costs” means the fees, costs and expenses payable by any member of the Borrower Group on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UCP” has the meaning assigned to that term in Section 2.2.I.

“Unadjusted Eurodollar Rate Component” has the meaning assigned to that term in Section 5.15.

“Unrestricted Subsidiary” means each Subsidiary described as an Unrestricted Subsidiary on Schedule 4.1.C as in effect on the Closing Date.

“Unused Revolving Loan Commitments” means, for any period, the average of the daily excess of the Revolving Loan Commitments in effect during such period over the average daily aggregate principal amount of Revolving Loans and the maximum amount available to be drawn under all Letters of Credit outstanding during such period.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.2. Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Without limiting the foregoing, financial statements and other information required to be delivered to the Lenders pursuant to Section 3.1 and Section 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in Section 5.1.

Section 1.3. Other Definitional Provisions and Rules of Construction.

A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

B. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

C. Any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

D. The use in any of the Loan Documents of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any provision stating that an Agent or Lender “may” take certain action shall be construed to mean that Agent or Lender may, but shall not be obligated to, take such action.

E. References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

F. References to “Articles” shall be to Articles of this Agreement unless otherwise specifically provided.

G. The use in this Agreement of the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

H. The use in this Agreement of the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

I. This Agreement, the other Loan Documents and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the party who drafted the various provisions of the same. Each and every provision of this Agreement, the other Loan Documents and instruments and documents entered into and delivered in connection therewith shall be construed as though the parties participated equally in the drafting of the same. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement, or the other Loan Documents and instruments and documents entered into and delivered in connection therewith.

J. All of the Obligations are the joint and several obligations of the Borrower and the Guarantors, regardless of whether any provision hereof with respect to any such Obligation expressly states that such Obligation is a joint and several obligation.

K. With respect to any covenant herein by the Borrower not to permit another member of the Borrower Group to take certain action or which requires the Borrower to cause another member of the Borrower Group to take certain action, it will be a breach of such covenant if any member of the Borrower Group fails to take such action, regardless of whether the Borrower had the right, authority or power to permit or cause such other member of the Borrower Group to take or not take such action.

ARTICLE II.

AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

Section 2.1. Commitments; Making of Loans; the Register; Notes.

A. Commitments.

(i) Term Loan A. Subject to the terms and conditions hereof (including without limitation the conditions in Section 3.2) and in reliance upon the representations and warranties set forth herein, each Term Loan A Lender severally agrees to make a Term Loan A on the Effective Date to the Borrower in an aggregate amount not to exceed the lesser of (a) its Pro Rata Share of the Term Loan A Commitments and (b) its Term Loan A Commitment. Concurrently with the funding of the Term Loan A, all Term Loan A Commitments shall terminate and no advances of Term Loan A will be available to the Borrower after the Effective Date. Proceeds of the Term Loan A borrowed under this Section 2.1.A(i) and subsequently repaid or prepaid may not be reborrowed.

(ii) Term Loan B. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Pre-Effective Date Indebtedness shall be converted into a portion of Term Loan B, without constituting a novation. Each Term Loan B Lender severally agrees to advance (or, if applicable, to permit to be outstanding hereunder) the balance of its Term Loan B Commitment to the Borrower on the Effective Date in an aggregate amount not exceeding (in the aggregate including its portion of the Pre-Effective Date Indebtedness) the lesser of (a) its Pro Rata Share of the Term Loan B Commitments and (b) its Term Loan B Commitment. Concurrently with the funding of the Term Loan B, all Term Loan B Commitments shall terminate and no advances of Term Loan B will be available to the Borrower after the Effective Date. Proceeds of the Term Loan B borrowed under this Section 2.1.A(ii) and subsequently repaid or prepaid may not be reborrowed.

(iii) Revolving Loans. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Revolving Loan Lender severally agrees to make revolving loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Loan Availability Period in an aggregate amount not exceeding the lesser of (a) its Pro Rata Share of the Revolving Loan Commitments and (b) its Revolving Loan Commitment. The amount of each Revolving Loan Lender’s Revolving Loan Commitment as of the Closing Date is set forth opposite its name on Schedule 2.1 hereto and the aggregate amount of the Revolving Loan Commitments as of the Closing Date is as set forth on Schedule 2.1; provided that the Revolving Loan Commitments of the applicable Revolving Loan Lenders shall be adjusted to give effect to any assignments of such Revolving Loan Lender’s Revolving Loan Commitments pursuant to Section 9.1; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to Section 2.5. Each Revolving Loan Lender’s Revolving Loan Commitments shall expire immediately and without further action at the expiration of the Revolving Loan Availability Period and no Revolving Loans shall be made after such date. Revolving Loans borrowed under this Section 2.1.A(iii) and subsequently repaid or prepaid may be reborrowed during the Revolving Loan Availability Period; provided, however, that the aggregate principal amount of the Revolving Loans outstanding at any time, when added to the aggregate amount of the Letter of Credit Obligations, may not exceed the aggregate amount of the Revolving Loan Commitments.

B. Borrowing Mechanics. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each

Lender hereby severally agrees to make the Loans described in Section 2.1.A, if, and only if, the borrowing mechanics set forth as follows are satisfied:

(i) Base Rate Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount and Eurodollar Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

(ii) Whenever the Borrower desires that the Lenders make Loans, the Borrower shall deliver to the Administrative Agent a Loan/Letter of Credit Request no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Loan Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Loan Date (in the case of a Base Rate Loan).

(iii) Each Loan/Letter of Credit Request shall (a) specify (1) the aggregate amount and Class of the requested Loan, (2) the proposed Loan Date (which may occur only on a Business Day), (3) whether such Loan shall be a Base Rate Loan or a Eurodollar Rate Loan, (4) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor, which shall be a period contemplated by the definition of the term “Interest Period,” and (5) the intended use of proceeds of such Loan, and (b) be accompanied by an accurate and complete Loan/Letter of Credit Certificate.

(iv) The Borrower shall notify the Administrative Agent prior to the making of any Loan in the event that any of the matters to which the Borrower is required to certify in the applicable Loan/Letter of Credit Request or Loan/Letter of Credit Certificate, as applicable, is no longer accurate and complete as of the applicable Loan Date, and the acceptance by the Borrower of the proceeds of any Loan shall constitute a re-certification by the Borrower, as of the applicable Loan Date, as to the matters to which the Borrower is required to certify in the applicable Loan/Letter of Credit Request and Loan/Letter of Credit Certificate (it being understood that, if a Loan is made during the continuance of an Event of Default, the making of such Loan shall not constitute a waiver of such Event of Default).

(v) Notwithstanding the foregoing in this Section 2.1.B, Loans made on the Effective Date may be either Base Rate Loans or Eurodollar Rate Loans; provided, however, any Loans that are Eurodollar Rate Loans shall have an initial Interest Period of one month.

Except as otherwise provided in Section 2.6.B and Section 2.6.C, a Loan/Letter of Credit Request for a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and a Loan/Letter of Credit Request for a Base Rate Loan shall be irrevocable on and after the delivery of such Loan/Letter of Credit Request to the Administrative Agent and, in each case, the Borrower shall be bound to make a borrowing in accordance therewith.

C. Disbursement of Funds. All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder. Promptly after receipt by the Administrative Agent of a Loan/Letter of Credit Request pursuant to Section 2.1.B, the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to the Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Loan Date, in immediately available funds in Dollars, at the Funding and Payment Office. The Administrative Agent shall disburse the proceeds of each Loan, all in accordance with and as more particularly described in the Loan/Letter of Credit Request.

Unless the Administrative Agent shall have been notified by any Lender on or prior to the Loan Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s share of such Loan requested on such Loan Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Loan Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Loan Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Loan Date until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate for the first three Business Days and thereafter at the rate payable under this Agreement for Base Rate Loans of the applicable Class of Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s share of the Loan included in such Loan. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Loan Date until the date such amount is paid to the Administrative Agent, at the rate payable under this Agreement for Base Rate Loans of the applicable Class of Loans. Nothing in this Section 2.1.C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

D. The Register.

(i) The Administrative Agent shall maintain, at its address referred to in Section 9.8, a register for the recordation of the names and addresses of the Lenders and the Commitments and Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by any Loan Party or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(ii) The Administrative Agent shall record in the Register (a) the Term Loan A Commitment, the Term Loan B Commitment, the Revolving Loan Commitment and

the Loans from time to time of each Lender, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) each repayment or prepayment in respect of the principal amount of the Loans of each Lender, (d) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, and (e) the date of issuance, face amount and expiry date of each Letter of Credit and the Issuing Bank with respect thereto. Any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or the Obligations in respect of any applicable Loans.

(iii) Each Lender shall record on its internal records (including any Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Obligations in respect of any applicable Loans or otherwise; and provided, further that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(iv) The Administrative Agent and the Lenders shall deem and treat the Persons listed as the Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loans shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided in Section 9.1. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

E. Notes. The Borrower shall execute and deliver on the Closing Date and on the date of any assignment or transfer of any Loan or Commitment to each Lender who so requests (or to the Administrative Agent on behalf of that Lender) (i) a Term Loan A Note substantially in the form of Exhibit M-1 hereto and a Term Loan B Note substantially in the form of Exhibit M-2 hereto to evidence that Lender’s Term Loans, in the principal amount of the sum of that Lender’s Term Loan A Commitment and Term Loan B Commitment, respectively, and with other appropriate insertions and/or (ii) a Revolving Note, substantially in the form of Exhibit M-3 hereto to evidence that Lender’s Revolving Loans, in the principal amount of that Lender’s Revolving Loan Commitment and with other appropriate insertions, as applicable.

The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent as provided in Section 9.1. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

Section 2.2. Letters of Credit.

A. Issuance of Letters of Credit. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Issuing Bank agrees to issue, and each Revolving Loan Lender severally agrees to participate in the issuance by the Issuing Bank of, standby Letters of Credit in Dollars from time to during the Revolving Loan Availability Period as the Borrower may request, in a form mutually acceptable to the Issuing Bank and the Borrower; provided, however, that (i) the outstanding Letter of Credit Obligations (including those outstanding immediately prior to the Closing Date) shall not at any time exceed $1,000,000 (the “LOC Committed Amount”) and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus Letter of Credit Obligations shall not at any time exceed the aggregate amount of the Revolving Loan Commitments. No Letter of Credit shall (a) have an original expiry date more than one year from the date of issuance (provided that any such Letter of Credit may contain customary “evergreen” provisions pursuant to which the expiry date is automatically extended by a specific time period unless the Issuing Bank gives notice of expiration or termination to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) or (b) as originally issued or as extended, have an expiry date extending beyond the Revolving Loan Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day. Each Letter of Credit which remains outstanding under the Original Credit Agreement after the Closing Date shall be deemed to be a Letter of Credit issued under this Agreement as of the Effective Date.

B. Notice and Reports.

(i) The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Bank no later than 10:00 A.M. (New York City time) at least two Business Days in advance of the proposed Letter of Credit Date. The Borrower shall request the issuance of a Letter of Credit no more frequently than twice per month. Each request for the issuance of a Letter of Credit shall utilize a Loan/Letter of Credit Request and shall (a) specify (1) the aggregate amount of the requested Letter of Credit and (2) the proposed Letter of Credit Date and expiry date, and (b) be accompanied by an accurate and complete Loan/Letter of Credit Certificate.

(ii) The Issuing Bank shall, at least quarterly and more frequently upon reasonable request, disseminate to each of the Revolving Loan Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

(iii) The Administrative Agent and the Lenders shall deem and treat the Persons listed as the Revolving Loan Lenders in the Register as the holders and owners of the corresponding Revolving Loan Commitments, Loans and Letters of Credit listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Loan Commitment or Letters of Credit shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided in Section 9.1. Prior to such recordation, all amounts owed with respect to the applicable Revolving Loan Commitment or Letter of Credit shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Loan Commitments, Loans or Letters of Credit.

(iv) The Borrower shall notify the Administrative Agent prior to the issuance of any Letter of Credit in the event that any of the matters to which the Borrower is required to certify in the applicable Loan/Letter of Credit Request or Loan/Letter of Credit Certificate, as applicable, is no longer accurate and complete as of the applicable Loan Date, and the acceptance by the Borrower of the issuance of the Letter of Credit shall constitute a re-certification by the Borrower, as of the applicable Letter of Credit Date, as to the matters to which the Borrower is required to certify in the applicable Loan/Letter of Credit Request and Loan/Letter of Credit Certificate.

C. Participation. Each Revolving Loan Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a participation interest from the Issuing Bank in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Pro Rata Share of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Bank and discharge when due its Pro Rata Share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s participation interest in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Bank its Pro Rata Share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Bank of an unreimbursed drawing pursuant to the provisions of Section 2.2.D below. The obligation of each Lender to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Potential Event of Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided.

D. Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Bank that it intends to otherwise reimburse the Issuing Bank for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in Section 2.2.E below on the related Letter of Credit, the proceeds of which shall be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Loan obtained hereunder or otherwise) in same day funds. If the

Borrower shall fail to reimburse the Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Revolving Loans that are Base Rate Loans. The Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Bank, any Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including any defense based on any failure of the Borrower or any other Loan Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Bank, in Dollars and in immediately available funds, the amount of such Lender’s Pro Rata Share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Bank if such notice is received at or before 1:00 P.M. (New York City time), and otherwise such payment shall be made at or before 11:00 A.M. (New York City time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Bank in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within three Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Effective Rate and, thereafter, at a rate equal to the interest rate otherwise payable under this Agreement for Revolving Loans that are Base Rate Loans. Each Lender’s obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Potential Event of Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Bank, such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a participation interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the Letter of Credit Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

E. Repayment with Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Loan Lenders that a Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Loan comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1.B with respect thereto) shall be immediately made to the Borrower by all Lenders in accordance with their Pro Rata Shares and the proceeds thereof shall be paid directly to the Issuing Bank for application to the respective Letter of Credit Obligations. Each such Lender hereby irrevocably agrees to make its Pro Rata Share of each such Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding

(i) the amount of such borrowing may not comply with the minimum amount for advances of Loans otherwise required hereunder, (ii) whether any conditions specified in Section 3.2 are then satisfied, (iii) whether a Potential Event of Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Loans to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing.

F. Cash Collateral For Letter of Credit Obligations. In the event that on the Revolving Loan Maturity Date there are any outstanding Letters of Credit, the Borrower shall, on such date, deposit with the Issuing Bank an amount equal to 105% of the amount of the Letter of Credit Obligations, to be held by the Issuing Bank as cash collateral.

G. Designation of Subsidiary as Account Party. Notwithstanding anything to the contrary set forth in this Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any other member of the Borrower Group other than the Canadian Subsidiaries, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the reimbursement obligations of the Borrower hereunder with respect to such Letter of Credit.

H. Renewal; Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects in the same manner as the issuance of a new Letter of Credit hereunder.

I. Uniform Customs and Practices. The Issuing Bank may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the “UCP”) or the International Standby Practices 1998 (the “ISP98”), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

J. Indemnification; Nature of Issuing Bank’s Duties.

(i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of any Letter of Credit or (b) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, in connection with any present or future de jure or de facto Legal Requirement.

(ii) As between the Borrower and the Lenders (including the Issuing Bank), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Bank) shall be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (c) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (d) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (e) for any consequences arising from causes beyond the control of such Lender, including any Governmental Action. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank’s rights or powers hereunder, or otherwise limit the indemnities provided for in Section 9.3 or in any of the LOC Documents.

(iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Bank), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Loan Party. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Bank) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Loan Parties), including any and all Governmental Action. No Lender (including the Issuing Bank) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Action or any other cause beyond the control of such Lender.

(iv) Nothing in this Section 2.2.J is intended to limit the reimbursement obligations of the Borrower contained in Section 2.2.D above. The obligations of the Borrower under this Section 2.2.J shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Bank) to enforce any right, power or benefit under this Agreement.

(v) Notwithstanding anything to the contrary contained in this Section 2.2.J, the Borrower shall not have any obligation (a) to indemnify any Lender (including the Issuing Bank) in respect of any liability incurred by such Lender to the extent arising out of the gross negligence or willful misconduct of such Lender, as determined in a final judgment of a court of competent jurisdiction, or (b) to indemnify the Issuing Bank to the extent caused by the Issuing Bank’s failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined in a final judgment of a court of competent jurisdiction, unless such payment is prohibited by any Legal Requirement.

K. Responsibility of Issuing Bank. It is expressly understood and agreed that the obligations of the Issuing Bank hereunder to the Lenders are only those expressly set forth in this Agreement and that the Issuing Bank shall be entitled to assume that the conditions precedent set forth in Sections 3.2 have been satisfied as of the applicable Letter of Credit Date unless it shall have been notified in writing by the Borrower or the Administrative Agent that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

L. Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application), this Agreement shall control.

Section 2.3. Interest on the Loans.

A. Rate of Interest. Subject to the provisions of Sections 2.3.E, 2.6 and 2.7, each Term Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Term Loan shall be selected by the Borrower initially at the time a Loan/Letter of Credit Request is given with respect to such Loan pursuant to Section 2.1.B, and the basis for determining the interest rate with respect to any Term Loan may be changed from time to time pursuant to Section 2.3.D. If on any day a Term Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Term Loan shall bear interest determined by reference to the Base Rate.

Subject to the provisions of Sections 2.3.E, 2.6 and 2.7, until they are paid in full the Loans shall bear interest as follows:

(i) if a Term Loan that is a Base Rate Loan, then at a rate equal to the sum of the Base Rate plus the Applicable Margin for the applicable Class of Term Loans; or

(ii) if a Term Loan that is a Eurodollar Rate Loan, then at a rate equal to the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for the applicable Class of Term Loans; or

(iii) if a Revolving Loan, that is a Base Rate Loan, then at a rate equal to the sum of the Base Rate plus the Applicable Margin for Revolving Loans that are Base Rate Loans; or

(iv) if a Revolving Loan, that is a Eurodollar Rate Loan, then at a rate equal to the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans

B. Interest Periods. In connection with each Loan that is a Eurodollar Rate Loan, the Borrower may, pursuant to the applicable Loan/Letter of Credit Request or Notice of Conversion/Continuation, as the case may be, select an interest period (each an “Interest

Period”) to be applicable to such Loan, which Interest Period shall be, at the Borrower’s option, either a one, two, three or six month period; provided that:

(i) the initial Interest Period for any Term Loan that is a Eurodollar Rate Loan shall commence on the Loan Date in respect of such Term Loan, in the case of a Term Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Term Loan converted to a Eurodollar Rate Loan;

(ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this Section 2.3.B, end on the last Business Day of a calendar month;

(v) no Interest Period with respect to any portion of Term Loan A shall extend beyond the Term Loan A Maturity Date and no Interest Period with respect to any portion of Term Loan B shall extend beyond the Term Loan B Maturity Date;

(vi) no Interest Period with respect to any portion of a Class of Term Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal of such Class of Term Loans unless the sum of (a) the aggregate principal amount of Term Loans of that Class that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans of that Class that are Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Revolving Loan Commitments then in effect (after giving effect to any reduction or termination of the Revolving Loan Commitments that is scheduled to occur prior to the end of such Interest Period) over the aggregate principal amount of the Revolving Loans and Letter of Credit Obligations then outstanding equals or exceeds the principal amount required to be paid on the Term Loans of such Class on such date;

(vii) there shall be no more than eight Interest Periods outstanding at any time; and

(viii) in the event the Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Loan/Letter of Credit Request or Notice of Conversion/Continuation, the Borrower shall be deemed to have selected an Interest Period of one month.

C. Interest Payments. Subject to the provisions of Section 2.3.E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of a Term Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

D. Conversion or Continuation. Subject to the provisions of Section 2.6 and Section 2.1.B(i), the Borrower shall have the option (i) to convert at any time all or any part of its outstanding Term Loans bearing interest at a rate determined by reference to one basis to Term Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

The Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. Further, the submission by the Borrower of a Notice of Conversion/Continuation shall constitute a re-certification by the Borrower, as of the date of the proposed conversion/continuation, as to the matters to which the Borrower certified to in the applicable Loan/Letter of Credit Request and Loan/Letter of Credit Certificate.

Except as otherwise provided in Sections 2.6.B and 2.6.C, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Revolving Loans that are Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Loans of the applicable Class that are Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.3.E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a 365 day year (or 366 days in a leap year), and in each case interest shall be payable for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, (i) the date of the making of such Loan, (ii) the first day of an Interest Period applicable to such Loan and (iii) with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, in each case shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

Section 2.4. Fees.

A. Letter of Credit Fees.

(i) The Borrower agrees to pay to the Issuing Bank, for its own account, on the date of issuance of any Letter of Credit, a facing fee equal to 0.125% per annum on the initial face amount and stated duration of each such Letter of Credit (the “LOC Facing Fee”).

(ii) The Borrower shall also pay to the Administrative Agent, for the account of the Lenders, a fee equal to the undrawn amount of each Letter of Credit multiplied by the then Applicable Margin for Revolving Loans that are Eurodollar Loans (the “Letter of Credit Fee”).

(iii) The Letter of Credit fees referred to in clause (ii) above shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date.

B. Unused Facility Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, unused facility fees for the period from and after the Closing Date until but excluding the Revolving Loan Maturity Date in an amount equal to the Unused Revolving Loan Commitments multiplied by 0.50% per annum. The unused facility fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Maturity Date. Notwithstanding anything to the contrary herein, any unused facility fee accrued with respect to any of the Commitments of a Defaulting Lender during the Fiscal Quarter prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such unused facility fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no unused facility fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be Defaulting Lender.

C. Annual Administrative Fee. The Borrower shall pay to the Administrative Agent an annual administrative fee in an amount equal to $75,000 per annum from and including the Closing Date to and including the Term Loan B Maturity Date. Such administrative fee shall be payable yearly in advance, commencing on the Closing Date and thereafter on each anniversary of the Closing Date.

D. Other Fees. The Borrower shall pay such other fees, costs and expenses as are set forth in the Fee Letters, in each case in the amounts, and at the times, provided for in the Fee Letters.

Section 2.5. Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding Payments.

A. Scheduled Payments of Loans.

(i) On the Revolving Loan Maturity Date, the entire remaining unpaid principal amount of the Revolving Loans shall be due and payable by the Borrower. On each of the dates set forth below, principal payments of the Term Loans shall be payable by the Borrower in the amounts set forth opposite each such date for the applicable Class of Loans:

Term Loan A:

Date	Amount of Payment (stated as a percentage of principal balance of Term Loan A after its advance on the Closing Date)

On each of December 31, 2005, March 31, 2006, June 30, 2006 and September 30, 2006	0.25% (i.e. 1% in the aggregate for such payments)

On each of December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007	1.625% (i.e. 6.5% in the aggregate for such payments)

On each of December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008	5.625% (i.e. 22.5% in the aggregate for such payments)

Date	Amount of Payment (stated as a percentage of principal balance of Term Loan A after its advance on the Closing Date)

On each of December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009	7.5% (i.e. 30% in the aggregate for such payments)

On each of December 31, 2009, March 31, 2010 and June 30, 2010	10% (i.e. 30% in the aggregate for such payments)

Term Loan A Maturity Date	Any remaining balance of Term Loan A

Term Loan B:

Date	Amount of Payment (stated as a percentage of principal balance of Term Loan B after it is advanced on Closing Date)

On each of December 31, 2005, March 31, 2006, June 30, 2006 and September 30, 2006	0.00% (i.e. 0.0% in the aggregate for such payments)

On each of December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007	0.25% (i.e. 1.0% in the aggregate for such payments)

On each of December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008	1.25% (i.e. 5.0% in the aggregate for such payments)

On each of December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009	1.25% (i.e. 5% in the aggregate for such payments)

On each of December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010	2.50% (i.e. 10% in the aggregate for such payments)

Date	Amount of Payment (stated as a percentage of principal balance of Term Loan B after it is advanced on Closing Date)
On each of December 31, 2010, March 31, 2011 and June 30, 2011	19.75% (i.e. 59.25% in the aggregate for such payments)

Term Loan B Maturity Date	Any remaining balance of Term Loan B

The Borrower shall make all such amounts due and payable under this subsection A available to the Administrative Agent not later than 12:00 Noon (New York City time) on the applicable payment date, in immediately available funds in Dollars, at the Funding and Payment Office.

B. Prepayments and Unscheduled Reductions in Commitments.

(i) Voluntary Prepayments. The Borrower may, upon not less than three Business Day’s prior written notice given to the Administrative Agent by 12:00 Noon (New York City time) on the date required, at any time and from time to time prepay, without premium or penalty, any Loan on any Business Day in whole or in part in an aggregate minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (the amount due upon such prepayment being equal to the principal amount being so prepaid plus accrued and unpaid interest thereon, plus with respect to any Eurodollar Rate Loan not prepaid on the expiration of the Interest Period applicable thereto, any amount payable pursuant to Section 2.6.D). The Borrower’s notice to the Administrative Agent shall designate (a) the date (which shall be a Business Day) of such prepayment, (b) whether such prepayment applies to Term Loans or Revolving Loans (and to which Term Loans or Revolving Loans the prepayment applies) and (c) the amount of such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.5.C.

(ii) Voluntary Reductions of Revolving Loan Commitments. The Borrower may, upon not less than three Business Days’ prior written notice given to the Administrative Agent by 12:00 Noon (New York time) on the date required, at any time and from time to time, without premium or penalty, terminate in whole or permanently reduce in part the Revolving Loan Commitments; provided that (a) the Borrower may not terminate or reduce the Revolving Loan Commitments to an amount less than the Total Utilization of Revolving Loan Commitments and (b) any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. The Borrower’s notice to the Administrative Agent shall designate (x) the date (which shall be a Business Day) of such termination or reduction, and (y) the amount of any such reduction or termination. Notice of such reduction or termination having been given as aforesaid, such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Revolving Loan Commitment of each Lender proportionately by its Pro Rata Share thereof.

(iii) Mandatory Prepayments. The Borrower shall prepay the Loans and the Commitments shall be permanently reduced in the amounts, at the times and under the circumstances set forth below:

(a) Prepayments Due to Issuance of Debt or Equity. Subject to Section 2.5.B(iv) below, on the fifth Business Day following the date of receipt by any member of the Borrower Group of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being “Net Proceeds”) from the incurrence of any Indebtedness by, or issuance of any equity of, any member of the Borrower Group, the Borrower shall pay to the Administrative Agent for the account of the Lenders for application to the Loans (i) 100% of the Net Proceeds in respect of any such Indebtedness incurrence (other than those incurrences permitted pursuant to Section 6.1), (ii) 75% of the Net Proceeds in respect of any such equity issuance in the event the Consolidated Leverage Ratio of the Borrower Group equals or exceeds 3.00 to 1.00 and (iii) 50% of the Net Proceeds in respect of any such equity issuance in the event the Consolidated Leverage Ratio of the Borrower Group is less than 3.00 to 1.00.

(b) Prepayments From Net Asset Sale Proceeds. Subject to Section 2.5.B(iv) below, (i) no later than the fifth Business Day following the date of receipt by any member of the Borrower Group of any Net Asset Sale Proceeds in respect of any Asset Sale, the Borrower shall pay to the Administrative Agent for the account of the Lenders for application to the Loans an amount equal to 100% of such Net Asset Sale Proceeds (which, in the case of Net Asset Sale Proceeds received by a Canadian Subsidiary, shall be applied, first, to the extent of the balance of the 2005 Canadian Investment Note, and, second, to the extent of the balance of the 2004 Canadian Investment Note, in each case, as a prepayment of such 2005 Canadian Investment Note and/or 2004 Canadian Investment Note to fund (to the extent of such prepayment) all or a portion of the mandatory prepayment required by this clause (b)); provided, however, that no such reduction in Commitments and payment of Loans shall be required if such Net Asset Sale Proceeds were received by any such member pursuant to an Excluded Asset Sale at a time when no Event of Default has occurred and is continuing, and (ii) no later than the fifth Business Day following the date that any reserve maintained for adjustment in respect of the sale price of the assets sold in any such Asset Sale (as referred to in clause (vi) of the definition of Net Asset Sale Proceeds) or with respect to any liabilities associated with the assets disposed of in such Asset Sale is no longer required or is reduced, the Borrower shall pay to the Administrative Agent for the account of the Lenders for application to the Loans an amount equal to 100% of the amount of such reserve (if it is no longer required to be maintained) or of such reduction of such reserve.

(c) Prepayments from Receipt of Casualty Proceeds. Subject to Section 2.5.B(iv) below, on the fifth Business Day following the date of receipt by any member of the Borrower Group of any Casualty Proceeds, the Borrower shall pay to the Administrative Agent for the account of the Lenders for application to the Loans an amount equal to 100% of such Casualty Proceeds (which, in the case of Casualty Proceeds received by a Canadian Subsidiary, shall be applied, to the extent of the balance of the Canadian Investment Note, as a prepayment of the Canadian Investment Note to fund (to the extent of such prepayment) all or a portion of the mandatory prepayment required by this clause (c)); provided, however, that no such reduction in the Commitments shall be required if (1) the Borrower delivers to the Administrative Agent an accurate and complete Reinvestment Notice in respect of such Casualty Proceeds within such five Business Day period and (2) such Casualty Proceeds are reinvested by such member within 180 days of the receipt by such member thereof in assets related to a Permitted Business at a time when no Event of Default has occurred and is continuing.

(d) Prepayments from Excess Cash Flow. If the Borrower Group has Excess Cash Flow greater than zero for any Fiscal Year commencing with the Fiscal Year ending December 31, 2006, on the Excess Cash Flow Application Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders for application to the Loans an amount equal to (1) the amount of such Excess Cash Flow multiplied by (2) 50%. The “Excess Cash Flow Application Date” shall be the fifth Business Day following the date on which the financial statements of the Borrower Group referred to in Section 5.1 for the Fiscal Year with respect to which such reduction in commitment is made are required to be delivered to the Administrative Agent.

(iv) Calculations of Net Proceeds Amounts; Additional Prepayments Based on Subsequent Calculations. Concurrently with any prepayment of the Loans pursuant to this Section 2.5.B, the Borrower shall deliver to the Administrative Agent an Officer’s Certificate executed by a Responsible Officer demonstrating the calculation of the amount (the “Net Proceeds Amount”) of the applicable Net Asset Sale Proceeds, the applicable Net Proceeds, the applicable Casualty Proceeds or other amounts, as the case may be, that gave rise to such prepayment and/or reduction. In the event that the Borrower subsequently determines that the actual Net Proceeds Amount was greater than the amount set forth in such Officer’s Certificate, the outstanding Term Loans shall be automatically reduced in an amount equal to the amount of such excess in accordance with Section 2.5.C(ii), and the Borrower shall concurrently therewith deliver to the Administrative Agent an Officer’s Certificate executed by a Responsible Officer demonstrating the derivation of the additional Net Proceeds Amount resulting in such additional prepayment.

(v) Prepayments Due to Reductions of Commitments. The Borrower shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect, unless the Total Utilization of Revolving Loan

Commitments exceeds the Revolving Loan Commitments by virtue of the expiration of the Revolving Loan Commitments at the end of the Revolving Loan Availability Period pursuant to clause (i) of the definition thereof. The amount due upon any such prepayment shall be equal to the principal amount being so paid, plus accrued and unpaid interest thereon, plus, with respect to any Loan not prepaid on the expiration of the Interest Period applicable thereto, any amount payable pursuant to Section 2.6.D. In addition, if as a result of any reduction in Commitments pursuant to this Section 2.5, the Revolving Loan Exposure exceeds the Revolving Loan Commitment so reduced because Letter of Credit Obligations constitute a portion thereof, the Borrower shall, in an amount equal to the amount of such excess, replace outstanding Letters of Credit and/or deposit an amount in immediately available funds an amount equal to 105% of such excess in a cash collateral account established with the Administrative Agent for the benefit of the Issuing Bank and the Lenders an terms and conditions reasonably satisfactory to the Administrative Agent (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Issuing Banks and the Lenders, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure all Letter of Credit Obligations from time to time outstanding and all other Obligations).

C. Application of Prepayments and Reductions of Loan Commitments.

(i) Any voluntary prepayments pursuant to Section 2.5.B(i) shall be applied as specified by the Borrower in the applicable notice of prepayment; provided that if the Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay the Term Loan A in the inverse order of maturity, second to repay the Term Loan B in the inverse order of maturity and third to repay outstanding Revolving Loans (such voluntary prepayment shall not give rise to any permanent reduction in the Revolving Loan Commitment).

(ii) Any mandatory prepayments pursuant to Section 2.5.B(iii)(a) through (d) shall be applied first to repay the Term Loan A in the inverse order of maturity, second to repay the Term Loan B in the inverse order of maturity and third to repay outstanding Revolving Loans and, after the occurrence and during the continuance of a Potential Event of Default or an Event of Default, to the provision of cash collateral in respect of Letter of Credit Obligations in an amount equal to 105% of the Letter of Credit Obligations and to permanently reduce the Revolving Loan Commitment.

D. General Provisions Regarding Payments.

(i) Manner and Time of Payment. All payments by the Borrower of principal, interest, fees, expenses and other Obligations hereunder and under the Notes shall be made in Dollars in immediately available funds, without defense, set-off or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of the Lenders; funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

(ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to the payment of principal.

(iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans proportionately to the Lenders’ respective Pro Rata Shares. Notwithstanding the foregoing provisions of this Section 2.5.D(iii), if, pursuant to the provisions of Section 2.6, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

(v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender may make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

Section 2.6. Special Provisions Governing Eurodollar Rate Loans.

Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

B. Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final, conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that, by reason of circumstances affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the interest rate applicable to such

Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Loan/Letter of Credit Request or Notice of Conversion/Continuation given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be made with respect to Base Rate Loans.

C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final, conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order not in effect on the date such Person became a Lender (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) would cause such Lender material financial hardship as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter, (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender (which such Affected Lender shall do at the earliest practicable date), (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Loan/Letter of Credit Request or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Except as provided in the immediately preceding sentence, nothing in this Section 2.6.C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

D. Compensation For Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses (not including lost profits), expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Loan/Letter of Credit Request, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation, (ii) if any prepayment (including any prepayment pursuant to Section 2.5.B) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

Section 2.7. Increased Costs; Taxes; Capital Adequacy.

A. Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.7.B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto) after the date hereof that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

(i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

(ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or

(iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto, then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall promptly deliver to the Borrower (with a copy to the Administrative Agent) a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.7.A, which statement shall be final, conclusive and binding upon all parties hereto absent manifest error.

B. Withholding of Taxes.

(i) Payments to Be Free and Clear. All sums payable by the Borrower under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender or any franchise Tax imposed on any Lender by the jurisdiction (or political subdivision thereof) under the laws of which such Lender is organized or in which such Lender is doing business; provided, however, that solely carrying out the transactions contemplated by this Agreement, standing alone, shall not be considered “doing business”) (all such Taxes being hereinafter collectively referred to as “Included Taxes”).

(ii) Grossing-up of Payments. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any such Included Tax from any sum paid or payable by the Borrower to the Administrative Agent or any Lender under any of the Loan Documents:

(a) the Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

(b) the Borrower shall pay any such Included Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender;

(c) the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

(d) within 30 days after the due date of payment of any Included Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above with respect to (and only to the extent of) any deduction or withholding applicable as of the date hereof (in the case of each Lender listed on the signature pages hereof) or the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender), in respect of payments to such Lender.

In addition, the Borrower agrees to pay any present or future stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under this Agreement or any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents (hereinafter referred to as “Other Taxes”) and hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such Other Taxes.

(iii) Evidence of Exemption from United States Withholding Tax.

(a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this Section 2.7.B(iii) a “Non-US Lender”) shall deliver to the Administrative Agent for delivery to the Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be reasonably requested by the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion) (1) two original copies of Internal Revenue Service Form W-8BEN (claiming benefits under an applicable treaty) or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (1) above, a Certificate Regarding Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption or reduction required under the Code or the regulations issued thereunder to establish that such Lender is exempt from or entitled to a reduction in the amount of the deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

(b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to Section 2.7.B(iii) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) to the extent that it may lawfully do so, deliver to the Administrative Agent for delivery to the Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate Regarding Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption or reduction required in order to confirm or establish that such Lender is exempt from or entitled to a reduction in the amount of the deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

(c) The Borrower shall not be required to pay any additional amount to any Non-US Lender under clause (c) of Section 2.7.B(ii) to the extent any deduction or withholding is a result of such Lender’s failure to satisfy the requirements of clause (a) or (b)(1) of this Section 2.7.B(iii); provided that if such Lender shall have satisfied the requirements of Section 2.7(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this Section 2.7.B(iii)(c) shall relieve the Borrower of its obligation to pay any additional amounts otherwise payable pursuant to clause (c) of Section 2.7.B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in Section 2.7.B(iii).

(d) The Borrower will indemnify the Administrative Agent and any Lender for the full amount of Included Taxes or Other Taxes arising in connection with payments made under this Agreement or any other Loan Document (including any Included Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.7.B) paid by the Administrative Agent or any Lender or any of their respective Affiliates and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto). Payment under this indemnification shall be made within fifteen days from the date the Administrative Agent or any Lender or any of their respective Affiliates makes written demand therefor; provided, however, that the Borrower shall not be obligated to make payment to the Lenders or the Administrative Agent (as the case may be) pursuant to this Section 2.7.B(iii) in respect of penalties, interest and other liabilities attributable to any Included Taxes or Other Taxes if written demand therefor has not been made by such Lender or the Administrative Agent within 60 days from the date on which such Lender or the Administrative Agent received written notice of the imposition of Included Taxes or Other Taxes by the relevant taxing or governmental authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Administrative Agent or the Lender in making such written demand. After the Lender or the Administrative Agent (as the case may be) has received written notice of the imposition of the Included Taxes or Other Taxes which are subject to this Section 2.7.B(iii), such Lender and the Administrative Agent will act in good faith to promptly notify the Borrower of its obligations under this Agreement; provided, however, that the failure to so act shall not, standing alone, affect the rights of the Administrative Agent or the Lenders under this Section 2.7.B(iii).

C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall promptly deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 2.8. Obligation of the Lenders to Mitigate.

Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (i) make, issue, fund or maintain the Commitments of such Lender or the affected Loans of such Lender through another lending office of such Lender or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this Section 2.8 if such Lender would incur incremental expenses as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive and binding absent manifest error.

ARTICLE III.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE AND TO ALL LOANS ON

THE EFFECTIVE DATE

Section 3.1. Conditions Precedent to the Effective Date and Loans.

The occurrence of the Effective Date, the obligation of the Lenders to make or convert Loans on the Effective Date, and the obligation of the Issuing Bank to issue or continue Letters of Credit on the Effective Date, are subject, at the time of each such event (except as otherwise hereinafter indicated), to the satisfaction of each of the following conditions:

A. Loan Documents. The Administrative Agent shall have received, with a counterpart for each Lender, each of the following documents, in form and substance acceptable to the Administrative Agent:

(i) this Agreement, duly executed and delivered by each of the parties hereto;

(ii) the Notes, if any, duly executed and delivered by the Borrower;

(iii) the Security Agreement, duly executed and delivered by the members of the Borrower Group (other than the Canadian Subsidiaries);

(iv) the Guaranty, duly executed and delivered by the members of the Borrower Group (other than the Borrower and the Canadian Subsidiaries);

(v) the Pledge Agreement, duly executed and delivered by the members of the Borrower Group (other than the Canadian Subsidiaries);

the Blocked Account Agreements, duly executed and delivered by the members of the Borrower Group and the applicable third-party financial institutions;

(vii) the Control Agreement, duly executed and delivered by the members of the Borrower Group and the applicable third-party financial institution;

(vi) the Intercreditor Agreement, duly executed and delivered by the Second Lien Administrative Agent and acknowledged by the members of the Borrower Group;

(vii) the Borrower Group Release, duly executed and delivered by members of the Borrower Group;

(viii) a confirmation and reaffirmation of the Loan Documents, Consents, the obligations under the 2004 Canadian Investment Note and the Canadian Revolver Note and other collateral documents, duly executed and delivered by each member of the Borrower Group and the Administrative Agent in form and substance acceptable to the Lenders, pursuant to which the members of the Borrower Group party thereto confirm and ratify the continuing effect of their Guaranty Agreements, Security Agreements, Pledge Agreements, Control Agreements in respect of all accounts identified on Schedule 3.1.A attached hereto, Blocked Account Agreements in respect of the accounts identified on Schedule 3.1.B, Consents, the obligations under the 2004 Canadian Investment Note and the Canadian Revolver Note and other Loan Documents as of the Closing Date and after giving effect to the amendment and restatement of this Agreement as set forth herein; and

(ix) the Master Assignment and Acceptance Agreement.

B. Financial Documents. The Administrative Agent and the Lenders shall have received, reviewed, and be satisfied with:

(i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of Parent and Borrower prepared in accordance with GAAP for the fiscal year ending on December 31, 2004 for the preceding fiscal year,

(ii) unaudited consolidated balance sheets and related statements of income and cash flows of each of Parent and Borrower prepared in accordance with GAAP for each month and fiscal quarter ending through June 2005 and 30 days prior to the Closing Date and for the comparable periods of the preceding fiscal year (the “Unaudited Financial Statements”),

(iii) pro forma consolidated balance sheet and related statements of income and cash flows for Borrower (the “Pro Forma Financial Statements”), as well as pro forma levels of EBITDA and other operating data (the “Pro Forma Data”), for the twelve months ended July 2005 (to the extent necessary to reflect any changes to the structure of the Redemption and the Series C Preferred Share Payments from the structure contemplated and presented to the Administrative Agent on September 7, 2005) and each month covered by the Unaudited Financial Statements and for the latest twelve-month period ending more than 30 days prior to the Closing Date, in each case after giving effect to the Redemption and the Series C Preferred Share Payments and other transactions contemplated hereby, and

(iv) forecasts of the financial performance of Borrower and its Subsidiaries for the next five (5) fiscal years of Borrower following the Closing Date.

The Pro Forma Financial Statements and Pro Forma Data, including the pro forma EBITDA, shall be prepared on a basis consistent with the Pro Forma Financial Statements delivered to

Administrative Agent and Lead Arrangers prior to the date hereof and shall be consistent in all material respects with the projections provided previously to Administrative Agent and Lead Arrangers.

C. No Material Adverse Change. Since December 31, 2004, no event shall have occurred and no circumstance shall exist (and neither the Lenders nor the Administrative Agent shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine (a) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Loan Document, or on the ability of the Borrower or Guarantors to perform their obligations to the Lenders and Administrative Agent hereunder or under any other Loan Document, or (b) has, or is reasonably likely to have, a Material Adverse Effect.

D. Material Contracts. The Administrative Agent shall have received a true and complete copy of each Material Contract (other than those that have been previously delivered to the Administrative Agent), duly certified as such and as being in full force and effect as of the Closing Date by a Responsible Officer of the Borrower.

E. Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the legal opinion of Holland & Knight, LLP, counsel to the members of the Borrower Group, in form and substance reasonably satisfactory to the Lenders, dated as of the Closing Date.

F. Security Interests (Recordings and Filings). Each of the documents and instruments set forth in Schedule 4.15.A (i) shall have been delivered to the Administrative Agent for recording or filing or (ii) shall have been recorded or filed in the respective places or offices set forth in Schedule 4.15.A and, in each such case, any and all recording and filing fees with respect thereto shall have been paid, and each of the other actions set forth in Schedule 4.15.A shall have been taken.

G. Lien Searches. The Administrative Agent shall have received searches of UCC filings in the respective jurisdictions in which each member of the Borrower Group (other than the Canadian Subsidiary) is organized, the respective jurisdictions in which the chief executive offices of the Parent and the Borrower are located, and the respective jurisdictions in which any Collateral owned by any member of the Borrower Group (other than a Canadian Subsidiary) is located, and each other jurisdiction in which a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral owned by the members of the Borrower Group (other than a Canadian Subsidiary), copies of the financing statements on file in such jurisdictions and other evidence that the Administrative Agent may reasonably require to confirm that no Liens exist as of the Closing Date other than Permitted Liens.

H. No Violation of Law. The consummation of the transactions contemplated by the Loan Documents shall not violate any Legal Requirements.

I. Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the

Administrative Agent, of the Board of Directors, Manager or General Partner of each member of the Borrower Group that is executing any Loan Documents on the Closing Date authorizing, among other things, (i) the execution, delivery and performance of each Loan Document that it is executing, (ii) with respect to the Borrower, the Loans and Letters of Credit contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Collateral Documents to which it is a party, certified by the Secretary or Assistant Secretary of such member of the Borrower Group as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified (x) are accurate and complete and (y) are in full force and effect as of the Closing Date.

J. Incumbency Certificate of the Loan Parties. The Administrative Agent shall have received a certificate of each Loan Party that is executing any Loan Documents on the Closing Date, dated as of the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, in form and substance reasonably satisfactory to the Administrative Agent, executed by the Chairman, the Chief Executive Officer, the Manager or the President and the Secretary or any Assistant Secretary of such Loan Party.

K. Corporate Documents. The Administrative Agent shall have received accurate and complete copies of the certificate or articles of incorporation, certificate of formation, by-laws and limited liability company agreements (or such other organizational and governing documents as may be in existence) of each member of the Borrower Group, certified as of the Closing Date as accurate and complete copies thereof by a Responsible Officer of each such member of the Borrower Group.

L. Good Standing Certificates. The Administrative Agent shall have received certificates of good standing, existence, foreign qualification or its equivalent with respect to the each member of the Borrower Group, each certified as of a date not more than twenty-one (21) days prior to the Closing Date by the appropriate Government Instrumentality of (i) the jurisdiction of organization and the principal place of business of such Person, and (ii) each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

M. Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance of each member of the Borrower Group (other than the Canadian Subsidiaries) evidencing insurance meeting the requirements set forth in Section 5.6 including naming the Administrative Agent as additional insured (in the case of liability insurance) or sole loss payee (in the case of hazard insurance) on behalf of the Lenders.

N. Governmental and Third-Party Consents. The Administrative Agent shall have received evidence satisfactory to the Required Lenders that each consent, authorization, clearance, notice and filing required to be made or obtained by or on behalf of any Loan Party in connection with the consummation of the transactions contemplated hereby have been made or obtained.

O. Representations and Warranties. All representations and warranties made by the Borrower and each other Loan Party in any Loan Document shall be true and correct in all material respects as of the Closing Date (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

P. No Potential Event of Default or Event of Default. No Potential Event of Default or Event of Default shall have occurred and be continuing as of the Closing Date.

Q. Closing Date Certificate. The Administrative Agent shall have received the Closing Date Certificate in the form of Exhibit C hereto, dated as of the Closing Date and duly executed by a Responsible Officer of the Borrower, stating that (i) all representations and warranties made by the Borrower in any Loan Document are true and correct in all material respects as of the Closing Date (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date), (ii) to the best of such Responsible Officer’s knowledge, all representations and warranties made by each other Loan Party in any Loan Document are true and correct in all material respects as of the Closing Date (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date), (iii) no Potential Event of Default or Event of Default shall have occurred and be continuing as of the Closing Date, and (iv) the Consolidated Leverage Ratio as of the Closing Date, calculated on a pro forma basis to include the Redemption, is less than 4.00 to 1.00.

R. Solvency Certificate. The Administrative Agent shall have received the Solvency Certificate in the form of Exhibit I hereto, dated as of the Closing Date and duly executed by the Chief Financial Officer or Treasurer of each of the Material Subsidiaries and the Parent, or of such entity’s direct or indirect manager, as the case may be, regarding the financial condition, solvency and related matters of each of the Material Subsidiaries and the Parent.

S. Loan/Letter of Credit Request. The Administrative Agent shall have received a properly completed Loan/Letter of Credit Request in accordance with Section 2.1.B or Section 2.2.B, as applicable, executed by a Responsible Officer of the Borrower.

T. Loan/Letter of Credit Certificate. The Administrative Agent shall have received a properly completed Loan/Letter of Credit Certificate executed by a Responsible Officer of the Borrower in accordance with Section 2.1.B or Section 2.2.B, as applicable, dated as of the applicable Loan Date or Letter of Credit Date.

U. Fees and Expenses. The Borrower shall have paid (or shall concurrently pay) to each of the Lenders and the Agents any and all other fees, expenses and costs relating to this Agreement, the Fee Letters, the other Loan Documents and the transactions contemplated hereby and thereby which are due and payable on the Closing Date.

V. Assumptions Regarding Sources and Uses. The assumptions relating to the proposed sources and uses of funds set forth in Schedule 1 to the term sheet dated September 6, 2005 (including indebtedness or preferred equity of the Borrower Group after giving effect to the Redemption and the Series C Preferred Share Payments) shall be acceptable to the Agents and the Lenders in their sole discretion.

W. Redemption and Series C Preferred Share Payments Documents. The Administrative Agent, the Lead Arrangers and the Lenders shall have reviewed, and be satisfied with, the final terms and conditions and shall have received copies, certified to be true and complete, of each of the documents relating to the Redemption and the Series C Preferred Share Payments, together with all schedules, exhibits and ancillary and other support documentation relating thereto, in each case in form and substance satisfactory to the Administrative Agent, Lead Arrangers and the Lenders.

X. Closing of the Second Lien Credit Agreement and Second Lien Collateral Documents. Concurrently with the occurrence of the Effective Date, the Second Lien Credit Agreement and the other Second Lien Collateral Documents, each in form and substance reasonably satisfactory to the Administrative Agent, shall be effective and the Second Lien Administrative Agent and the lenders thereunder shall have funded the term loan facilities provided pursuant to the terms thereof.

Section 3.2. Conditions Precedent to All Loans.

The making of any Loan or the issuance of any Letter of Credit shall be subject to the fulfillment, or waiver (a) by each of the Lenders on the Effective Date of the conditions set forth in Section 3.1, and (b) by the Supermajority Lenders on the date of each Loan and the date of each issuance of a Letter of Credit after the Effective Date, of each of the following additional conditions precedent, provided that any waiver granted by the Lenders in respect of a Loan or the issuance of a Letter of Credit shall only be effective in respect of such Loan or Letter of Credit, as the case may be, and shall not, unless subsequently waived in respect of a subsequent Loan or Letter of Credit, be effective as to any subsequent Loan or Letter of Credit:

A. Representations and Warranties. All representations and warranties made by the Borrower and each other Loan Party in any Loan Document shall be true and correct in all material respects as of the applicable Loan Date or Letter of Credit Date, as the case may be (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

B. No Potential Event of Default or Event of Default. No Potential Event of Default or Event of Default shall have occurred and be continuing as of the applicable Loan Date or Letter of Credit Date, as the case may be.

C. Loan/Letter of Credit Request. The Administrative Agent shall have received a properly completed Loan/Letter of Credit Request in accordance with Section 2.1.B or Section 2.2.B, as applicable, executed by a Responsible Officer of the Borrower.

D. Loan/Letter of Credit Certificate. The Administrative Agent shall have received an accurate and complete Loan/Letter of Credit Certificate in accordance with Section 2.1.B or Section 2.2.B, as applicable, dated as of the applicable Loan Date or Letter of Credit Date, as the case may be, executed by a Responsible Officer of the Borrower which will include without limitation certification as to the amount of Cash and Cash Equivalents (not including Restricted Cash) that the Borrower Group has.

E. Covenant Compliance. The Loan/Letter of Credit Certificate delivered by the Borrower to the Administrative Agent in connection with the requested Loan or Letter of Credit shall demonstrate in reasonable detail that, immediately before and after giving effect to the making of the applicable Loan or the issuance of the applicable Letter of Credit and the intended application of the proceeds therefrom, the Borrower Group is in pro forma compliance with each of the covenants set forth in Section 6.6, calculated based on the most recent quarterly Financial Statements delivered to the Administrative Agent pursuant to Section 5.1 on or prior to the applicable Letter of Credit Date or Loan Date.

F. Maximum Amount of Cash. With respect to any request for a Revolving Loan, after giving effect to such Loan, the Borrower Group (other than the Canadian Subsidiaries) shall have no more than $4,000,000 in Cash and Cash Equivalents (not including Restricted Cash).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans, and to induce the Issuing Bank to issue the Letters of Credit, the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each Lender that, on the Closing Date and on each Loan Date and each Letter of Credit Date after the Closing Date (provided that, with respect to the deemed representations and warranties herein on each Loan Date and Letter of Credit Date after the Closing Date, the representation and warranty in Sections 4.1D and 4.2C, the last sentence of Section 4.4, the first sentence of Sections 4.7 and 4.12, and Section 4.14, shall be deemed to have been updated by any information provided by the Borrower to the Administrative Agent in writing prior to such Loan Date or Letter of Credit Date which expressly refers to the Section hereof that it is updating):

Section 4.1. Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.

A. Organization and Powers. Each Loan Party is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Material Contracts to which it is a party and to carry out the transactions contemplated thereby.

B. Qualification and Good Standing. Each Loan Party is qualified to do business and is in good standing in its jurisdiction of formation or organization and every other jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

C. Ownership. All of the direct and indirect Subsidiaries of the Parent are identified in Schedule 4.1.C hereto, as such Schedule 4.1.C may be amended, supplemented or otherwise modified from time to time in connection with the creation or acquisition by any Loan Party of a new Subsidiary. The Equity Interests of each of the Subsidiaries of the Parent are identified in

Schedule 4.1.C hereto (as so amended, supplemented or otherwise modified) and such Equity Interests are duly authorized, validly issued and fully paid and nonassessable and none of such Equity Interests constitutes Margin Stock. Schedule 4.1.C hereto (as so amended, supplemented or otherwise modified ) completely and correctly sets forth the ownership of each direct and indirect Subsidiary of the Parent. Schedule 4.1.C (as so amended, supplemented or otherwise modified ) correctly identifies whether each such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary (it being understood that no Subsidiary of the Borrower or any of its direct or indirect Subsidiaries may become an Unrestricted Subsidiary after the Closing Date). As of the Closing Date, none of the Unrestricted Subsidiaries conducts any business or has any assets or Indebtedness except as listed on Schedule 4.1.C. Schedule 4.1.C (as so amended, supplemented or otherwise modified ) correctly sets forth a list of each Subsidiary that was once a Loan Party and is now a defunct entity no longer in legal existence (the “Defunct Subsidiaries”).

D. Rights to Acquire Equity Interests. There are no options, warrants, convertible securities or other rights to acquire any Equity Interests in any Loan Party except as set forth as Schedule 4.1.D, as such Schedule 4.1.D may be supplemented from time to time in connection with the creation or acquisition by any Loan Party of a new Subsidiary.

E. Conduct of Business. No member of the Borrower Group is engaged in any material respect in any business which is not a Permitted Business.

Section 4.2. Authorization of Borrowing, etc.

A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

B. No Conflict. The execution, delivery and performance by each Loan Party of the Loan Documents and Material Contracts to which it is a party and the consummation of the transactions contemplated by the Loan Documents and the Material Contracts do not and will not:

(i) violate any provision of (a) any Legal Requirement applicable to such Loan Party which violation could reasonably be expected to have a Material Adverse Effect, (b) the certificate or articles of incorporation, certification of formation, by-laws or limited liability company agreements (or any other organizational or governing document) of such Loan Party or (c) any order, judgment or decree of any court or agency or Governmental Instrumentality binding on such Loan Party,

(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party which violation could reasonably be expected to have a Material Adverse Effect,

(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than any Liens created under any of the Loan Documents in favor of the Administrative Agent for the benefit of the Lenders), or

(iv) require any approval of stockholders or members of any Loan Party, or any approval or consent of any Person under any Contractual Obligation of such Loan Party except for such approvals or consents which will be obtained on or before the Closing Date and which are disclosed in writing to the Administrative Agent pursuant to Section 3.1.N.

C. Governmental Consents. Except for those consents and approvals listed in Schedule 4.2 (which have been received and are in full force and effect), the execution, delivery and performance by each Loan Party of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Instrumentality.

D. Binding Obligation. The Original Credit Agreement as amended by this Third Amended and Restated Credit Agreement, and each of the other Loan Documents and Material Contracts has been duly executed and delivered by each Loan Party that is party hereto or thereto, as applicable, and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, whether brought in a proceeding in equity or at law. The Pre-Effective Date Indebtedness is validly jointly and severally owed by the Borrower and each of the Guarantors to the Lenders and neither the Borrower nor any of the Guarantors has any defense, offset, counterclaim or right of recoupment with respect to the obligation of the Borrower and the Guarantors to pay such Pre-Effective Date Indebtedness.

Section 4.3. Solvency.

Both before and after giving effect to the transactions contemplated by this Agreement, each of the Material Subsidiaries and the Parent is and will be Solvent.

Section 4.4. Financial Condition.

In the case of each financial statement and accompanying information delivered by the Borrower hereunder, each such financial statement and information shall have been prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Except for obligations under the Material Contracts and the Loan Documents and as set forth on Schedule 4.4, the Borrower Group does not have any contingent obligations, unmatured liabilities, contingent liability or liability for taxes, long-term lease or forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, financial condition or prospects of the members of the Borrower Group taken as a whole.

Section 4.5. No Material Adverse Effect.

Since December 31, 2004 no development, event or change in respect of the Borrower Group has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

Section 4.6. Title to Properties; Liens; Real Property; Accounts.

A. Title to Properties; Liens. Each member of the Borrower Group has (i) good marketable and insurable fee simple title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in the financial statements referred to in Section 4.4 or in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets Disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. Except as permitted by this Agreement, all such properties and assets are held free and clear of Liens.

B. Real Property. As of the Closing Date, Schedule 4.6 contains an accurate and complete list of (i) all material properties owned by the members of the Borrower Group and (ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting real estate of properties owned or leased by the members of the Borrower Group regardless of whether the relevant member of the Borrower Group is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.

C. Accounts. As of the Closing Date, Schedule 4.6 contains an accurate and complete list of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each member of the Borrower Group, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

Section 4.7. Litigation; Adverse Facts.

Except as set forth in Schedule 4.7, there are no actions, suits, proceedings, arbitrations or governmental investigations at law or in equity, or before or by any arbitrator or Governmental Instrumentality, domestic or foreign (including any Environmental Claims) that are, to the knowledge of the Borrower, pending or threatened against or affecting any Loan Party or any property of any Loan Party, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. No Loan Party (i) is in violation of any applicable Legal Requirement (including Environmental Laws) or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect.

Section 4.8. Payment of Taxes.

All tax returns and reports of each Loan Party required to be filed by any such Person have been timely filed, and all taxes required to be paid with respect to such tax returns to be due and payable and all material assessments, fees and other governmental charges upon each Loan Party and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable other than any of the foregoing (i) that is being actively contested by such Person in good faith and by appropriate proceedings or (ii) which could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against any Loan Party which could reasonably be expected to have a Material Adverse Effect that is not being actively contested by such Person in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall not have been made or provided therefor.

Section 4.9. Performance of Agreements; Material Contracts.

A. Except as set forth on Schedule 4.9, no Loan Party is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any of its Material Contracts and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, or that would permit the counterparty to any Material Contract to terminate the Material Contract to which it is a party. Except as set forth on Schedule 4.9, no Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its contracts and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, which, taken as a whole, would have a Material Adverse Effect.

B. Schedule 4.9 contains an accurate and complete list of all the Material Contracts in effect on the Closing Date. Except as described on Schedule 4.9, such Material Contracts are in full force and effect and no defaults currently exist thereunder.

Section 4.10. Governmental Regulation.

No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, nor is an “investment company” as defined in the Investment Company Act of 1940, or subject to regulation under the Investment Company Act of 1940, or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

Section 4.11. Securities Activities.

The Borrower is not engaged nor will it engage in the business of extending credit for the purpose of “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulations T, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No portion of the proceeds of any Loan made or Letter of Credit issued under this Agreement will be used for “buying” or “carrying” any “margin stock” as so defined or for any purpose which violates the provisions of the Regulations of such Board of Governors.

Section 4.12. Labor Matters.

Except as disclosed and described in Schedule 4.12, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Loan Party as of the Closing Date. No Loan Party is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is no strike, labor dispute, union organizing activity, slowdown or stoppage pending or, to the best knowledge of the Borrower, threatened against any Loan Party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.13. Certain Fees.

Except as set forth as Schedule 4.13, no broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby (other than fees payable to the Lead Arrangers, the Administrative Agent, the Issuing Bank and the Lenders), and the Borrower hereby indemnifies the Lead Arrangers, the Administrative Agent, the Issuing Bank and the Lenders against, and agrees that it will hold each of the Lead Arrangers, the Administrative Agent, the Issuing Bank and the Lenders harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

Section 4.14. Environmental Protection.

Except as set forth in Schedule 4.14 hereto:

(i) no Loan Party nor any site or operation of any Loan Party is subject to any outstanding written order or consent decree with any Government Instrumentality or outstanding settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim or (c) any Hazardous Materials Activity;

(ii) no Loan Party has received any letter or written request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law;

(iii) there are and, to the Borrower’s knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities on any site, location or operation, which could reasonably be expected to form the basis of a material Environmental Claim against any Loan Party; and

(iv) no Loan Party nor, to the Borrower’s knowledge, any predecessor of any Loan Party has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any site or operation of any Loan Party, and no Loan Party’s operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent.

Notwithstanding anything in this Section 4.14 to the contrary, no facts or circumstances exist and no event or condition is occurring or, to the Borrower’s knowledge has occurred, with respect to any Loan Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on Schedule 4.14 hereto or any Loan Party’s compliance with all current or reasonably foreseeable future requirements of Environmental Law, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 4.15. Matters Relating to Collateral.

A. Creation, Perfection and Priority of Liens.

(i) As of the date that each of the Collateral Documents has been executed and delivered on or before the Closing Date, the execution and delivery of such Collateral Document by the Loan Parties, together with the actions taken on or prior to the date hereof set forth in Schedule 4.15.A, are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, as security for the Obligations, a valid and perfected First Priority Lien on all of the Collateral described therein (other than (x) real property on which no mortgage has been granted, (y) deposit accounts that are not required to be Blocked Accounts pursuant to Section 5.11.A(ii) and, (z) to the extent that no Liens have been nor will be granted by the Canadian Subsidiaries on assets owned by the Canadian Subsidiaries, such assets owned by the Canadian Subsidiaries).

(ii) After the Closing Date (or such later date, as applicable), the execution and delivery of the Collateral Documents by the Loan Parties, together with the actions taken on or prior to such date set forth in Schedule 4.15.A or Section 5.11, are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, as security for the Obligations, a valid and perfected First Priority Lien on all of the Collateral described therein (other than (x) real property on which no mortgage has been granted, (y) deposit accounts that are not required to be Blocked Accounts pursuant to Section 5.11.A(ii) and, (z) to the extent that no Liens have been nor will be granted by the Canadian Subsidiaries on assets owned by the Canadian Subsidiaries, such assets owned by the Canadian Subsidiaries).

(iii) All filings and other actions necessary to perfect and maintain the perfection and priority status of the Liens purported to be afforded by the Collateral Documents (other than Liens on real property on which no mortgage has been granted and as described more fully in Schedule 4.9) have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to the Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of the Administrative Agent.

B. Governmental Actions. No authorization, approval or other action by, and no notice to or filing with, any Governmental Instrumentality is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of the Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings set forth in Schedule 4.15.A.

C. Absence of Third-Party Filings. Except such as may have been (i) filed in favor of the Administrative Agent as contemplated by Section 4.15.A or (ii) filed to perfect a Lien permitted under Section 6.2, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

D. Filing Location. As of the Closing Date, the “chief executive office,” “major executive office,” “principal place of business” and jurisdiction of formation of each member of the Borrower Group are set forth in Schedule 4.15.D.

E. Information Regarding Collateral. All information supplied to the Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

Section 4.16. Immunity.

No Loan Party is entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in any proceeding in any jurisdiction in connection with any of the Loan Documents to which it is a party.

Section 4.17. Additional Matters.

A. Disclosure. The written factual information furnished by (or based on written information furnished by) the members of the Borrower Group to the Lenders in connection with the negotiation of this Agreement (excluding any financial projections and other estimates or views of future circumstances), taken as a whole, does not contain, as of the Closing Date, any untrue statements of material fact and does not omit to state, as of the Closing Date, any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading (unless superseded or corrected and disclosed in writing to the Administrative Agent prior to the Closing Date). Any additional information provided to the Lenders by the members of the Borrower Group will be true and correct in all material respects. The Projections delivered to the Administrative Agent were prepared in good faith and were based on assumptions which were reasonable at the time prepared. The updated Projections, when delivered in accordance with Section 5.3, shall have been, as of the date delivered to the Administrative Agent in accordance with the terms hereof, prepared by the Borrower in good faith and shall have been based on assumptions which were reasonable at the time prepared.

B. Licenses and Permits. Each Loan Party has obtained and holds in full force and effect, free from burdensome restrictions, all Governmental Actions, franchises, leases, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of its business as presently conducted, except where the failure to obtain such rights and approvals, individually and in the aggregate, could not be reasonably expected to have a Material Adverse Effect. No Loan Party is in violation of the terms or conditions of any such

Governmental Action, franchise, lease, qualification, easement, right of way, right or approval, which violation could reasonably be expected to have a Material Adverse Effect.

C. Intellectual Property. Each Loan Party has obtained and holds in full force and effect the Intellectual Property, free from burdensome restrictions, which is necessary for the operation of its business as presently conducted except for that Intellectual Property which the failure to own or license could not reasonably be expected to have a Material Adverse Effect. No product, process, method, substance, part or other material presently sold or employed by any Loan Party in connection with such business infringes any Intellectual Property owned by any other Person, except as could not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the material Intellectual Property owned or used by any Loan Party as of the Closing Date is set forth in Schedule 4.17. Upon the recordation or filing of the applicable Loan Documents, all material Intellectual Property owned, licensed or used by any Loan Party, other than Intellectual Property that is in the public domain and Intellectual Property with respect to which a Loan Party has a license the enforceable terms of which would prohibit the granting of a Lien by such Loan Party, is or will be subject to a First Priority Lien in favor of the Administrative Agent, for the benefit of the Secured Parties.

Section 4.18. Pro Forma Leverage Ratio on Closing Date.

The Consolidated Leverage Ratio as of the Closing Date, calculated on a pro forma basis based on the financial statements most recently delivered to the Administrative Agent to include the applicable financial information with respect to the Redemption and the Series C Preferred Share Payments, is less than 4.00 to 1.00.

ARTICLE V.

BORROWER’S AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment and performance in full of all of the Loans and other Obligations, such Person shall perform, and shall cause each member of the Borrower Group (including without limitation, pursuant to the definition of Borrower Group, the Canadian Subsidiaries) to perform, all covenants set forth in this Article V.

Section 5.1. Financial Statements and Other Reports.

The Borrower shall, and shall cause each member of the Borrower Group to, maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Borrower shall deliver to the Administrative Agent, with a copy for each Lender, the following:

(i) Monthly Financials: as soon as available and in any event within 25 days after the end of each month, the monthly financial statements of the Borrower Group, for the prior month prepared by the Borrower for its internal purposes.

(ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheets of the Borrower Group, as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the applicable entities for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures from the Projections for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer or treasurer of the applicable entities, on behalf of the Borrower Group, that they fairly present, in all material respects, the financial condition of the applicable entities as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

(iii) Year-End Financials: as soon as available and in any event 90 days after the end of each such Fiscal Year,

(a) the consolidated balance sheets of the Borrower Group, as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ or members’ equity and cash flows of the applicable entities for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Projections for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer or treasurer of the Parent on behalf of the Borrower Group, that they fairly present, in all material respects, the financial condition of the entities included in such financial statements as at the dates indicated and the results of their operations and their cash flows for the periods indicated; and

(b) in the case of consolidated financial statements of the Borrower Group (and, if audited statements of any other group of entities that are included in the Borrower Group, those statements as well) specified in paragraph (a) above, a report thereon of PriceWaterhouse Coopers LLP or of any other of the so-called “Big 4” independent certified public accounting firms, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of the Persons covered thereby to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the entities included in such financial statements, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

(iv) Officers’ and Compliance Certificates: together with each delivery of financial statements pursuant to paragraphs (ii) and (iii) above:

(a) an Officer’s Certificate executed by the chief financial officer or treasurer of the applicable entities stating, on behalf of the Borrower Group, that after due inquiry, to such officer’s knowledge, there was not in existence during or at the end of such accounting period, and there is not in existence as at the date of such Officer’s Certificate, any condition or event that constitutes an Event of Default or a Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto and

(b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Article V and Article VI;

(v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 4.4, any of the financial statements delivered pursuant to paragraph (ii) or (iii) of this Section 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such paragraphs had no such change in accounting principles and policies been made, then:

(a) together with the first delivery of financial statements pursuant to paragraph (ii) or (iii) of this Section 5.1 following such change, financial statements of the applicable group of entities for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and

(b) together with each delivery of financial statements pursuant to paragraph (ii) or (iii) of this Section 5.1 following such change, a written statement of the chief financial officer or treasurer of the Parent setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Section 6.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

(vi) Accountants’ Certification: together with each delivery of consolidated financial statements pursuant to paragraph (iii) above, a written statement by the independent certified public accountants giving the report thereon:

(a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters,

(b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and

(c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to clause (b) of paragraph (v) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of paragraph (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

(vii) Accountants’ Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports or “management letters” submitted to any member of the Borrower Group by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower Group made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

(viii) SEC Filings, Press Releases and Other Financial Reports: promptly upon its becoming available, if ever, copies of:

(a) all financial statements, reports, notices and proxy statements sent or made available generally by any Loan Party to their security holders,

(b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by any Loan Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and

(c) all press releases and other statements made available generally by any Loan Party to the public concerning material developments in the business of the members of the Borrower Group;

(ix) Events of Default, Etc.: promptly upon any Responsible Officer of the Borrower obtaining knowledge:

(a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to the Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default,

(b) of (x) the receipt by a member of the Borrower Group of written notice that a default has occurred under any Colocation Lease or any other Material Contract, or (y) the existence of a default under one or more Colocation Leases and/or other Material Contracts which, taken individually or together, could have a Material Adverse Effect, in each case, within five Business Days of the event or circumstance referred to in clause (x) or (y), as applicable,

(c) that any Person has given any notice to any member of the Borrower Group or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.11,

(d) any change in the certifying accountant of the Borrower Group (to the extent that such change would be required to be disclosed by Form 8-K if the Borrower was required to file Form 8-K with the Securities and Exchange Commission) or of any director of the Borrower resigning or declining to stand for re-election because of a disagreement with a member of the Borrower Group on any matter relating to the operations, policies or practices of any member of the Borrower Group (to the extent that such change would be required to be disclosed by Form 8-K if the Borrower was required to file Form 8-K with the Securities and Exchange Commission), or

(e) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

(x) Litigation or Other Proceedings: promptly upon any Responsible Officer of the Borrower obtaining knowledge of (1) the institution of, or written threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any member of the Borrower Group, or any property of a member of the Borrower Group (collectively, “Proceedings”) not previously disclosed in writing by the Borrower to the Lenders or (2) any development in any Proceeding that, in any case:

(a) if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(b) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby; or

(c) if adversely determined, could materially adversely impact the ability of the Borrower Group to achieve the most recent Projections delivered to the Administrative Agent,

written notice thereof together with such other information as may be reasonably requested by the Administrative Agent to enable the Lenders and their counsel to evaluate such matters;

(xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any event in connection with an Employee Benefit Plan or Multiemployer Plan which has had or could reasonably be expected to have a Material

Adverse Effect, a written notice specifying the nature of such event, what action the Borrower or any of its respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(xii) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to the Administrative Agent outlining all insurance coverage maintained as of the date of such report by the Borrower Group and all insurance coverage planned to be maintained by the Borrower Group in the immediately succeeding Fiscal Year;

(xiii) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Parent, a written notice setting forth with respect to such Person:

(a) the date on which such Person became a Subsidiary of Parent, and

(b) all of the data required to be set forth in Schedule 4.1.C hereto with respect to all Subsidiaries of Parent (it being understood that such written notice shall be deemed to supplement Schedule 4.1.C hereto for all purposes of this Agreement); and

(xiv) Other Information: with reasonable promptness, such other information and data regarding the business, properties or financial condition of, or compliance with the terms and conditions of the Loan Documents by, any member of the Borrower Group, including, without limitation any financial statement or other report in respect of the Canadian Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent or any Lender.

Section 5.2. Performance of Obligations; Conduct of Business.

The Borrower shall, and shall cause each member of the Borrower Group to, perform in all material respects all of its obligations under the terms of all Material Contracts to which it is a party or by which it is bound, provided, that any such Loan Party shall not be obligated to perform any such obligation if such obligation or the nature of such performance is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, or if such obligation arises in connection with a lease that is being terminated or cancelled prior to its stated expiration date if the Borrower is in compliance with Section 6.19 hereof. The Borrower shall, and shall cause each member of the Borrower Group to, operate and maintain its business in an efficient and business-like manner in accordance with good industry practice.

Section 5.3. Projections.

Within 30 days after the end of each Fiscal Year, the Borrower shall deliver a copy of updated Projections covering the period ending on the Term Loan B Maturity Date to the Administrative Agent. In addition, the Borrower shall promptly notify the Administrative Agent of any material change to the then current Projections.

Section 5.4. Existence.

The Borrower shall, and shall cause each member of the Borrower Group to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain all rights, licenses, privileges and franchises necessary in the normal conduct of its business; provided that the foregoing shall not prohibit (a) any merger, consolidation, liquidation or dissolution permitted under Section 6.7, (b) any merger of members of the Borrower Group (other than a merger of a Person organized in the United States with a Person organized outside of the United States) as to which at least ten (10) days prior written notice is given to the Administrative Agent, (c) any dissolution of any member of the Borrower Group in connection with the closure of (i) any facility related to such member that is identified in Schedule 1.1.A as closing and (ii) any facility related to such member the lease for which is the subject of any litigation referred to on Schedule 4.7, or (d) the dissolution of a Subsidiary of the Borrower which has no assets or liabilities, is not a party to any contract, and conducts no business.

Section 5.5. Payment of Obligations.

The Borrower shall, and shall cause each member of the Borrower Group to, pay at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, including all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or if it is owed under a lease that is being terminated or cancelled prior to its stated expiration date if the Borrower is in compliance with Section 6.19 hereof.

Section 5.6. Maintenance of Properties; Insurance.

A. Maintenance of Properties. The Borrower shall, and shall cause each member of the Borrower Group to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties of the members of the Borrower Group and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except to the extent that such member of the Borrower Group, determines in good faith not to maintain, repair, renew or replace such property if such property is no longer desirable in respect of the business of such member of the Borrower Group and the failure to do so is not disadvantageous in any material respect to the members of the Borrower Group, taken as a whole.

B. Insurance. The Borrower shall, and shall cause each member of the Borrower Group to, at all times maintain, with financially sound and reputable insurers, in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice or as otherwise required by the Collateral Documents. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to each such insurance providing coverage in respect of any Collateral, and, each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent 30 days prior written notice before any such policy or policies shall be materially altered or canceled, and that no act or default of any Loan Party or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies. The present insurance coverage of the Loan Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 5.6.

Section 5.7. Inspection; Lender Meeting.

A. Inspection Rights. The Borrower shall, and shall cause each member of the Borrower Group to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. Upon reasonable notice, during normal business hours and at the sole expense of the Lenders (or, if a Potential Event of Default or an Event of Default exists, at any time (during normal business hours) and at the sole expense of the Borrower), the Borrower shall, and shall cause each member of the Borrower Group to, permit representatives appointed by the Administrative Agent, including independent accountants, agents, representatives of Lenders, attorneys, and appraisers, to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Administrative Agent or Lenders and to discuss all such matters with the officers, employees and representatives of such members of the Borrower Group, provided that the foregoing rights shall be subject to the confidentiality provisions set forth in Section 9.24.

B. Lenders Meeting. The Borrower shall, upon the request of the Administrative Agent or the Required Lenders from time to time, participate in meetings of the Administrative Agent and the Lenders to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent) at such times as may be reasonably agreed to by the Borrower and the Administrative Agent.

Section 5.8. Compliance with Laws; Governmental Actions and Rights of Way.

A. Legal Requirements. The Borrower shall, and shall cause each member of the Borrower Group to, comply in all material respects with all applicable Legal Requirements (including all Environmental Laws, United States export laws and regulations, and the Foreign Corrupt Practices Act of the United States, if applicable) except, in each case, where the failure to comply with such Legal Requirement would not have a Material Adverse Effect.

B. Governmental Actions; Rights of Way. The Borrower shall, and shall cause each member of the Borrower Group to, from time to time (i) file for and obtain all Governmental Actions and private party rights of way, franchises, licenses, consents and approvals as shall now or hereafter be necessary in the conduct of the business of the Borrower Group or the execution, validity, legality or enforceability of the Loan Documents, and (ii) maintain, retain, observe, keep in full force and effect and comply in all material respects with the terms, conditions and provisions of all Governmental Actions as shall now or hereafter be necessary under applicable laws except, in each case, where the failure to comply with the foregoing would not have a Material Adverse Effect.

Section 5.9. Environmental Matters.

A. Environmental Review and Investigation. The Borrower agrees that the Administrative Agent may, following the occurrence of any event or the discovery of any condition that the Administrative Agent or the Required Lenders reasonably believes has caused (or could reasonably be expected to cause) the representations and warranties set forth in Section 4.14 to be untrue in any respect that may result in a Material Adverse Effect:

(i) review, any environmental audits, investigations, analyses and reports (“Environmental Reports”) relating to Hazardous Materials in respect of any site or operation prepared by or for the Borrower by an independent professional consultant retained at the Borrower’s expense, and

(ii) if reasonably determined to be necessary following review of any Environmental Reports provided by the Borrower, conduct its own investigation of any site or operation and as to the compliance by any member of the Borrower Group with the representations and warranties set forth in Section 4.14.

For purposes of conducting such a review and/or investigation, the Borrower hereby grants to the Administrative Agent and its agents, employees, consultants and contractors the right (subject to the approval of any other Person from whom the Borrower Group is legally obligated to obtain permission or consent prior to granting access at such sites or operations) to enter into or onto any portion of any site or operation then owned, leased, operated or used by any member of the Borrower Group and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any portion of any site or operation shall be conducted, unless otherwise agreed to by the Borrower and the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such portion of any site or operation and all reasonable efforts shall be used not to cause any damage or loss to any property at such portion of the applicable site or operation. The Borrower and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent pursuant to this Section 5.9 will be obtained and shall be used by the Administrative Agent and the Lenders for the purposes of the Lenders’ internal credit decisions, to monitor the Loans and to protect the Lenders’ security interests created by the Collateral Documents. The Administrative Agent agrees to deliver a copy of any such report to the Borrower with the understanding that the Borrower acknowledges and agrees that (x) the Borrower will indemnify and hold harmless the Administrative Agent and each Lender from any costs, losses or liabilities relating to the Borrower’s use of or reliance on such report, (y) neither the Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to the Borrower, neither the Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

B. Environmental Disclosure. The Borrower shall deliver to the Administrative Agent and the Lenders:

(i) Environmental Audits and Reports. As soon as practicable following receipt thereof, final copies (or the latest draft thereof if no final version is being prepared) of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of any member of the Borrower Group or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any portion of any site or operation or with respect to any Environmental Claims;

(ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the discovery thereof by any member of the Borrower Group, written notice describing in reasonable detail (a) any Release relating to or affecting the sites or operations of any member of the Borrower Group required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by the Borrower or any other Person in response to (1) any Hazardous Materials Activities relating to or affecting the sites or operations of any member of the Borrower Group the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims relating to or affecting the sites or operations of any member of the Borrower Group that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect;

(iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by any member of the Borrower Group, a copy of any and all written communications with respect to (a) any Environmental Claims relating to or affecting the sites or operations of any member of the Borrower Group that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release relating to or affecting the sites or operations of any member of the Borrower Group required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether any member of the Borrower Group may be potentially responsible for any Hazardous Materials Activity;

(iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of Securities, assets, or property by any member of the Borrower Group that could reasonably be expected to (1) expose any member of the Borrower Group to, or result in,

Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of any member of the Borrower Group to maintain in full force and effect all material Governmental Actions required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by any member of the Borrower Group to modify current operations in a manner that could reasonably be expected to subject any member of the Borrower Group to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Written notice received 30 days prior to any such event shall be presumed to be prompt for purposes of this Section 5.9.B, provided, however, that such presumption shall not constitute a waiver of Borrower’s obligation to give notice at an earlier date where necessary to afford the Administrative Agent and the Lenders a reasonable opportunity to evaluate the proposed action and to take adequate measures to protect the Lenders’ security interests created by the Collateral Documents; and

(v) Other Information. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9.

C. The Borrower’s Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

(i) Remedial Actions Relating to Hazardous Materials Activities. The Borrower shall, and shall cause each member of the Borrower Group to, promptly undertake, any and all investigations, studies, sampling, testing, abatement, clean-up, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any portion of any site or property of any member of the Borrower Group that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim except when, and only to the extent that, the liability of such member of the Borrower Group with respect to such Hazardous Materials Activity, violation of Environmental Law or Environmental Claim is being contested in good faith by such member of the Borrower Group. In the event and to the extent that any member of the Borrower Group undertakes any such action with respect to any Hazardous Materials, such member of the Borrower Group shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the orders and legally enforceable directives of all federal, state and local governmental authorities.

(ii) Actions with Respect to Environmental Claims and Violations of Environmental Laws. The Borrower shall, and shall cause each member of the Borrower Group to, promptly take any and all actions necessary to (i) cure any material violation of applicable Environmental Laws caused by any member of the Borrower Group and (ii) make an appropriate response to any Environmental Claim against any member of the Borrower Group and, unless the liability of such member of the Borrower Group as alleged in the Environmental Claim is being contested in good faith, discharge any obligations it may have to any Person thereunder.

Section 5.10. Payment of Liens.

A. Removal by the Borrower. In the event that, notwithstanding the covenants contained in Section 6.2, a Lien not otherwise permitted under Section 6.2 may encumber the Collateral or any portion thereof, the Borrower shall promptly discharge or cause to be discharged by payment to the lien holder or lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise; provided that, compliance with the provisions of this Section 5.10 shall not be deemed to constitute a waiver of the provisions of Section 6.2. The Borrower shall exhibit to the Administrative Agent upon request all receipts or other satisfactory evidence of payment, bonding, deposit of taxes, assessments, Liens or any other item which may cause any such Lien to be filed against the Collateral or any portion thereof of the Borrower Group. The Borrower shall, and shall cause each member of the Borrower Group to, fully preserve the Lien and the priority of each of the Collateral Documents without cost or expense to the Administrative Agent or the Lenders.

B. Removal by the Agent. If any member of the Borrower Group fails to promptly discharge, remove or bond off any such Lien or mechanics’ or materialmen’s claim of lien as described above, which is not being contested by any member of the Borrower Group in good faith by appropriate proceedings promptly instituted and diligently conducted, within 30 days after the receipt by such member of the Borrower Group of notice thereof, then the Administrative Agent may, but shall not be required to, procure the release and discharge of such Lien, mechanics’ or materialmen’s claim of lien and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with the lien holder or lien claimant or post any bond or furnish any security or indemnity as the Administrative Agent, in its sole discretion, may elect. In settling, compromising or arranging for the discharge of any Liens under this subsection, the Administrative Agent shall not be required to establish or confirm the validity or amount of the Lien. The Borrower agrees that all costs and expenses expended or otherwise incurred pursuant to this Section 5.10 (including reasonable attorneys’ fees and disbursements) by the Administrative Agent shall be paid by the Borrower in accordance with the terms hereof.

Section 5.11. Additional Actions Related to Collateral.

A. Accounts. If any member of the Borrower Group (other than a Canadian Subsidiary) is holder of, opens, creates or acquires an Account or a deposit account, or any Canadian Subsidiary is holder of, opens, creates or acquires an Account or a deposit account maintained in the United States, then the Borrower shall, and shall cause each member of the Borrower Group that may have opened, created or acquired such Account or deposit account to, in each case, at the Borrower’s expense:

(i) within ten Business Days of the date of the opening, creation or acquisition of any Account, duly execute and deliver to the Administrative Agent, each Security Agreement or Control Agreement (or amendment thereto) and take such other actions which, in each case, are necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent on behalf of the Secured Parties a First Priority Lien on such Account; and

(ii) within ten Business Days of the date of the opening, creation or acquisition of any deposit account, duly execute and deliver to the Administrative Agent a Blocked Account Agreement with respect to such deposit account and take such other actions which, in each case, are necessary or advisable in the reasonable opinion of the Administrative Agent with respect thereto, and neither Borrower nor any other member of the Borrower Group (other than a Canadian Subsidiary, unless such Canadian Subsidiary is the holder, opens, creates or acquires an Account or a deposit account maintained in the United States) may maintain any deposit account except a Blocked Account, except that the any member of the Borrower Group may maintain at any one time up to $4,000,000 (or such greater amount as may be consented to in writing by the Administrative Agent from time to time) in the aggregate (i.e. for the Borrower Group (other than a Canadian Subsidiary, unless such Canadian Subsidiary is the holder, opens, creates or acquires an Account or a deposit account maintained in the United States) in the aggregate) in deposit accounts which are not Blocked Accounts and as to which no Blocked Account Agreement shall be required so long as the amounts in such deposit accounts never exceed such $4,000,000 (or such greater amount as may be consented to by the Administrative Agent) and the balance of such deposit accounts (a) does not exceed an average daily balance in any month in excess of $1,000,000 in any individual account and (b) does not exceed an average daily balance in any month in excess of $3,000,000 for all such accounts in the aggregate;

B. Acquisition and Creation of Equity Interests of Subsidiaries. The Borrower shall not, and shall not permit any member of the Borrower Group to, acquire, issue or create any Equity Interests in any Person that constitutes a Restricted Subsidiary unless:

(i) the creation or acquisition of such new Subsidiary could not reasonably be expected to have a Material Adverse Effect;

(ii) such new Restricted Subsidiary (other than the Canadian Subsidiaries) shall be or become a party to a Guaranty Agreement;

(iii) the applicable member of the Borrower Group (other than a Canadian Subsidiary; but, in the case of the Equity Interests in a Canadian Subsidiary, any other entity organized in the United States which owns any Equity Interests in such Canadian Subsidiary) shall pledge, have pledged or cause or have caused to be pledged to the Administrative Agent (A) all of the outstanding shares of Equity Interests or other Equity Interests of such new Restricted Subsidiary owned directly or indirectly by it (or, the case of the Equity Interests of a Canadian Subsidiary of which any Equity Interests are owned by an entity organized in the United States, sixty-five percent (65%) of the Equity Interests of the Canadian Subsidiary), or (B) to the extent that the Administrative Agent, acting on behalf of the Secured Parties does not already have a First Priority Lien thereon, such newly issued Equity Interests of such Restricted Subsidiary, in each case, along with undated stock powers for such certificates, executed in blank (or, if any such shares of Equity Interests are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been perfected by the Administrative Agent in accordance with Article 8 of the UCC or any similar law which may be applicable); in order to effect the foregoing, the Borrower (or any member of the Borrower Group (other than a Canadian Subsidiary; but, in the case of the Equity Interests in a Canadian Subsidiary, any other entity organized in the United States which owns any Equity Interests in such Canadian Subsidiary) which is the direct owner of such new Restricted Subsidiary) shall either enter into a Pledge Agreement or, if it has already entered into such a Pledge Agreement, amend such pledge agreement in order to identify the Equity Interests and other related collateral in respect of such new Restricted Subsidiary or newly issued Equity Interests, and, in the case of a Restricted Subsidiary incorporated or otherwise existing pursuant to the laws of any jurisdiction other than the United States or any political subdivision thereof, shall enter into a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent;

(iv) the Borrower shall, and shall cause the new Restricted Subsidiary (other than the Canadian Subsidiaries) to, take such other actions (including entering into a Security Agreement, Pledge Agreement, Control Agreement or Blocked Account Agreement) as are necessary or advisable in the reasonable opinion of the Administrative Agent in order to grant to the Administrative Agent, acting on behalf of the Secured Parties, a First Priority Lien on all Equity Interests in such Subsidiary and all Property of such Subsidiary in existence as of such date and in all after acquired Property of such Subsidiary in which First Priority Liens are required to be granted pursuant to this Agreement;

(v) (A) with respect to any Restricted Subsidiary holding assets having an aggregate net fair market value in excess of $1,000,000, then concurrently with the execution and delivery of each Guaranty Agreement, Security Agreement, Control Agreement, Pledge Agreement or other document referred to above, or (B) upon such Restricted Subsidiary’s acquisition of assets having an aggregate fair market value of at least $1,000,000, the Administrative Agent shall have received such favorable opinions of legal counsel for the applicable member of the Borrower Group relating to each of the matters identified in clauses (ii), (iii), and (iv) above, in form and substance reasonably satisfactory to the Administrative Agent; and

(vi) the Administrative Agent shall have received (a) certified copies of such new Restricted Subsidiary’s certificate or articles of incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business, each to be dated a recent date prior to their delivery to the Administrative Agent, (b) a copy of such new Restricted Subsidiary’s by-laws (or other operating agreement or governing document), certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to the Administrative Agent and, (c) a certificate executed by the secretary or an assistant secretary of such new Restricted Subsidiary certifying as to (1) the fact that the attached resolutions of the Board of Directors or other governing body of such new Restricted Subsidiary approving and authorizing the execution, delivery and performance of any Loan Documents to which it is a party are in full force and effect and have not been modified or amended and (2) the incumbency and signatures of the officers of such new Restricted Subsidiary executing any Loan Documents.

Section 5.12. Further Assurances.

A. Assurances. Without expense or cost to the Administrative Agent or the Lenders, the Borrower shall, and shall cause each member of the Borrower Group to, from time to time hereafter, execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent may from time to time reasonably require in order to carry out more effectively the purposes of this Agreement or the other Loan Documents, including to subject any items of Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto the Administrative Agent the property and rights hereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or which any member of the Borrower Group may be or may hereafter become bound to convey or to assign to the Administrative Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement or any other Loan Document or for filing, registering or recording this Agreement or any other Loan Document. Promptly upon a reasonable request, the Borrower shall, and shall cause each member of the Borrower Group (other than the Canadian Subsidiaries, except in respect of (i) the Equity Interests in a Canadian Subsidiary owned by any member of the Borrower Group which is organized in the United States and (ii) Accounts and deposit accounts subject to Section 5.11 hereof) to, execute and deliver, and hereby authorizes the Administrative Agent to execute and file in the name of such member of the Borrower Group, to the extent the Administrative Agent may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the Liens of the Collateral Documents upon the Collateral.

B. Filing and Recording Obligations. The Borrower shall pay or cause to be paid all filing, registration and recording fees and all expenses incident to the execution and acknowledgment of a deed of trust, leasehold of deed of trust, mortgage, leasehold mortgage, or any other Loan Document, including any instrument of further assurance described in Section 5.12.A, and shall pay or cause to be paid all mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Collateral Document or any other Loan Document, including any instrument of further assurance described in Section 5.12.A, or by reason of its interest in, or measured by amounts payable under, the Notes, any Collateral Document or any other Loan Document, including any instrument of further assurance described in Section 5.12.A, and shall pay all stamp taxes and other taxes required to be paid on the Notes or any other Loan Document, but excluding in the case of each Lender and the Administrative Agent, Taxes imposed on its income by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its applicable lending office for funding or booking its Loans hereunder is located. If the Borrower fails to make or cause to be made any of the payments described in the preceding sentence within 15 days after notice thereof from the Administrative Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by the Administrative Agent in its sole discretion) accompanied by documentation verifying the nature and amount of such payments, the Administrative Agent may (but shall not be obligated to) pay the amount due and the Borrower shall reimburse all amounts in accordance with the terms hereof.

C. Costs of Defending and Upholding the Lien. The Administrative Agent may, upon at least five days’ prior notice to the Borrower, (i) appear in and defend any action or proceeding, in the name and on behalf of the Administrative Agent or the Lenders, in which the Administrative Agent or any Lender is named or which the Administrative Agent in its sole discretion determines is reasonably likely to materially adversely affect the Collateral, any Collateral Document, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which the Administrative Agent reasonably determines should be instituted to protect the interest or rights of the Administrative Agent and the Lenders in the Collateral or under this Agreement, the Collateral Documents or any other Loan Document. The Borrower agrees that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys’ fees and disbursements) by the Administrative Agent shall be paid by the Borrower or reimbursed by the Borrower to the Administrative Agent promptly after demand.

D. Costs of Enforcement. The Borrower agrees to bear and shall pay or reimburse the Secured Parties in accordance with the terms of Section 9.2 for all reasonable sums, costs and expenses incurred by the Secured Parties (including reasonable attorneys’ fees and the expenses and fees of any receiver or similar official) of or incidental to the collection of any of the Obligations, any foreclosure (or transfer in lieu of foreclosure) of this Agreement, any Collateral Document or any other Loan Document or any sale of all or any portion of the Collateral.

Section 5.13. Use of Proceeds.

A. The proceeds of the Loans hereunder shall be used solely as follows: (1) the Revolving Loans shall be used for working capital and other general corporate purposes, including Transaction Costs; and (2) the Term Loans shall be used (x) to fund a dividend on the Closing Date to Parent to pay the Redemption and the Series C Preferred Share Payments on the Effective Date for to the extent that such Redemption and Series C Preferred Share Payments have not been paid from the proceeds of the Second Lien Credit Agreement, (y) to refinance the outstanding indebtedness owed by the Borrower under the Original Credit Agreement, and (z) for working capital and other general corporate purposes, including Transaction Costs (each of the foregoing, as applicable to its Class of Loans, individually, a “Permitted Purpose” and, collectively, the “Permitted Purposes”). The Borrower may, subject to Section 6.1, use the proceeds of the Loans to make loans or capital contributions to other members of the Borrower Group (other than Parent); provided that the Borrower shall cause each member of the Borrower Group to, use such proceeds for a Permitted Purpose.

B. The Letters of Credit shall be used only in connection with a Permitted Purpose, as defined in relation to Revolving Loans.

Section 5.14. Intellectual Property.

The Borrower shall not, and shall not permit any member of the Borrower Group to, do any act, or omit to do any act, whereby any of its Intellectual Property may lapse or become abandoned or dedicated to the public or unenforceable, unless such lapse, abandonment, dedication or unenforceability could not reasonably be expected to have a Material Adverse Effect. The Borrower shall take, and shall cause each member of the Borrower Group to, take all reasonably necessary steps to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, any material part of its Intellectual Property, except where the failure to so maintain, obtain or pursue could not reasonably be expected to have a Material Adverse Effect.

Section 5.15. Interest Rate Protection.

On or before November 30, 2005, the Borrower shall maintain in effect for a period of not less than three years, one or more Interest Rate Agreements with respect to the Term Loans, each such Interest Rate Agreement to be for a term and in form and substance reasonably satisfactory to the Administrative Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component (as hereinafter defined) of the interest costs to the Borrower with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of the Term Loans outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months). For purposes of this Section 5.15, the term “Unadjusted Eurodollar Rate Component” means that component of the interest costs to the Borrower in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (a) of the definition of Adjusted Eurodollar Rate.

Section 5.16. Landlord Consents And Estoppel Agreements.

The Borrower shall, and shall cause each member of the Borrower Group to, (a) use reasonable efforts to obtain from the relevant lessors with respect to each Colocation Lease entered into after the Effective Date Landlord Consent and Estoppel Agreements in favor of the Administrative Agent, and (b) report to the Administrative Agent in writing within sixty days after entering into each Colocation Lease after the Closing Date as to the status of such efforts with respect to each Colocation Lease. The Borrower shall deliver or cause to be delivered to the Administrative Agent, promptly upon their execution, all such Landlord Consent and Estoppel Agreements.

Section 5.17. Unrestricted Subsidiaries and Restricted Subsidiaries.

A. Except for the Unrestricted Subsidiaries listed as such on Schedule 4.1.C as of the Closing Date, the Borrower shall not have the right to designate any Subsidiary as an Unrestricted Subsidiary and all Subsidiaries shall be Restricted Subsidiaries. The Borrower shall cause each Unrestricted Subsidiary to comply with the following:

(i) such Subsidiary shall not own, directly or indirectly, Equity Interests in any Restricted Subsidiary which, when added to any other Equity Interests which are owned in such Restricted Subsidiary by any other Unrestricted Subsidiaries, totals 50% or more of the Equity Interests of such Restricted Subsidiary;

(ii) such Subsidiary shall have no Indebtedness other than Non-Recourse Indebtedness or unsecured intercompany Indebtedness in an amount not to exceed

$1,000,000 in the aggregate for all such Non-Recourse Indebtedness and unsecured intercompany Indebtedness taken together;

(iii) such Subsidiary shall not be a party to any agreement, contract, arrangement or understanding with any member of the Borrower Group other than any such agreement, contract, arrangement or understanding the terms of which are no less favorable to such member of the Borrower Group than the terms that such member could obtain at the time from Persons who are not Affiliates of a member of the Borrower Group;

(iv) such Subsidiary shall be a Person with respect to which no member of the Borrower Group has any direct or indirect obligation (a) to subscribe for additional Equity Interests (unless the amount of such subscription could be made as a Restricted Payment) or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(v) such Subsidiary shall not guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of any member of the Borrower Group; and

(vi) such Subsidiary shall not construct or operate any Colocation Facility and shall not enter into any Colocation Lease.

Section 5.18. Redemption and Series C Share Payments.

Immediately upon the making of the payments in respect of the Redemption and the Series C Share Payments pursuant to the terms and conditions hereof, the Borrower shall deliver to the Administrative Agent evidence (in form, substance and scope satisfactory to the Administrative Agent) that proceeds of the Term Loans in an amount not to exceed $17,000,000 in the aggregate were used to fund a dividend to the Parent for such Redemption and Series C Share Payments and that the Parent made such Redemption and Series C Share Payments as provided herein. In addition to, and not in lieu of, the foregoing, the Borrower shall permit, and shall cause Parent to permit, at the Borrower’s expense, Administrative Agent and/or any representative or designee of the Administrative Agent to visit and inspect the books and records of Parent, Borrower or any member of the Borrower Group, to investigate and verify the accuracy of the information provided to the Administrative Agent in respect of the payments made for the Redemption and the Series C Preferred Share Payments and to take all such other actions set forth in Section 5.7 hereof in connection therewith.

ARTICLE VI.

BORROWER’S NEGATIVE COVENANTS

The Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment and performance in full of all of the Loans and other Obligations, the Borrower shall, and shall cause each member of the Borrower Group (including without limitation, pursuant to the definition of Borrower Group, the Canadian Subsidiaries), to perform all of the covenants set forth in this Article VI.

Section 6.1. Indebtedness.

The Borrower shall not, and shall not permit any member of the Borrower Group to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(i) the Obligations;

(ii) any Indebtedness set forth in Schedule 6.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to the members of the Borrower Group, in a principal amount not in excess of the principal balance outstanding thereon at the time of such renewal, refinancing or extension and with a maturity date and weighted average life no greater than the Indebtedness being refinanced);

(iii) trade or other similar Indebtedness incurred in the ordinary course of business and payable within sixty days;

(iv) purchase money Indebtedness (including obligations in respect of Capital Leases and vendor financing) hereafter incurred by any member of the Borrower Group to finance the purchase of fixed assets not owned as of the date hereof, provided, that (a) the aggregate amount of such Indebtedness shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed and (c) any Lien securing such Indebtedness shall attach to the acquired assets within 90 days after the acquisition thereof;

(v) renewals, refinancings and extensions of any Indebtedness permitted pursuant to clause (iv) above on terms and conditions no less favorable to such member of the Borrower Group and in a principal amount not in excess of the principal balance outstanding thereon at the time of such renewal, refinancing or extension;

(vi) Indebtedness under, or constituting net exposure under, Interest Rate Agreements entered into in accordance with Section 5.15 hereof and/or entered into in accordance with Section 5.15 of the Second Lien Credit Agreement; and

(vii) other Indebtedness, provided that the Indebtedness under this clause (vii) shall not exceed $3,000,000 in the aggregate; and

(viii) intercompany Indebtedness between any members of the Borrower Group other than the Canadian Subsidiaries, so long as such Indebtedness is expressly subordinated in all respects to the Obligations; and

(ix) the Indebtedness evidenced by the 2005 Canadian Investment Note and the 2004 Canadian Investment Note, provided that the 2005 Canadian Investment Note shall provide that (x) the 2005 Canadian Investment Note shall be amortized on the same dates and the same percentages that Term Loan B amortizes hereunder and shall be due and payable in full no later than the Term Loan B Maturity Date, and (y) among other events of default thereunder, it shall be an event of default thereunder if any Event of

Default occurs under this Agreement; and provided, further, that the 2004 Canadian Investment Note shall provide that (x) the 2004 Canadian Investment Note shall be amortized on the same dates and the same percentages as provided therein on the Effective Date and shall be due and payable in full no later than August 4, 2008, and (y) among other events of default thereunder, it shall be an event of default thereunder if any Event of Default occurs under this Agreement; and

(x) intercompany Indebtedness between any member of the Borrower Group and the Canadian Subsidiaries, not to exceed $2,750,000 in the aggregate (not including the 2005 Canadian Investment Note and the 2004 Canadian Investment), provided that (1) no intercompany Indebtedness may be advanced (and no advance of any revolving loan facility pursuant to which all or a portion of such $2,750,000 may be advanced) to a Canadian Subsidiary at any time that an event of default has occurred and is continuing under either the 2005 Canadian Investment Note or the 2004 Canadian Investment Note or an Event of Default has occurred and is continuing, (2) the intercompany Indebtedness referred to in this clause (x) shall only be permitted by this clause (x) if it is evidenced by a promissory note in form and substance acceptable to the Administrative Agent (as amended from time to time with the written consent of the Administrative Agent, the “Canadian Revolving Note”), and such Canadian Revolving Note is pledged and delivered to the Administrative Agent on or before the date that any such Indebtedness is incurred, pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent, as additional Collateral for the Obligations, and (z) such Canadian Revolving Note provides that such intercompany Indebtedness shall be due and payable in full no later than the Revolving Loan Maturity Date and that, among other events of default thereunder, it shall be an event of default thereunder if any Event of Default occurs under this Agreement; and

(xi) Indebtedness incurred pursuant to the Second Lien Credit Agreement and the other “Loan Documents” (as defined in the Second Lien Credit Agreement”) in an amount not to exceed $45,000,000 (plus any accrued interest, fees and expenses in connection therewith), the proceeds of which shall be utilized to refinance the Original Credit Agreement, to pay for the Redemption and Series C Preferred Share Payments as provided therein and to pay any “Transaction Costs” (as defined in the Second Lien Credit Agreement) incurred pursuant to the terms and conditions thereof.

Section 6.2. Liens and Related Matters.

A. Prohibition on Liens. The Borrower shall not, and shall not permit any member of the Borrower Group to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any member of the Borrower Group, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except Permitted Liens, provided that, with respect to Liens upon the assets of the Canadian Subsidiaries, the Permitted Liens shall not include the Liens described in clauses (xiii) and (xiv) of the definition of Permitted Liens.

B. No Further Negative Pledges. The Borrower shall not, and shall not permit any member of the Borrower Group to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for obligations relating to such agreement if security is given for the Obligations, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 6.7, pending the consummation of such sale, and (iii) any provision in any agreement or instrument governing Indebtedness permitted pursuant to Section 6.1(iv) or Section 6.1(v) that prohibits or otherwise restricts the creation or assumption of any Lien upon any asset acquired or maintained utilizing the proceeds of such Indebtedness.

Section 6.3. Change of Filing Location.

The Borrower shall not, and shall not permit any member of the Borrower Group to, reorganize any member of the Borrower Group under the laws of a different jurisdiction unless the Borrower shall have given the Administrative Agent at least 20 days’ prior written notice thereof and all action reasonably requested by the Administrative Agent to protect and perfect the Liens and security interests in the Collateral shall have been taken.

Section 6.4. Change of Name.

The Borrower shall not, and shall not permit any member of the Borrower Group to, change its name or organizational structure or jurisdiction in which it is organized unless the Borrower shall have given the Administrative Agent at least 20 days’ prior written notice thereof and all action reasonably requested by the Administrative Agent to protect and perfect the Liens and security interests in the Collateral shall have been taken.

Section 6.5. Investments; Joint Ventures.

The Borrower shall not, and shall not permit any member of the Borrower Group to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or otherwise form or create any Subsidiary (other than in accordance with Section 5.11.B), except for Permitted Investments.

Section 6.6. Financial Covenants.

A. Consolidated Leverage Ratio. As of the end of each Fiscal Quarter ending on or after the Closing Date, the Consolidated Leverage Ratio shall not exceed the corresponding ratio set forth in Section A of Schedule 6.6 for such Fiscal Quarter.

B. First Lien Consolidated Leverage Ratio. As of the end of each Fiscal Quarter ending on or after the Closing Date, the First Lien Consolidated Leverage Ratio shall not exceed the corresponding ratio set forth in Section B of Schedule 6.6 for such Fiscal Quarter.

C. Consolidated Interest Coverage Ratio. As of the end of each Fiscal Quarter ending on or after the Closing Date, Consolidated Interest Coverage Ratio shall not be less than the corresponding ratio set forth in Section C of Schedule 6.6 for such Fiscal Quarter.

D. Consolidated Fixed Charge Coverage Ratio. As of the end of each Fiscal Quarter ending on or after the Closing Date, the Consolidated Fixed Charge Coverage Ratio shall not be less than the corresponding ratio set forth in Section D of Schedule 6.6 for such Fiscal Quarter.

Section 6.7. Restriction on Fundamental Changes; Asset Sales and Acquisitions.

The Borrower shall not, and shall not permit any member of the Borrower Group to, Dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person (including any issuance or sale by any member of the Borrower Group of Equity Interests in any of their respective Restricted Subsidiaries), except:

(i) the members of the Borrower Group may Dispose of obsolete, worn out or surplus assets or assets no longer used or useful in the business of the Borrower Group to the extent made in the ordinary course of business, provided that either (a) such Disposal does not materially adversely affect any portion of such Person’s business, or (b) prior to or within twelve months following such Disposal, any such property shall be replaced with other property of substantially equal utility and a value at least substantially equal to that of the replaced property when first acquired and free from any security of any other Person, subject only to Permitted Liens, and by such removal and replacement the members of the Borrower Group shall be deemed to have subjected such replacement property to the lien of the Collateral Documents in favor of the Secured Parties, as applicable, provided that the aggregate amount of proceeds that may be used to replace assets Disposed of pursuant to this clause (b) shall not exceed $2,000,000 in the aggregate for all such assets acquired after the Closing Date;

(ii) the members of the Borrower Group may sell or otherwise Dispose of assets in transactions that do not constitute Asset Sales, provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and provided, further, that the members of the Borrower Group may not lease or sublease to other Persons any portion of the interest of the applicable member of the Borrower Group in any of its Colocation Facilities, unless each such lease or sublease (a) is made in the ordinary course of business and is in connection with the provision of co-location services by any member of the Borrower Group and (b) does not interfere in any material respect with the ordinary conduct of the business of any member of the Borrower Group;

(iii) Dispositions pursuant to a Capital Lease permitted by Section 6.1 and Section 6.2;

(iv) in a transaction authorized by Section 6.18;

(v) any Permitted Investments, so long as (x) any acquisition of all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person is evidenced by an acquisition agreement in form and substance acceptable to the Required Lenders, and (y) the rights (but not the obligations) of the acquiring entity are collaterally assigned to the Administrative Agent as additional Collateral for the Obligations, pursuant to an assignment agreement in form and substance acceptable to the Administrative Agent; and

(vi) any Excluded Asset Sale; and

(vii) any Dispositions of assets of the Borrower Group occurring as a result of the closure of (x) any of those facilities that are identified in Schedule 1.1.A as closing or any facility the lease for which is the subject of any litigation referred to on Schedule 4.7 or (y) any other Colocation Facilities which have negative cash flow, so long as the amount of the assets that are Disposed of pursuant to this clause (y) does not exceed $1,000,000 (based on the greater of the fair market value of such assets at the time of such Disposition or the net proceeds from each such Disposition of such assets) after the Closing Date as a result of the closure of any individual facility and does not exceed $4,000,000 (based on the greater of the fair market value of such assets at the time of such Disposition or the net proceeds from each such Disposition of such assets) after the Closing Date as a result of the closure of all such facilities in the aggregate.

Notwithstanding the foregoing provisions of this Section 6.7, each of the clauses in this Section 6.7 shall be subject to the additional proviso that no Event of Default or Potential Event of Default shall exist and be continuing at the time of such transaction or would occur as a result of entering into such transaction (or immediately after any renewal or extension thereof at the option of any member of the Borrower Group). Further, the proceeds or the Net Asset Sale Proceeds of any lease or transaction of the nature described in each of the clauses to this Section 6.7 shall be applied in accordance with the provisions of Section 2.5.

Section 6.8. Sales and Lease-Backs.

The Borrower shall not, and shall not permit any member of the Borrower Group to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which any member of the Borrower Group has sold or transferred or is to sell or transfer to any other Person or (ii) which any member of the Borrower Group intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by any member of the Borrower Group to any Person in connection with such lease.

Section 6.9. Sale or Discount of Receivables.

The Borrower shall not, and shall not permit any member of the Borrower Group to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable. For the avoidance of doubt, this paragraph is not intended to prevent the Borrower from taking action in good faith in the ordinary course of its business in respect of the collection of accounts receivable owed by account debtors, to the extent that the compromise or settlement of any such accounts receivable that are owed by (a) an account debtor that is a debtor in bankruptcy or insolvency proceedings, or (b) other account debtors as to which the Borrower has taken a specific reserve on its balance sheet in accordance with GAAP for the accounts of such accounts debtors and as to which Borrower believes in good faith that the financial condition of the account debtor is impaired to an extent that the Borrower should agree to the recovery of the compromised or settlement amount (or the sale or discount thereof for such amount), provided that the amount of discounts agreed to under this clause (b) with respect to any account debtor shall not exceed the amount of such reserves that were taken in accordance with GAAP with respect to the accounts of such account debtor.

Section 6.10. Transactions with Shareholders and Affiliates.

The Borrower shall not, and shall not permit any member of the Borrower Group to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of any member of the Borrower Group or with any Affiliate thereof or of any such holder, except:

(i) transactions that are on terms that are not less favorable to such member of the Borrower Group, than those that might be obtained at the time from Persons who are not such a holder or Affiliate as long as (a) the Borrower has delivered to the Administrative Agent (1) with respect to any transaction involving an amount in excess of $1,000,000 an Officer’s Certificate certifying that such transaction complies with this Section 6.10 at the time such transaction is entered into, (2) with respect to any transaction involving an amount in excess of $2,000,000 a resolution adopted by a majority of the disinterested non-employee directors of the applicable member of the Borrower Group approving such transaction and an Officer’s Certificate certifying that such transaction complies with this Section 6.10 at the time such transaction is entered into and (b) with respect to any such transaction that involves aggregate payments in excess of $5,000,000, either (1) an opinion as to the fairness to the applicable member of the Borrower Group from a financial point of view issued by a qualified independent accounting or appraisal firm of nationally recognized standing at the time such transaction is entered into or (2) the receipt of the prior written consent of the Required Lenders;

(ii) any Material Contract that was in existence as of the Prior Amendment Date;

(iii) any employment, indemnification, noncompetition or confidentiality agreement entered into by any member of the Borrower Group with their employees or directors in the ordinary course of business, provided that no such agreement with a Person that is also (x) a shareholder or other equityholder of the Parent or (y) an employee, officer, director or manager of any such shareholder or other equityholder or any Affiliate thereof, other than an employee, officer, director or manager of one or more members of the Borrower Group, shall provide for the payment of compensation or other amounts in excess of the amounts payable to any such Person pursuant to agreements in effect on the Prior Amendment Date (without giving effect to any subsequent amendments thereof);

(iv) the payment of normal compensation, fees and reimbursement of expenses of officers and directors of the members of the Borrower Group who are not employees thereof, provided that no such agreement with a Person that is also (x) a shareholder or other equityholder of the Parent or (y) an employee, officer, director or manager of any such shareholder or other equityholder or any Affiliate thereof, other than an employee, officer, director or manager of one or more members of the Borrower Group, shall provide for the payment of compensation or other amounts in excess of the amounts payable to any such Person pursuant to agreements in effect on the Closing Date (without giving effect to any subsequent amendments thereof);

(v) transactions between or among the members of the Borrower Group and any of their respective direct or indirect Wholly-Owned Subsidiaries that are members of the Borrower Group; and

(vi) transactions set forth in the Material Contracts listed on Schedule 4.9.

Section 6.11. Certain Restrictions on Changes to Charter Documents.

The Borrower shall not, and shall not permit any member of the Borrower Group to, amend, supplement or otherwise modify, or permit the amendment, modification or supplementation of its certificate or articles of incorporation, certificate of formation or by-laws or other organizational documents (including any limited liability company agreement) in a manner which is inconsistent with or violates the terms of or could reasonably be expected to prevent compliance with any of the terms of any Loan Document or any Material Contract or could reasonably be expected to result in a Material Adverse Effect.

Section 6.12. Certain Restrictions in Respect of Material Contracts.

A. Termination, amendment or modification. The Borrower shall not, and shall not permit any member of the Borrower Group to, agree to any amendment, modification or termination of any Material Contract if such amendment, modification or termination could reasonably be expected to have a Material Adverse Effect, except (i) that amendments, modifications or terminations made in connection with the closure of those facilities that (x) are identified in Schedule 1.1.A as closing or (y) the lease for which is the subject of any litigation referred to on Schedule 4.7 shall not be deemed to be prohibited by this Section and (ii) the termination of the Material Contracts identified on Schedule 6.12. In addition, the Borrower shall not, and shall not permit any member of the Borrower Group to, assign or transfer any of its material rights or obligations under any of the Material Contracts, other than an assignment or transfer to another member (other than the Canadian Subsidiaries) of the Borrower Group.

B. Security Interest in Material Contracts. The Borrower shall not, and shall not permit any member of the Borrower Group to, enter into any Material Contract (other than the Security Agreements) if such agreement (i) prohibits the granting to the Administrative Agent or any Lender a lien thereon or (ii) otherwise unreasonably restricts or inhibits the Administrative Agent’s or any Lender’s ability to realize the benefit of any lien on any of the Collateral. The

Borrower shall not, and shall not permit any member of the Borrower Group to, enter into contracts if such agreements (i) prohibit the granting to the Administrative Agent or any Lender a lien thereon or (ii) otherwise unreasonably restrict or inhibit the Administrative Agent’s or any Lender’s ability to realize the benefit of any lien on any of the Collateral which, taken as a whole, would have a Material Adverse Effect.

Section 6.13. Limitations on Restricted Actions.

Except as provided herein, the Borrower shall not, and shall not permit any member of the Borrower Group to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Subsidiaries to (i) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by any member of the Borrower Group, (ii) repay or prepay any Indebtedness owed by any member of the Borrower Group, (iii) make loans or advances to the Borrower, or (iv) transfer any of its property or assets to the Borrower other than as provided for herein or in the other Loan Documents (other than pursuant to any agreement or instrument governing Indebtedness permitted pursuant to Section 6.1(iv) or Section 6.1(v) that prohibits or otherwise restricts the transfer of any asset acquired or maintained utilizing the proceeds of such Indebtedness).

Section 6.14. Nature of Business.

No member of the Borrower Group (other than Parent) shall engage in any material respect in any business activity other than those activities specifically described in the definition of “Permitted Business.” Parent shall not engage in any business activity other than as a holding company of the Borrower.

Section 6.15. Fiscal Year.

No member of the Borrower Group shall change the end of its Fiscal Year from December 31.

Section 6.16. Restricted Payments.

The Borrower shall not, and shall not permit any member of the Borrower Group to, declare or make any Restricted Payment or any payment in connection with any tax sharing arrangement except for (a) Restricted Payments by any member of the Borrower Group (other than Parent) to any parent (other than Parent and the Canadian Subsidiaries) that is also a member of the Borrower Group; (b) dividends or other distributions, direct or indirect, to Parent (i) for the purchase of Equity Interests of Parent from officers and employees of any member of the Borrower Group pursuant to employee stock option plans and any similar agreements in an aggregate amount not to exceed $2,500,000 in any fiscal year, (ii) for the payment of Taxes due and payable by the Parent in respect of Parent’s income and/or the business of the Borrower Group and (iii) to pay the Redemption and Series C Preferred Share Payment on the Effective Date; and (c) distributions by any member of the Borrower Group (other than Parent) in respect of its Equity Interests which are payable solely in additional Equity Interests which are subject to a First Priority Lien in favor of the Administrative Agent (or, in the case of distributions by a Canadian Subsidiary any Equity Interests of which are owned by an entity organized in the

United States, sixty-five percent (65%) of which is subject to such First Priority Lien in favor of the Administrative Agent).

Section 6.17. Accounts.

Except as otherwise provided in Section 5.11, the Borrower shall not, and shall not permit any member of the Borrower Group to, create or open any deposit account or securities account (each within the meaning of the UCC) (other than any Account subject to a Control Agreement or a Blocked Account subject to a Blocked Account Agreement) and other than any account maintained by any member of the Borrower Group to hold security deposits from counterparties to the revenue generating contracts entered into by the members of the Borrower Group.

Section 6.18. Funding of Foreign Subsidiaries

The Borrower shall not, and shall not permit any member of the Borrower Group to, (a) except for capital expenditures by a Canadian Subsidiary for its own account, make Consolidated Capital Expenditures on behalf of any members of the Borrower Group organized under the laws of any jurisdiction located outside of the United States or (b) make any capital contribution to or transfer any asset to any members of the Borrower Group organized under the laws of any jurisdiction located outside of the United States in an amount exceeding $10,000 in any fiscal year except for the Canadian Subsidiary Contribution.

Section 6.19. Termination of Real Estate Leases; Lease Litigation Cost.

The Borrower shall not, and shall not permit the Borrower Group to, incur cash costs in an aggregate amount greater than $4,000,000 in the aggregate after the Closing Date in connection with (a) the termination or cancellation, prior to their stated expiration dates, of any real estate leases and (b) any litigation or settlement regarding any such termination or cancellation or any claim relating thereto.

Section 6.20. Limitations on Unrestricted Subsidiaries.

Borrower shall not, permit Parent or any of its Subsidiaries that are not members of the Borrower Group, to be party to any contract, lease or other agreement which is, or own any assets which are, material to the business, assets, operations, results of operations or condition (financial or otherwise) of any member of the Borrower Group, other than:

(i) any contract pursuant to which any member of the Borrower Group is also a party if such contract provides that all rights and benefits (including the right to receive payments) provided to such member of the Borrower Group party thereto shall run in favor of only the member of the Borrower Group party thereto (and that the Parent or any Unrestricted Subsidiary shall have no right, title or interest in or to any such right or benefit);

(ii) any contract that is a guarantee of the obligations of any member of the Borrower Group under any contract to which it is a party; and

(iii) any contract or other agreement in respect of the issuance by the Parent of its Equity Interests or debt securities, agreements in respect of Indebtedness or the issuance of equity of, or the contribution of capital to, any member of the Borrower Group, to the extent that such contract or other agreement is not otherwise prohibited by this Agreement or any of the other Loan Documents.

Section 6.21. Limitations on Uses of Proceeds of Canadian Subsidiary Contribution and Canadian Revolver Note.

Borrower shall not, and shall not permit any member of the Borrower Group (including, for the avoidance of doubt, any Canadian Subsidiary), to use the proceeds of (i) the Canadian Subsidiary Contribution for any purpose other than capital expenditures in respect of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) of any Canadian Subsidiary and (ii) the Canadian Revolver Note for any purpose other than general working capital and other general corporate purposes by the Canadian Subsidiaries.

ARTICLE VII.

EVENTS OF DEFAULT

Each of the following events or occurrences set forth in Section 7.1 through Section 7.15 shall constitute an “Event of Default”:

Section 7.1. Failure to Make Payments When Due.

The Borrower shall fail to pay any scheduled principal of any Loan when and as the same shall become due and payable; or the Borrower shall fail to pay any interest on any Loan or any fee payable under this Agreement or any other Loan Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days; or the Borrower or any other member of the Borrower Group shall fail to pay any other unscheduled principal amount or amount payable under this Agreement or any other Loan Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days; or

Section 7.2. Default Under Other Indebtedness.

Any member of the Borrower Group (i) shall fail to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1) in an individual or aggregate principal amount of $2,500,000 or more beyond the end of any grace period provided therefor; or (ii) shall breach or default in its obligations with respect to any other material term of (a) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); provided, however, the Event of Default that results under this

Section 7.2 as a result of any such declaration under the Second Lien Credit Agreement will be automatically waived if and as of the time that declaration of acceleration is rescinded or waived under the Second Lien Credit Agreement; or

Section 7.3. Breach of Warranty.

Any representation or warranty made or deemed made by the Borrower or any Loan Party in this Agreement, or in any other Loan Document to which it is a party or in any certificate delivered by the Borrower or any Loan Party pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect as of the time made or deemed made; or

Section 7.4. Involuntary Bankruptcy Proceeding, Etc.

An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party, or, in any such case, its debts, or a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party, and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

Section 7.5. Voluntary Bankruptcy Proceeding, Etc.

Any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in Section 7.4, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

Section 7.6. Judgments.

Any judgment or judgments (i) for the payment of money in an aggregate amount (not paid or entirely covered by insurance) in excess of $6,000,000 shall be entered or filed against any Loan Party or any of its assets and shall remain unpaid and undischarged, unvacated, unbonded or unstayed for a period of 45 days (or in any event later than five days prior to the date of any proposed sale of the respective assets thereunder), or (ii) shall be entered in the form of an injunction or similar form of relief requiring suspension or abandonment of a Permitted Business by any Loan Party and such injunction or similar relief requiring suspension or abandonment of a Permitted Business by any Loan Party and such injunction or similar relief shall not have been stayed, discharged or vacated within 45 days; or

Section 7.7. Dissolution.

Any order, judgment or decree shall be entered against (a) any member or members of the Borrower Group that in the aggregate account for $7,000,000 or more of the Net Revenue of the Borrower Group (other than as a result of or in connection with the closure of (i) those facilities that are identified in Schedule 1.1.A as closing or (ii) those facilities the lease for which is the subject of any litigation referred to on Schedule 4.7), (b) the Borrower, or (c) the Parent, decreeing the dissolution or split up of such Person or Persons, and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

Section 7.8. Change in Control.

A Change in Control shall have occurred; or

Section 7.9. Non-Performance of Certain Covenants and Obligations.

(i) Any Loan Party shall fail to perform any of its negative covenants (including all of the covenants set forth in Article VI of this Agreement) or agreements contained in any Loan Document to which it is a party; or

(ii) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document to which it is a party (other than those specified in Section 7.1 and Section 7.3 above or in clause (i) of this Section 7.9), and such failure in any case shall continue unremedied or unwaived for a period of 30 days after the earlier of (x) such Loan Party receives written notice thereof from the Administrative Agent and (y) an officer of such Loan Party becomes aware of such failure; or

Section 7.10. Impairment of Material Contract.

Any Material Contract shall cease to be valid and binding and in full force and effect (other than as a result of any termination due to the occurrence of the stated expiration date of such material contract) and such condition shall continue unremedied or unwaived for a period of 30 days; provided that, an Event of Default shall occur under this Section only if the failure of such other Material Contract to remain valid and binding and in full force and effect could reasonably be expected to have a Material Adverse Effect; or

Section 7.11. Default Under or Termination of Material Contracts.

Any of the Material Contracts shall terminate or be terminated or canceled prior to its stated expiration date or any Loan Party shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) under any of the Material Contracts and such condition shall continue unremedied or unwaived for a period of 30 days; provided that a default under or termination or cancellation of any Material Contracts shall constitute an Event of Default hereunder only if the termination of such Material Contract could reasonably be expected to have a Material Adverse Effect; or

Section 7.12. Default Under or Termination of Governmental Actions.

The members of the Borrower Group shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the material terms, provisions, agreements, covenants or conditions attaching to or under any material Governmental Action held by such member of the Borrower Group, or any such Governmental Action or any material provision thereof shall be terminated or fail to be in full force and effect, or any Governmental Instrumentality shall challenge or seek to revoke any such Governmental Action, if such failure to observe, satisfy or perform, breach or termination or challenge or revocation could reasonably be expected to have a Material Adverse Effect and such condition shall continue unremedied or unwaived for a period of 30 days; or

Section 7.13. Failure of Guaranty or Other Loan Document; Repudiation of Obligations.

At any time after the execution and delivery thereof, (i) any material provision of any Loan Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of a Loan Document in accordance with the terms hereof or thereof) or any Loan Document shall be declared null and void by a Governmental Instrumentality of competent jurisdiction, (ii) the Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any material portion of the Collateral for any reason, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability prior to the indefeasible payment in full of all Obligations and the termination of all Commitments, including with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

Section 7.14. Criminal Proceeding.

A criminal proceeding shall be commenced or a criminal indictment shall be filed against any member of the Borrower Group, which proceeding or indictment, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

Section 7.15. ERISA.

Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect: (i) any “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Pension Plan, or any lien shall arise on the assets of any Loan Party or any ERISA Affiliate in favor of the PBGC or a Pension Plan; (ii) an ERISA Event shall occur with respect to a Pension Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan which is, in the reasonable opinion of the Administrative Agent, likely to result in (a) the termination of such Plan for purposes of Title IV of ERISA, or (b) any Loan Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such

Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Loan Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Loan Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

Section 7.16. Initial Remedies.

Upon the occurrence of any Event of Default described in Section 7.4 or Section 7.5, each of (i) the unpaid principal amount of and accrued interest on the Loans and all fees, expenses and indemnities payable hereunder and (ii) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the Commitments and obligation of each Lender to make any Loan or the Issuing Bank to issue any Letter of Credit shall thereupon terminate. Upon the occurrence and during the continuation of any other Event of Default, the Administrative Agent may, and upon the written request or with the written consent of the Required Lenders shall, by written notice to the Borrower, declare all or any portion of the amounts described in clauses (i) and (ii) above to be, and the same shall forthwith become, immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the members of the Borrower Group, and the Commitments and obligation of each Lender to make any Loan or the Issuing Bank to issue any Letter of Credit shall thereupon terminate. Any amounts described in clause (ii) above which are unliquidated or contingent when received by the Administrative Agent, shall be held by the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent, to secure the Obligations. Nothing herein shall limit the right of the Administrative Agent, for the benefit of the Secured Parties, to exercise any other rights or remedies available to it or the Secured Parties at law or in equity, including without limitation all rights and remedies under the Collateral Documents and this Agreement. The Administrative Agent agrees that it will not issue any entitlement orders, directions and instructions with respect to any Blocked Account or the financial assets credited thereto until the occurrence and during the continuance of an Event of Default.

Furthermore, upon the occurrence of any Event of Default, the Administrative Agent may, and upon the written request or with the written consent of the Required Lenders shall, direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice by the Borrower, or upon the occurrence of an Event of Default under either Section 7.4 or Section 7.5 the Borrower shall immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent as cash collateral, for the benefit of the Lenders, as additional security for the Letter of Credit Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to 105% of the Letter of Credit Obligations.

ARTICLE VIII.

AGENTS

Section 8.1. Appointment.

A. Appointment of Agents. (i) DBAG is hereby appointed administrative agent and (ii) Canadian Imperial Bank of Commerce and Royal Bank of Canada are hereby appointed co-documentation agents, in each case under this Agreement and under the other Loan Documents. Each Lender hereby authorizes the Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Agents each agree to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8.1 are solely for the benefit of the Agents and the Lenders. The Borrower shall have no rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the Agents shall act solely as an agent of the Lenders for the Secured Parties and each Agent does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the members of the Borrower Group.

B. Appointment of Supplemental Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

In the event that the Administrative Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Agent, (ii) the Administrative Agent shall have the right to remove any Supplemental Agent with or without cause at any time, and (iii) the provisions of this Section 8.1 and of Sections 9.2 and 9.3 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Agent, as the context may require.

Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Agent so appointed for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

Section 8.2. Powers and Duties; General Immunity.

A. Powers; Duties Specified. Each Lender irrevocably authorizes the Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. The Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of the Borrower to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower Group or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, no Agent shall have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

C. Exculpatory Provisions. None of the Agents nor any of their respective officers, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct. The Agents shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.6) and, upon receipt of such instructions from the Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without limiting the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the members of the Borrower Group), accountants, experts and other professional advisors selected by it and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.6).

D. Agents Entitled to Act as Lender. The agencies hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans or Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or the “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any member of the Borrower Group or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the members of the Borrower Group for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

E. No Co-Documentation Agent and Syndication Agent Duties. Notwithstanding anything to the contrary herein, the Co-Documentation Agents and the Co-Syndication Agents shall have no duties or obligations under this Agreement or the other Loan Documents.

Section 8.3. Representations and Warranties; No Responsibility for Appraisal of Credit Worthiness.

Each Lender represents and warrants to the Agents and each other Lender that it has made its own independent investigation of the financial condition and affairs of the members of the Borrower Group in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the members of the Borrower Group. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

Section 8.4. Right to Indemnity.

Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that each Agent shall not have been reimbursed by the Borrower or any member of the Borrower Group, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

Section 8.5. Successor Agents.

Any Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower. Upon any such notice of resignation, the Required Lenders shall have the right, upon five Business Days’ notice to the Borrower, to appoint a successor Agent (provided that such successor is or simultaneously therewith becomes a Lender). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 8.6. Intercreditor Agreement, Collateral Documents and Subsidiary Guaranties.

Each Lender hereby further authorizes the Administrative Agent, on behalf of and for the benefit of the Lenders, to enter into the Intercreditor Agreement and each Collateral Document as secured party or beneficiary (as applicable), and each Lender agrees to be bound by the terms of the Intercreditor Agreement and each Collateral Document; provided that the Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision of the Intercreditor Agreement or any Collateral Document, or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of the Required Lenders (or, if required pursuant to Section 9.6, all the Lenders); provided, further, however, that, without further written consent or authorization from the Lenders, the Administrative Agent may execute any documents or instruments necessary to (i) release any Subsidiary from its Guaranty Agreement to the extent all of the stock of such Subsidiary is sold in a transaction permitted under this Agreement or otherwise consented to by the Required Lenders in accordance with Section 9.6 (or by all Lenders, if required by Section 9.6) and (ii)

release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which the Required Lenders have otherwise consented in accordance with Section 9.6 (or to which all Lenders have consented, if required by Section 9.6). Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document, it being understood and agreed that all powers, rights and remedies under the Collateral Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (Y) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or the Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale.

Section 8.7. Application of Proceeds.

Following the occurrence of an Event of Default, subject to the provisions and effects of the Intercreditor Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant to the Collateral Documents, and any other cash at the time of such collection, sale or other realization held by or on behalf of the Administrative Agent under the Collateral Documents or this Section, shall be applied by the Administrative Agent in the following order or priority and, with the exception of clause (i) below, shall be based upon information furnished to the Administrative Agent by the appropriate Secured Party:

(i) first, to the payment of (a) all costs and expenses relating to the sale of the Collateral and the collection of all amounts owing hereunder (including reasonable attorneys’ fees and actual expenses and the reasonable compensation of the Administrative Agent for services rendered in connection therewith or in connection with any proceeding to sell if a sale is not completed, in each case, whether arising hereunder or under the Loan Documents), (b) all charges, expenses and advances incurred or made by the Administrative Agent in order to protect the Liens of the Collateral Documents or the security afforded thereby, (c) all liabilities (including those specified in clauses (a) and (b) immediately above) incurred by the Administrative Agent regardless of whether such liabilities arise out of the sale of Collateral or the collection of amounts owing hereunder and (d) all expenses owed to the Agents pursuant to Section 9.2 hereof, together with interest thereon at the rate per annum equal to the Default Rate computed on the basis of the actual number of days elapsed and a year of 360 days;

(ii) second, to the payment of accrued and unpaid interest on principal of the Obligations, ratably, in an amount necessary to make the Secured Parties current on interest on overdue principal due under the Loan Documents to the same proportionate extent as the other Secured Parties are then current on interest on overdue principal due under the Loan Documents;

(iii) third, to the payment to each of the Secured Parties of any accrued but unpaid commitment fees or other fees owed to such Person, pro rata in accordance with the amount of such unpaid fees owed to such Person;

(iv) fourth, to the payment to each of the Secured Parties of the remaining principal, premium, interest, fees and other Obligations (including the provision of cash collateral in respect of the outstanding Letters of Credit in an amount equal to 105% of such Letter of Credit Obligations) owed to such Person, pro rata in accordance with the amount of principal, premium, interest, fees and other Obligations owed to such Person, to be applied by each such Person in accordance with the respective Loan Documents or Interest Rate Agreement pursuant to which such Obligations were incurred;

(v) fifth, to amounts secured by the Second Lien Collateral Documents; and

(vi) sixth, to such other Person or Persons as may be entitled thereto.

As used herein, “proceeds” of Collateral shall mean cash, Cash Equivalents, securities and other property realized in respect of, and distributions in kind of, Collateral, including any cash, securities and other property received under any reorganization, liquidation or adjustment of indebtedness of any member of the Borrower Group or any other issuer of or obligor on any of the Collateral.

ARTICLE IX.

MISCELLANEOUS

Section 9.1. Assignments and Participations in Loans.

A. General. Subject to Section 9.1.B, any Lender shall have the right at any time to:

(i) sell, assign or transfer to any Eligible Assignee, or

(ii) sell participations to any Eligible Assignee or, with the approval of the Borrower (which shall not be unreasonably withheld or delayed) to any other Person in, all or any part of its Commitments or any Loan or Loans made by it or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by and recorded by the Administrative Agent in the Register as provided in Section 9.1.B(ii). Except as otherwise provided in this Section 9.1, no Lender shall, as between the Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans or participations therein, or the other Obligations owed to such Lender.

B. Assignments.

(i) Amounts and Terms of Assignments. Each Commitment, Loan, or participation therein, or other Obligation, may:

(a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender or an Approved Fund, with the giving of notice to the Borrower and the Administrative Agent, or

(b) be assigned in an aggregate amount of not less than $1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, and other Obligations of the assigning Lender) to any other Eligible Assignee (i) with the consent of the Borrower and the Administrative Agent (which consent shall not, in each such case, be unreasonably withheld or delayed), provided that the consent of the Borrower shall not be required with respect to any assignment by any of the Agents, in their capacities as Lenders, during the forty-five (45) day period commencing on the Closing Date, or (ii) upon the occurrence and during the continuance of an Event of Default or Potential Event of Default, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

(c) To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, or participations therein, or other Obligations or the portion thereof so assigned. The assignor or assignee to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 (other than with respect to an assignment to an Affiliate of the assignor or to an Approved Fund with respect to the assignor) and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to Section 2.7.B. Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under Section 9.9) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of Notes hereunder, the assigning

Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Note to the Administrative Agent for cancellation, and thereupon a new Note shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit M-1, M-2 or M-3 hereto, as applicable, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and the assigning Lender.

(ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in Section 9.1.B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to the Administrative Agent pursuant to Section 2.7.B, the Administrative Agent shall, if the Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant Section 9.1.B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of the Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to the Borrower. An assignment shall not be effective until properly recorded in the Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by the Administrative Agent as provided in this Section 9.1.B(ii).

C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, or (iii) releasing all or substantially all of the Collateral, and all amounts payable by the Borrower hereunder (including amounts payable to such Lender pursuant to Sections 2.6.D and 2.7) shall be determined as if such Lender had not sold such participation. The Borrower and each Lender hereby acknowledge and agree that, solely for purposes of Sections 9.4 and 9.5, (a) any participation will give rise to a direct obligation of the Borrower to the participant and (b) the participant shall be considered to be a “Lender.”

D. Pledges of Loans. In addition to the assignments and participations permitted under the foregoing provisions of this Section 9.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes (i) to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and/or (ii) with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), to any trustee, collateral agent or creditor that is providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or such creditor, as the case may be; provided that (i) no Lender shall, as between the Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge, (ii) in no event shall such Federal Reserve Bank or such trustee, collateral agent or other creditor be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder, and (iii) no such pledgee referred to in this paragraph shall have the right to become a Lender or to further transfer all or any portion of the Loans or other rights pledged to or granted to it, whether by means of foreclosure or otherwise, except in compliance with the assignment provisions (including any required consents and notices) set forth in this Agreement.

E. Information. Each Lender may furnish any information concerning the members of the Borrower Group, the Loan Documents, and any related documents or information in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants).

F. Representations of the Lenders. Each Lender hereby represents and warrants that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal or state securities laws (it being understood that, subject to the provisions of this Section 9.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in such Assignment Agreement are incorporated herein by this reference.

Section 9.2. Expenses.

Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly:

(i) all the actual and reasonable costs and expenses of negotiation, preparation, and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto (whether or not such costs were incurred prior to or after the Closing Date);

(ii) all the costs of furnishing all opinions by counsel for the members of the Borrower Group, including any opinions requested by the Lenders as to any legal matters arising hereunder and of the performance of and compliance by the member of the Borrower Group with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements;

(iii) the reasonable fees, expenses and disbursements of counsel to any Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower;

(iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Administrative Agent on behalf of the Secured Parties pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to the Administrative Agent and of counsel providing any opinions that the Administrative Agent may request in respect of the Collateral Documents or the Liens created pursuant thereto;

(v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements) of any auditors, accountants or appraisers and any environmental or other consultants, any advisors and agents employed or retained by the Administrative Agent or any Supplemental Agent pursuant to this Agreement or any other Loan Document (including, without limitation, any financial advisor for the purpose of evaluating the projections and business plan of the Borrower Group or undertaking a valuation opinion and/or a liquidation analysis);

(vi) costs and expenses relating to the custody or preservation of any of the Collateral;

(vii) all other actual and reasonable costs and expenses incurred by the Agents in connection with the syndication of the Commitments; and

(viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by each Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings.

Section 9.3. Indemnity.

In addition to the payment of expenses pursuant to Section 9.2, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend, indemnify, pay and hold harmless each Agent, the Lead Arrangers and the Lenders, and the officers, directors, employees, agents and affiliates of each Agent, the Lead Arrangers and the Lenders (collectively, the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity as required by applicable Environmental Laws), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, the Material Contracts, or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty), (ii) the statements contained in the Commitment Letter delivered by any Lender to the Borrower with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any member of the Borrower Group, but excluding any Environmental Claim to the extent arising solely as a result of the gross negligence of any Indemnitee during the course of any investigations of the Borrower Group’s sites or operations by such Indemnitee pursuant to Section 5.9.A of this Agreement.

To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

Section 9.4. Set-Off; Security Interest in Deposit Accounts.

Subject to the last sentence of this Section 9.4, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to that Lender under this Agreement and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Article VII and although said obligations and liabilities, or any of them, may be contingent or unmatured. The Borrower hereby further grants to the Administrative Agent and each Lender a security interest in all deposits and accounts maintained with the Administrative Agent or such Lender as security for the Obligations. Notwithstanding anything to the contrary herein or in any other Loan Document, the Lenders hereby agree among themselves that no Lender shall exercise any right of setoff or banker’s lien, collect any payments due from any Loan Party hereunder or under any of the other Loan Documents, or otherwise exercise any of their rights in respect of the

Collateral hereunder or under any of the other Loan Documents without the prior written consent of either the Administrative Agent or the Required Lenders.

Section 9.5. Ratable Sharing.

The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of setoff or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other the Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all the Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

Section 9.6. Amendments and Waivers.

No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Required Lenders; provided that any such amendment, modification, termination, waiver or consent which:

(i) increases the aggregate amount of the Commitments of any Class of Loans (other than as a result of a waiver of an Event of Default) or reduces the principal amount of any of the Loans;

(ii) changes in any manner the definition of “Pro Rata Shares” or the definition of “Required Lenders” or any provision to the extent that it provides for Loans to be made (or for indemnities or other obligations of the Lenders to be shared) on a pro rata basis or for payments to be allocated to a Class of Loans on a pro rata basis;

(iii) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all the Lenders;

(iv) increases the maximum duration of Interest Periods permitted hereunder;

(v) changes in any manner the provisions contained in Section 9.1 or this Section 9.6; or

(vi) releases or subordinates any Lien (other than in accordance with the Loan Documents) granted in favor of the Administrative Agent with respect to all or substantially all of the Collateral;

shall be effective only if evidenced by a writing signed by all of the Lenders; and provided further that any amendment, modification, termination, waiver or consent in respect of any Class of Loans which:

(i) postpones the scheduled final maturity date of such Class of Loans;

(ii) postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of such Class of Loans or any scheduled reduction in Commitments thereof;

(iii) postpones the date on which any interest or any fees or other amounts are payable;

(iv) decreases the interest rate or the amount of interest borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to Section 2.3.E) or the amount of any fees or other amounts payable hereunder;

shall be effective only if evidenced by a writing signed by all of the Lenders of such Class of Loans. In addition, notwithstanding anything else herein to the contrary, (i) no amendment, modification, termination or waiver of any provision of any Note or of the amount of any Commitment by a Lender shall be effective without the written concurrence of the Lender which is the holder of that Note or which made such Commitment, (ii) no amendment, modification, termination or waiver of any provision of Article VIII or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Administrative Agent shall be effective without the written concurrence of the Administrative Agent, (iii) no amendment, modification, termination or waiver of any right or obligation of any Issuing Bank or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of any Issuing Bank shall be effective without the written concurrence of such Issuing Bank, and (iv) no amendment, modification, termination or waiver of any condition set forth in Section 3.2 (including without limitation any waiver of an Event of Default or Potential Event of Default for the purpose of satisfying the conditions of such sections, even though such Event of Default or Potential Event of Default may be waived by the Required Lenders for other purposes) with respect to the making of a Revolving Loan or issuing a Letter of Credit shall be effective without the written concurrence of the Supermajority Lenders. The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrower, on the Borrower.

Section 9.7. Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

Section 9.8. Notices.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing addressed to the respective party as set forth below or on Schedule 2.1 and may be personally served, telexed, or sent by telefacsimile, overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Eastern Standard Time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if delivered by United States mail, three Business Days after deposit in the United States mail, with postage prepaid and properly addressed; provided, however, that notices to the Administrative Agent shall not be effective until received.

If to the Administrative Agent, DBAG or DBSI:

c/o Deutsche Bank AG New York Branch

60 Wall Street

New York, New York 10005

Attention: Anca Trifan, Director

Telecopy: (212) 797-5692

If to the Borrower:

Switch & Data Holdings, Inc.

1715 N. Westshore Blvd., Suite 650

Tampa, FL 35607

Attention: Chief Financial Officer

Telecopy: (813) 207-7802

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section.

Section 9.9. Survival of Representations, Warranties and Agreements.

A. All representations, warranties, covenants and agreements made herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loans.

B. Notwithstanding anything in this Agreement or implied by law to the contrary, (i) the agreements of the Borrower set forth in Sections 2.2.J, 2.6.D, 2.7, 9.2, 9.3 and 9.4 and the agreements of the Lenders set forth in Sections 8.2.C, 8.4, and 9.5 shall survive the payment of the Loans and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement, and (ii) amounts which are payable under the Sections listed in clause (i) of this paragraph under the Original Credit Agreement shall continue to be payable, for the benefit of the current Lenders and all former Lenders, as applicable, under this Second Amended and Restated Credit Agreement.

Section 9.10. Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.11. Marshaling; Payments Set Aside.

Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent for the benefit of the Lenders), or the Administrative Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 9.12. Severability.

In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.13. Obligations Several; Independent Nature of the Lenders’ Rights.

The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 9.14. Effectiveness.

This Agreement shall become effective, and the Original Credit Agreement shall be amended and restated, on the Effective Date.

Section 9.15. Headings.

Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

Section 9.16. Governing Law; Entire Agreement.

This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

Section 9.17. Successors and Assigns.

This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders (it being understood that the Lenders’ rights of assignment are subject to Section 9.1). None of the Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated by the Borrower without the prior written consent of all the Lenders.

Section 9.18. Consent to Jurisdiction and Service of Process.

All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any other Loan Document, or any obligations thereunder, may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement or an Assignment Agreement, each party irrevocably:

(i) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(ii) waives any defense of forum non conveniens;

(iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to its address provided in accordance with Section 9.8 or an Assignment Agreement;

(iv) with respect to the Borrower, agrees that service as provided in clause (iii) above is sufficient to confer personal jurisdiction over the Borrower in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect;

(v) with respect to the Borrower, agrees that Lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against the Borrower in the courts of any other jurisdiction; and

(vi) agrees that the provisions of this Section 9.18 relating to jurisdiction and venue shall be binding and enforceable to the fullest extent permissible under New York General Obligations Law Section 5-1402 or otherwise.

Section 9.19. Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS

WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 9.20. Limited Recourse.

There shall be full recourse to the members of the Borrower Group for the liabilities of the members of the Borrower Group under this Agreement and the other Loan Documents, but in no event shall any holder of any equity interest in the Parent (or any officer or director of such holder or any officer or director of any member of the Borrower Group, in its capacity as such) be personally liable or obligated for such liabilities of the members of the Borrower Group except to the extent set forth in any Loan Document to which it is a party.

Section 9.21. Limitation of Liability.

No claim shall be made by the Borrower or any of its Affiliates against any of the Agents, the Lead Arranger, any of the Lenders or any of their Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement, the other Loan Documents, the Material Contracts or any act or omission or event occurring in connection therewith, and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 9.22. Satisfaction.

Upon the indefeasible payment (whether in Cash and/or other consideration which is satisfactory to the Lenders in their sole discretion) and performance in full of the Obligations and termination of all of the Commitments hereunder, and the termination of all Interest Rate Agreements to which any Secured Party is a party (i) each of the Collateral Documents and the security interest created thereby shall terminate and (ii) upon written request of the Borrower, the Administrative Agent shall execute and deliver to the Borrower, at the Borrower’s expense and without representation or warranty by or recourse to the Administrative Agent or the Secured Parties, all certificates, representations or evidences of the Pledged Shares (as defined in the Pledge Agreements) together with all other Pledged Collateral (as defined in the Pledge Agreements) held by the Administrative Agent under any of the Collateral Documents and such documents as the Borrower shall reasonably request to evidence such termination, and the Borrower shall deliver to the Administrative Agent a general release of all of the Administrative Agent’s and the Secured Parties’ liabilities and Obligations under all Loan Documents and an acknowledgment that the same have been terminated.

Section 9.23. Counterparts; Effectiveness.

This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

Section 9.24. Confidentiality.

In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Agents, the Issuing Bank and the Lenders (each a “Recipient”), written information which is identified to the Recipient in writing when delivered as confidential (such information, other than any such information which (i) was publicly available or otherwise known to the Recipient at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient, or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as “Confidential Information”). The Recipient shall maintain the confidentiality of any Confidential Information in accordance with such procedures as the Recipient applies generally to information of that nature. It is understood, however, that the foregoing will not restrict the Recipient’s ability to freely exchange such Confidential Information with current or prospective participants in, assignees of, or counterparties (or their advisors) to any swap, securitization or derivative transaction referencing the Recipient’s position herein, but the Recipient’s ability to so exchange Confidential Information shall be conditioned upon any such prospective participant’s, assignee’s or counterparty’s entering into a written agreement as to confidentiality that is similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required or requested:

(i) by a regulatory agency or otherwise in connection with an examination of the Recipient’s records by appropriate authorities;

(ii) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation;

(iii) otherwise as required by law; or

(iv) in order to protect its interest or its rights or remedies hereunder or under the other Loan Documents.

(v) In the event of any required disclosure under clause (ii) or (iii) above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable.

Notwithstanding anything herein to the contrary, the Administrative Agent and each Lender may disclose to any Persons any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated by this Agreement, and all materials of any kind, including opinions or other tax analyses, that are provided to the Administrative Agent or any Lender relating to such tax treatment and tax structure.

Section 9.25. Amounts in Canadian Dollars; Judgment Currency.

(a) Any limitation or amount that is referred to herein with respect to the Canadian Subsidiaries that is denominated herein in Dollars which is received or paid by a Canadian Subsidiary in Canadian Dollars, including any distribution of income to another member of the Borrower Group that is to be included in the Consolidated Net Income of the Borrower and its Subsidiaries pursuant to clause (iii) of the definition of Consolidated Net Income, shall be valued for the purposes hereof at the Dollar Equivalent of such Canadian Dollar amount on the date that such amount is received or paid by such Canadian Subsidiary (i.e. with respect to the amounts included in Consolidated Net Income pursuant to clause (iii) of the definition thereof, the Dollar Equivalent on the date of the payment of the applicable amount to another member of the Borrower Group).

(b) Borrower waives any right it may have in any jurisdiction to pay any amount with respect to the Obligations in a currency other than Dollars. Notwithstanding the foregoing, if, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by applicable Legal Requirements, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due from them to the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that, on the Business Day following receipt thereof by the Administrative Agent, the Administrative Agent may in accordance with normal banking procedures purchase Dollars with such other currency in which judgment was rendered; if the amount of Dollars, so purchased exceeds the sum originally due to the Administrative Agent in the former currency, the Administrative Agent agrees to remit to the Borrower such excess.

Section 9.26. USA Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L.107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

SWITCH & DATA HOLDINGS, INC., as Borrower

By:	/s/ George A. Pollock, Jr.
Name:	George A. Pollock, Jr.
Title:	Treasurer

Signature Page to Third Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Director

By:	/s/ Diane F. Rolfe
Name:	Diane F. Rolfe
Title:	Vice President

DEUTSCHE BANK SECURITIES, INC., as Lead Arranger

By:	/s/ Edward Bryant
Name:	Edward Bryant
Title:	Vice President

By:	/s/ Yvonne Preil
Name:	Yvonne Preil
Title:	Vice President

Signature Page to Third Amended and Restated Credit Agreement

BNP PARIBAS, as Co-Syndication Agent and Lead Arranger

By:	/s/ Ola Anderssen
Name:	Ola Anderssen
Title:	Director

By:	/s/ Stephanie Rogers
Name:	Stephanie Rogers
Title:	Vice President

Signature Page to Third Amended and Restated Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE as Co-Documentation Agent

By:	/s/ George Knight
Name:	George Knight
Title:	Canadian Imperial Bank of Commerce Authorized Signatory

Signature Page to Third Amended and Restated Credit Agreement

ROYAL BANK OF CANADA as Co-Documentation Agent

By:	/s/ Mark Narbey
Name:	Mark Narbey
Title:	Authorized Signatory

Signature Page to Third Amended and Restated Credit Agreement

CIT LENDING SERVICES CORPORATION as Co-Syndication Agent

By:	/s/ Joseph Junda
Name:	Joseph Junda
Title:	Vice President

Signature Page to Third Amended and Restated Credit Agreement

LENDERS:

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Director

By:	/s/ Diane F. Rolfe
Name:	Diane F. Rolfe
Title:	Vice President

Signature Page to Third Amended and Restated Credit Agreement

BNP PARIBAS

By:	/s/ Ola Anderssen
Name:	Ola Anderssen
Title:	Director

By:	/s/ Stephanie Rogers
Name:	Stephanie Rogers
Title:	Vice President

Signature Page to Third Amended and Restated Credit Agreement

CIT Lending Services Corporation

By:	/s/ Joseph Junda
Name:	Joseph Junda
Title:	Vice President

Signature Page to Third Amended and Restated Credit Agreement

Royal Bank of Canada

By:	/s/ Mark Narbey
Name:	Mark Narbey
Title:	Authorized Signatory

Signature Page to Third Amended and Restated Credit Agreement

CIBC, Inc.

By:	/s/ George Knight
Name:	George Knight
Title:	Authorized Signatory CIBC Inc.

Signature Page to Third Amended and Restated Credit Agreement

GSC PARTNERS CDO FUND II, LIMITED
By: GSCP (NJ), L.P., as Collateral Manager

By:	/s/ Seth Katzenstein
Name:	Seth Katzenstein
Title:	Authorized Signatory

Signature Page to Third Amended and Restated Credit Agreement

GSC PARTNERS CDO FUND III, LIMITED
By: GSCP (NJ), L.P., as Collateral Manager

By:	/s/ Seth Katzenstein
Name:	Seth Katzenstein
Title:	Authorized Signatory

Signature Page to Third Amended and Restated Credit Agreement

GSC PARTNERS CDO FUND IV, LIMITED
By: GSCP (NJ), L.P., as Collateral Manager

By:	/s/ Seth Katzenstein
Name:	Seth Katzenstein
Title:	Authorized Signatory

Signature Page to Third Amended and Restated Credit Agreement

A3 FUNDING LP
By: A3 Fund Management LLC, its General Partner

By:	/s/ Alexander J. Ornstein
Name: Alexander J. Ornstein
Title: Vice President

Signature Page to Third Amended and Restated Credit Agreement

A4 FUNDING LP
By: A4 Fund Management Inc., its General Partner

By:	/s/ Alexander J. Ornstein
Name: Alexander J. Ornstein
Title: Vice President

Signature Page to Third Amended and Restated Credit Agreement

ABLECO FINANCE LLC

By:	/s/ Alexander J. Ornstein
Name: Alexander J. Ornstein
Title: Vice President

Signature Page to Third Amended and Restated Credit Agreement

SCHEDULE 6.6

FINANCIAL COVENANTS

A.	Consolidated Leverage Ratio. As of the last day of each Fiscal Quarter set forth below, the Consolidated Leverage Ratio shall not exceed the ratios set forth below for such Fiscal Quarter:

Fiscal Quarter Ending	Ratio
December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, and March 31, 2007	4.50 to 1.00

June 30, 2007	4.25 to 1.00

September 30, 2007	4.00 to 1.00

December 31, 2007	3.75 to 1.00

March 31, 2008	3.50 to 1.00

June 30, 2008	3.25 to 1.00

September 30, 2008, and December 31, 2008	3.00 to 1.00

March 31, 2009 and thereafter	1.75 to 1.00

B.	First Lien Consolidated Leverage Ratio. As of the last day of each Fiscal Quarter set forth below, the First Lien Consolidated Leverage Ratio shall not exceed the ratios set forth below for such Fiscal Quarter:

Fiscal Quarter Ending	Ratio
December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, and March 31, 2007	3.25 to 1.00

June 30, 2007	3.00 to 1.00

September 30, 2007	2.75 to 1.00

Fiscal Quarter Ending	Ratio
December 31, 2007 and March 31, 2008	2.50 to 1.00

June 30, 2008 and September 30, 2008	2.25 to 1.00

December 31, 2008 and thereafter	2.00 to 1.00

C.	Consolidated Interest Coverage Ratio. As of the last day of each Fiscal Quarter, Consolidated Interest Coverage Ratio shall not be less than the ratios set forth below for such Fiscal Quarter:

Fiscal Quarter Ending	Ratio
December 31, 2005 and March 31, 2006	2.50 to 1.00

June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007	2.40 to 1.00

September 30, 2007	2.50 to 1.00

December 31, 2007 and March 31, 2008	2.75 to 1.00

June 30, 2008 and thereafter	3.00 to 1.00

D.	Consolidated Fixed Charge Coverage Ratio. As of the last day of each Fiscal Quarter set forth below, the Consolidated Fixed Charge Coverage Ratio shall not be less than the ratio set forth below for such Fiscal Quarter:

Fiscal Quarter Ending	Ratio

December 31, 2005

March 31, 2006,

June 30, 2006,

September 30, 2006,

December 31, 2006,

March 31, 2007,

June 30, 2007,

September 30, 2007,

December 31, 2007,

March 31, 2008

June 30, 2008 and

September 30, 2008

1.00 to 1.00

December 31, 2008 and March 31, 2009	1.25 to 1.00

June 30, 2009 and thereafter	1.50 to 1.00

SCHEDULE 1.1.A

COLOCATION FACILITIES

No.	Entity Name	City
1.	Switch & Data AZ One LLC	Phoenix, AZ

2.	Switch & Data CA One LLC	Los Angeles, CA

3.	Switch & Data CA Two LLC	San Jose, CA

4.	Switch and Data CA Nine LLC	Palo Alto, CA

5.	Switch & Data CO One LLC	Englewood, CO

6.	Switch & Data FL One LLC	Miami, FL

7.	Switch & Data FL Two LLC	Tampa, FL

8.	Switch and Data FL Seven LLC	Miami, FL

9.	Switch & Data GA One LLC	Atlanta, GA

10.	Switch and Data GA Three LLC	Atlanta, GA

11.	Switch & Data IL One LLC	Chicago, IL

12.	Switch and Data IL Four LLC	Chicago, IL

13.	Switch & Data IN One LLC	Indianapolis, IN

14.	Switch & Data MA One LLC	Waltham, MA

15.	Switch & Data MI One LLC	Southfield, MI

16.	Switch & Data MO One LLC	St. Louis, MO

17.	Switch & Data MO Two LLC	Kansas City, MO

18.	Switch & Data NY One LLC	New York, NY

19.	Switch and Data NY Four LLC	Buffalo, NY

20.	Switch and Data NY Five LLC	New York, NY

21.	Switch & Data OH One LLC	Cleveland, OH

22.	Switch & Data PA Two LLC	Pittsburgh, PA

23.	Switch and Data PA Three LLC	Philadelphia, PA

24.	Switch and Data PA Four LLC	Philadelphia, PA

25.	Switch & Data TN Two LLC	Nashville, TN

26.	Switch and Data TX Five LP	Dallas, TX

27.	Switch & Data TX One LLC	Dallas, TX

28.	Switch & Data VA One LLC	Vienna, VA

29.	Switch & Data VA Two LLC	Reston, VA

30.	Switch and Data VA Four LLC	Vienna, VA

31.	Switch & Data WA One LLC	Seattle, WA

32.	Switch and Data WA Three LLC	Seattle, WA

33.	Switch & Data/NY Facilities Company LLC	New York, NY

Schedule 1.1.A-1

SCHEDULE 1.1.B

COLOCATION LEASES

No.	Entity	Address	Landlord	Lease Date
1.	Switch & Data AZ One LLC	3110 North Central Avenue Phoenix, AZ 85012	Mall SPE, LLC (subsidiary of Park Central Mall, LLC)	February 23, 2000

2.	Switch & Data CA One LLC	The Garland Center 1200 West 7th Street Lower Level 1-120 Los Angeles, CA 90071	Wells Fargo Bank	November 1, 1998

3.	Switch & Data CA Two LLC	534 Stockton Avc, 1st Floor San Jose, CA 95126-2430	Kosich Construction Co. LP	effective as of August 22, 1999

4.	Switch and Data CA Nine LLC	529 Bryant Street Palo Alto, CA 94301	529 Bryant Street Partners	January 31, 2005

5.	Switch & Data CO One LLC	9706 E. Easter Avenue, Suite 150 Englewood, CO 80112	9706 LLC	May 20, 2000

6.	Switch & Data FL One LLC	1 NE 1st Street, 5th Floor Miami, FL 33132	Metromall Partners, Ltd.	June 29, 1999

7.	Switch & Data FL Two LLC	655 N. Franklin Street, #1000 Tampa, FL 33602	TWC Fifty-Eight, Ltd.	December 15, 1999

8.	Switch & Data FL Four LLC	326 Fern Street 5th & 6th Floors West Palm Beach, FL 33401	TQ West Palm Beach LLC	August 31, 2000

9.	Switch and Data FL Seven LLC	36 NE 2nd Street, Suite 120 Miami, FL 33132	Global Miami Acquisition Company	May 1, 1999

10.	Switch & Data GA One LLC	56 Marietta Street, 6th Floor Atlanta, GA 30303	Colo Properties Atlanta LLC	May 7, 1999

Schedule 1.1.B-1

No.	Entity	Address	Landlord	Lease Date
11.	Switch and Data GA Three LLC	56 Marietta Street, 5th Flr Atlanta, GA 30303	Colo Properties Atlanta LLC	Original Lease January 13, 2002; Sublease March 13, 2003

12.	Switch & Data IL One LLC	427 S. LaSalle, 4th Fl #405 Chicago, IL 60605	427 S. LaSalle LLC	October 20, 1999

13.	Switch & Data IL Four LLC	600 South Federal Street Printer’s Square, Suite 700 Chicago, IL 60605	Waterton Printer’s Square LLC	March 1, 2002

14.	Switch & Data IN One LLC	701 West Henry Street Indianapolis, IN 46225	Indy Telcom Center, Inc.	November 5, 1999

15.	Switch & Data LA One LLC	1340 Poydras Street New Orleans, LA 70112	Continental Poydras Corp.	May 26, 2000

16.	Switch & Data MA One LLC	74-76 West Street Waltham, MA 02451-1110	Atlantic-Waltham Realty LLC	December 17, 1999

17.	Switch & Data MI One LLC	24660 Lahser Road Southfield, MI 48034-3239	Ten Lahser, LLC	December 30, 1999

18.	Switch & Data MO One LLC	210 N. Tucker Street, Suite 400 St. Louis, MO 63101	Bandwidth Exchange Buildings LLC	December 8, 1999

19.	Switch & Data MO Two LLC	1025 Grand Avenue Kansas City, MO 64106-2224	Historic Grand LLC	February 11, 2000

20.	Switch & Data NY One LLC	65 Broadway, 3rd Floor New York, NY 10006	65 Broadway Co., LLC	October 18, 1999

21.	Switch and Data NY Four LLC	350 Main Street Main Place Tower, Suite 1709 Buffalo, NY 14202	Loeb Partners Realty	350 Main St – February 14, 2001; 390 Main St – September 8, 2004

22.	Switch and Data NY Five LLC	60 Hudson Street, Suite 1904 New York, NY 10013	Hudson Telegraph Associates	16th Floor – March 30, 1990; 19th Floor – November , 1997

Schedule 1.1.B-2

No.	Entity	Address	Landlord	Lease Date
23.	Switch & Data OH One LLC	1255 Euclid Avenue Cleveland, OH 44115	Sterling Telecom Office Building LLC	February 24, 2000

24.	Switch & Data PA Two LLC	100 South Commons, #126 Pittsburgh, PA 15212	Allegheny Center Associates	June 21, 2000

25.	Switch and Data PA Three LLC	3701 Market Street Philadelphia, PA	3701 University City Science Center Associates, LP	September 1, 2000

26.	Switch and Data PA Four LLC	401 N. Broad Street Philadelphia, PA 19130	Callowhill Management, Inc./Benlo LLC	February , 1998

27.	Switch & Data TN Two LLC	147 4th Avenue North Nashville, TN 37219	SunTrust Bank	July 25, 2000

28.	Switch & Data TX One LLC	4101 & 4107 Bryan St., 1st FL Dallas, TX 75204	Willow Building 3800, Ltd	effective as of July 1, 1999

29.	Switch & Data TX One LLC	4109 Bryan Street, 1st. FL Dallas, TX 75204	Mrs. Rosie Ventura	April 18, 1999

30.	Switch and Data TX Five LP	1950 Stemmons Fway, Suite 1039A Dallas, TX 75207	Informant-Dallas, LP	March 13, 2003

31.	Switch and Data Toronto Ltd.	151 Front St., West, Suite 706 Toronto, ON M5J 2NI	151 Front Street West Holding Ltd.	December 19, 1995

32.	Switch & Data VA One LLC	8502-A Tyco Road, 1st Floor Vienna, VA 22182	Tyco Road Limited Partnership	May 4, 1999

33.	Switch & Data VA Two LLC	11513, 11515, 11517, 11519 Sunset Hills Road Fairfax Co. Reston, VA 20190	Solus, LLC	November 1, 1999

34.	Switch and Data VA Four LLC	7990 Science Applications Ct. Vienna, VA 22182	Campus Point Realty Corporation II	September 10, 1999

Schedule 1.1. B-3

No.	Entity	Address	Landlord	Lease Date
35.	Switch & Data WA One LLC	Westin Bldg., 13th Floor 2001 Sixth Avenue Seattle, WA 98121	Sixth & Virginia Properties	June 23, 1999 (Expansion – May 24, 2000)

36.	Switch and Data WA Three LLC	2001 6th Avenue, Suite 1200 Seattle, WA 98121	Sixth & Virginia Properties	6th Ave – September 1, 1999 (original lease); 3rd Ave – March 23, 2004

37.	Switch & Data/NY Facilities Company LLC	111 8th Avenue, 5th & 15th Floor New York, NY 10011	111 Chelsea Commerce LP	June 30, 1998

38.	Switch & Data/NY Facilities Company LLC	111 8th Avenue, 7th Floor New York, NY	111 Chelsea Commerce LP	June 30, 1998

Schedule 1.1. B-4

SCHEDULE 1.1.D

PERMITTED INVESTMENTS

1)	Investment in Subsidiaries and Unrestricted Subsidiaries.

2)	Investments held in Securities Account shown on Schedule 4.6.

Schedule 1.1. D-1

SCHEDULE 1.1.E

PERMITTED LIENS

1.	IKON Office Solutions/IOS Capital Copier Lease for the Tampa, Florida headquarters Financing Statement Form UCC-1 filed in Florida October 16, 2000. Copier lease expires 2005.

2.	SunTrust Bank for specific equipment, property and assets scheduled for Nashville, TN site Form UCC-1 filed in Tennessee February 20, 2004 (permitted landlord lien).

3.	Violet Realty, Inc. for the 350 Main Street Lease, Buffalo, NY Form UCC-1 filed in New York June 9, 2004 (permitted landlord lien).

4.	Wells Fargo Financial Leasing for Switch & Data Facilities Company LLC filed in Delaware on November 12, 2002 for specific property (copier).

5.	American Express Business Finance for Switch & Data Facilities Company LLC filed in Delaware on December 8, 2004 for certain equipment and property relating to specific lease agreement (for copier).

Schedule 1.1. E-1

SCHEDULE 2.1

TERM LOAN LENDERS’

TERM LOAN COMMITMENTS

Term Loan Lender	Term Loan Commitment
DEUTSCHE BANK AG NEW YORK BRANCH	$45,000,000.00

Total:	$45,000,000.00

Schedule 2.1-1

SCHEDULE 3.1.A

PLEDGED ACCOUNTS

None.

Schedule 3.1.A-1

SCHEDULE 3.1.B

BLOCKED ACCOUNTS

	Entity Name	Account Holder	Type	Account No.
1.	Switch and Data Management Company LLC	Wachovia Bank, N.A.	Operating Account	2000015215668

Schedule 3.1.B-1

SCHEDULE 4.1.C

CAPITAL STRUCTURE

Active Subsidiaries

No.	Company	Ownership	Relationship

1.	Switch & Data Holdings, Inc. (“SD Holdings”)	100% owned by SDFC Inc.	Borrower

2.	Switch & Data Facilities Company, Inc. (“SDFC Inc.”)	Parent Company	Parent Company

3.	Switch & Data AZ One LLC	100% owned by SDFC LLC	Restricted Subsidiary

4.	Switch & Data CA One LLC	100% owned by SDFC LLC	Restricted Subsidiary

5.	Switch & Data CA Two LLC	100% owned by SDFC LLC	Restricted Subsidiary

6.	Switch and Data CA Nine LLC	100% owned by SDOC LLC	Restricted Subsidiary

7.	Switch & Data CO One LLC	100% owned by SDFC LLC	Restricted Subsidiary

8.	Switch and Data Communications LLC	100% owned by SDOC LLC	Restricted Subsidiary

9.	Switch and Data Enterprises, Inc. (“SD Enterprises”)	100% owned by SD Holdings	Restricted Subsidiary

10.	Switch & Data Facilities Company LLC (“SDFC LLC”)	100% owned by SD Enterprises	Restricted Subsidiary

11.	Switch & Data FL One LLC	100% owned by SDFC LLC	Restricted Subsidiary

12.	Switch & Data FL Two LLC	100% owned by SDFC LLC	Restricted Subsidiary

13.	Switch & Data FL Four LLC	100% owned by SDFC LLC	Restricted Subsidiary

14.	Switch and Data FL Seven LLC	100% owned by SDOC LLC	Restricted Subsidiary

15.	Switch & Data GA One LLC	100% owned by SDFC LLC	Restricted Subsidiary

16.	Switch and Data GA Three LLC	100% owned by SDOC LLC	Restricted Subsidiary

17.	Switch & Data IL One LLC	100% owned by SDFC LLC	Restricted Subsidiary

18.	Switch and Data IL Four LLC	100% owned by SDOC LLC	Restricted Subsidiary

19.	Switch and Data IL Five LLC	100% owned by SDOC LLC	Restricted Subsidiary

20.	Switch & Data IN One LLC	100% owned by SDFC LLC	Restricted Subsidiary

21.	Switch & Data LA One LLC	100% owned by SDFC LLC	Restricted Subsidiary

22.	Switch & Data MA One LLC	100% owned by SDFC LLC	Restricted Subsidiary

23.	Switch and Data Management Company LLC	100% owned by SD Enterprises	Restricted Subsidiary

24.	Switch & Data MI One LLC	100% owned by SDFC LLC	Restricted Subsidiary

25.	Switch & Data MO One LLC	100% owned by SDFC LLC	Restricted Subsidiary

26.	Switch & Data MO Two LLC	100% owned by SDFC LLC	Restricted Subsidiary

27.	Switch & Data NY One LLC	100% owned by SDFC LLC	Restricted Subsidiary

28.	Switch & Data/NY Facilities Company LLC	100% owned by SDOC LLC	Restricted Subsidiary

29.	Switch and Data NY Four LLC	100% owned by SDOC LLC	Restricted Subsidiary

30.	Switch and Data NY Five LLC	100% owned by SDOC LLC	Restricted Subsidiary

31.	Switch & Data OH One LLC	100% owned by SDFC LLC	Restricted Subsidiary

32.	Switch and Data Operating Company LLC (“SDOC”)	100% owned by SD Enterprises	Restricted Subsidiary

33.	Switch & Data PA Two LLC	100% owned by SDFC LLC	Restricted Subsidiary

Schedule 4.1.C-1

No.	Company	Ownership	Relationship

34.	Switch and Data PA Three LLC	100% owned by SDOC LLC	Restricted Subsidiary

35.	Switch and Data PA Four LLC	100% owned by SDOC LLC	Restricted Subsidiary

36.	Switch & Data TN Two LLC	100% owned by SDFC LLC	Restricted Subsidiary

37.	Switch and Data Toronto Ltd.	100% owned by Switch and Data Enterprises Inc.	Restricted Subsidiary

38.	Switch and Data Dallas Holdings I LLC	100% owned by SDOC LLC	Restricted Subsidiary

39.	Switch and Data Dallas Holdings II LLC	100% owned by SDOC LLC	Restricted Subsidiary

40.	Switch & Data TX One LLC	100% owned by SDFC LLC	Restricted Subsidiary

41.	Switch and Data TX Five LP	• Switch and Data Dallas Holdings I LLC holds 1% of the units as the General Partner • Switch and Data Dallas Holdings II LLC holds 99% of the units as a limited partner	Restricted Subsidiary

42.	Switch & Data VA One LLC	100% owned by SDFC LLC	Restricted Subsidiary

43.	Switch & Data VA Two LLC (“SD VA Two”)	100% owned by SDFC LLC	Restricted Subsidiary

44.	Switch and Data VA Four LLC	100% owned by SDOC LLC	Restricted Subsidiary

45.	Switch & Data WA One LLC	100% owned by SDFC LLC	Restricted Subsidiary

46.	Switch and Data WA Three LLC	100% owned by SDOC LLC	Restricted Subsidiary

47.	Switch & Data (Europe) ApS (“SD Europe”)	100% owned by SD Holdings	Unrestricted Subsidiary

48.	Telx Acquisition, Inc.	100% owned by SDOC LLC	Restricted Subsidiary

Defunct Subsidiaries

No.	Company

1.	ColoServ, LLC

2.	Switch & Data Acquisition Company, LLC

3.	Switch and Data Acquisition Company, Inc.

4.	Switch & Data AR One LLC

5.	Switch & Data AZ Two LLC

6.	Switch & Data CA Three LLC

7.	Switch & Data CA Four LLC

8.	Switch and Data CA Five LLC

9.	Switch & Data CA Six LLC

10.	Switch & Data CA Seven LLC

11.	Switch & Data CA Eight LLC

12.	Switch and Data CA Ten LLC

13.	Switch & Data CO Two LLC

14.	Switch & Data CT One LLC

15.	Switch & Data CT Two LLC

16.	Switch & Data CT Three LLC

Schedule 4.1.C-2

No.	Company

17.	Switch and Data Facilities Corp.

18.	Switch & Data Facilities (Milan) S.p.A.

19.	Switch & Data Facilities Site Two, L.P.

20.	SD Philadelphia LLC

21.	Switch and Data FL Three LLC

22.	Switch & Data FL Five LLC

23.	Switch & Data FL Six LLC

24.	Switch & Data GA Two LLC

25.	Switch & Data IA One LLC

26.	Switch and Data IL Two LLC

27.	Switch & Data IL Three LLC

28.	Switch & Data KY One LLC

29.	Switch & Data MI Two LLC

30.	Switch & Data MN One LLC

31.	Switch & Data NC One LLC

32.	Switch & Data NC Two LLC

33.	Switch & Data NE One LLC

34.	Switch & Data Nevada Holdings Inc.

35.	Switch & Data NJ One LLC

36.	Switch & Data NM One LLC

37.	Switch & Data NY Two LLC

38.	Switch & Data NY Three LLC

39.	Switch and Data NV One LLC

40.	Switch & Data OH Two LLC

41.	Switch and Data OH Three LLC

42.	Switch & Data OK One LLC

43.	Switch & Data OK Two LLC

44.	Switch & Data OR One LLC

45.	Switch and Data Southwest, Inc.

46.	Switch and Data TN One LLC

47.	Switch & Data TX Two LLC

48.	Switch & Data TX Three LLC

49.	Switch & Data TX Four LLC

50.	Switch and Data TX Six LLC

51.	Switch & Data Texas Holdings LLC

52.	Switch & Data Texas Partners, L.P.

53.	Switch & Data UT One LLC

54.	Switch & Data VA Three LLC

55.	Switch & Data WA Two LLC

56.	Switch & Data WI One LLC

57.	Switch & Data Facilities (Germany) GmbH

Schedule 4.1.C-3

No.	Company

58.	Switch and Data Facilities UK, Ltd.

59.	LayerOne Acquisition, Inc.

60.	LayerOne Holdings, Inc.

61.	RACO LLC

62.	RACO International, Inc.

63.	RACO NYC, Inc.

64.	RACO Remote Access Company, Ltd.

65.	Remote Access of WNY, Inc.

Schedule 4.1.C-4

SCHEDULE 4.1.D

OPTIONS, WARRANTS, SPECIAL JUNIOR STOCK

Classes and Series

Common Stock

Series B Common Stock

Series B Convertible Preferred Stock

Series C Redeemable Preferred

Series D Redeemable Preferred Stock

Series D-1 Preferred Stock

Series D-2 Preferred Stock

Series A Special Junior Stock

Series B Special Junior Stock

Series C Special Junior Stock

*	Note the Series D redeemable Preferred Stock will be redeemed with the proceeds.

Warrants	and Options

1.	Warrants EXPIRED

2.	Switch & Data Facilities Company, Inc. has issued the following options as of December 31, 2004:

Options	Options Holder	Number of Options Issued
2003 D-2 Preferred Stock	Employees as a group	274,635
Common	Employees as a group	1,674,915
Common	Founders as a group	750,000

3.	The powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the classes and series of the Company’s capital stock set forth in the Fourth Amended and Restated Certificate of Incorporation.

Schedule 4.1.D-1

SCHEDULE 4.2

GOVERNMENT ACTIONS

1.	Filing of Financing Statements in Appropriate Filing Offices

•	See Schedule 4.15.A.

Schedule 4.2-1

SCHEDULE 4.4

CONTINGENT OBLIGATIONS, LIABILITIES AND TAXES

1.	See Schedule 4.7 regarding ongoing litigation and potential liabilities with respect thereto.

2.	See Schedule 4.9 regarding potential defaults under various leases and potential liabilities with respect thereto.

Schedule 4.4-1

SCHEDULE 4.6

TITLE TO PROPERTY; LIENS; REAL PROPERTY; ACCOUNTS

1.	Real Property: See Schedule 4.9 for list of real estate leases.

2.	Accounts.

	Entity Name	Account Holder	Type	Account No.

1.	Switch & Data Facilities Company, Inc.	Wachovia	Operating Account	2000006662000

2.	Switch & Data Holdings, Inc.	Wachovia	Operating Account	2000014833355

3.	Switch and Data Enterprises, Inc.	Wachovia	Operating Account	2000016871988

4.	Switch and Data Enterprises, Inc.	Wachovia	Positive Pay Account	2079900474121

5.	Switch and Data Enterprises, Inc.	Wachovia	Money Manager Trust	4050000207

6.	Switch and Data Management Company LLC	Wachovia	Operating Account	2000015215668

7.	Switch and Data Management Company LLC	Wachovia	Positive Pay Account	2079900470552

8.	Switch and Data Management Company LLC	Wachovia	FSA	2000022992330

9.	Switch and Data Operating Company LLC	Wachovia	Operating Account	2000014833342

10.	Switch and Data Operating Company LLC	Wachovia	Positive Pay Account	2079900471603

11.	Switch and Data Toronto Ltd.	RBC	USD Operating Cash Account	400-994-0

12.	Switch and Data Toronto Ltd.	RBC	USD Positive Pay Account	400-995-7

13.	Switch and Data Toronto Ltd.	RBC	CAD Operating Cash Account	103-743-1

14.	Switch and Data Toronto Ltd.	RBC	CAD Positive Pay Account	103-744-9

15.	Switch & Data Facilities Company LLC	Wachovia	Master Account -Operating	2000007273540

16.	Switch & Data Facilities Company LLC	Wachovia	Controlled Disbursement Account	2079940008829

Schedule 4.6-1

	Entity Name	Account Holder	Type	Account No.
17.	Switch & Data (Europe) ApS	Danske Bank	Danske Bank account representing funds retained at Switch and Data Europe (ApS). This account is denominated in US dollars	3001915827

18.	Switch & Data (Europe) ApS	Danske Bank	Danske Bank account representing funds retained at Switch and Data Berlin (ApS). This account is denominated in US dollars	3001915835

19.	Switch & Data (Europe) ApS	Danske Bank	Danske Bank account representing funds retained at Switch and Data Europe (ApS). This account is denominated in Danish Krone	3001915835

Schedule 4.6-2

SCHEDULE 4.7

LITIGATION; ADVERSE FACTS

No.	Entity Name	Location
1.	Switch & Data FL Four LLC	326 Fern Street 5th & 6th Floors West Palm Beach, FL 33401

2.	Switch & Data LA One LLC	1340 Poydras Street New Orleans, LA 70112

I.	Continental Poydras Corporation v. Switch & Data LA One, L.L.C. a Delaware Limited Liability Company, Switch & Data Facilities Company LLC, a Delaware Limited Liability Company, Case No. 2001-17831

•	Breach of Contract regarding lease agreement for our New Orleans, LA facility. Tenant notified landlord that it was terminating the lease due to landlord’s failure to reimburse tenant for tenant’s demolition costs which costs tenant claimed were reimbursable under the lease. Plaintiff denies tenant had a right to terminate the lease and is seeking damages for tenant’s alleged lease default. SDFC guarantied tenant’s obligations under the lease up to a maximum amount of 1,000,000. Tenant answered and counterclaimed for reimbursement of demolition costs in the approximate amount of $350,000. Plaintiff offered to settle its claim for $530,000. After being dormant for about a year, Plaintiff filed some discovery requests in the Fall of 2003 and SDFC replied. No additional activity has occurred. It is believed that the discovery request was simply to keep from being dismissed for lack of prosecution. Louisiana court should dismiss for lack of prosecution in three years or August 2006.

II.	Joseph H. Suppers. Jr., et al v Switch & Data FL Four LLC, Switch & Data Facilities Company LLC, a Delaware Limited Liability Company, et al., Case No. CA02-5293AF

•	Breach of Contract regarding lease agreement for a proposed facility in West Palm Beach, FL. Plaintiff is seeking judgment against tenant and a number of related entities and persons for tenant’s lease default and alleged fraudulent conduct for damages in excess of $15,000,000. SDFC did not guaranty the lease. Plaintiff is seeking to pierce the limited liability company veil and hold SDFC liable for alleged fraudulent conduct. Plaintiff sold the building for substantially more than the purchase price in the summer of 2005. The Fourth Amended Complaint was filed September 22, 2005. Discovery is proceeding and Switch and Data is filing numerous dispositive motions. Trial would likely be scheduled in the summer of 2006 if the parties are unable to reach a reasonable settlement.

III.	See Schedule 4.9 regarding potential defaults under various leases.

Schedule 4.7-1

SCHEDULE 4.9

MATERIAL CONTRACTS

Real Estate Leases

See Schedule 1.1.B.

Master Service Agreements (total contract value > $3 million) *

No.	S&D Customer	Contract Value Remaining
1	KMC Telecom	$4,062,000 (October 2005 forward)
2	DirecTV

*	Total contract value is determined by multiplying the monthly recurring license revenue by the number of months specified in the contract. These contract values are based on all service orders under the MSA.

Other Agreements (total contract value >$3 million)

1.	The Palo Alto construction contract.

Defaults under Material Contracts

1.	See Litigation Schedule 4.7, which refers to various leases under which defaults may exist.

2.	In July 2002, Switch & Data received a notice from the landlord under the Pittsburgh, Pennsylvania lease noting a default by Switch & Data PA Two LLC for failure to make certain improvements required by the lease. To date, landlord has taken no further action.

Schedule 4.9-1

SCHEDULE 4.9.B

SPECIFIED MATERIAL CONTRACTS

Real Estate Leases

See Schedule 1.1.B.

Master Service Agreements (total contract value > $3 million) *

No.	S&D Customer	Contract Value Remaining
1	KMC Telecom	$4,062,000 (October 2005 forward)
2	DirecTV

*	Total contract value is determined by multiplying the monthly recurring license revenue by the number of months specified in the contract. These contract values are based on all service orders under the MSA.

Schedule 4.9.B-1

SCHEDULE 4.12

LABOR MATTERS

None.

Schedule 4.12-1

SCHEDULE 4.13

BROKER’S FEES

None.

Schedule 4.13-1

SCHEDULE 4.14

ENVIRONMENTAL MATTERS

None.

Schedule 4.14-1

SCHEDULE 4.15.A

FILINGS AND OTHER ACTIONS

I.	Initial UCC-1 Financing Statements filed with respect to the various Loan Parties in the referenced jurisdictions

1.	Switch & Data Facilities Company, Inc.

Initial Financing Statement naming Switch & Data Facilities Company, Inc. as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

2.	Switch & Data Holdings, Inc.

Initial Financing Statement naming Switch & Data Holdings, Inc., as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

3.	Switch and Data Enterprises, Inc.

Initial Financing Statement naming Switch and Data Enterprises, Inc. as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

4.	Switch & Data Facilities Company LLC

Initial Financing Statement naming Switch & Data Facilities Company LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

5.	Switch and Data Operating Company LLC

Initial Financing Statement naming Switch and Data Operating Company LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

6.	Switch and Data Management Company LLC

Initial Financing Statement naming Switch and Data Management Company LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

7.	Switch and Data Communications LLC

Initial Financing Statement naming Switch and Data Communications, LLC as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Texas.

Schedule 4.15.A-1

8.	Switch & Data AZ One LLC

Initial Financing Statement naming Switch & Data AZ One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

9.	Switch & Data CA One LLC

Initial Financing Statement naming Switch & Data CA One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

10.	Switch & Data CA Two LLC

Initial Financing Statement naming Switch & Data CA Two LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

11.	Switch and Data CA Nine LLC

Initial Financing Statement naming Switch and Data CA Nine LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

12.	Switch & Data CO One LLC

Initial Financing Statement naming Switch & Data CO One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

13.	Switch & Data FL One LLC

Initial Financing Statement naming Switch & Data FL One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

14.	Switch & Data FL Two LLC

Initial Financing Statement naming Switch & Data FL Two LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

15.	Switch & Data FL Four LLC

Initial Financing Statement naming Switch & Data FL Four LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

Schedule 4.15.A-2

16.	Switch and Data FL Seven LLC

Initial Financing Statement naming Switch and Data FL Seven LLC as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Texas.

17.	Switch & Data GA One LLC

Initial Financing Statement naming Switch & Data GA One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

18.	Switch and Data GA Three LLC

Initial Financing Statement naming Switch and Data GA Three LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

19.	Switch & Data IL One LLC

Initial Financing Statement naming Switch & Data IL One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

20.	Switch and Data IL Four LLC

Initial Financing Statement naming Switch and Data IL Four LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

21.	Switch and Data IL Five LLC

Initial Financing Statement naming Switch and Data IL Five LLC as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Texas.

22.	Switch & Data IN One LLC

Initial Financing Statement naming Switch & Data IN One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

23.	Switch & Data LA One LLC

Initial Financing Statement naming Switch & Data LA One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

Schedule 4.15.A-3

24.	Switch & Data MA One LLC

Initial Financing Statement naming Switch & Data MA One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

25.	Switch & Data MI One LLC

Initial Financing Statement naming Switch & Data MI One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

26.	Switch & Data MO One LLC

Initial Financing Statement naming Switch & Data MO One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

27.	Switch & Data MO Two LLC

Initial Financing Statement naming Switch & Data MO Two LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

28.	Switch & Data NY One LLC

Initial Financing Statement naming Switch & Data NY One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

29.	Switch and Data NY Four LLC

Initial Financing Statement naming Switch and Data NY Four LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

30.	Switch and Data NY Five LLC

Initial Financing Statement naming Switch and Data NY Five LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

31.	Switch & Data/NY Facilities Company LLC

Initial Financing Statement naming Switch & Data/NY Facilities Company LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

Schedule 4.15.A-4

32.	Switch & Data OH One LLC

Initial Financing Statement naming Switch & Data OH One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

33.	Switch & Data PA Two LLC

Initial Financing Statement naming Switch & Data PA Two LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

34.	Switch and Data PA Three LLC

Initial Financing Statement naming Switch and Data PA Three LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

35.	Switch and Data PA Four LLC

Initial Financing Statement naming Switch and Data PA Four LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

36.	Switch & Data TN Two LLC

Initial Financing Statement naming Switch & Data TN Two LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

37.	Switch & Data TX One LLC

Initial Financing Statement naming Switch & Data TX One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

38.	Switch and Data TX Five LP

Initial Financing Statement naming Switch and Data TX Five LP, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

39.	Switch and Data Dallas Holdings I LLC

Initial Financing Statement naming Switch and Data Dallas Holdings I LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

Schedule 4.15.A-5

40.	Switch and Data Dallas Holdings II LLC

Initial Financing Statement naming Switch and Data Dallas Holdings II LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

41.	Switch & Data VA One LLC

Initial Financing Statement naming Switch & Data VA One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

42.	Switch & Data VA Two LLC

Initial Financing Statement naming Switch & Data VA Two LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

43.	Switch and Data VA Four LLC

Initial Financing Statement naming Switch and Data VA Four LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

44.	Switch & Data WA One LLC

Initial Financing Statement naming Switch & Data WA One LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

45.	Switch and Data WA Three LLC

Initial Financing Statement naming Switch and Data WA Three LLC, as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

46.	Telx Acquisition, Inc.

Initial Financing Statement naming Telx Acquisition, Inc. as debtor and Deutsche Bank AG New York Branch, as Administrative Agent, as secured party, filed in the office of the Secretary of State of the State of Delaware.

II.	Delivery to the Administrative Agent, on behalf of the Secured Parties, of the following certificated equity interests:

1.	All of Switch & Data Facilities Company, Inc.’s equity interests in Switch & Data Holdings, Inc.

Schedule 4.15.A-6

2.	All of Switch & Data Holdings, Inc.’s equity interests in Switch & Data Enterprises Inc.

3.	All of Switch & Data Enterprises Inc.’s equity interests in the following entities:

•	Switch & Data Facilities Company LLC

•	Switch and Data Operating Company LLC

•	Switch and Data Management Company LLC

4.	All of Switch & Data Facilities Company LLC’s equity interests in the following entities:

•	Switch & Data AZ One LLC

•	Switch & Data CA One LLC

•	Switch & Data CA Two LLC

•	Switch & Data CO One LLC

•	Switch & Data FL One LLC

•	Switch & Data FL Two LLC

•	Switch & Data FL Four LLC

•	Switch & Data GA One LLC

•	Switch & Data IL One LLC

•	Switch & Data IN One LLC

•	Switch & Data LA One LLC

•	Switch & Data MA One LLC

•	Switch & Data MI One LLC

•	Switch & Data MO One LLC

•	Switch & Data MO Two LLC

•	Switch & Data NY One LLC

•	Switch & Data OH One LLC

•	Switch & Data PA Two LLC

•	Switch & Data TN Two LLC

•	Switch & Data TX One LLC

•	Switch & Data VA One LLC

•	Switch & Data VA Two LLC

•	Switch & Data WA One LLC

5.	All of Switch and Data Operating Company LLC’s equity interests in the following:

•	Switch and Data CA Nine LLC

•	Switch and Data/NY Facilities Company LLC

•	Switch and Data VA Four LLC

•	Switch and Data WA Three LLC

•	Switch and Data GA Three LLC

•	Switch and Data Dallas Holdings I LLC

•	Switch and Data Dallas Holdings II LLC

•	Switch and Data PA Three LLC

•	Switch and Data PA Four LLC

•	Switch and Data FL Seven LLC

•	Switch and Data Communications LLC

•	Switch and Data IL Four LLC

•	Switch and Data IL Five LLC

•	Switch and Data NY Four LLC

•	Switch and Data NY Five LLC

•	Telx Acquisition, Inc.

6.	All of Switch and Data Dallas Holdings I LLC’s equity interests in Switch and Data TX Five L.P.

7.	All of Switch and Data Dallas Holdings II LLC’s equity interests in Switch and Data TX Five L.P.

Schedule 4.15.A-7

III.	Control Agreements or Blocked Account Agreements

See Schedule 3.1A and Schedule 3. IB and Schedule 4.6 for accounts in which security interests are perfected by Control Agreements or Blocked Account Agreements.

IV.	Intellectual Property

Certain filings must be made with the USPTO to perfect an interest in the trademarks.

Schedule 4.15.A-8

SCHEDULE 4.15.D

CHIEF EXECUTIVE OFFICES

No.	Company	Chief Executive Office	Principal Place of Business	Jurisdiction of Formation
1.	Switch and Data Operating Company LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	Delaware

2.	Switch and Data Management Company LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	Delaware

3.	Switch and Data Enterprises, Inc.	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	1715 N. Westshore Blvd., Suite 650, Tampa, FL 33607	Delaware

4.	Switch & Data Holdings, Inc.	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	Delaware

5.	Switch & Data Facilities Company LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	Delaware

6.	Switch & Data AZ One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	3110 North Central Avenue Phoenix, AZ 85012	Delaware

7.	Switch & Data CA One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	The Garland Center 1200 West 7th Street, Lower Level 1-120 Los Angeles, CA 90071	Delaware

8.	Switch & Data CA Two LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	534 Stockton Ave., 1st Floor San Jose, CA 95126-2430	Delaware

9.	Switch and Data CA Nine LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	529 Bryant Street Palo Alto, CA 94301	Delaware

Schedule 4.15.D-1

No.	Company	Chief Executive Office	Principal Place of Business	Jurisdiction of Formation

10.	Switch and Data Communications LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	2323 Bryan Street, Suite 1400 Dallas, TX 75201	Texas

11.	Switch & Data CO One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	9706 E. Easter Avenue, Suite 150 Englewood, CO 80112	Delaware

12.	Switch & Data Dallas Holdings I LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	Delaware

13.	Switch & Data Dallas Holdings II LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	Delaware

14.	Switch & Data FL One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	1 NE 1st Street, 5th Floor Miami, FL 33132	Delaware

15.	Switch & Data FL Two LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	655 N. Franklin Street, #1000 Tampa, FL 33602	Delaware

16.	Switch & Data FL Four LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	326 Fern St., 5th and 6th Floors, West Palm Beach, FL 33401	Delaware

17.	Switch and Data FL Seven LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	36 NE Second Street, Suite 100 Miami, FL 33132	Texas

18.	Switch & Data GA One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	56 Marietta Street, 6th Floor Atlanta, GA 30303	Delaware

19.	Switch and Data GA Three LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	56 Marietta Street, 5th and 7th Floors Atlanta, GA 30303	Delaware

Schedule 4.15.D-2

No.	Company	Chief Executive Office	Principal Place of Business	Jurisdiction of Formation

20.	Switch & Data IL One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	427 S. LaSalle, 4th Floor, #405 Chicago, IL 60605	Delaware

21.	Switch and Data IL Four LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	600 South Federal Street Printer’s Square, Suite 700 Chicago, IL 60605	Delaware

22.	Switch and Data IL Five LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FI. 33607	717 South Wells Street, Suite 700 Chicago, IL (Fomer Lease Assigned)	Texas

23.	Switch & Data IN One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	701 West Henry Street Indianapolis, IN 46225	Delaware

24.	Switch & Data LA One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	1340 Poydras St., New Orleans, LA 70112	Delaware

25.	Switch & Data MA One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	74-76 West Street Waltham, MA 02451-1110	Delaware

26.	Switch & Data Ml One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	24660 Lahser Road Southfield, MI 48034-3239	Delaware

27.	Switch & Data MO One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	210 N. Tucker Street, Suite 400 St. Louis, MO 63101	Delaware

28.	Switch & Data MO Two LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	1025 Grand Avenue Kansas City, MO 64106-2224	Delaware

29.	Switch & Data NY One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	65 Broadway, 3rd Floor New York, NY 10006	Delaware

Schedule 4.15.D-3

No.	Company	Chief Executive Office	Principal Place of Business	Jurisdiction of Formation

30.	Switch & Data/NY Facilities Company LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	111 8th Avenue New York, NY	Delaware

31.	Switch and Data NY Four LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	350 Main Street Main Place Tower, Suite 1709 Buffalo, NY 14202	Delaware

32.	Switch and Data NY Five LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	60 Hudson Street, Suite 1904 New York, NY 10013	Delaware

33.	Switch & Data OH One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	1255 Euclid Avenue Cleveland, OH 44115	Delaware

34.	Switch & Data PA Two LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	Alleghany Center Office Concourse Plaza Level Pittsburgh, PA 15212	Delaware

35.	Switch and Data PA Three LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	3701 Market Street, 5th Floor Philadelphia, PA	Delaware

36.	Switch and Data PA Four LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	401 North Broad Street, 9th Floor Philadelphia, PA 19108	Delaware

37.	Switch & Data TN Two LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	147 Fourth Ave. N., 8th FL, Nashville, TN 37219	Delaware

38.	Switch and Data Toronto Ltd.	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	151 Front Street West, Suite 706 Toronto, ON M5J 2N1, Canada	Ontario, Canada

39.	Switch & Data TX One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	4101& 4107 Bryan St., 1st Floor Dallas, TX 75204	Delaware

Schedule 4.15.D-4

No.	Company	Chief Executive Office	Principal Place of Business	Jurisdiction of Formation

40.	Switch and Data TX Five LP	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	1950 Stemmons Fway, Suite 1039A Dallas, TX 75207	Delaware

41.	Switch & Data VA One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	8502-A Tyco Road, 1st Floor Vienna, VA 22182	Delaware

42.	Switch & Data VA Two LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	11513, 11515, 11517, 11519 Sunset Hills Road Fairfax Co. Reston, VA 20190	Delaware

43.	Switch and Data VA Four LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	7990 Science Application Ct. Vienna, VA 22182	Delaware

44.	Switch & Data WA One LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	Westin Bldg., 13th Floor 2001 Sixth Avenue Seattle, WA 98121	Delaware

	Switch and Data WA Three LLC	1715 N. Westshore Blvd., Suite 650 Tampa, FL 33607	2001 6th Avenue, Suite 1200 Seattle, WA 98121	Delaware

	Switch & Data (Europe) ApS	Copenhagen	Copenhagen	Denmark

	Telx Acquisition, Inc.	1715 N. Westshore Blvd., Suite 650, Tampa, FL 33607	1715N. Westshore Blvd., Suite 650, Tampa, FL 33607	Delaware

Schedule 4.15.D-5

SCHEDULE 4.17

INTELLECTUAL PROPERTY

Owner	Registered servicemarks	Date Reg. New
Switch & Data Facilities Company LLC	“SINGLECNXT” (Reg. No. 2,777,927)	10/28/2003

Switch and Data Operating Company LLC	The “PAIX orbital X logo” (Reg. No. 2,680,021)	01/28/2003

Switch and Data Operating Company LLC	“PAIX” (Reg. No. 2,812,118)	02/10/2004

Switch & Data Facilities Company, Inc.	“SECURE CO-LOCATION POWERED BY CHOICE” (Reg. No. 2,705,900)	04/15/2003

Switch & Data Facilities Company, Inc.	“SELECTCONNECT” (Reg. No. 2,627,283)	10/01/2002

Switch & Data Holdings, Inc.	“SWITCH AND DATA” (Reg. No. 2,984,759)	08/16/2005

Switch & Data Facilities Company, Inc.	“IP EXCHANGE CENTER” (Reg. No. 2,574,692)	05/28/2002

Switch & Data Facilities Company, Inc.	“TECHSMART” (Reg. No. 2,569,329)	05/14/2002

Switch & Data Facilities Company, Inc.	“IPEC” (Reg. No. 2,687,833)	02/18/2003

Pending Service Marks

1. “Switch and Data” (International Class 42)

2. “We are the Net of the Internet”

Common Law Trademarks

1.	“Peering by PAIX and the associated logo

2.	“Secure.Reliable.Neutral.Connected”

3.	“MetroPAIX”

4.	“Virtual Network Interconnect”

5.	“Switch & Data Facilities Company”

6.	“Switch and Data”

Domain Names

1.	“PAlX.net”

Schedule 4.17-1

2.	“Peering.com”

3.	“Peering.net”

4.	“Peering.org”

5.	“switchfacilities.com”

6.	“sdfc.net”

7.	“switchanddata.com”

8.	“singleconnect.net”

Schedule 4.17-2

SCHEDULE 5.6

INSURANCE

Policy	Carrier	Policy Number	Policy Limits	Deductible
Package Policy	St. Paul Fire & Marine	TE06401941	Property Blanket Contents $127,566,809 Blanket Building $1,000,000 General Liability Aggregate $2,000,000 Per Occurrence $1,000,000	$75,000

Canadian Package	St. Paul Fire & Marine	UXCPC70249	Contents $2,788,920 Business Income $6,796,847 General Liability Aggregate $2,000,000 Per Occurrence $1,000,000	$10,000

Umbrella	St. Paul Fire & Marine	TE06401941	Per Occurrence and Aggregate $10,000,000	Self Insured Retention $10,000

Excess Umbrella	United National Insurance Company	TBD	$5,000,000 Excess of $10,000,000

Excess Umbrella	St. Paul Travelers	QI06400186	$5,000,000 Excess of $15,000,000

Workers Compensation	St. Paul Fire & Marine	WVA6403437	Employers Liability Limits $500,000/$500,000/$500,000

Pollution	Commerce & Industry	FPL37767132	$1,000,000 Each Loss $1,000,000 Each Policy Period	$5,000 Each Incident

Crime	National Union	3592301	Employee Theft $1,000,000 Loss In/Outside Premises $500,000	Employee Theft $10,000 Loss In/Outside Premises $5,000

Fiduciary	Federal Insurance Company	81851978	$2,000,000 Each Loss $2,000,000 Each Policy Period	$5,000 Each Claim

Directors & Officers	Navigators Insurance Company	NY04D0L872500NV	$5,000,000 Each Claim and Aggregate	$100,000 Each Insured Entity Claims $100,000 Each Securities Claims

Excess Directors and Officers	US Fire Insurance Company	55500017004	$5,000,000 Follows Form

Employment Practices Liability	Illinois Union Insurance Company	BMI20013970	$5,000,000 Each Claim and Policy Aggregate	$25,000 Each Claim

Schedule 5.6-1

Employee Plans	Provider

Health	Aetna

Dental	MetLife

Vision	Allied Eyecare

401K	American United Life Insurance Company

FSA	ADP

Life and Accident Death and Dismemberment	The Standard

Short Term Disability	The Standard

Long Term Disability	The Standard

Schedule 5.6-2

SCHEDULE 6.1

INDEBTEDNESS

Guarantees by Switch & Data Facilities Company LLC

Entity	Guarantee Amount	Guarantee Party – Landlord

Switch & Data IL One, LLC	Unconditional guarantee of all obligations	427 S. LaSalle LLC

Switch & Data LA One LLC	Payment of rent for original 10 year term of lease - maximum $1,000,000.	Continental Poydras Corp.

Switch & Data MI One, LLC	Full obligations of the lease	Ten Lahser, LLC

Guarantees by Switch & Data Facilities Company. Inc.

Entity	Guarantee Amount	Guarantee Party – Landlord
Switch and Data CA Nine, LLC	All lease obligations	529 Bryant St. Partners L.P.
Switch and Data VA Four, LLC	All lease obligations	Campus Point Realty Corporation II

Guarantees by Switch and Data Operating Company LLC

Entity	Guarantee Amount	Guarantee Party – Landlord
Switch and Data TX Five LP	$750,000 for 36 months subject to earlier reduction if EBITDA targets met (expires March 13, 2006)	1950 Stemmons Asset Acquisition I, L.P. (Informart - Dallas)

Preferred Stock of Switch & Data Facilities Company, Inc.

US intercompany debt

All US intercompany debt eliminates upon consolidation.

Schedule 6.1-1

SCHEDULE 6.6

FINANCIAL COVENANTS

Consolidated Leverage Ratio. As of the last day of each Fiscal Quarter set forth below, the Consolidated Leverage Ratio shall not exceed the ratios set forth below:

Fiscal Quarter Ending	Ratio

December 31,2005, March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, and March 31, 2007	4.80 to 1.00

June 30, 2007	4.50 to 1.00

September 30, 2007	4.25 to 1.00

December 31, 2007	4.00 to 1.00

March 31, 2008	3.75 to 1.00

June 30, 2008	3.50 to 1.00

September 30, 2008, and December 31, 2008	3.25 to 1.00

March 31, 2009	3.00 to 1.00

June 30, 2009 and thereafter	2.75 to 1.00

Schedule 6.6-1

SCHEDULE 6.12

TERMINATION OF MATERIAL CONTRACTS

KMC has given notice that they will not be renewing their contracts as they expire.

And any other Material Contract that expires pursuant to it own terms.

Schedule 6.12-1

EXHIBIT A

[FORM OF ASSIGNMENT AGREEMENT]1

Date                             ,

This Assignment Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item 1 below ([the] [each an] “Assignor”) and [the] [each] Assignee identified in [item 2] [item 3] below ([the] [each an] “Assignee”). [It is understood and agreed that the rights and obligations of such Assignee [Assignor] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the] [each such] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (the “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to [the] [each such] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the] [each such] Assignor.

1. Assignor:	______________________________________

[2. Assignee:	_____________________________________][2]

[2][3] Credit Agreement:	Credit Agreement, dated as of October 13, 2005, among Switch & Data Holdings, Inc., a Delaware corporation, the financial institutions from time to time party thereto as term loan lenders, Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities, Inc. and BNP Paribas, as joint lead arrangers, and others party thereto.

[1]	This Form of Assignment Agreement should be used by for an assignment to or from a single Assignee or to or from funds managed by the same or related investment managers.

[2]	Item 1 and Item 2 should be filled in as appropriate. In the case of an assignment to or from funds managed by the same or related investment managers, the Assignees or Assignors should be listed in bracketed item 3 as applicable.

Exhibit A-1

[3.	Assigned Interest:[3]

Assignee	Facility assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned
[Name of Assignee]		_____________	_____________
[Name of Assignee]		_____________	_____________

[4.	Assigned Interest:[4]

Facility assigned	Aggregate Amount of Commitment/Loans for all Lenders		Amount of Commitment/Loans Assigned
	$	_____________	$	_____________

Effective Date                              , 200_

[3]	Insert this chart if this Form of Assignment Agreement is being used for assignment to or from funds managed by the same or related investment managers.

[4]	Insert this chart if this Form of Assignment Agreement is being used by a Lender for an assignment to a single Assignee.

Exhibit A-2

ASSIGNOR INFORMATION

Payment Instructions:

Notice Instructions:	Reference:

ASSIGNEE INFORMATION

Payment Instructions:

Reference:

Reference:

Notice Instructions:

Reference:

Exhibit A-3

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR	ASSIGNEE
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE][5]

By:	By:
Name:		Name:
Title:		Title:

[Additional Signature lines as necessary]		[Additional Signature lines as necessary]

By:	By:
Name:		Name:
Title:		Title:

[Consented to and][6] Accepted:
DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

SWITCH & DATA HOLDINGS, INC.[6],

By:
George A. Pollock, Jr.
Treasurer

[5]	Add additional signature blocks, as needed, if this Form of Assignment Agreement is being used by funds managed by the same or related investment managers.

[6]	Insert only if assignment is being made to an Assignee other than an Affiliate or another Term Loan Lender or an Approved Fund, unless (a) during the forty-five (45) day period following the Closing Date or (b) after the occurrence or during the continuance of an Event of Default or Potential Event of Default.

Exhibit A-4

ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

ANNEX I

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor. [Each] [The] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of the Company or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents.

1.2. Assignee. [Each] [The] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision and (v) has sent to Company if required to be delivered to Company or attached to this Assignment if required to be delivered to Administrative Agent any documentation required to be delivered by it to Company and/or Administrative Agent pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [each such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [each such] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan

Exhibit A-5

Documents as are delegated to or otherwise conferred upon the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payment. Subject to the terms of the Credit Agreement, from and after the Effective Date, the Administrative Agent shall make all payment in respect to the Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [each such] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

Exhibit A-6

EXHIBIT B

[FORM OF CERTIFICATE REGARDING NON-BANK STATUS]

[Letterhead of Non-US Lender]

Certificate Date:                                  , 20

Deutsche Bank AG New York Branch,

as the Administrative Agent

60 Wall Street

New York, New York 10005

Attention: Anca Trifan

Re:	Switch & Data Holdings, Inc.

Ladies and Gentlemen:

This Certificate Regarding Non-Bank Status is delivered to you pursuant to Section 2.6.B(iii) of the Credit Agreement, dated as of October 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Switch & Data Holdings, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time parties thereto as term loan lenders (each individually referred to herein as a “Term Loan Lender” and, collectively, as the “Term Loan Lenders”), Deutsche Bank AG New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Canadian Imperial Bank of Commerce and Royal Bank of Canada, as the co-documentation agents for the Term Loan Lenders, CIT Lending Services Corporation and BNP Paribas, as the co-syndication agents for the Term Loan Lenders, and Deutsche Bank Securities, Inc. and BNP Paribas, as joint lead arrangers. Unless otherwise defined herein, capitalized terms used in this Certificate Regarding Non-Bank Status shall have the meaning assigned to them in the Credit Agreement. [Insert Name of Non-U.S. Lender] (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.7.B(iii) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants as follows:

1. The Non-U.S. Lender is the sole record and beneficial owner of the Term Loans or the obligations evidenced by Term Loan Note(s) in respect of which it is providing this certificate.

2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non- U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

Exhibit B-1

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

3. The Non-U.S. Lender is not a 10 percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code.

4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate Regarding Non-Bank Status by its respective authorized representative as of the day and year first above written.

[INSERT NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

[FORM OF CLOSING DATE CERTIFICATE]

[Letterhead of Borrower]

Certificate Date:                          , 2005

Deutsche Bank AG New York Branch,

as the Administrative Agent

60 Wall Street

New York, New York 10005

Attention: Anca Trifan

Re:	Switch & Data Holdings, Inc.
Financial Officer’s Certificate

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Switch & Data Holdings, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time parties thereto as Term Loan Lenders (each individually referred to herein as a “Term Loan Lender” and, collectively, as the “Term Loan Lenders”), Deutsche Bank AG New York Branch, as administrative agent for the Term Loan Lenders (the “Administrative Agent”), Canadian Imperial Bank of Commerce and Royal Bank of Canada, as the co-documentation agents for the Term Loan Lenders, CIT Lending Services Corporation and BNP Paribas, as the co-syndication agents for the Term Loan Lenders, and Deutsche Bank Securities, Inc. and BNP Paribas, as joint lead arrangers. Unless otherwise defined herein, capitalized terms used in this Closing Date Certificate shall have the meaning assigned to them in the Credit Agreement.

I, [Insert name of Responsible Officer], am the [Insert Title] of the Borrower. I am delivering this Closing Date Certificate pursuant to Section 3.1.Q of the Credit Agreement and do hereby certify on behalf of the Borrower, as of Closing Date, as follows:

(1) all representations and warranties made by the Borrower in any Loan Document are true and correct in all material respects as of the Closing Date (unless any such representation or warranty relates solely to an earlier date, in which case it was true and correct in all material respects as of such earlier date);

(2) after due inquiry and to the best of my knowledge, all representations and warranties made by each other Loan Party in any Loan Document are true and correct in all material respects as of the Closing Date (unless any such representation or warranty relates

Exhibit C-1

solely to an earlier date, in which case it was true and correct in all material respects as of such earlier date);

(3) no Event of Default or Potential Event of Default has occurred and is continuing as of the Closing Date; and

(4) the Consolidated Leverage Ratio as of the Closing Date, calculated on a pro forma basis to include the Redemption and the Series C Preferred Share Payment, is less than 4.00 to 1.00.

IN WITNESS WHEREOF, the undersigned has duly executed this Closing Date Certificate by its respective authorized representative as of the day and year first above written.

SWITCH & DATA HOLDINGS, INC.

By:
Name: Title:

Exhibit C-2

EXHIBIT D

[FORM OF COMPLIANCE CERTIFICATE]

[Letterhead of the Borrower]

Certificate Date:                      , 20

Deutsche Bank AG New York Branch,

as the Administrative Agent

60 Wall Street

New York, New York 10005

Attention: Anca Trifan

Re:	Switch & Data Holdings, Inc.
Compliance Certificate

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Switch & Data Holdings, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time parties thereto as term loan lenders (each individually referred to herein as a “Term Loan Lender” and, collectively, as the “Term Loan Lenders”), Deutsche Bank AG New York Branch, as administrative agent for the Term Loan Lenders (the “Administrative Agent”), Canadian Imperial Bank of Commerce and Royal Bank of Canada, as the co-documentation agents for the Term Loan Lenders, CIT Lending Services Corporation and BNP Paribas, as the co-syndication agents for the Term Loan Lenders, and Deutsche Bank Securities, Inc. and BNP Paribas, as joint lead arrangers. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate shall have the meaning assigned to them in the Credit Agreement.

I, [Insert name of Responsible Person], am [Chief Financial Officer] [Treasurer] of the Borrower. I am delivering this Compliance Certificate pursuant to Section 5.1 of the Credit Agreement and do hereby certify on behalf of the Borrower Group, as of [the Fiscal Quarter ended [Insert applicable date]] [the Fiscal Year ended December 31, [Insert year]] (the “Report Date”), as follows:

1. 1 have reviewed the terms of the Credit Agreement and have made a review in reasonable detail of the transactions and condition of the Borrower and its respective Subsidiaries during the [Fiscal Quarter][Fiscal Year] ending on the Report Date [(the “Report Quarter”)] [(the “Report Year”)].

Exhibit D-1

2. After due inquiry and to my knowledge, there was not in existence during or at the end of the above described accounting period, and there is not in existence as at the date hereof, any condition or event that constitutes an Event of Default or a Potential Event of Default, except as described on Exhibit A hereto. Exhibit A describes, in detail, each such condition or event, the period during which it has existed and the action which the Borrower has taken, is taking and proposes to take with respect to such condition or event.

3. Each member of the Borrower Group has complied with all covenants set forth in Article V and Article VI of the Credit Agreement during the [Report Quarter][Report Year]. In respect of such covenants, after due inquiry and to my knowledge, the following information is accurate as of the Report Date:

(a) No member of the Borrower Group has at any time during or at the end of such [Report Quarter] [Report Year], except as specifically described in Exhibit A, done any of the following:

(i) Permitted or suffered to exist any Lien or other encumbrance on any of its properties, whether real or personal, other than as specifically permitted pursuant to Section 6.2 of the Credit Agreement.

(ii) Reorganized under the laws of a different jurisdiction other than as specifically permitted pursuant to Section 6.3 of the Credit Agreement.

(iii) Changed its name or organizational structure, other than as specifically permitted pursuant to Section 6.4 of the Credit Agreement.

(iv) Made or owned, whether directly or indirectly, any Investment in any Person, including any Joint Venture other than as specifically permitted pursuant to Section 6.5.

(v) Failed to maintain its legal existence and all rights, licenses, privileges and franchises necessary in the normal conduct of its business, other than as explicitly permitted pursuant to Section 5.4 and Section 6.7 of the Credit Agreement.

(vi) Disposed, transferred or sold, in one transaction or a series of transactions, any of its assets, other than as specifically permitted pursuant to Section 6.7 of the Credit Agreement.

(vii) Acquired all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, other than as specifically permitted pursuant to Section 6.7 of the Credit Agreement.

(viii) Entered into any merger, consolidation, liquidation or dissolution, other than as specifically permitted pursuant to Section 6.7 of the Credit Agreement.

Exhibit D-2

(ix) Amended, supplemented or otherwise modified, or permitted the amendment, modification or supplementation of its certificate or articles of incorporation or by-laws or other organizational documents), other than as specifically permitted pursuant to Section 6.11 of the Credit Agreement.

(x) Entered into any amendment, modification or termination of any Material Contract if such amendment, modification or termination could reasonably be expected to have a Material Adverse Effect, or assigned or transferred any of its material rights or obligations under any of the Material Contracts, other than as specifically permitted pursuant to Section 6.12 of the Credit Agreement.

(xi) Entered into any Material Contract (other than the Security Agreements) if such agreement (i) prohibits the granting to the Administrative Agent or any Term Loan Lender a lien thereon or (ii) otherwise unreasonably restricts or inhibits the Administrative Agent’s or any Term Loan Lender’s ability to realize the benefit of any lien on any Collateral.

(xii) Entered into any contract if such agreement (i) prohibits the granting to the Administrative Agent or any Term Loan Lender a lien thereon or (ii) otherwise unreasonably restricts or inhibits the Administrative Agent’s or any Term Loan Lender’s ability to realize the benefit of any lien on the Collateral which, taken as a while, would have a Material Adverse Effect.

(xiii) Created, or otherwise caused or suffered to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any member of the Borrower Group to (i) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by any member of the Borrower Group, (ii) repay or prepay any Indebtedness owed by any member of the Borrower Group, (iii) make loans or advances to the Borrower, or (iv) transfer any of its property or assets to the Borrower, other than as specifically permitted pursuant to Section 6.13 of the Credit Agreement.

(xiv) Declared or made any Restricted Payment or any payment in connection with any tax sharing arrangement other than as specifically permitted pursuant to Section 6.16 of the Credit Agreement.

(xv) Managed or created or opened any deposit account or securities account in a manner other than in accordance with Section 6.17 of the Credit Agreement.

(xvi) Opened any Accounts other than as permitted pursuant to Section 5.15 of the Credit Agreement.

(xvii) Used the proceeds of the Canadian Revolving Note or the 2005 Canadian Investment Note other than in accordance with Section 6.21 of the Credit Agreement.

Exhibit D-3

(b) Each member of the Borrower Group has at all times during or at the end of such [Report Quarter][Report Year], except as specifically described in Exhibit A, performed all of the following:

(i) Performed in all material respects all obligations under the terms of all Material Contracts, other than as specifically excepted pursuant to Section 5.2 of the Credit Agreement.

(ii) Maintained or caused to be maintained in good repair, working order and condition all material properties of the members of the Borrower Group other than as specifically excepted in Section 5.6 of the Credit Agreement.

(iii) Complied in all material respects with all applicable Legal Requirements and has obtained all applicable governmental actions and all private party rights of way, franchises, licenses, consents and approvals, other than as specifically excepted pursuant to Section 5.8 of the Credit Agreement.

(iv) Complied with Section 5.11 of the Credit Agreement in connection with (a) its opening, creation or acquisition of any Account or a deposit account, and (b) its acquisition, issuance or creation of any Equity Interests in any Person that constitutes a Restricted Subsidiary.

(v) Used the proceeds of the Term Loans solely for the Permitted Purposes as specifically described in Section 5.13 of the Credit Agreement.

(vi) Used reasonable efforts to obtain from relevant lessors with respect to each Colocation Lease a Landlord Consent and Estoppel Agreement in favor of the Administrative Agent as described in Section 5.16 of the Credit Agreement.

(vii) Complied with Section 5.17 of the Credit Agreement in connection with the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary.

4. Each member of the Borrower Group has complied with the indebtedness and financial covenants set forth in Sections 6.1 and 6.6 of the Credit Agreement during the [Report Quarter][Report Year]. Delivered herewith, and attached hereto as Exhibit B, are detailed calculations demonstrating compliance by the Borrower Group with the financial covenants contained in Section 6.6 of the Credit Agreement as of the end of the fiscal period referred to above.

5. The financial statements delivered to Administrative Agent in connection with this Compliance Certificate and pursuant to Section 5.1 of the Credit Agreement, and this Compliance Certificate have been prepared in accordance with GAAP.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit D-4

IN WITNESS WHEREOF, the undersigned has caused Compliance Certificate to be duly executed and delivered by its officer thereunto duly authorized as of the day and year first above written.

SWITCH & DATA HOLDINGS, INC.

By:
Name:
Title:

Exhibit D-5

Exhibit A to Compliance Certificate

Exceptions to Certifications

[To Be Provided By Borrower]

Exhibit D-6

Exhibit B to Compliance Certificate

Financial Covenant Calculations

[To Be Provided By Borrower]

Exhibit D-7

EXHIBIT E

[FORM OF SECURITIES ACCOUNTS AND CONTROL AGREEMENT]

This SECURITIES ACCOUNTS AND CONTROL AGREEMENT, dated as of                     , 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”), is by and among [PLEDGOR], a [JURISDICTION AND DESCRIPTION OF PLEDGOR] (the “Pledgor”), DEUTSCHE BANK AG NEW YORK BRANCH, as first lien administrative agent and first lien collateral agent (the “First Lien Agent”), DEUTSCHE BANK AG NEW YORK BRANCH, as second lien administrative agent and second lien collateral agent (the “Second Lien Agent” and, collectively with the First Lien Administrative Agent, the “Agents”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as the securities intermediary (the “Securities Intermediary”).

RECITALS

A. The Pledgor is a [guarantor/the Borrower] under the Third Amended and Restated Credit Agreement, dated on or about October 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Agreement”), among Switch & Data Holdings Company, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time parties thereto as lenders (the “First Lien Lenders”), the First Lien Agent, Canadian Imperial Bank of Commerce and Royal Bank of Canada, as the co- documentation agents for the First Lien Lenders, CIT Lending Services Corporation and BNP Paribas, as the co-syndication agents for the First Lien Lenders, and Deutsche Bank Securities, Inc. and BNP Paribas, as joint lead arrangers;

B. The Pledgor is a [guarantor/the Borrower] under the Credit Agreement, dated on or about October 13, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Agreement” and, collectively with the First Lien Agreement, the “Credit Agreements”), among the Borrower, the financial institutions from time to time parties thereto as term loan lenders (the “Second Lien Lenders” and, collectively with the First Lien Lenders, the “Lenders”), the Second Lien Agent, Canadian Imperial Bank of Commerce and Royal Bank of Canada, as the co-documentation agents for the Second Lien Lenders, CIT Lending Services Corporation and BNP Paribas, as the co-syndication agents for the Second Lien Lenders, and Deutsche Bank Securities Inc. and BNP Paribas, as joint lead arrangers;

C. It is a condition precedent to the effectiveness of the Credit Agreements that the Pledgor execute this Agreement; and

D. The Pledgor will derive substantial direct and indirect benefits from the loans and other financial arrangements made to the Borrower from time to time pursuant to the Credit Agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of

Exhibit E-1

which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS; RULES OF INTERPRETATION

Section 1.1 Definitions. Except as otherwise expressly provided herein, capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in Section 1.1 of the applicable Credit Agreement. In addition, the terms “securities account,” “entitlement holder,” “entitlement order,” “securities entitlement,” “securities intermediary,” “control” and “financial asset” shall have the meaning assigned to such terms in the Uniform Commercial Code of the State of New York (the “UCC”).

Section 1.2 Rules Of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation and construction set forth in Sections 1.2 and 1.3 of the First Lien Agreement shall apply to this Agreement.

ARTICLE 2

APPLICATION OF FUNDS

Section 2.1 Securities Account.

A. Establishment of Securities Account. At the request of the Pledgor, the Securities Intermediary has established an account number                  in the name of the Pledgor (as the securities entitlement holder) and entitled “[Insert name of Account]” (the “Securities Account”).

B. Deposits. The Pledgor promptly shall deliver to the Securities Intermediary, and the Securities Intermediary shall promptly credit to the Securities Account, all amounts required to be transferred to and deposited in the Securities Account from any other Blocked Account pursuant to any Blocked Account Agreement or any other Loan Document (as each such term is defined in each of the Credit Agreements).

Section 2.2 Permitted Account Investments. All amounts held in or credited to the Securities Account maintained hereunder shall be invested in investments described on Schedule I attached hereto (“Permitted Account Investments”) from time to time by the Securities Intermediary solely at the direction, expense and risk of the Pledgor. Securities Intermediary shall have no obligation to ascertain whether any such investment conforms to the investments on Schedule I.

Section 2.3 Monies Received By The Pledgor. In the event that the Pledgor receives any amounts required by the terms of any Loan Document to be deposited into the Securities Account, the Pledgor shall hold the same in precisely the form received in trust for and on behalf of the Lenders, segregated from other funds of the Pledgor, and without any notice or

Exhibit E-2

demand whatsoever, shall promptly deliver the same to the Securities Intermediary for application in accordance with the terms of this Agreement.

ARTICLE 3

SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY

Section 3.1 Securities Account. The Securities Intermediary hereby agrees and confirms that the Securities Intermediary has established the Securities Account as set forth and defined in this Agreement. Each of the parties hereto agrees that:

(i) the Securities Account is and will be maintained as a “securities account” as such term is defined in Section 8-501 of the UCC;

(ii) the Securities Intermediary shall treat the Pledgor as entitled to exercise the rights that comprise any financial asset credited to the Securities Account;

(iii) the Securities Intermediary shall treat each item of property (including, without limitation, any investment property, financial assets, securities, instruments, general intangibles or cash) credited to the Securities Account as a financial asset within the meaning of Section 8-102(a)(9)of the UCC;

(iv) all property delivered to the Securities Intermediary pursuant to the terms hereof or any Loan Document (as defined in each of the Credit Agreements), will be promptly credited by the Securities Intermediary to the Securities Account by an appropriate entry in its records in accordance with this Agreement;

(v) all securities or other property underlying financial assets credited to the Securities Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Securities Intermediary or in blank, or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Securities Account be registered in the name of, payable to or to the order of, or endorsed to, the First Lien Agent (in such capacity) or the Second Lien Agent (in such capacity), or the Pledgor except to the extent the foregoing have been subsequently endorsed by the First Lien Agent, or upon delivery of a Notice of Termination of First Lien Obligations sent by the First Lien Agent in the form attached hereto as Exhibit A (the “Notice of First Lien Obligations Termination”), the Second Lien Agent, as provided herein or the Pledgor to the Securities Intermediary or in blank;

(vi) the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written

Exhibit E-3

consent of the Pledgor and the First Lien Agent, or upon delivery of a Notice of Termination of First Lien Obligations by the First Lien Agent, the Second Lien Agent; and

(vii) if at any time the Securities Intermediary shall receive any written entitlement order (as defined in Section 8-102(a)(8) of the UCC) from the First Lien Agent directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Pledgor or any other person. If at any time the Securities Intermediary shall receive any entitlement order from the Second Lien Agent directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Pledgor or any other person; provided that, prior to receipt by the Securities Intermediary of a Notice of Termination of First Lien Obligations, the Securities Intermediary shall not comply with any entitlement order issued by the Second Lien Agent without the written consent of the First Lien Agent. The Securities Intermediary shall comply with entitlement orders from the Pledgor directing transfer or redemption of any financial asset relating to the Securities Account until such time as the Securities Intermediary has received an entitlement order from the First Lien Agent and/or the Second Lien Agent as provided herein. Until such time as the Securities Intermediary has received such an entitlement order, the Securities Intermediary shall be entitled to distribute to the Pledgor all income on the financial assets in the Securities Account. If the Pledgor is otherwise entitled to issue entitlement orders and such orders conflict with any entitlement order issued by the First Lien Agent or the Second Lien Agent (either with the written consent of the First Lien Agent, or following the receipt by Securities Intermediary of a Notice of Termination of First Lien Obligations sent by the First Lien Agent, the Second Lien Agent), if applicable, the Securities Intermediary shall follow the orders issued by the applicable Agent.

Section 3.2 Duties And Certain Rights Of The Securities Intermediary.

A. Acceptance of Appointment. The Securities Intermediary hereby agrees to act as securities intermediary with respect to the Securities Account and pursuant to this Agreement. The other parties hereto hereby acknowledge that the Securities Intermediary shall act as securities intermediary with respect to the Securities Account and pursuant to this Agreement.

B. Negative Pledge. The Securities Intermediary hereby agrees that it shall not grant any security interests in the Securities Account or any financial assets credited to or held in the Securities Account.

C. Other Agreements. In the event of a conflict between this Agreement (or any portion hereof) and any other agreement, the terms of this Agreement shall prevail. The

Exhibit E-4

Securities Intermediary hereby represents that it has not entered into, and agrees that, until the termination of this Agreement and the other Loan Documents (as defined in each of the Credit Agreements) in accordance their terms, it will not enter into any agreement with any other Person in respect of the Securities Account pursuant to which it would agree to comply with entitlement orders made by such Person.

D. Degree of Care. The Securities Intermediary shall exercise reasonable care in administering and accounting for amounts credited to the Securities Account and the Permitted Account Investments credited to or held in the Securities Account.

E. Action Upon Notices; Exercise of Judgment. The Securities Intermediary shall be permitted to act upon any notice, entitlement order, request, waiver, consent, receipt or other paper or document reasonably believed by the Securities Intermediary to be signed by the First Lien Agent or the Second Lien Agent, as applicable, the Pledgor or any other proper Person. The Securities Intermediary shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which the Securities Intermediary may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct. This Agreement does not create any obligations on the Securities Intermediary except for those expressly set forth in this Agreement, and no covenant or obligation shall be implied against the Securities Intermediary in connection with this Agreement. The Securities Intermediary shall have duties only to the First Lien Agent, the Second Lien Agent, the Secured Parties (as defined in each of the Credit Agreements) and the Pledgor.

F. Indemnification and Liability. In consideration of the appointment of the Securities Intermediary, the Pledgor agrees to indemnify and hold the Securities Intermediary and each Affiliate, officer, director, shareholder, employee and agent of the Securities Intermediary (each, an “Indemnified Person”) harmless from and against any claim, loss, liability, damage, cost or expense incurred by the Indemnified Person by reason of or resulting from this Agreement (including its having accepted such appointment or by reason of its carrying out of any of the terms of this Agreement), and agrees to reimburse the Indemnified Person for all its expenses, including reasonable fees and expenses of counsel and court costs incurred by reason of any position or action taken by the Indemnified Person pursuant to this Agreement or in connection with any action brought to interpret or enforce the provisions of this Agreement or any part thereof, except to the extent that any such claim, loss, liability, damage, cost or expense results from the Indemnified Person’s gross negligence or willful misconduct. The parties hereto hereby agree that no Indemnified Person shall be liable to such parties for any actions taken by any Indemnified Person pursuant to and in compliance with the terms hereof except in respect of any liability or expenses incurred by the Indemnified Person arising from its gross negligence or willful misconduct. Any Indemnified Person may consult with legal counsel in the event of any dispute or question as to the construction of this Agreement or the Indemnified Person’s duties hereunder, and the Indemnified Person shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

G. Court Orders. The Securities Intermediary is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or

Exhibit E-5

administrative agency affecting any money, documents or things held by the Securities Intermediary. The Securities Intermediary shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of the Securities Intermediary’s compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree may later be reversed, modified, set aside or vacated.

H. Resignation and Termination. In the event of the resignation or termination of the Securities Intermediary, the Securities Intermediary shall be entitled to its fees and expenses in accordance with the terms hereof up to the time such resignation becomes effective in accordance with this Section 3.2.H.

Section 3.3 Security Interest.

A. Acknowledgment of Grant. Pursuant to the First Lien Agreement, the Second Lien Agreement and the other loan documents executed in connection therewith, as collateral security for the Pledgor’s obligations to the First Lien Agent and the First Lien Lenders under the First Lien Agreement and to the Second Lien Agent and the Second Lien Lenders under the Second Lien Agreement, the Pledgor granted to the First Lien Agent, for its own benefit and the benefit of the First Lien Lenders on a first priority basis, and to the Second Lien Agent, for its own benefit and the benefit of the Second Lien Lenders on a second priority basis, a present and continuing security interest in (i) the Securities Account and (ii) in all financial assets held therein or credited thereto and all proceeds thereof, including all rights of the Pledgor to receive moneys due in respect of the Securities Account, all claims with respect to the Securities Account, all income or gain earned in respect of the financial assets held in or credited to the Securities Account, and all proceeds receivable or received when the Securities Account is collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily. As between the First Lien Agent and the Second Lien Agent, the First Lien Agent shall have a first priority security interest in such Securities Account and the Second Lien Agent shall have a second priority security interest in such Securities Account and all proceeds receivable or received as provided herein in accordance with the Intercreditor Agreement;

B. Acknowledgment. The Securities Intermediary hereby acknowledges the security interest in, and the pledge by the Pledgor to the First Lien Agent for the benefit of the Secured Parties (as defined in the First Lien Agreement), the Second Lien Agent for the benefit of the Secured Parties (as defined in the Second Lien Agreement), of all of the Pledgor’s security entitlements to the Securities Account and all financial assets held therein or credited thereto and all proceeds thereof, and will so indicate on the records maintained by the Securities Intermediary with respect to the Securities Account.

Section 3.4 Place of Business and Records. Unless the Agents are otherwise notified in accordance with the terms of the Credit Agreements, the principal place of business and chief executive office of the Pledgor is, and all records of the Pledgor concerning the Securities Account are and will be, located at 1715 N. Westshore Blvd., Suite 650, Tampa, Florida, 35607.

Section 3.5 Perfection; Further Assurances. The Pledgor agrees that from time to time it shall promptly execute and deliver all instruments and documents, and take all action, that

Exhibit E-6

may be reasonably necessary, or that the First Lien Agent and/or the Second Lien Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted under the First Lien Agreement, the Second Lien Agreement and any other agreements or documents executed and delivered in connection therewith to enable the First Lien Agent, or upon delivery of a Notice of Termination of First Lien Obligations as provided herein, the Second Lien Agent, to exercise and enforce its rights and remedies hereunder with respect to the Securities Account, all financial assets held therein or credited thereto and all proceeds thereof. Without limiting the generality of the foregoing, the Pledgor shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as the First Lien Agent and/or the Second Lien Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted thereby. Nothing in this Section 3.5 shall be construed as limiting the obligations of the Pledgor under Section 5.11 of each Credit Agreement.

Section 3.6 Other Liens. The Pledgor represents and warrants that:

(a) it has not assigned any of its rights under the Securities Account except as permitted by the Credit Agreements;

(b) it has not executed and is not aware of any effective financing statement, security agreement, control agreement or other instrument similar in effect covering all or any part of the Securities Account, except such as may have been filed in connection with this Agreement or the other Loan Documents (as defined in each of the Credit Agreements); and

(c) it has full power and authority to grant a security interest in and assign its right, title and interest in the Securities Account and all financial assets held therein or credited thereto and all proceeds thereof, hereunder.

The Pledgor covenants that it shall not grant to any Person other than the First Lien Agent and the Second Lien Agent any interest in the Securities Account and that it shall keep the Securities Account free from all other Liens other than Permitted Liens (as defined in each of the Credit Agreements). The Securities Intermediary represents and warrants that it has no knowledge of any Lien on the Securities Account other than the claims and interest of the parties as provided herein. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the First Lien Agent for the benefit of the Secured Parties (as defined in the First Lien Agreement), the Second Lien Agent for the benefit of the Secured Parties (as defined in the Second Lien Agreement), except that the Securities Intermediary will retain its prior lien on property in the Securities Account to secure payment for property purchased for the Securities Account and normal commissions and fees for the Securities Account. The financial assets credited to the Securities Account shall not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the First Lien Agent and the Second Lien Agent. The First Lien Agent and the Second Lien Agent each

Exhibit E-7

represents and warrants that it has no notice of any adverse claim to the financial assets deposited in or credited to the Securities Account or to security entitlements with respect thereto.

Section 3.7 Certain Powers Of Administrative Agent. If the Pledgor fails to perform any agreement contained herein, the First Lien Agent, or upon deliver of a Notice of Termination of First Lien Obligations, the Second Lien Agent, may itself perform, or cause the performance of, such agreement, and the expenses of the First Lien Agent and/or the Second Lien Agent, as applicable, incurred in connection therewith shall be payable by the Pledgor upon demand. The Pledgor hereby irrevocably appoints the First Lien Agent and the Second Lien Agent the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor, and in the name of the Pledgor or otherwise from time to time in the First Lien Agent’s and the Second Lien Agent’s discretion, if an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument which the First Lien Agent, or upon delivery of a Notice of Termination of First Lien Obligations, the Second Lien Agent, may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Securities Account or the proceeds of financial assets held therein or credited thereto;

(b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings which such Agent may deem necessary or desirable for the collection of the Securities Account or the proceeds of financial assets held therein or credited thereto or otherwise to enforce the rights of such Agent with respect to any of the Securities Account or the proceeds of financial assets held therein or credited thereto, provided that, with respect to this clause (c), such rights shall be exercised in accordance with Section 3.8; and

(d) to perform the affirmative obligations of the Pledgor hereunder.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 3.7 is irrevocable and coupled with an interest. The powers conferred on the First Lien Agent and the Second Lien Agent hereunder are solely to protect its interest (on behalf of the Secured Parties (as defined in each of the Credit Agreements)) in the Securities Account and the proceeds of financial assets held therein or credited thereto and shall not impose any duty on the Agents to exercise any such powers. Except for the reasonable care of the Securities Account in its possession or under its control (as the case may be) and the accounting for moneys actually received by it hereunder, the Agents shall not have any duty as to the Securities Account or the proceeds of financial assets held therein or credited thereto, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Securities Account or proceeds. Each Agent is required to exercise reasonable care in the custody and preservation of the Securities Account in its possession or under its control (as the case may be).

Exhibit E-8

Section 3.8 Remedies. If an Event of Default shall have occurred and be continuing:

(a) the First Lien Agent, and upon deliver of a Notice of Termination of First Lien Obligations, the Second Lien Agent, may exercise in respect of the Securities Account, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC at that time and consistent with the provisions of the other Loan Documents (as defined in the applicable Credit Agreement), including the right to proceed to protect and enforce the rights vested in it by this Agreement, to sell, liquidate or otherwise dispose of any or all of the financial assets credited to or held in the Securities Account, and to cause the Securities Account to be sold, liquidated or otherwise disposed of, in each case in such manner as such Agent may elect; and

(b) the proceeds of any financial assets credited to or held in the Securities Account and all cash proceeds received by such Agent in respect of any sale of, collection from or other realization upon all or any part of the Securities Account may, in the discretion of such Agent, then or at any time thereafter, be applied (after payment of any amounts payable to the Securities Intermediary pursuant to the terms hereof) in whole or in part by such Agent against all or any part of the Obligations (as defined in each Credit Agreement) in accordance with the Intercreditor Agreement.

Any surplus of such amounts or proceeds remaining after payment in full of all the Obligations (as defined in each Credit Agreement) shall be paid over to the Pledgor (in the case of surplus proceeds remaining in or derived from the Securities Account) as provided in the Intercreditor Agreement. No right, power or remedy herein conferred upon or reserved to the Agents is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Agents may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

ARTICLE 4

TERMINATION OF AGREEMENT

The rights and powers granted herein to the Agents have been granted in order, among other things, to perfect their respective security interests in the Securities Account, are powers coupled with an interest, and will neither be affected by the bankruptcy of the Pledgor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Agents in the Securities Account have been terminated pursuant to the terms of this Agreement and the other Loan Documents (as defined in the applicable Credit Agreement) and the First Lien Agent and the Second Lien Agent has notified the Securities Intermediary of such termination in writing; provided, however, the Securities

Exhibit E-9

Intermediary may, at any time, terminate this Agreement on not less than thirty (30) days’ prior written notice of such intention delivered by it to each of the Pledgor and the Agents. When each of the Credit Agreements has expired or has otherwise earlier terminated and all Obligations (as defined in each Credit Agreement) have been indefeasibly paid in full and all Commitments and Interest Rate Agreements to which any Secured Party (as defined in each of the Credit Agreements) is a party have terminated, all right, title and interest of the Agents in the Securities Account shall revert to the Pledgor. No termination of any Agent’s interest, whether for itself or on behalf of any Secured Party, hereunder shall affect the rights of the other Agent, whether for itself or on behalf of any other Secured Party hereunder.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Notices. Any communications between the parties hereto or notices provided herein to be given shall be sent to the addresses set forth in Section 9.8 of the applicable Credit Agreement and in accordance with the provisions thereof, and the provisions of such Section are incorporated by reference herein as if set forth in full herein. For purposes of any such communication or notice, the address of the Securities Intermediary shall, until further notice is given in accordance with such Section 9.8, be to Wachovia Bank, National Association, [                    ] Attn: [                    ], Telecopy: [                    ].

Section 5.2 Benefit Of Agreement. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and the Secured Parties, any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and the Secured Parties.

Section 5.3 Delay And Waiver. No failure or delay by either Agent or the Securities Intermediary in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by Section 5.4, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Section 5.4 Amendments. Neither this Agreement nor any terms or conditions hereof may be amended, changed, waived, discharged, terminated or otherwise modified unless such amendment, change, waiver, discharge, termination or modification is in writing and is otherwise in accordance with the terms of this Agreement and Section 9.6 of the applicable Credit Agreement.

Exhibit E-10

Section 5.5 Governing Law. This Agreement and the Securities Account (including all security entitlements relating thereto) shall be construed in accordance with and governed by the law of State of New York and except to the extent that the validity or perfection of the security interest hereunder or exercise of remedies hereunder in respect of any particular collateral are governed by the laws of a jurisdiction other than State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the “securities intermediary’s jurisdiction” of the Securities Intermediary with respect to the Securities Account is the State of New York.

Section 5.6 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.7 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 5.8 Consent To Jurisdiction. The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Circuit Court of Southern District of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court in respect thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of New York or, to the extent permitted by law, in such federal, court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agents may otherwise have to bring any action or proceeding relating to this Agreement against the Pledgor or any of its properties in the courts of any jurisdiction. The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 5.8. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 9.8 of the applicable Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 5.9 Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

Exhibit E-11

TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 5.10 Successors And Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each Secured Party (and any such attempted assignment or transfer by the Pledgor without such consent shall be null and void).

Section 5.11 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

Section 5.12 Survival Of Agreements. Except as provided in Article IV hereof, all covenants, agreements, representations and warranties made by the parties hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any loans, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement or any other Loan Document (as defined in each of the Credit Agreements) is outstanding and unpaid and so long as the Commitments and Interest Rate Agreements (as defined in each Credit Agreement) to which any Secured Party is a party have not expired or terminated. The provisions regarding the payment of expenses and indemnification obligations, shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the loans, the expiration or termination of the Commitments and Interest Rate Agreements to which any Secured Party (as each such term is defined in each Credit Agreement) is a party or the termination of this Agreement or any provision hereof.

Section 5.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

[Remainder of page intentionally left blank. Next page is signature page.]

Exhibit E-12

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[ ], as Pledgor

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Securities Intermediary

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as the First Lien Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit E-13

DEUTSCHE BANK AG NEW YORK BRANCH, as the Second Lien Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit E-14

SCHEDULE 1

PERMITTED ACCOUNT INVESTMENTS

1.	Securities of the U.S. Treasury.

2.	Securities of agencies of the U.S. Government.

3.	Repurchase agreements for (1) or (2).

4.	The following bank liability products from any commercial banking institution having combined capital and surplus of not less than $500 million whose long-term debt rating is “A” or better by S&P and Moody’s:

a.	Certificates of deposit

b.	Commercial paper

c.	Bankers’ acceptances

d.	Bank notes

e.	Other time deposits

5.	Commercial paper issued by corporations with a short-term rating of A2/P2 or better with a limit on the A2/P2 portion to 25% of the total par value of the portfolio.

6.	Short-term floating rate or auction rate securities rated “A” or better by at least one nationally recognized rating agency.

7.	Corporate obligations with a long-term rating of “A” or better by at least one nationally recognized rating agency.

8.	Municipal bonds rated “A” or better by at least one nationally recognized rating agency.

9.	Money market mutual funds where the fund’s stated objective is “to maintain a stable net asset value at $1.00 per share”.

10.	Cash.

11.	Such other investments as the Administrative Agent and the Pledgor may mutually agree.

Exhibit E-15

Exhibit A

NOTICE OF TERMINATION OF FIRST LIEN OBLIGATIONS

Wachovia Bank, National Association

Attn: [                    ]

[Address]

Deutsche Bank AG New York Branch,

in its capacity as Second Lien Agent

60 Wall Street

New York, New York 10005

Attention:   Anca Trifan, Manager

Re:	Securities Account Agreement dated as of , 20 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among [Name of Company] (the “Company”), Deutsche Bank AG New York Branch, as First Lien Agent (the “First Lien Agent”) and Deutsche Bank AG New York Branch, as Second Lien Agent (the “Second Lien Agent”) and Wachovia Bank, National Association (“Bank”) regarding securities account (the “Securities Account”).

Ladies and Gentlemen:

You are hereby notified that Obligations under the First Lien Agreement have been paid in full in cash. You are hereby instructed that you may comply with instructions issued by the Second Lien Agent directing disposition of funds in the Securities Account without our consent, the consent of the Company or the consent of any other person.

Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Sincerely,

DEUTSCHE BANK AG NEW YORK BRANCH as First Lien Agent

By:
Name:
Title:

By:
Name:
Title:

cc: [Company and Second Lien Agent]

Exhibit E-16

EXHIBIT F

[FORM OF LOAN CERTIFICATE]

[Letterhead of the Borrower)

Certificate Date:                          , 20

Deutsche Bank AG New York Branch,

as the Administrative Agent

60 Wall Street

New York, New York 10005

Attention:     Anca Trifan

Re:	Switch & Data Holdings, Inc.
Loan Certificate

Ladies and Gentlemen:

This Loan Certificate is delivered to you pursuant to Section 2.1.B of the Credit Agreement, dated as of October 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Switch & Data Holdings, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time parties thereto as term loan lenders (each individually referred to herein as a “Term Loan Lender” and, collectively, as the “Term Loan Lenders”), Deutsche Bank AG New York Branch, as administrative agent for the Term Loan Lenders (in such capacity, the “Administrative Agent”), Canadian Imperial Bank of Commerce and Royal Bank of Canada, as the co-documentation agents for the Term Loan Lenders, CIT Lending Services Corporation and BNP Paribas, as the co-syndication agents for the Term Loan Lenders, and Deutsche Bank Securities, Inc. and BNP Paribas, as joint lead arrangers. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

The Borrower submitted a Loan Request to the Administrative Agent on [Insert applicable date] which requested that the Term Loan be made on the date hereof, and, in connection therewith and pursuant to Section 2.1.B and Article III of the Credit Agreement the Borrower hereby certifies that:

(a) the representations and warranties made by the Borrower and each other Loan Party in any Loan Document are true and correct in all material respects as of the date hereof (unless any such representation or warranty relates solely to an earlier date, in which case it was true and correct in all material respects as of such earlier date);

(b) as of the date hereof, no Potential Event of Default or Event of Default has occurred or is continuing;

Exhibit F-1

(c) the intended use of the proceeds of the Term Loan is solely to pay a dividend to Parent on the date hereof to pay for the Redemption and Series C Preferred Share Payments on the date hereof in accordance with Section 5.13 of the Credit Agreement.

(d) immediately before and after giving effect to the funding of the Term Loan and the intended application of the proceeds therefrom, the Borrower Group is in pro forma compliance with the covenants set forth in Section 6.6, in each case, calculated based on the most recent quarterly financial statements delivered to the Administrative Agent pursuant to Section 5.1 of the Credit Agreement and the related consolidated statements of income of the members of the Borrower Group at the end of the month prior to the Loan Date. Annex I hereto sets forth in reasonable detail the calculations used as the basis for making this certification.

Exhibit F-2

IN WITNESS WHEREOF, the undersigned has caused this Loan Certificate to be duly executed and delivered by its officer thereunto duly authorized as of the day and year first above written.

SWITCH & DATA HOLDINGS, INC.

By:
Name:
Title:

Exhibit F-3

ANNEX I

Compliance with Financial Covenants

[To Be Provided By Borrower]

Exhibit F-4

EXHIBIT G

[FORM OF LOAN REQUEST]

[Letterhead of Borrower]

Certificate Date:                          , 20

Deutsche Bank AG New York Branch,

as the Administrative Agent

60 Wall Street

New York, New York 10005

Attention: Anca Trifan

Re:	Switch & Data Holdings, Inc.
Loan Request

Ladies and Gentlemen:

This Loan Request is delivered to you pursuant to Section 2.1.B of the Credit Agreement, dated as of October 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Switch & Data Holdings, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time parties thereto as term loan lenders (each individually referred to herein as “Term Loan Lender” and, collectively, as the “Term Loan Lenders”), Deutsche Bank AG New York Branch, as administrative agent for the Term Loan Lenders (in such capacity, the “Administrative Agent”), Canadian Imperial Bank of Commerce and Royal Bank of Canada, as the co-documentation agents for the Term Loan Lenders, CIT Lending Services Corporation and BNP Paribas, as the co-syndication agents for the Term Loan Lenders, and Deutsche Bank Securities, Inc. and BNP Paribas, as joint lead arrangers. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby gives you notice in accordance with Section 2.1.B of the Credit Agreement that the Borrower irrevocably requests that the Term Loan be made on [Insert applicable date] (which is a Loan Date), as described below:

The	Borrower hereby requests that the Term Loan be made:

(i)	in an aggregate principal amount of [$ ];

(ii)	which shall be comprised of [$ ] of Base Rate Loans, [$ ] of Eurodollar Rate Loans with an initial Interest Period of [one] month; and

(iii)	which shall be deposited in or credited to [Insert payment instructions.]

Exhibit G-l

IN WITNESS WHEREOF, the undersigned has duly executed this Loan Request by its respective authorized representative as of the day and year first above written.

SWITCH & DATA HOLDINGS, INC.

By:
Name:
Title:

Exhibit G-2

EXHIBIT H

[FORM OF NOTICE OF CONTINUATION/CONVERSION]

[Letterhead of Applicable Borrower]

Certificate Date:                          , 20

Deutsche Bank AG New York Branch,

as the Administrative Agent

60 Wall Street

New York, New York 10005

Attention:     Anca Trifan

Re:	Switch & Data Holdings, Inc.
Notice of Continuation/Conversion

Ladies and Gentlemen:

This Notice of Continuation/Conversion is delivered to you pursuant to Section 2.2.D of the Credit Agreement, dated as of October 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Switch & Data Holdings, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time parties thereto as term loan lenders (each individually referred to herein as a “Term Loan Lender” and, collectively, as the “Term Loan Lenders”), Deutsche Bank AG New York Branch, as administrative agent for the Term Loan Lenders (in such capacity, the “Administrative Agent”), Canadian Imperial Bank of Commerce and Royal Bank of Canada, as the co-documentation agents for the Term Loan Lenders, CIT Lending Services Corporation and BNP Paribas, as the co-syndication agents for the Term Loan Lenders, and Deutsche Bank Securities, Inc. and BNP Paribas, as joint lead arrangers. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.2.D of the Credit Agreement, that the Borrower hereby requests a [conversion][continuation] of all or a portion of the Term Loan under the Credit Agreement and, in connection therewith, sets forth below the information relating to such [conversion] [continuation] (the “Proposed Conversion/Continuation”) as required by Section 2.2.D) of the Credit Agreement.

[(a)	The Borrower hereby requests that the Term Loan be [converted] [continued] as follows:

(i)	The effective date of the Proposed Conversion/Continuation is , (which is a Business Day).

Exhibit H-l

[(ii)	$ of the currently outstanding principal amount of the Term Loan currently being maintained as a Eurodollar Rate Loan with an Interest Period of month(s), the last day of which is the date of the Proposed Conversion/Continuation referred to in clause (i) above, should be:

(A)	Continued as $ of a Eurodollar Rate Loan with an Interest Period of month(s);

(B)	Continued as $ of a Eurodollar Rate Loan with an Interest Period of month(s); and

(C)	Converted into $ of a Base Rate Loan.]

[(iii)	$ of the currently outstanding principal amount of the Term Loan currently being maintained as a Base Rate Loan should be:

(A)	Continued as $ of a Base Rate Loan;

(B)	Converted into $ of a Eurodollar Rate Loan with an Interest Period of month(s); and

(C)	Converted into $ of a Eurodollar Rate Loan with an Interest Period of month(s).]

(b)	[Include the following if the proposed conversion or continuation is a conversion to, or a continuation of, a Eurodollar Rate Loan:] [The Borrower hereby certifies that, as of the date hereof, no Potential Event of Default or Event of Default has occurred or is continuing.]

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit H-2

IN WITNESS WHEREOF, the undersigned has duly executed this Notice of Continuation/Conversion by its respective authorized representative as of the day and year first above written.

SWITCH & DATA HOLDINGS, INC.

By:
Name:
Title:

Exhibit H-3

EXHIBIT I

[FORM OF SOLVENCY CERTIFICATE]

[Letterhead of Borrower]

Certificate Date:                          , 20

Deutsche Bank AG New York Branch,

as the Administrative Agent

60 Wall Street

New York, New York 10005

Attention:         Anca Trifan

Re:	Switch & Data Holdings, Inc.
Solvency Certificate

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Switch & Data Holdings, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time parties thereto as term loan lenders (each individually referred to herein as a “Term Loan Lender” and, collectively, as the “Term Loan Lenders”), Deutsche Bank AG New York Branch, as administrative agent for the Term Loan Lenders (in such capacity, the “Administrative Agent”), Canadian Imperial Bank of Commerce and Royal Bank of Canada, as the co-documentation agents for the Term Loan Lenders, CIT Lending Services Corporation and BNP Paribas, as the co-syndication agents for the Term Loan Lenders, and Deutsche Bank Securities, Inc. and BNP Paribas, as joint lead arrangers. Unless otherwise defined herein, capitalized terms used in this Solvency Certificate shall have the meaning assigned to them in the Credit Agreement.

I, [Insert name of Responsible Officer], am the [Insert Title] of each of the Material Subsidiaries and the Parent, or of such entity’s direct or indirect manager, as the case may be, as set forth on the signature pages hereof. I am delivering this Solvency Certificate pursuant to Section 3.1.R of the Credit Agreement and do hereby certify on behalf of the Material Subsidiaries and the Parent, as of the Closing Date as follows:

(1) After giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents (including without limitation, the payments of the Redemption and the Series C Preferred Share Payments):

(a) each of the Material Subsidiaries and the Parent is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business;

Exhibit 1-1

(b) each of the Material Subsidiaries and the Parent does not intend to, and does not believe that it will, incur debts or liabilities beyond such member’s ability to pay as such debts and liabilities mature in their ordinary course;

(c) each of the Material Subsidiaries and the Parent is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such member’s property or assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such member is engaged or is to engage;

(d) the fair value of the assets of each of the Material Subsidiaries and the Parent is greater than the total amount of liabilities, including contingent liabilities, of each such Person; and

(e) the present fair salable value of the assets of each of the Material Subsidiaries and the Parent, each as a going concern, is not less than the amount that will be required to pay the probable liability of each such Person on its debts as they become absolute and matured.

(2) In making the certifications set forth above, the undersigned has considered or taken the following actions, among other things:

(a) the audited balance sheets of the members of the Borrower Group for the Fiscal Year ending December 31, 2004 and the unaudited balance sheets of the members of the Borrower Group for the Fiscal Quarter ending June 30, 2005 (the “Financial Statements”);

(b) the values of real property, equipment, inventory, accounts receivable, customer lists, supply contracts, joint venture interests, licenses, leases and all other property of each member of the Borrower Group, real and personal, tangible and intangible;

(c) consulted with officers of the Borrower Group concerning, among other matters, pending and threatened litigation, uninsured risks, guaranties of obligations of any other Person and other contingent obligations and have, using my best judgment, also taken into account the maximum realistic exposure of each member of the Borrower Group to liabilities which would not be included in reserves otherwise reflected on the Financial Statements; and

(d) made such other investigations and inquiries as I have, to the best of my experience, deemed appropriate and have taken into account the nature of the particular business anticipated to be conducted by the Borrower Group after consummation of the transaction.

[Remainder of page intentionally left blank. Next page is signature page.]

Exhibit I-2

IN WITNESS WHEREOF, the undersigned has duly executed this Solvency Certificate by its respective authorized representative as of the day and year first above written.

SWITCH & DATA HOLDINGS, INC.

By:
Name:
Title:

SWITCH & DATA FACILITIES COMPANY, INC.

By:
George A. Pollock, Jr.
Treasurer

SWITCH AND DATA ENTERPRISES, INC. SWITCH AND DATA MANAGEMENT COMPANY LLC SWITCH AND DATA OPERATING COMPANY LLC SWITCH & DATA FACILITIES COMPANY LLC SWITCH AND DATA FL SEVEN LLC

By:
George A. Pollock, Jr.
Treasurer

Exhibit I-3

SWITCH AND DATA CA NINE LLC

SWITCH AND DATA GA THREE LLC

SWITCH AND DATA NY FOUR LLC

SWITCH AND DATA NY FIVE LLC SWITCH & DATA/NY FACILITIES COMPANY LLC

SWITCH AND DATA PA THREE LLC

SWITCH AND DATA PA FOUR LLC

SWITCH AND DATA DALLAS HOLDINGS I LLC

SWITCH AND DATA DALLAS HOLDINGS II LLC

SWITCH AND DATA VA FOUR LLC

SWITCH AND DATA WA THREE LLC

By:	Switch and Data Operating Company LLC, as Manager

By:
George A. Pollock, Jr.
Treasurer

Exhibit I-4

SWITCH & DATA CA ONE LLC

SWITCH & DATA CA TWO LLC

SWITCH & DATA CO ONE LLC

SWITCH & DATA FL ONE LLC

SWITCH & DATA FL TWO LLC

SWITCH & DATA GA ONE LLC

SWITCH & DATA IL ONE LLC

SWITCH & DATA IN ONE LLC

SWITCH & DATA MA ONE LLC

SWITCH & DATA MI ONE LLC

SWITCH & DATA MO TWO LLC

SWITCH & DATA NY ONE LLC

SWITCH & DATA OH ONE LLC

SWITCH & DATA PA TWO LLC

SWITCH & DATA TX ONE LLC

SWITCH & DATA VA ONE LLC

SWITCH & DATA VA TWO LLC

SWITCH & DATA WA ONE LLC

By:	Switch & Data Facilities Company LLC, as Manager

By:
George A. Pollock, Jr. Treasurer

Exhibit I-5

SWITCH AND DATA TX FIVE LP

By:	Switch and Data Dallas Holdings I LLC, as General Partner

	By:	Switch and Data Operating Company LLC, as Manager

By:
George A. Pollock, Jr. Treasurer

Exhibit I-6

EXHIBIT J

[FORM OF GUARANTY AGREEMENT]

[MASTER AGREEMENT]

This GUARANTY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), entered into as of October 13, 2005, by each entity identified on the signature pages attached hereto and each additional Guarantor which becomes a party hereto pursuant to Section 5.15 hereof (each a “Guarantor” and, collectively, the “Guarantors”) in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (together with any successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).

RECITALS

A. Reference is made to that certain Credit Agreement, dated as of October 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among SWITCH & DATA HOLDINGS, INC., a Delaware corporation (the “Borrower”), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES THERETO AS TERM LOAN LENDERS (each individually referred to herein as a “Term Loan Lender” and, collectively, as the “Term Loan Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Term Loan Lenders (in such capacity, the “Administrative Agent”), CANADIAN IMPERIAL BANK OF COMMERCE and ROYAL BANK OF CANADA, as the co-documentation agents for the Term Loan Lenders, CIT LENDING SERVICES CORPORATION and BNP PARIBAS, as the co-syndication agents for the Term Loan Lenders, and DEUTSCHE BANK SECURITIES, INC. and BNP PARIBAS, as joint lead arrangers;

B. The Credit Agreement requires that each Guarantor execute and deliver this Guaranty;

C. Each Guarantor will derive substantial direct and indirect benefits from the Term Loan made to the Borrower on the Closing Date pursuant to the Credit Agreement; and

D. The Administrative Agent and each of the Term Loan Lenders is willing to make such Term Loan pursuant to the terms of the Credit Agreement on the condition that each Guarantor execute and deliver this Guaranty.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Exhibit J-1

ARTICLE 1

DEFINITIONS

Section 1.1 Credit Agreement Definitions; Principles of Interpretation.

Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement (including the principles of interpretation set forth in Section 1.3 of the Credit Agreement). All references herein to any rights or interests granted hereby to the Administrative Agent shall be deemed to be rights or interests granted to the Administrative Agent for the benefit of each of the Secured Parties, whether or not specifically so stated.

ARTICLE II

GUARANTY PROVISIONS

Section 2.1 Guaranty.

Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations, provided, however, that each Guarantor shall be liable under this Guaranty only for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer (or similar concepts under foreign law), and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not merely of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Loan Party (or any other Person) before or as a condition to the performance of the obligations of each Guarantor hereunder.

Section 2.2 Acceleration of Guaranty.

If an Event of Default of the nature set forth in Section 7.4 or Section 7.5 of the Credit Agreement shall occur and be continuing, all of the Obligations shall, as set forth in Section 7.16 of the Credit Agreement, be immediately due and payable, and, accordingly, each Guarantor shall be required to pay, jointly and severally, as principal obligor and not as Guarantor only, to the Administrative Agent, for the benefit of the Secured Parties, forthwith an amount equal to all of the Obligations.

Section 2.3 Guaranty Absolute, Etc.

This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations have been paid in full in cash, all obligations of each Guarantor hereunder have been paid in full in cash and all Interest Rate Agreements to which any Secured Party is a party have been terminated. Each Guarantor guarantees, jointly and severally, that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document

Exhibit J-2

under which they arise. All rights of the Administrative Agent and the liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, irrespective of:

(a) any lack of validity, legality or enforceability of the Credit Agreement, any Term Loan Note, any other Loan Document or any Interest Rate Agreement;

(b) the failure of any Secured Party:

(i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Loan Party or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Term Loan Note, any other Loan Document, any Interest Rate Agreement or otherwise, or

(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension or renewal of any Obligation of the Borrower or any other Loan Party;

(d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Secured Parties to terminate the Obligations in full, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and each Guarantor hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Loan Party or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Term Loan Note, any other Loan Document or any Interest Rate Agreement;

(f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty held by any Secured Party or securing any of the Obligations; or

any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Loan Party, any surety or any guarantor.

Section 2.4 Reinstatement, Etc.

Each Guarantor, jointly and severally, agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party upon the

Exhibit J-3

insolvency, bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise, all as though such payment had not been made.

Section 2.5 Waiver, Indemnification, Etc.

Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Loan Party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be. Each Guarantor hereby, jointly and severally, agrees to indemnify and hold harmless the Administrative Agent and each other Secured Party for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred in enforcing any right under this Guaranty.

Section 2.6 Subordination.

Except as otherwise specifically provided in, or permitted by, this Guaranty or the Credit Agreement, all existing and future indebtedness of, or other obligations owed by, the Borrower to any Guarantor are hereby subordinated to all obligations and liabilities hereby guaranteed. Without the prior written consent of the Administrative Agent, such subordinated indebtedness shall not be paid or withdrawn in whole or in part, nor shall any Guarantor accept any payment of or on account of any such indebtedness, after the occurrence and during the continuance of an Event of Default under the Credit Agreement. Any payment by the Borrower in violation of this Guaranty shall be received by such Guarantor in trust for the Administrative Agent, and such Guarantor shall cause the same to be paid to the Administrative Agent immediately upon demand by the Administrative Agent on account of the Borrower’s obligations and liabilities hereby guaranteed. No Guarantor shall assign all or any portion of such indebtedness while this Guaranty remains in effect except upon prior written notice to the Administrative Agent by which the assignee of any such indebtedness agrees that the assignment is made subject to the terms of this Guaranty, and that any attempted assignment of such indebtedness in violation of the provisions hereof shall be void.

Section 2.7 Postponement of Subrogation.

Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior payment in full in cash of all of the Obligations and the termination of all Interest Rate Agreements to which any Secured Party is a party. Any amount paid to any Guarantor on account of any such subrogation rights prior to the payment in full in cash of all of the Obligations shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and credited and applied against the Obligations of the Borrower and each other Loan Party, whether matured or unmatured, such order as the Administrative Agent shall elect; provided, however, that if:

(a) any Guarantor has made payment to the Secured Parties of all or any part of the Obligations, and

Exhibit J-4

(b) all Obligations have been paid in full in cash and all Interest Rate Agreements to which any Secured Party is a party have been terminated,

then, at such Guarantor’s request, the Administrative Agent, on behalf of the Secured Parties, will execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor. In furtherance of the foregoing, for so long as any Obligations remain outstanding, such Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Loan Party (or any of its or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party, except that such Guarantor may file a proof of claim in a bankruptcy proceeding with respect to the Borrower or any other Loan Party in connection with any obligations owed by such Loan Party to such Guarantor in the event that the Administrative Agent has failed to file a proof of claim on such Guarantor’s behalf by the second business day before the due date for such filing.

Section 2.8 Successors, Transferees and Assigns; Transfers of Notes, Etc.

This Guaranty shall:

(a) be binding upon each Guarantor, and each Guarantor’s successors, transferees and assigns; and

(b) be enforceable by the Administrative Agent and its successors and assigns, for the benefit of the Secured Parties.

Without limiting the generality of the foregoing clause (b), any Term Loan Lender may assign or otherwise transfer (in whole or in part) its Term Loan Exposure or Term Loan Note held by it and other Obligations of the assigning Term Loan Lender to any other Person or entity as permitted by, and in accordance with the terms of the Credit Agreement, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Term Loan Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Sections 9.1 and 9.17 of the Credit Agreement.

Section 2.9 Payments Free and Clear of Taxes, Etc.

(a) All payments made by any Guarantor hereunder shall be made in accordance with Section 2.6 of the Credit Agreement as if such Section were incorporated herein substituting “Guarantor” in the place of “Borrower” in each place it appears in that Section.

(b) Without prejudice to the survival of any other agreement of any Guarantor hereunder, the agreements and obligations of each Guarantor contained in this Section shall survive the payment in full in cash of the principal of and interest on the Term Loans and all other Obligations.

Exhibit J-5

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Guarantor hereby represents and warrants to the Administrative Agent for the benefit of the Secured Parties that the representations and warranties contained in Article IV of the Credit Agreement, insofar as such representations and warranties are applicable to such Guarantor and its properties, including all related definitions and ancillary provisions, are true and correct in all material respects.

ARTICLE IV

COVENANTS, ETC.

Each Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Interest Rate Agreements to which any Secured Party is a party shall remain in full force and effect, such Guarantor shall, unless the Term Loan Lenders shall otherwise consent in writing:

(a) perform, comply with and be bound by all of the agreements, covenants and obligations contained in Article V of the Credit Agreement, including all related definitions and ancillary provisions, which are applicable to such Guarantor or its properties, and

(b) perform, comply with and be bound by all of the agreements, covenants and obligations contained in Article VI of the Credit Agreement, including all related definitions and ancillary provisions, which are applicable to such Guarantor or its properties.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Binding on Successors, Transferees and Assigns; Assignment.

In addition to, and not in limitation of, Section 2.8, this Guaranty shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Administrative Agent and its successors, transferees and assigns for the benefit of the Secured Parties (to the full extent provided pursuant to Section 2.8); provided, however, that no Guarantor may assign any of its obligations or rights hereunder without the prior written consent of the Required Lenders.

Section 5.2 Delay and Waiver.

No failure or delay by the Administrative Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

Exhibit J-6

Section 5.3 Setoff.

In addition to, and not in limitation of, any rights of any Secured Party under applicable law, each Secured Party shall, upon the occurrence of any Event of Default, have the right to appropriate and apply amounts to the payment of the obligations of each Guarantor owing to it hereunder, whether or not then due; provided, however, that any such appropriation and application shall be subject to the provisions of Section 9.4 of the Credit Agreement.

Section 5.4 Pari Passu Obligation.

The obligations of each Guarantor hereunder shall be at least pari passu with its obligations in connection with any other senior indebtedness or obligation incurred by each Guarantor.

Section 5.5 Notices.

Any communications between the parties hereto or notices provided herein to be given shall be sent in accordance with the provisions of, and to the addresses set forth in, Section 9.8 of the Credit Agreement, and if to any Guarantor, to the following address:

Each Guarantor:	[Guarantor’s Name]
c/o Switch & Data Facilities Company, Inc.
1715 N. Westshore Blvd., Suite 650
Tampa, Florida 33607
Attention: Chief Financial Officer
Telecopy: (813)207-7802

The Administrative Agent:	Deutsche Bank AG New York Branch
60 Wall Street
New York, New York 10005
Attention: Anca Trifan Telecopy: (212) 250-6159

Section 5.6 Amendments and Waivers.

No amendment, modification, termination or waiver of any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent and each Guarantor and shall comply with the provisions set forth in Section 9.6 of the Credit Agreement. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 5.7 Headings.

Section and subsection headings contained in this Guaranty are inserted for convenience of reference only, shall not be deemed to be a part of this Guaranty for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

Exhibit J-7

Section 5.8 Applicable Law; Entire Agreement.

This Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). This Guaranty and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

5.9 Severability.

The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Guaranty shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Guaranty or of such provision or obligation in any other jurisdiction.

Section 5.10 Consent to Jurisdiction.

Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court in respect thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 5.10 shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Guaranty against any Guarantor or any of its properties in the courts of any jurisdiction. Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in this Section 5.10. Each Guarantor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Guarantor irrevocably consents to service of process in the manner provided for notices in Section 5.5. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 5.11 Indemnity and Expenses.

Each Guarantor shall upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and disbursements of its outside counsel and of any experts and agents, which the Administrative Agent may incur in connection with:

(a) the consideration of legal matters relevant to this Guaranty;

Exhibit J-8

(b) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

(c) the failure by any Guarantor to perform or observe any of the provisions hereof.

The provisions of this Section 5.11 shall survive termination of this Guaranty.

Section 5.12 Waiver of Jury Trial.

EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 5.13 Construction.

Each Guarantor and the Administrative Agent each acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Guaranty with its legal counsel and that this Guaranty shall be construed as if jointly drafted by each Guarantor and the Administrative Agent.

Section 5.14 Counterparts; Effectiveness.

This Guaranty and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Guaranty or to any amendments, waivers, consents or supplements hereof or thereof by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

Section 5.15 Additional Guarantors.

Subsidiaries of Switch & Data Facilities Company, Inc., the parent of the Borrower (“Additional Guarantors”) may hereafter become parties to this Guaranty by executing a counterpart hereof, and there shall be no need to re-execute, amend or restate this Guaranty in connection therewith. Upon such execution and delivery by any Additional Guarantor, such Additional Guarantor shall be deemed to have made the representations and warranties set forth in Article III hereof, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Guarantor had executed this Guaranty as of the Closing Date, and the Administrative Agent, for itself and the benefit of the Secured Parties, shall be entitled to all of the benefits of such Additional Guarantor’s obligations hereunder.

Exhibit J-9

Section 5.16 Intercreditor Arrangements.

The Guarantors, the Agents and the Term Loan Lenders acknowledge that the exercise of certain of the Administrative Agent’s rights and remedies may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified therein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Guaranty and the other Loan Documents, which, as among the Loan Parties, the Agents, and the Term Loan Lenders shall remain in full force and effect.

[Remainder of page intentionally left blank. Next page is signature page.]

Exhibit J-10

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

SWITCH & DATA FACILITIES COMPANY, INC.

By:
George A. Pollock, Jr. Treasurer

SWITCH AND DATA ENTERPRISES, INC.

SWITCH AND DATA MANAGEMENT COMPANY LLC

SWITCH AND DATA OPERATING COMPANY LLC

SWITCH & DATA FACILITIES COMPANY LLC

SWITCH AND DATA COMMUNICATIONS LLC

SWITCH AND DATA FL SEVEN LLC

SWITCH AND DATA IL FIVE LLC

TELX ACQUISITION, INC.

By:
George A. Pollock, Jr. Treasurer

Exhibit J-11

SWITCH AND DATA CA NEVE LLC

SWITCH AND DATA GA THREE LLC

SWITCH AND DATA IL FOUR LLC

SWITCH AND DATA NY FOUR LLC

SWITCH AND DATA NY FIVE LLC

SWITCH & DATA/NY FACILITIES COMPANY LLC

SWITCH AND DATA PA THREE LLC

SWITCH AND DATA PA FOUR LLC

SWITCH AND DATA DALLAS HOLDINGS I LLC

SWITCH AND DATA DALLAS HOLDINGS II LLC

SWITCH AND DATA VA FOUR LLC

SWITCH AND DATA WA THREE LLC

By:	Switch and Data Operating Company LLC, as Manager

By:
George A. Pollock, Jr. Treasurer

SWITCH & DATA AZ ONE LLC

SWITCH & DATA CA ONE LLC

SWITCH & DATA CA TWO LLC

SWITCH & DATA CO ONE LLC

SWITCH & DATA FL ONE LLC

SWITCH & DATA FL TWO LLC

SWITCH & DATA FL FOUR LLC

SWITCH & DATA GA ONE LLC

SWITCH & DATA IL ONE LLC

SWITCH & DATA IN ONE LLC

SWITCH & DATA LA ONE LLC

SWITCH & DATA MA ONE LLC

SWITCH & DATA MI ONE LLC

SWITCH & DATA MO ONE LLC

SWITCH & DATA MO TWO LLC

SWITCH & DATA NY ONE LLC

SWITCH & DATA OH ONE LLC

SWITCH & DATA PA TWO LLC

SWITCH & DATA TN TWO LLC

SWITCH & DATA TX ONE LLC

SWITCH & DATA VA ONE LLC

SWITCH & DATA VA TWO LLC

Exhibit J-12

SWITCH & DATA WA ONE LLC

By:	Switch & Data Facilities Company LLC, as Manager

By:
George A. Pollock, Jr. Treasurer

SWITCH AND DATA TX FIVE LP

By:	Switch and Data Dallas Holdings I LLC, as General Partner

	By:	Switch and Data Operating Company LLC, as Manager

By:
George A. Pollock, Jr. Treasurer

Exhibit J-13

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:	Anca Trifan
Title:	Director

By:
Name:
Title:

Exhibit J-14

EXHIBIT K

[FORM OF PLEDGE AGREEMENT]

[MASTER AGREEMENT)

This PLEDGE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Pledge Agreement”), is entered into as of October 13, 2005, by each entity identified on the signature pages attached hereto and each additional Pledgor who becomes a party hereto pursuant to Section 7.15 hereof (each a “Pledgor” and, collectively, the “Pledgors”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (together with any successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).

RECITALS

A. Reference is made to that certain Credit Agreement, dated as of October 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among SWITCH & DATA HOLDINGS, INC., a Delaware corporation (the “Borrower”), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS TERM LOAN LENDERS (each individually referred to herein as a “Term Loan Lender” and, collectively, as the “Term Loan Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH (“DBTCA”), as administrative agent for the Term Loan Lenders (in such capacity, the “Administrative Agent”), CANADIAN IMPERIAL BANK OF COMMERCE and ROYAL BANK OF CANADA, as co-documentation agents for the Term Loan Lenders, CIT LENDING SERVICES CORPORATION and BNP PARIBAS, as the co-syndication agents, and DEUTSCHE BANK SECURITIES, INC. and BNP PARIBAS, as joint lead arrangers;

B. The Credit Agreement requires that each Pledgor execute this Pledge Agreement;

C. Each Pledgor will derive substantial direct and indirect benefits from the Term Loan made to the Borrower pursuant to the Credit Agreement; and

D. The Administrative Agent and each of the Term Loan Lenders is willing to make a Term Loan to the Borrower pursuant to the terms of the Credit Agreement on the condition that each Pledgor execute this Pledge Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Exhibit K-1

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.

The following terms when used in this Pledge Agreement shall have the following meanings:

“Additional Pledgor” shall have the meaning assigned to such term in Section 7.15. hereof.

“Distributions” means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of Equity Interests constituting Pledged Collateral, but shall not include Dividends or repurchases of redeemable shares.

“Dividends” means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Collateral which is not a liquidating dividend.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1.

“Pledged Note Issuer” means each Person identified in Item A of Attachment 1 hereto as the issuer of the Pledged Note identified opposite the name of such Person.

“Pledged Notes” means all notes (including, without limitation, promissory notes and notes evidencing indebtedness of a Subsidiary of any Pledgor to such Pledgor or any other Subsidiary of such Pledgor) of any Pledged Note Issuer which are required to be delivered by the Pledgor to the Administrative Agent as Pledged Collateral hereunder.

“Pledged Share Issuer” means each Person identified in Item B of Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

“Pledged Shares” means all Equity Interests of any Pledged Share Issuer which are required to be delivered by any Pledgor to the Administrative Agent as Pledged Collateral hereunder.

Exhibit K-2

“Securities Act” shall have the meaning assigned to such term in Section 6.2.

“UCC” shall have the meaning assigned to such term in Section 1.3.

Section 1.2 Credit Agreement Definitions; Principles of Interpretation.

Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement (including the principles of interpretation set forth in Section 1.3 of the Credit Agreement). All references herein to any rights or interests granted hereby to the Administrative Agent shall be deemed to be rights or interests granted to the Administrative Agent for the benefit of each of the Secured Parties, whether or not specifically so stated.

Section 1.3 UCC Definitions.

Unless otherwise defined herein or in the Credit Agreement or unless the context otherwise requires, terms for which meanings are provided in the Uniform Commercial Code of the applicable jurisdiction (“UCC”) are used in this Pledge Agreement, including, without limitation, its preamble and recitals, with such meanings.

ARTICLE II

PLEDGE

Section 2.1 Grant of Security Interest.

As security for the due and punctual payments in full in cash and performance in full of all Obligations, each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of each of the Secured Parties, a continuing security interest in all of the following property, to the extent owned by it (the “Pledged Collateral”):

(a)	all promissory notes of each Pledged Note Issuer identified in Item A of Attachment 1 hereto if any;

(b)	all issued and outstanding Equity Interests of each Pledged Share Issuer, each as identified in Item B of Attachment 1 hereto (except that in the case of Equity Interests of a Pledged Share Issuer organized in Canada, only sixty-five percent (65%) of such Equity Interests shall be pledged hereunder);

(c)	all securities, notes, certificates and instruments representing or evidencing the property referred to in this Section 2.1 or the ownership thereof and any interest of such Pledgor reflected in the books of any financial intermediary pertaining to the property referred to in this Section 2.1 or of any Pledged Share Issuer thereof and all non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the property referred to in this Section 2.1;

Exhibit K-3

(d)	all additional Equity Interests of any Pledged Share Issuer from time to time held or acquired by such Pledgor in any manner (which shares shall be deemed to be part of the Pledged Collateral)(except that in the case of Equity Interests of a Pledged Share Issuer organized in Canada, only sixty-five percent (65%) of such Equity Interests shall be pledged hereunder), and all securities, certificates and instruments representing or evidencing such additional Equity Interests or the ownership thereof and any interest of such Pledgor reflected in the books of any financial intermediary pertaining to such additional Equity Interests or of the Pledged Share Issuer thereof, and all non-cash dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests;

(e)	all other property referred to in this Section 2.1, whether now or hereafter delivered to the Administrative Agent in connection with this Pledge Agreement;

(f)	all Dividends, Distributions, interest and other payments;

(g)	all other options, warrants and rights to subscribe for or purchase voting or nonvoting Equity Interests of any Pledged Share Issuer and any present or future notes, bonds, debentures or other evidences of indebtedness owned by such Pledgor that (i) are at any time convertible into Equity Interests of any Pledged Share Issuer, or (ii) have or at any time would have voting rights with respect to any Pledged Share Issuer;

(h)	all voting rights in respect of the property referred to in this Section 2.1; and

(i)	all proceeds of any of the foregoing.

Section 2.2 Delivery of Pledged Collateral.

All certificates or instruments representing or evidencing any Pledged Collateral, including, without limitation, all Pledged Shares and all Pledged Notes, if any, shall be delivered to and held by or on behalf of and, in the case of any Pledged Notes, endorsed to the order of the Administrative Agent or its designee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

Section 2.3 Continuing Security Interest; Transfer of Notes.

This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall:

(a) remain in full force and effect until payment in full in cash of all Obligations, the termination of all Interest Rate Agreements to which any Secured Party is a party,

Exhibit K-4

(b) be binding upon each Pledgor and its successors, transferees and assigns, and

(c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent.

Without limiting the foregoing clause (c), any Term Loan Lender may assign or otherwise transfer (in whole or in part) any Term Loan Note or Term Loan Exposure held by it and any other Obligations to any other Person or entity as permitted by, and in accordance with the terms of, the Credit Agreement, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Term Loan Lender under any Loan Document (including, without limitation, this Pledge Agreement) or otherwise.

Section 2.4 Security Interest Absolute.

All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity, legality or enforceability of the Credit Agreement, any Term Loan Note, or any other Loan Document or any Interest Rate Agreement;

(b) the failure of any Secured Party:

(i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Loan Party or any other Person (including any other pledgor) under the provisions of the Credit Agreement, any Term Loan Note, any other Loan Document, any Interest Rate Agreement or otherwise, or

(ii) to exercise any right or remedy against any other pledgor of, or collateral securing, any of the Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension or renewal of any Obligation of the Borrower or any other Loan Party;

(d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Secured Parties to terminate the Obligations in full, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and such Pledgor hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Loan Party or otherwise;

Exhibit K-5

(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Term Loan Note, any other Loan Document or any Interest Rate Agreement;

(f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other security interest held by any Secured Party securing any of the Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Loan Party, any surety or any pledgor.

Section 2.5 Postponement of Subrogation.

Each Pledgor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Pledge Agreement, by any payment made hereunder or otherwise, until the prior payment in full in cash of all of the Obligations and the termination of all Interest Rate Agreements to which any Secured Party is a party. Any amount paid to any Pledgor on account of any such subrogation rights prior to the payment in full in cash of all of the Obligations shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and credited and applied against the Obligations of the Borrower and each other Loan Party, whether matured or unmatured, such order as the Administrative Agent shall elect; provided, however, that if:

(a) any Pledgor has made payment to the Secured Parties of all or any part of the Obligations, and

(b) all Obligations have been paid in full in cash and all Interest Rate Agreements to which any Secured Party is a party have been terminated,

then, at such Pledgor’s request, the Administrative Agent, on behalf of the Secured Parties, will execute and deliver to such Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Pledgor of an interest in the Obligations resulting from such payment by such Pledgor.

In furtherance of the foregoing, for so long as any Obligations remain outstanding, such Pledgor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Loan Party (or any of its or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge Agreement to any Secured Party, except that such Pledgor may file a proof of claim in a bankruptcy proceeding with respect to the Borrower or any other Loan Party in connection with any obligations owed by such Loan Party to such Pledgor in the event that the Administrative Agent has failed to file a proof of claim on such Pledgor’s behalf by the second business day before the due date for such filing.

Exhibit K-6

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Pledgor represents and warrants to the Administrative Agent for the benefit of the Secured Parties as set forth in this Article.

Section 3.1 Ownership, No Liens, Etc.

Each Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign), its respective Pledged Collateral, free and clear of all Liens except Permitted Liens.

Section 3.2 Valid Security Interest.

This Pledge Agreement creates a valid security interest in the Pledged Collateral securing the payment of the Obligations.

When any certificates or instruments evidencing the Pledged Collateral shall be delivered hereunder, and for so long as such certificates or instruments shall remain in the possession of the Administrative Agent, the security interest in such Pledged Collateral created hereby shall be perfected under the Uniform Commercial Code and such security interest, as so perfected, will be first priority.

Section 3.3 As to Pledged Shares.

The Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of Equity Interests of each Pledged Share Issuer, except as otherwise described on Schedule 4.1.D to the Credit Agreement.

Section 3.4 As to Pledged Notes.

Each Pledged Note, if any, has been duly authorized, executed, endorsed, issued and delivered, and is the legal, valid and binding obligation of the issuer thereof, and such issuer is not in default thereunder.

Section 3.5 Authorization, Approval, etc.

No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either:

(a) for the pledge by any Pledgor of any Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by such Pledgor, or

Exhibit K-7

(b) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement.

Section 3.6 Application of Representations and Warranties.

It is understood and agreed that the foregoing representations and warranties shall apply to the Pledged Collateral delivered on the date hereof and that, with respect to Pledged Collateral delivered thereafter, the foregoing representations and warranties shall be deemed made on the date of delivery of such additional Pledged Collateral.

ARTICLE IV

COVENANTS

Section 4.1 Protect Pledged Collateral.

Each Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Pledged Collateral except in accordance with the Credit Agreement. Each Pledgor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever.

Section 4.2 Stock Powers, Etc.

Each Pledgor agrees that all Pledged Shares delivered by each Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent. Each Pledgor shall, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments, and similar documents, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Pledged Collateral as the Administrative Agent may reasonably request and shall, from time to time upon the request of the Administrative Agent after the occurrence, and during the continuance, of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Pledged Collateral into the name of any nominee designated by the Administrative Agent.

Section 4.3 Continuous Pledge.

Until the termination of this Pledge Agreement in accordance with Section 7.4, each Pledgor shall, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Shares, all Dividends and Distributions with respect thereto, all Pledged Notes if any, all interest, principal and other proceeds received by the Administrative Agent with respect to any Pledged Notes, and all other Pledged Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to such Pledgor in respect of any Pledged Collateral and will not permit any Pledged Share Issuer to issue any Equity Interests which shall not have been immediately duly pledged hereunder on a first priority perfected basis.

Exhibit K-8

Section 4.4 Voting Rights, Dividends, Etc.

(a) If any Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by each Pledgor, each Pledgor shall deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent, without any request herefore by the Administrative Agent, all Dividends, all Distributions, all interest, all principal, all other cash payments, and all proceeds of the Pledged Collateral, all of which shall be held by the Administrative Agent as additional Pledged Collateral for use in accordance with Section 6.4.

(b) If any Event of Default shall have occurred and be continuing, and the Administrative Agent shall have notified each Pledgor of the Administrative Agent’s intention to exercise its right under this Section 4.4(b) to exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares, each Pledgor hereby grants to the Administrative Agent, effective upon the giving of such notice and without the execution or delivery of any other documents, an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Pledged Collateral; provided that, at the request of the Administrative Agent, and without affecting the intent that the proxy granted herein shall be effective without the execution or delivery of any additional documents, each Pledgor shall promptly deliver to the Administrative Agent such additional proxies and other documents as may be deemed by the Administrative Agent to be necessary or advisable to allow the Administrative Agent to effectively exercise such voting power.

(c) All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by each Pledgor but which such Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, pursuant to Section 4.4(a) above, be held by such Pledgor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless any Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in Section 4.4(b), each Pledgor shall have the exclusive voting power with respect to any Equity Interests (including, without limitation, any of the Pledged Shares) constituting Pledged Collateral and the Administrative Agent shall, upon the written request of any Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to any such share of Equity Interests (including, without limitation, any of the Pledged Shares) constituting Pledged Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Pledgor that would be inconsistent with or violate any provision of any Loan Document.

Section 4.5 Additional Undertakings.

Each Pledgor shall not, without the prior written consent of the Administrative Agent:

Exhibit K-9

(a) enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including, without limitation, any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof;

(b) take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Pledged Collateral (unless permitted by the Credit Agreement); or

(c) take or omit to take any action which would result in such Pledgor ceasing to own directly all of the Equity Interests of the Pledged Share Issuer.

ARTICLE V

THE ADMINISTRATIVE AGENT

Section 5.1 Administrative Agent Appointed Attorney-in-Fact.

Each Pledgor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Administrative Agent’s discretion, following the occurrence and during the continuation of any Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Pledged Collateral; provided that, with respect to this clause (c), such rights shall be exercised in accordance with Section 6.1; and

(d) to perform the affirmative Obligations of such Pledgor hereunder or under any other Loan Document.

Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

Exhibit K-10

Section 5.2 Administrative Agent May Perform.

The Administrative Agent may from time to time, at its option, perform or cause to be performed any act which any Pledgor agrees hereunder to perform and which any Pledgor fails to perform. In addition, the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein. Expenses incurred by the Administrative Agent pursuant to this Section 5.2 shall be payable by the Pledgors pursuant to Section 6.5.

Section 5.3 Administrative Agent Has No Duty.

The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Pledged Collateral (subject to Section 5.4) in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

Section 5.4 Reasonable Care.

The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Pledged Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Collateral if it takes such action for that purpose as any Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

Section 6.1 Certain Remedies.

If any Event of Default shall have occurred and be continuing:

(a) The Administrative Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days prior notice to such

Exhibit K-11

Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed herefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) The Administrative Agent may:

(i) transfer all or any part of the Pledged Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Pledged Collateral is subject to the lien and security interest granted hereunder,

(ii) notify the parties obligated on any of the Pledged Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

(iii) enforce collection of any of the Pledged Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any Obligations of any nature of any party with respect thereto,

(iv) endorse any checks, drafts, or other writings in any Pledgor’s name to allow collection of the Pledged Collateral,

(v) take control of any proceeds of the Pledged Collateral, and

(vi) execute (in the name, place and stead of any Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

All rights and remedies provided for in this Pledge Agreement are cumulative, and not exclusive of any other rights or remedies. No failure or delay by the Administrative Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 6.2 Securities Laws.

If the Administrative Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 6.1, each Pledgor shall, upon the request of the Administrative Agent, at the expense of such Pledgor:

(a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and

Exhibit K-12

things, as may be necessary to register such Pledged Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and to cause the registration statement, relating thereto, if any, to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(b) use its best efforts to qualify the Pledged Collateral under the state securities or “Blue Sky” laws, and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as reasonably requested by the Administrative Agent;

(c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

Section 6.3 Compliance with Restrictions.

Each Pledgor agrees that in any sale of any of the Pledged Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary:

(a) in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that prospective bidders and purchasers have certain qualifications, and restrict prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral), or

(b) in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official.

Each Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable or accountable to any Pledgor for any discount allowed by reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

Exhibit K-13

Section 6.4 Application of Proceeds.

All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral pursuant to this Article VI may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied in accordance with Section 8.7 of the Credit Agreement. Each Pledgor shall remain jointly and severally liable for any deficiency. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full in cash of all the Obligations and the termination of all Interest Rate Agreements to which a Secured Party is a party shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

Section 6.5 Indemnity and Expenses.

Each Pledgor shall, jointly and severally, upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and disbursements of its outside counsel and of any experts and agents, which the Administrative Agent may incur in connection with:

(a) the consideration of legal matters relevant to this Pledge Agreement;

(b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral;

(c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

(d) the failure by any Pledgor to perform or observe any of the provisions hereof.

The provisions of this Section 6.5 shall survive termination of this Pledge Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Additional Actions and Documents.

Each Pledgor agrees that at any time, and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments, and take all further action that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

Section 7.2 Notices.

Any communications between the parties hereto or notices provided herein to be given shall be sent in accordance with the provisions of, and to the addresses set forth in, Section 9.8 of the Credit Agreement, and if to any Pledgor, to the following address:

[Insert Name of Pledgor]
c/o Switch & Data Facilities Company, Inc
1715 N. Westshore Blvd., Suite 650
Tampa, Florida 33607
Attn: Chief Financial Officer
Telecopy: (813)207-7802

Exhibit K-14

Section 7.3 Setoff.

In addition to, and not in limitation of, any rights of any Secured Party under applicable law, each Secured Party shall, upon the occurrence of any Event of Default, have the right to appropriate and apply amounts to the payment of the obligations of each Pledgor owing to it hereunder, whether or not then due; provided, however, that any such appropriation and application shall be subject to the provisions of Section 9.4 of the Credit Agreement.

Section 7.4 Release and Satisfaction.

Upon the indefeasible payment (whether in cash and/or other consideration which is satisfactory to the Lenders in their sole discretion) and performance in full of the Obligations and the termination of all Interest Rate Agreements to which any Secured Party is a party (i) this Pledge Agreement and the security interest created hereby shall terminate, and (ii) upon written request of any Pledgor, the Administrative Agent shall execute and deliver to such Pledgor, at such Pledgor’s expense and without representation or warranty by or recourse to the Administrative Agent or the Secured Parties, all certificates, representations or evidences of the Pledged Shares and all Pledged Notes, together with all other Pledged Collateral held by the Administrative Agent hereunder and such documents as such Pledgor shall reasonably request to evidence such termination, and such Pledgor shall deliver to the Administrative Agent a general release of all of the Administrative Agent’s liabilities and Obligations under all Loan Documents and an acknowledgment that the same have been terminated.

Section 7.5 Benefit.

This Pledge Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, the Secured Parties and their respective successors, legal representatives and permitted assigns. No Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Required Lenders.

Section 7.6 Amendments and Waivers.

No amendment, modification, termination or waiver of any provision of this Pledge Agreement, or consent to any departure by the Administrative Agent therefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and each Pledgor and shall comply with the provisions set forth in Section 9.6 of the Credit Agreement; provided, however, that upon the execution of this Pledge Agreement by any Additional Pledgor pursuant to Section 7.15 hereof, the Administrative Agent and/or such Additional Pledgor may update Attachment 1 hereto. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

Exhibit K-15

Section 7.7 Headings.

Section and subsection headings contained in this Pledge Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Pledge Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

Section 7.8 Applicable Law; Entire Agreement.

This Pledge Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), except to the extent that the validity or perfection of the security interest hereunder, or exercise of remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York. This Pledge Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

Section 7.9 Severability.

The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Pledge Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Pledge Agreement or of such provision or obligation in any other jurisdiction.

Section 7.10 Consent to Jurisdiction.

Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court in respect thereof, in any action or proceeding arising out of or relating to this Pledge Agreement, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 7.10 shall affect any right that the Administrative Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Pledge Agreement against any Pledgor or any of its properties in the courts of any jurisdiction. Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this

Exhibit K-16

Pledge Agreement in any court referred to in this Section 7.10. Each Pledgor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Pledgor irrevocably consents to service of process in any manner provided for notices in Section 7.2. Nothing in this Pledge Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 7.11 Construction.

Each Pledgor and the Administrative Agent each acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Pledge Agreement with its legal counsel and that this Pledge Agreement shall be construed as if jointly drafted by the each Pledgor and the Administrative Agent.

Section 7.12 Waiver of Jury Trial.

EACH PLEDGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 7.13 Survival.

All agreements, covenants, representations and warranties made herein shall survive the execution and delivery of this Pledge Agreement. Notwithstanding anything in this Pledge Agreement or implied by law to the contrary, the agreements set forth in Section 6.5 shall survive the payment of the Obligations and the termination of this Pledge Agreement.

Section 7.14 Counterparts; Effectiveness.

This Pledge Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Pledge Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

Delivery of an executed counterpart of a signature page to this Pledge Agreement or to any amendments, waivers, consents or supplements hereof by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

Section 7.15 Additional Pledgors.

Subsidiaries of Switch & Data Facilities Company, Inc., the parent of the Borrower (“Additional Pledgors”) may hereafter become parties to this Pledge Agreement by executing a counterpart hereof, and there shall be no need to re-execute, amend or restate this Pledge Agreement in connection therewith. Upon such execution and delivery by any Additional

Exhibit K-17

Pledgor, such Additional Pledgor shall be deemed to have made the representations and warranties set forth in Article III hereof, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Pledgor had executed this Pledge Agreement as of the Closing Date, and the Administrative Agent, for itself and the benefit of the Secured Parties, shall be entitled to all of the benefits of such Additional Pledgor’s obligations hereunder.

Section 7.16 Intercreditor Arrangements.

The Pledgors, the Agents and the Term Loan Lenders acknowledge that the exercise of certain of the Administrative Agent’s rights and remedies may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified therein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Pledge Agreement and the other Loan Documents, which, as among the Loan Parties, the Agents, and the Term Loan Lenders shall remain in full force and effect.

[Remainder of page intentionally left blank. Next page is signature page.]

Exhibit K-18

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

SWITCH & DATA HOLDINGS, INC.

By:
George A. Pollock, Jr.
Treasurer

SWITCH & DATA FACILITIES COMPANY, INC.

By:
George A. Pollock, Jr.
Treasurer

SWITCH AND DATA ENTERPRISES, INC.
SWITCH AND DATA MANAGEMENT COMPANY LLC
SWITCH AND DATA OPERATING COMPANY LLC
SWITCH & DATA FACILITIES COMPANY LLC
SWITCH AND DATA COMMUNICATIONS LLC
SWITCH AND DATA FL SEVEN LLC
SWITCH AND DATA IL FIVE LLC TELX ACQUISITION, INC.

By:
George A. Pollock, Jr.
Treasurer

Exhibit K-19

SWITCH AND DATA CA NINE LLC SWITCH AND DATA GA THREE LLC SWITCH AND DATA IL FOUR LLC SWITCH AND DATA NY FOUR LLC SWITCH AND DATA NY FIVE LLC SWITCH & DATA/NY FACILITIES COMPANY LLC
SWITCH AND DATA PA THREE LLC
SWITCH AND DATA PA FOUR LLC
SWITCH AND DATA DALLAS HOLDINGS I LLC
SWITCH AND DATA DALLAS HOLDINGS II LLC
SWITCH AND DATA VA FOUR LLC
SWITCH AND DATA WA THREE LLC

By:	Switch and Data Operating Company
LLC, as Manager

By:
George A. Pollock, Jr.
Treasurer

SWITCH & DATA AZ ONE LLC

SWITCH & DATA CA ONE LLC

SWITCH & DATA CA TWO LLC

SWITCH & DATA CO ONE LLC

SWITCH & DATA FL ONE LLC

SWITCH & DATA FL TWO LLC

SWITCH & DATA FL FOUR LLC

SWITCH & DATA GA ONE LLC

SWITCH & DATA IL ONE LLC

SWITCH & DATA IN ONE LLC

SWITCH & DATA LA ONE LLC

SWITCH & DATA MA ONE LLC

SWITCH & DATA MI ONE LLC

SWITCH & DATA MO ONE LLC

SWITCH & DATA MO TWO LLC

SWITCH & DATA NY ONE LLC

SWITCH & DATA OH ONE LLC

SWITCH & DATA PA TWO LLC

SWITCH & DATA TN TWO LLC

SWITCH & DATA TX ONE LLC

SWITCH & DATA VA ONE LLC

SWITCH & DATA VA TWO LLC

Exhibit K-20

SWITCH & DATA WA ONE LLC

By:	Switch & Data Facilities Company LLC, as Manager

By:
George A. Pollock, Jr.
Treasurer

SWITCH AND DATA TX FIVE LP

By:	Switch and Data Dallas Holdings I LLC, as General Partner

	By:	Switch and Data Operating Company LLC, as Manager

By:
George A. Pollock, Jr.
Treasurer

Exhibit K-21

CERTIFICATE OF ACKNOWLEDGEMENT

STATE OF	)
	)	ss.
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this      day of             ,             , personally appeared George A. Pollock, Jr., to me known personally, and who, being by me duly sworn deposes and says that he is the authorized officer of SWITCH & DATA HOLDINGS, INC., SWITCH & DATA FACILITIES COMPANY, INC., SWITCH AND DATA ENTERPRISES, INC., SWITCH AND DATA MANAGEMENT COMPANY LLC, SWITCH AND DATA OPERATING COMPANY LLC, SWITCH & DATA FACILITIES COMPANY LLC, SWITCH AND DATA COMMUNICATIONS LLC, SWITCH AND DATA FL SEVEN LLC, SWITCH AND DATA IL FIVE LLC, TELX ACQUISITION, INC., SWITCH AND DATA CA NINE LLC, SWITCH AND DATA GA THREE LLC, SWITCH AND DATA IL FOUR LLC, SWITCH AND DATA NY FOUR LLC, SWITCH AND DATA NY FIVE LLC, SWITCH & DATA/NY FACILITIES COMPANY LLC, SWITCH AND DATA PA THREE LLC, SWITCH AND DATA PA FOUR LLC, SWITCH AND DATA DALLAS HOLDINGS I LLC, SWITCH AND DATA DALLAS HOLDINGS II LLC, SWITCH AND DATA VA FOUR LLC, SWITCH AND DATA WA THREE LLC, SWITCH & DATA AZ ONE LLC, SWITCH & DATA CA ONE LLC, SWITCH & DATA CA TWO LLC, SWITCH & DATA CO ONE LLC, SWITCH & DATA FL ONE LLC, SWITCH & DATA FL TWO LLC, SWITCH & DATA FL FOUR LLC, SWITCH & DATA GA ONE LLC, SWITCH & DATA IL ONE LLC, SWITCH & DATA IN ONE LLC, SWITCH & DATA LA ONE LLC, SWITCH & DATA MA ONE LLC, SWITCH & DATA MI ONE LLC, SWITCH & DATA MO ONE LLC, SWITCH & DATA MO TWO LLC, SWITCH & DATA NY ONE LLC, SWITCH & DATA OH ONE LLC, SWITCH & DATA PA TWO LLC, SWITCH & DATA TN TWO LLC, SWITCH & DATA TX ONE LLC, SWITCH & DATA VA ONE LLC, SWITCH & DATA VA TWO LLC, SWITCH & DATA WA ONE LLC, SWITCH AND DATA TX FIVE LP, and that said instrument was signed and sealed on behalf of said company, and said officer acknowledged said instrument to be the free act and deed of each said company.

Notary Public
My commission expires:

Exhibit K-22

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit K-23

CERTIFICATE OF ACKNOWLEDGEMENT

STATE OF	)
	)	ss.
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this      day of [Month, Year], personally appeared                              to me known personally, and who, being by me duly sworn, deposes and says that he/she is the                              of Deutsche Bank AG New York Branch, and that said instrument was signed and sealed on behalf of said bank, and said officer acknowledged said instrument to be the free act and deed of said bank.

Notary Public
My commission expires:

Exhibit K-24

Attachment 1 to Pledge Agreement

Item A. Pledged Notes

Pledgor	Pledged Note Issuer	Description of Pledged Notes
None	None	N/A

Item B. Pledged Shares

Pledgor	Pledged Share Issuer	% of Outstanding Shares Pledged
Switch & Data Facilities Company, Inc.	Switch & Data Holdings, Inc	100%
Switch & Data Facilities Company LLC	Switch & Data AZ One LLC	100%
Switch & Data Facilities Company LLC	Switch & Data CA One LLC	100%
Switch & Data Facilities Company LLC	Switch & Data CA Two LLC	100%
Switch and Data Operating Company LLC	Switch and Data CA Nine LLC	100%
Switch & Data Facilities Company LLC	Switch & Data CO One LLC	100%
Switch and Data Operating Company LLC	Switch and Data Communications LLC	100%
Switch & Data Holdings, Inc.	Switch and Data Enterprises, Inc.	100%
Switch and Data Enterprises, Inc.	Switch & Data Facilities Company LLC	100%
Switch & Data Facilities Company LLC	Switch & Data FL One LLC	100%
Switch & Data Facilities Company LLC	Switch & Data FL Two LLC	100%
Switch & Data Facilities Company LLC	Switch & Data FL Four LLC	100%
Switch and Data Operating Company LLC	Switch and Data FL Seven LLC	100%
Switch & Data Facilities Company LLC	Switch & Data GA One LLC	100%
Switch and Data Operating Company LLC	Switch and Data GA Three LLC	100%
Switch & Data Facilities Company LLC	Switch & Data IL One LLC	100%
Switch and Data Operating Company LLC	Switch and Data IL Four LLC	100%
Switch and Data Operating Company LLC	Switch and Data IL Five LLC	100%
Switch & Data Facilities Company LLC	Switch & Data IN One LLC	100%
Switch & Data Facilities Company LLC	Switch & Data LA One LLC	100%
Switch & Data Facilities Company LLC	Switch & Data MA One LLC	100%
Switch and Data Enterprises, Inc.	Switch and Data Management Company LLC	100%
Switch & Data Facilities Company LLC	Switch & Data MI One LLC	100%
Switch & Data Facilities Company LLC	Switch & Data MO One LLC	100%
Switch & Data Facilities Company LLC	Switch & Data MO Two LLC	100%
Switch & Data Facilities Company LLC	Switch & Data NY One LLC	100%

Exhibit K-25

Pledgor	Pledged Share Issuer	% of Outstanding Shares Pledged
Switch and Data Operating Company LLC	Switch & Data/NY Facilities Company LLC	100%
Switch and Data Operating Company LLC	Switch and Data NY Four LLC	100%
Switch and Data Operating Company LLC	Switch and Data NY Five LLC	100%
Switch & Data Facilities Company LLC	Switch & Data OH One LLC	100%
Switch and Data Enterprises, Inc.	Switch and Data Operating Company LLC	100%
Switch & Data Facilities Company LLC	Switch & Data PA Two LLC	100%
Switch and Data Operating Company LLC	Switch and Data PA Three LLC	100%
Switch and Data Operating Company LLC	Switch and Data PA Four LLC	100%
Switch & Data Facilities Company LLC	Switch & Data TN Two LLC	100%
Switch and Data Enterprises, Inc.	Switch and Data Toronto Ltd.	65%
Switch and Data Operating Company LLC	Switch and Data Dallas Holdings I LLC	100%
Switch and Data Operating Company LLC	Switch and Data Dallas Holdings II LLC	100%
Switch & Data Facilities Company LLC	Switch & Data TX One LLC	100%
Switch and Data Dallas Holdings I LLC and Switch and Data Dallas Holdings II LLC	Switch and Data TX Five LP	100%
Switch & Data Facilities Company LLC	Switch & Data VA One LLC	100%
Switch & Data Facilities Company LLC	Switch & Data VA Two LLC	100%
Switch and Data Operating Company LLC	Switch and Data VA Four LLC	100%
Switch & Data Facilities Company LLC	Switch & Data WA One LLC	100%
Switch and Data Operating Company LLC	Switch and Data WA Three LLC	100%
Switch and Data Operating Company LLC	Telx Acquisition, Inc.	100%

Exhibit K-26

EXHIBIT L

[FORM OF SECURITY AGREEMENT]

[MASTER AGREEMENT]

This SECURITY AGREEMENT (as amended, supplemented, and restated or otherwise modified from time to time, this “Security Agreement”), is entered into as of October 13, 2005, by each entity identified on the signature pages attached hereto and each Additional Grantor who becomes a party hereto pursuant to Section 6.6 hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (together with any successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).

RECITALS

A. Reference is made to that certain Credit Agreement, dated as of October 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among SWITCH & DATA HOLDINGS, INC., a Delaware corporation (the “Borrower”), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES THERETO AS TERM LOAN LENDERS (each individually referred to herein as a “Term Loan Lender” and, collectively, as the “Term Loan Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Term Loan Lenders (in such capacity, the “Administrative Agent”), CANADIAN IMPERIAL BANK OF COMMERCE and ROYAL BANK OF CANADA, as the co-documentation agents for the Term Loan Lenders, CIT LENDING SERVICES CORPORATION and BNP PARIBAS, as the co-syndication agents for the Term Loan Lenders, and DEUTSCHE BANK SECURITIES, INC., and BNP PARIBAS, as joint lead arrangers;

B. The Credit Agreement requires that each Grantor execute this Security Agreement; and

C. The Administrative Agent and each of the Term Loan Lenders is willing to make a Term Loan to the Borrower pursuant to the terms of the Credit Agreement on the condition that each Grantor execute this Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Exhibit L-1

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.

Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms as in the Credit Agreement:

“Additional Grantor” shall have the meaning assigned to such term in Section 6.6 hereof.

“Collateral” shall have the meaning set forth in Section 2.1.

“Contracts” means, collectively, all contracts to which each Grantor now is, or hereafter will be, bound, or a party, beneficiary or assignee, including, without limitation, (a) the Material Contracts, all escrow agreements that may be entered into by such Grantor, and all other instruments, agreements and documents executed and delivered with respect to such contracts, any guarantees or letters of credit provided to such Grantor to assure the performance by any party to any contract and all revenues, damages, rentals, proceeds and other sums of money due and to become due from any of the foregoing, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof, and (b) any interest rate swap, cap or other interest rate hedging arrangement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Permits” shall have the meaning set forth in Section 2.1.

“Receivables” shall have the meaning set forth in Section 2.1.

“Related Contracts” shall have the meaning set forth in Section 2.1.

Section 1.2 Credit Agreement Definitions; Principles of Interpretation.

Unless otherwise defined herein or unless the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement (including the principles of interpretation set forth in Section 1.3 of the Credit Agreement). All references herein to the security interest granted to, assignment or pledge to or other rights or interests granted hereby to the Administrative Agent shall be deemed to be rights or interests granted to the Administrative Agent for the benefit of each of the Secured Parties, whether or not specifically so stated.

Section 1.3 UCC Definitions.

Unless otherwise defined herein or in the Credit Agreement or unless the context otherwise requires, terms for which meanings are provided in the Uniform Commercial Code of the applicable jurisdiction (the “UCC”) are used in this Security Agreement, including, without limitation, its preamble and recitals, with such meanings.

Exhibit L-2

ARTICLE II

Section 2.1 Creation of Security Interest.

As security for the due and punctual payment in full in cash and performance in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent for the benefit of the Secured Parties, and unconditionally grants to the Administrative Agent for the benefit of the Secured Parties a security interest in and lien on, all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter existing or acquired by such Grantor (collectively, the “Collateral”):

(a) all “accounts” (as defined in the UCC), Contracts and contract rights (including (i) rights of such Grantor to receive moneys due and to become due under or pursuant to any Contract (whether as contractual obligations, damages or otherwise), (ii) all rights of such Grantor to receive any proceeds of any insurance, indemnity, warranty, or guarantee with respect to any Contract, (iii) all rights of such Grantor with respect to claims, rights, powers, or privileges under any Contract, (iv) all rights of such Grantor to terminate, amend, supplement or modify any Contract, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, (v) all rights of such Grantor under each Contract to make determinations, to exercise any election (including, but not limited to, the election of remedies) or option or to give or receive any notice, consent, waiver, or approval, together with full power and authority with respect to any Contract to demand, receive, enforce, collect or provide receipt for any of the foregoing rights or any property the subject of any of the Contracts, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which may be necessary or advisable in connection with any of the foregoing, and (vi) the rights of such Grantor to payment for goods or other property (including, the sale of capacity or any other use of the Colocation Facilities or a portion thereof) sold or leased or services performed by such Grantor), chattel paper (whether tangible or electronic), documents, and instruments of such Grantor, in all cases whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all of such Grantor’s right, title and interest in and to any goods, services or property represented by the foregoing prior to the sale thereof, and all rights of such Grantor now or hereafter existing in and to all security agreements, guaranties, leases, letters of credit, guarantees and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, and instruments (any and all such accounts, contract rights as referred to above, chattel paper, documents and instruments being the “Receivables,” and any and all such security agreements, guaranties, leases and other contracts being the “Related Contracts”);

(b) all “general intangibles” (as defined in the UCC), including, to the extent assignable, all payment intangibles and all rights relating to design, development, operation, and use of any Colocation Facilities, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations, licenses and consents obtained from any governmental agency in connection with the development, use,

Exhibit L-3

operation or management of any Colocation Facilities (the “Permits”), all construction, service, engineering, consulting, architectural and other similar contracts concerning the design, construction, operation, occupancy and/or use of any Colocation Facilities, all architectural drawings, plans, specifications, soil tests, appraisals, route surveys, engineering reports and similar materials relating to all or any portion of any Colocation Facilities, and all payment and performance bonds or warranties or guarantees relating to any Colocation Facilities; all rights under and in patents, patent licenses, rights in intellectual property, trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade secrets, service marks, logos, other source and business identifiers, trademark registrations and applications for registration used exclusively at or relating exclusively to any part of such Grantor’s business; all renewals, extensions and continuations-in-part of the items referred to above, including, without limitation, any of the trademarks set forth on Schedule 1 hereto; any written agreements granting to such Grantor any right to use any trademark or trademark registration at or in connection with such Grantor’s business; and the right of such Grantor to sue for past, present and future infringements of the foregoing; and the right in the name and on behalf of such Grantor to appear in and defend any action or proceeding brought with respect to any part of such Grantor’s real or personal property and to commence any action or proceeding to protect the interest of such Grantor in such Collateral;

(c) all books, records, writings, design documents, computer programs, printouts and other computer materials and records, data bases, software, information and other property relating to, used or useful in connection with, such Grantor’s business;

(d) to the extent not otherwise included in any of the classes or categories enumerated above, all deposit accounts, goods, equipment, inventory, documents, instruments, securities and chattel paper (as each of such terms is defined in the UCC);

(e) all personal property of whatever kind or nature whatsoever, including personal property used in the operation of such Grantor’s business, or in any way related to the land on which any Colocation Facility is located, any Colocation Facilities or any other improvements or fixtures on such land, whether located on or in, affixed to, or attached to such land or improvements or otherwise related thereto or arising therefrom, and whether tangible or intangible, direct or indirect, fully matured or contingent, and all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing;

(f) to the extent not otherwise included in any of the foregoing classes or categories of personal property, all proceeds (including all proceeds as defined in the UCC and all cash and non-cash proceeds as referred to in Section 552 of the United States Bankruptcy Code), products, offspring and profits of or from any of the foregoing;

(g) all motor vehicles and all rights under equipment leases and all bills of lading and warehouse receipts relating to the Collateral;

Exhibit L-4

(h) all letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, investment property, supporting obligations, and rights to the payment of money, insurance claims and proceeds.

(i) any and all additions and accessions to the Collateral, and all proceeds thereof, including proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including all awards, all insurance proceeds, including any unearned premiums or refunds of premiums on any insurance policies covering all or any part of the Collateral and the right to receive and apply the proceeds of any insurance, or of any judgments or settlements made in lieu thereof for damage to or diminution of the Collateral;

provided, however, that with respect to the Contracts and Related Contracts, any such Contract or Related Contract shall only be deemed to be and treated as Collateral if (i) such Contract or Related Contract (other than Receivables) may lawfully be assigned (whether as an outright assignment or as collateral security) to the Administrative Agent, for the benefit of the Secured Parties, and (ii) the granting of a security interest in and lien on, all of such Grantor’s right, title and interest in such Contract or Related Contract (other than Receivables) will not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under such Contract or Related Contract (other than Receivables), except that any such restriction on the granting of a security interest in and lien on such Contract or Related Contract (other than Receivables) shall not be applicable to (A) any such grant of a security interest therein which is effective under applicable law or (B) payment intangibles; and provided, further, that with respect to the Permits, any such Permit shall only be deemed to be and treated as Collateral if such Permit may lawfully be assigned (whether as an outright assignment or as collateral security) to the Administrative Agent, for the benefit of the Secured Parties.

Section 2.2 Additional Documents.

Each Grantor shall execute all assignments, certificates, and other documents and instruments with respect to the Collateral pursuant to the UCC and otherwise as may be necessary or reasonably requested by the Administrative Agent to perfect or from time to time to publish notice of, or continue or renew the security interests granted hereby (including, such certificates and other documents as may be necessary or reasonably requested to perfect a security interest in any additional property or rights hereafter acquired by such Grantor or in any replacements, products or proceeds thereof), in each case in form and substance reasonably satisfactory to the Administrative Agent. Each Grantor will pay the cost of filing the same and all financing statements filed by the Administrative Agent in all public offices where filing is necessary or reasonably requested by the Administrative Agent and will pay any and all recording, transfer or filing taxes that may be due in connection with any such filing. Each Grantor grants the Administrative Agent the right, at any time and at the Administrative Agent’s option, and at such Grantor’s expense, to file any or all such documents pursuant to the UCC and otherwise as the Administrative Agent reasonably may deem necessary or desirable.

Exhibit L-5

Section 2.3 Other Actions.

Further to insure the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, each Grantor agrees, in each case at such Grantor’s expense, to take the following actions with respect to the following Collateral and without limitation on such Grantor’s other obligations contained in this Agreement:

(a) Promissory Notes and Tangible Chattel Paper. If any Grantor shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

(b) Deposit Accounts. Except to the extent expressly provided for otherwise in Section 5.11 of the Credit Agreement, for each deposit account that any Grantor, now or at any time hereafter, opens or maintains, such Grantor shall, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (a) cause the depositary bank to agree to comply without further consent of such Grantor, at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Administrative Agent to become the customer of the depositary bank with respect to the deposit account, with such Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such deposit account. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from the Grantor, unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to (i) a deposit account for which the Administrative Agent is the depositary bank and is in automatic control, and (ii) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Grantor’s salaried employees.

(c) Investment Property. If any Grantor shall, now or at any time hereafter, hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by such Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (a) cause the issuer to agree to comply without further consent of such Grantor or such nominee, at any time with instructions from the Administrative Agent as to such securities, or (b) arrange for the Administrative Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor arc held by such Grantor or its nominee through a securities

Exhibit L-6

intermediary or commodity intermediary, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) cause such securities intermediary or commodity intermediary (as the case may be) to agree to comply, in each case without further consent of such Grantor or such nominee, at any time with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such investment property, with such Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Administrative Agent is the securities intermediary.

(d) Collateral in the Possession of a Bailee. If any Collateral is, now or at any time hereafter, in the possession of a bailee, the applicable Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Administrative Agent, that the bailee holds such Collateral for the benefit of the Administrative Agent and such bailee’s agreement to comply, without further consent of such Grantor, at any time with instructions of the Administrative Agent as to such Collateral. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to the bailee.

(e) Electronic Chattel Paper and Transferable Records. If any Grantor, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control, under §9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

Exhibit L-7

(f) Letter-of-credit Rights. If any Grantor is, now or at any time hereafter, a beneficiary under a letter of credit now or hereafter, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of the letter of credit or (b) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Credit Agreement.

(g) Commercial Tort Claims. If any Grantor shall, now or at any time hereafter, hold or acquire a commercial tort claim, such Grantor shall immediately notify the Administrative Agent in a writing signed by such Grantor of the particulars thereof and grant to the Administrative Agent, for the benefit of Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Amended Security Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent.

(h) Other Actions as to any and all Collateral. Subject to Section 5.11 and 5.12 of the Credit Agreement, each Grantor further agrees, upon the request of the Administrative Agent and at the Administrative Agent’s option, to take any and all other actions as the Administrative Agent may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that such Grantor’s signature thereon is required therefore, (b) causing the Administrative Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance satisfactory to the Administrative Agent, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) using its best efforts to obtain waivers from mortgagees and landlords in form and substance satisfactory to the Administrative Agent and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Administrative Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

Exhibit L-8

Section 2.4 Injury to Collateral.

No injury to, or loss or destruction of, the Collateral or any part thereof shall relieve any Grantor of any of the Obligations.

Section 2.5 Continuing, Security Interest; Transfer of Notes.

This Security Agreement shall create a continuing security interest in the Collateral and

(a) remain in full force and effect until payment in full in cash of all Obligations and the termination of all Interest Rate Agreements to which any Secured Party is a party,

(b) be binding upon each Grantor, its successors, transferees and assigns, and

(c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (c), any Term Loan Lender may assign or otherwise transfer (in whole or in part) any Term Loan Note or Term Loan Exposure held by it and any other Obligations to any other Person or entity as permitted by, and in accordance with the terms of the Credit Agreement, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Term Loan Lender under any Loan Document (including this Security Agreement) or otherwise.

Section 2.6 Grantors Remain Liable.

Anything herein to the contrary notwithstanding:

(a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

(b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

(c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of such Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Exhibit L-9

Section 2.7 Security Interest Absolute.

All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity, legality or enforceability of the Credit Agreement, any Term Loan Note, or any other Loan Document or any Interest Rate Agreement;

(b) the failure of any Secured Party:

(i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Loan Party or any other Person (including any other grantor) under the provisions of the Credit Agreement, any Term Loan Note, any other Loan Document, any Interest Rate Agreement or otherwise, or

(ii) to exercise any right or remedy against any other grantor of, or collateral securing, any of the Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension or renewal of any Obligation of the Borrower or any other Loan Party;

(d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Secured Parties to terminate the Obligations in full, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and each Grantor hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Loan Party or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Term Loan Note, any other Loan Document or any Interest Rate Agreement;

(f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other security interest held by any Secured Party securing any of the Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, such Grantor, the Borrower, any other Loan Party or any surety or guarantor.

Section 2.9 Postponement of Subrogation.

Each Grantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Security Agreement, by any payment made hereunder or

Exhibit L-10

otherwise, until the prior payment in full in cash of all of the Obligations and the termination of all Interest Rate Agreements to which any Secured Party is a party. Any amount paid to such Grantor on account of any such subrogation rights prior to the payment in full in cash of all of the Obligations shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and credited and applied against the Obligations of the Borrower and each other Loan Party, whether matured or unmatured, such order as the Administrative Agent shall elect; provided, however, that if:

(h) such Grantor has made payment to the Secured Parties of all or any part of the Obligations, and

(i) all Obligations have been paid in full in cash and all Interest Rate Agreements to which any Secured Party is a party have been terminated,

then, at such Grantor’s request, the Administrative Agent, on behalf of the Secured Parties, will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, for so long as any Obligations remain outstanding, each Grantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Loan Party (or any of its or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party, except that any Grantor may file a proof of claim in a bankruptcy proceeding with respect to the Borrower or any other Loan Party in connection with any obligations owed by such Loan Party to such Grantor in the event that the Administrative Agent has failed to file a proof of claim on such Grantor’s behalf by the second business day before the due date for such filing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GRANTOR

Each Grantor hereby represents and warrants to the Administrative Agent and the other Secured Parties that:

Section 3.1 Title to Collateral.

Each Grantor is the sole owner of, and has good, valid, and marketable title to, the applicable Collateral, free from all Liens other than Permitted Liens, and each Grantor has full right and power to grant the Administrative Agent for the benefit of the Secured Parties a lien thereon and a security interest therein.

Section 3.2 Security Interest.

The execution and delivery of this Security Agreement creates a good and valid lien on and security interest in the Collateral, other than the Collateral, if any, consisting of real property on which no mortgage has been granted.

Exhibit L-11

Section 3.3 Negotiable Documents, Instruments and Chattel Paper.

Each Grantor has, contemporaneously with the execution and delivery of this Security Agreement, delivered to the Administrative Agent possession of all originals of all negotiable documents, instruments and chattel paper, including all negotiable documents, instruments and chattel paper evidencing Receivables, currently owned or held by such Grantor (duly endorsed in blank, if requested by the Administrative Agent).

Section 3.4 Authorization, Approval, Etc.

Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Instrumentality, regulatory body or any other Person is required for the grant by any Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor or for the exercise by the Administrative Agent of the rights provided for in this Security Agreement, other than those authorizations, approvals, actions, notices or filings set forth in Schedule 3.4 hereto.

Section 3.5 Bankruptcy Matters.

Each Grantor has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all or substantially all of its assets, suffered the attachment or other judicial seizure of all or substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

Section 3.6 Representations and Warranties under the Credit Agreement.

The representations and warranties of or pertaining to each Grantor contained in the Credit Agreement and each of the other Loan Documents are true and correct as of the date hereof to the same extent as if set forth in full herein.

Section 3.7 Filing Jurisdiction.

As of the date hereof, the jurisdiction of formation and/or incorporation, as applicable, of each Grantor is the State of Delaware, except for such Grantors identified on Schedule 3.7 attached hereto, which are formed and/or incorporated in the jurisdiction identified thereon.

ARTICLE IV

COVENANTS OF GRANTOR

Section 4.1 General Covenants Relating to Collateral.

Until all Obligations have been paid and performed in full and all Interest Rate Agreements to which any Secured Party is a party have been terminated, each Grantor hereby

Exhibit L-12

covenants that, unless the Administrative Agent, acting pursuant to the Credit Agreement, otherwise consents in advance in writing:

Section 4.1.1 Collateral.

Subject to Section 5.11 and 5.12 of the Credit Agreement, each Grantor shall:

(a) execute and deliver any and all documents, or cause the execution and delivery of any and all documents, necessary to create, perfect, preserve, validate or otherwise protect the Administrative Agent’s lien on and security interest in the Collateral and the priority thereof,

(b) maintain, or cause to be maintained, at all times the Administrative Agent’s lien on and security interest in the Collateral and the priority thereof,

(c) promptly upon learning thereof, report to the Administrative Agent any matters that could reasonably be expected to materially and adversely affect the value or enforceability or collectibility of any of the Collateral,

(d) defend the Collateral and the Administrative Agent’s interests therein against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Administrative Agent and pay all costs and expenses (including, reasonable attorneys’ fees and charges) incurred in connection with such defense, and

(e) at such Grantor’s sole cost and expense, settle any and all such claims and disputes and indemnify and protect the Administrative Agent against any liability, loss, cost or expense (including, reasonable attorneys’ fees and charges), arising therefrom or out of any matter affecting any of the Collateral.

provided, however, that if the Administrative Agent shall so elect after the occurrence and during the continuation of an Event of Default hereunder, the Administrative Agent shall have the right at all times to settle, compromise, adjust or liquidate all claims or disputes directly with any Grantor or any obligor of such Grantor upon such terms and conditions as the Administrative Agent reasonably deems advisable, and to charge all costs and expenses thereof (including, reasonable attorneys’ fees and charges) to such Grantor’s account and to add them to the Obligations, whereupon such costs and expenses shall be and become part of the Obligations.

Section 4.1.2 No Change in Places of Business or Collateral.

Each Grantor shall:

(a) maintain its jurisdiction of formation in the jurisdiction set forth in Section 3.7, and in such other places as such Grantor may select, provided that such Grantor shall provide to the Administrative Agent at least twenty (20) days’ prior written notice of any reorganization under the laws of a different jurisdiction and,

Exhibit L-13

(b) keep, store and maintain the Collateral only at the locations disclosed to the Administrative Agent,

(c) keep and maintain the records and books of account relating to the Collateral only at such Grantor’s chief executive office or at the Borrower’s chief executive office.

Section 4.1.3 No Impairment.

Each Grantor shall not take or permit to be taken any action in connection with the Collateral which would impair in any material respect the value of the interests or rights of such Grantor therein or which would impair the interests or rights of the Administrative Agent therein or with respect thereto.

Section 4.1.4 Sale of Assets.

Each Grantor shall not sell, lease, assign, pledge, transfer or otherwise dispose of any of the Collateral, whether now owned or hereafter acquired, except as expressly permitted by the Credit Agreement.

ARTICLE V

RIGHTS AND REMEDIES OF THE ADMINISTRATIVE AGENT

Section 5.1 Miscellaneous Rights of the Administrative Agent

Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right: (i) to declare all of the monetary Obligations to be immediately due and payable, whereupon all such Obligations shall become immediately due and payable without presentment, demand, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by each Grantor, anything contained herein to the contrary notwithstanding; (ii) to exercise any one or more of the rights and remedies exercisable by the Administrative Agent under any other provisions of this Security Agreement, or any other related agreement, or exercisable by a secured party under the UCC or under any other applicable law; and (iii) to exercise, in the name of any Grantor or in the name of the Administrative Agent, such rights and powers with respect to the Collateral as such Grantor might exercise, including, the right to:

(a) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral or any part thereof;

(b) insure, process, and preserve the Collateral;

(c) transfer the Collateral or any part thereof to the name of the Administrative Agent or to the name of the Administrative Agent’s nominee;

Exhibit L-14

(d) receive, open, and dispose of mail addressed to such Grantor relating to the Collateral or any part thereof;

(e) collect and endorse, receive, and give receipts for all dividends, interest, rent, payments, proceeds, and other sums and property now or hereafter payable on or on account of the Collateral or any part thereof or on account of its sale or lease;

(f) initiate, pursue, compromise, settle or withdraw any claims, suits or proceedings pertaining to the Collateral or any part thereof or to any interest, rent or other payment on or on account of the Collateral or any part thereof or on account of its sale or lease;

(g) take possession of and endorse in the name of such Grantor or in the name of the Administrative Agent, for the account of such Grantor, any bills of exchange, checks, drafts, money orders, notes or any other chattel paper, documents or instruments constituting all or any part of the Collateral or received as interest, rent or other payment on or on account of the Collateral or any part thereof or on account of its sale or lease;

(h) appoint another (who may be an employee, officer or other representative of the Administrative Agent) to do any of the foregoing on behalf of the Administrative Agent;

(i) execute (in the name, place and stead of such Grantor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral; and

(j) take any other action which the Administrative Agent deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof, and each Grantor hereby irrevocably appoints the Administrative Agent as such Grantor’s attorney-in-fact to take any such action, including the execution and delivery of any and all documents or instruments related to the Collateral or any part thereof in such Grantor’s name, and said appointment shall create in the Administrative Agent a power coupled with an interest which shall be irrevocable.

Section 5.2 Right of the Administrative Agent to Take Possession and Foreclose.

Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent shall:

(a) have the right and power to take possession of the Collateral and of any and all books of account and records of any Grantor relating to any of the Collateral,

(b) have the right to place the Administrative Agent’s representatives upon any premises on which the Collateral or any part thereof or any such books of account or records may be situated with full power to remove the same therefrom, and

Exhibit L-15

(c) have the right to exclude any Grantor and all persons claiming under such Grantor from any access to the Collateral or to any part thereof, and the Administrative Agent and such representatives are hereby granted the irrevocable license to enter upon such premises for such purpose.

The Administrative Agent may require one or more Grantors to assemble the Collateral or any part thereof and to make the same (to the extent the same is moveable) available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to such Grantor and the Administrative Agent. The Administrative Agent may render the Collateral or any part thereof unusable without removing the same from the premises on which it may be situated, and may sell the same on the premises of such Grantor if such Collateral or part thereof is situated thereon. The Administrative Agent may make formal application for the transfer of all of such Grantor’s permits, licenses, approvals, and the like relating to the Collateral or to such Grantor’s business to the Administrative Agent or to any assignee of the Administrative Agent or to any purchaser of any of the Collateral to the extent the same are assignable in accordance with their terms and applicable law. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent will give such Grantor at least ten (10) days’ prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, which notice shall constitute reasonable notice.

In addition to exercising the foregoing rights, the Administrative Agent may, to the extent permitted by law, arrange for and conduct the sale of the Collateral at a public or private sale, as the Administrative Agent may elect, which sale may be conducted by an employee or representative of the Administrative Agent, and any such sale shall be considered or deemed to be a sale made in a commercially reasonable manner. The Administrative Agent may release, temporarily or otherwise, to a Grantor any item of Collateral of which the Administrative Agent has taken possession pursuant to any right granted to the Administrative Agent by this Security Agreement without waiving any rights granted to the Administrative Agent under this Security Agreement, the Credit Agreement, the other Loan Documents or any other agreement related hereto or thereto.

Each Grantor, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require, upon foreclosure, sales of assets in a particular order. Each successor and assign of each Grantor, including a holder of a lien subordinate to the lien created hereby (without implying that such Grantor has, except as expressly provided herein, a right to grant an interest in, or a subordinate lien on, any of the Collateral), by acceptance of its interest or lien agrees that it shall be bound by the above waiver, to the same extent as if such holder gave the waiver itself. Each Grantor also hereby waives, to the full extent it may lawfully do so, the benefit of all laws providing for rights of appraisal, valuation, stay or extension or of redemption after foreclosure now or hereafter in force.

Exhibit L-16

Section 5.3 Right of the Administrative Agent to Collect and Service Accounts.

Upon the occurrence and during the continuation of any Event of Default, and the acceleration of any Loan in accordance with Article VII of the Credit Agreement, the Administrative Agent may notify or may require any Grantor to notify any person or entity obligated to such Grantor under any account for monies due or to become due forming all or any part of the Collateral, whether now existing or hereafter acquired, that the same has been assigned to the Administrative Agent and that such obligor should make payment or performance of its obligations under such account directly to the Administrative Agent, and the Administrative Agent may take possession of and exercise control over all proceeds of any such account in such Grantor’s possession or otherwise, and may take any other action which the Administrative Agent deems necessary or desirable to collect any such account or the proceeds thereof. To evidence the Administrative Agent’s rights hereunder, each Grantor shall, at such Grantor’s expense, execute such assignments or endorsements of any such account, or of the proceeds thereof, as the Administrative Agent may request.

Section 5.4 Right of the Administrative Agent to Use, Operate and Maintain Collateral.

Rights of the Administrative Agent. Upon the Administrative Agent’s taking possession of all or any part of the Collateral in accordance with the terms of this Security Agreement or otherwise, the Administrative Agent shall have the right to hold, store, and/or use, operate, manage, and control the same. Upon any such taking of possession, the Administrative Agent may (but shall not be obligated to), from time to time, at the expense of the applicable Grantor, make all such repairs, replacements, alterations, additions, and improvements to and of all or any of the Collateral as the Administrative Agent may deem proper. In any such case, the Administrative Agent shall have the right to exercise all rights and powers of such Grantor in respect of the Collateral or any part thereof as the Administrative Agent shall deem proper, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Collateral or any part thereof as the Administrative Agent may see fit; and the Administrative Agent shall be entitled to collect and receive all rents, issues, profits, fees, revenues, and other income of the same and every part thereof.

The Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care and preservation of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 5.5 Right of the Administrative Agent to Appoint Receiver.

Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent shall, as a matter of right and without any requirement of notice, to the extent permitted under applicable law, be entitled to appoint a receiver for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or otherwise. All disbursements made by the receiver under this Section 5.5 and the expenses of receivership shall be added to and be a part of the Obligations, and, whether or not said principal

Exhibit L-17

sum, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured hereby, the entire amount of said sum, including such disbursements and expenses, shall be secured by this Security Agreement and shall be due and payable upon demand therefore and thereafter shall bear interest at the rate set forth in Section 2.2 of the Credit Agreement.

Section 5.6 Remedies Cumulative; Delay Not Waiver.

The rights and remedies of the Administrative Agent under the Credit Agreement, this Security Agreement, the other Loan Documents, or any other related agreement are cumulative and shall in no way affect, or deprive the Administrative Agent of, or be deemed to constitute a waiver by the Administrative Agent of any other rights or remedies allowed to the Administrative Agent at law or in equity. No notice to or demand on any Grantor in any case shall entitle such Grantor to any other notice or demand in similar or other circumstances and the exercise of any one remedy shall not impair the Administrative Agent’s right simultaneously or at any time or in any order to exercise any other remedy nor shall the exercise of any remedy in one case impair or otherwise affect the Administrative Agent’s right or ability to exercise such remedy contemporaneously or again in the same case or in any other case. No failure or delay by the Administrative Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 5.7 Waiver of Rights.

To the extent permitted under applicable law, each Grantor waives all rights and remedies of a debtor or grantor under the UCC or other applicable law, and all formalities prescribed by law relative to the sale or disposition of the Collateral (other than notice of sale) after the occurrence and during the continuation of an Event of Default and all other rights and remedies of the Grantor with respect thereto. In exercising its right to take possession of the Collateral upon the occurrence and during the continuation of an Event of Default hereunder, the Administrative Agent, personally or by its agents or attorneys, and subject to the rights of any tenant under any lease or sublease of the Collateral, to the fullest extent permitted by law, may enter upon any land owned or leased by such Grantor without being guilty of trespass or any wrongdoing, and without liability for damages thereby occasioned.

Section 5.8 Compliance with Restrictions.

Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary:

(a) in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that prospective bidders and purchasers have certain qualifications, and restrict prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or

Exhibit L-18

(b) in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official.

Each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable or accountable to any Grantor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Section 5.9 Application of Proceeds.

All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to this Article V may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied in accordance with Section 8.7 of the Credit Agreement. Each Grantor shall remain jointly and severally liable for any deficiency. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full in cash of all the Obligations and the termination of all Interest Rate Agreements to which a Secured Party is a party shall be paid over to such Grantor or to whomsoever may be lawfully entitled to receive such surplus.

Section 5.10 Indemnity and Expenses.

Each Grantor shall upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and disbursements of its outside counsel and of any experts and agents, which the Administrative Agent may incur in connection with:

(a)	the consideration of legal matters relevant to this Security Agreement;

(b)	the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(c)	the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

(d)	the failure by such Grantor to perform or observe any of the provisions hereof.

The provisions of this Section 5.10 shall survive termination of this Security Agreement.

Section 5.11 Authorization to File Financing Statements.

Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such

Exhibit L-19

Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the UCC of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Administrative Agent promptly upon request. Each Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Additional Actions and Documents.

Each Grantor agrees that at any time, and from time to time, at the expense of such Grantor, each Grantor will promptly execute and deliver all further instruments, and take all further action that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Nothing in this Section 6.1 shall be construed as limiting the Obligations of the Borrower under Section 5.11 or Section 5.12 or any other provision of the Credit Agreement.

Section 6.2 Notices.

Any communications between the parties hereto or notices provided herein to be given shall be sent in accordance with the provisions of, and to the addresses set forth in, Section 9.8 of the Credit Agreement, and if to any Grantor, to the following address:

Grantor’s Name
c/o Switch & Data Facilities Company, Inc.
1715 N. Westshore Blvd.,
Suite 650 Tampa, Florida 33607
Attn:	Chief Financial Officer
Telecopy:	(813)207-7802

In addition, all notices to the Administrative Agent shall also be sent to:

Deutsche Bank AG New York Branch 60 Wall Street New York, New York 10005
Attn.:	Anca Trifan
Telecopy:	(212) 250-6159

Exhibit L-20

Section 6.3 Setoff.

In addition to, and not in limitation of, any rights of any Secured Party under applicable law, each Secured Party shall, upon the occurrence of any Event of Default, have the right to appropriate and apply amounts to the payment of the obligations of each Grantor owing to it hereunder, whether or not then due; provided, however, that any such appropriation and application shall be subject to the provisions of Section 9.4 of the Credit Agreement.

Section 6.4 Release and Satisfaction.

Upon the indefeasible payment (whether in cash and/or other consideration which is satisfactory to the Term Loan Lenders in their sole discretion) and performance in full of the Obligations and the termination of all Interest Rate Agreements to which any Secured Party is a party, (i) this Security Agreement and the security interest created hereby shall terminate, and (ii) upon written request of any Grantor, the Administrative Agent shall execute and deliver to such Grantor, at such Grantor’s expense and without representation or warranty by or recourse to the Administrative Agent or the Secured Parties, releases and satisfactions of all financing statements, mortgages, notices of assignment and other registrations of security, and such Grantor shall deliver to the Administrative Agent a general release of all of the Administrative Agent’s liabilities and obligations under all Loan Documents and an acknowledgment that the same have been terminated.

Section 6.5 Benefit.

This Security Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and the Secured Parties and their respective successors, legal representatives and permitted assigns. Each Grantor shall not assign any of its rights or obligations hereunder except in accordance with the applicable provisions of the Credit Agreement.

Section 6.6 Additional Grantors.

Subsidiaries of the Borrower and/or Switch and Data Facilities Company, Inc., the parent of the Borrower (“Additional Grantors”) may hereafter become parties to this Security Agreement by executing a counterpart hereof, and there shall be no need to re-execute, amend or restate this Security Agreement in connection therewith. Upon such execution and delivery by any Additional Grantor, such Additional Grantor shall be deemed to have made the representations and warranties set forth in Article III hereof, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Grantor had executed this Security Agreement as of the Closing Date, and the Administrative Agent, for itself and the benefit of the Secured Parties, shall be entitled to all of the benefits of such Additional Grantor’s obligations hereunder.

Section 6.7 Amendments and Waivers.

No amendment, modification, termination or waiver of any provision of this Security Agreement, or consent to any departure by the Administrative Agent therefrom, shall be

Exhibit L-21

effective unless the same shall be in writing and signed by the Administrative Agent; provided. however, that upon the execution of this Security Agreement by any Additional Grantor, the Administrative Agent and/or such Additional Grantor may update the schedules attached hereto, as necessary. Each Grantor and shall comply with the provisions set forth in Section 9.6 of the Credit Agreement. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 6.8 Headings.

Section and subsection headings contained in this Security Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Security Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

Section 6.9 Applicable Law; Entire Agreement.

This Security Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), except to the extent that the validity or perfection of the security interest hereunder, or exercise of remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. This Security Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

Section 6.10 Severability.

The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Security Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Security Agreement or of such provision or obligation in any other jurisdiction.

Section 6.11 Consent to Jurisdiction.

Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court in respect thereof, in any action or proceeding arising out of or relating to this Security Agreement, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 6.10 shall affect any right that the Administrative Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Security Agreement against any Grantor or any of its properties in the

Exhibit L-22

courts of any jurisdiction. Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement in any court referred to in this Section 6.10. Each Grantor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Grantor irrevocably consents to service of process in the manner provided for notices in Section 6.2. Nothing in this Security Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 6.12 Construction.

Each Grantor and the Administrative Agent each acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Security Agreement with its legal counsel and that this Security Agreement shall be construed as if jointly drafted by each Grantor and the Administrative Agent.

Section 6.13 Survival.

All agreements, covenants, representations and warranties made herein shall survive the execution and delivery of this Security Agreement. Notwithstanding anything in this Security Agreement or implied by law to the contrary, the agreements set forth in Sections 5.10 shall survive the payment of the Obligations and the termination of this Security Agreement.

Section 6.14 Counterparts; Effectiveness.

This Security Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Security Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Security Agreement or to any amendments, waivers, consents or supplements hereof by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

Section 6.15 Waiver of Jury Trial.

EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Exhibit L-23

Section 6.16 Intercreditor Arrangements.

The Grantors, the Agents and the Term Loan Lenders acknowledge that the exercise of certain of the Administrative Agent’s rights and remedies may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified therein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Agents, and the Term Loan Lenders shall remain in full force and effect.

[Remainder of page intentionally left blank. Next page is signature page.]

Exhibit L-24

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

Grantor:

SWITCH & DATA HOLDINGS, INC.

By:
George A. Pollock, Jr.
Treasurer

Grantor:

SWITCH & DATA FACILITIES COMPANY, INC.

By:
George A. Pollock, Jr.
Treasurer

Grantor:

SWITCH AND DATA ENTERPRISES, INC.
SWITCH AND DATA MANAGEMENT COMPANY LLC
SWITCH AND DATA OPERATING COMPANY LLC
SWITCH & DATA FACILITIES COMPANY LLC
SWITCH AND DATA COMMUNICATIONS LLC
SWITCH AND DATA FL SEVEN LLC
SWITCH AND DATA IL FIVE LLC
TELX ACQUISITION, INC.

By:
George A. Pollock, Jr.
Treasurer

Exhibit L-25

SWITCH AND DATA CA NINE LLC

SWITCH AND DATA GA THREE LLC

SWITCH AND DATA IL FOUR LLC

SWITCH AND DATA NY FOUR LLC

SWITCH AND DATA NY FIVE LLC

SWITCH & DATA/NY FACILITIES COMPANY LLC

SWITCH AND DATA PA THREE LLC

SWITCH AND DATA PA FOUR LLC

SWITCH AND DATA DALLAS HOLDINGS I LLC

SWITCH AND DATA DALLAS HOLDINGS II LLC

SWITCH AND DATA VA FOUR LLC

SWITCH AND DATA WA THREE LLC

By:	Switch and Data Operating Company LLC, as Manager

By:
George A. Pollock, Jr.
Treasurer

Exhibit L-26

SWITCH & DATA AZ ONE LLC

SWITCH & DATA CA ONE LLC

SWITCH & DATA CA TWO LLC

SWITCH & DATA CO ONE LLC

SWITCH & DATA FL ONE LLC

SWITCH & DATA FL TWO LLC

SWITCH & DATA FL FOUR LLC

SWITCH & DATA GA ONE LLC

SWITCH & DATA IL ONE LLC

SWITCH & DATA IN ONE LLC

SWITCH & DATA LA ONE LLC

SWITCH & DATA MA ONE LLC

SWITCH & DATA MI ONE LLC

SWITCH & DATA MO ONE LLC

SWITCH & DATA MO TWO LLC

SWITCH & DATA NY ONE LLC

SWITCH & DATA OH ONE LLC

SWITCH & DATA PA TWO LLC

SWITCH & DATA TN TWO LLC

SWITCH & DATA TX ONE LLC

SWITCH & DATA VA ONE LLC

SWITCH & DATA VA TWO LLC

SWITCH & DATA WA ONE LLC

By:	Switch & Data Facilities Company LLC, as Manager

By:
George A. Pollock, Jr.
Treasurer

SWITCH AND DATA TX FIVE LP

By:	Switch and Data Dallas Holdings I LLC, as General Partner

	By:	Switch and Data Operating Company LLC, as Manager

By:
George A. Pollock, Jr.
Treasurer

Exhibit L-27

CERTIFICATE OF ACKNOWLEDGEMENT

STATE OF	)
	)	ss.
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this      day of             ,             , personally appeared George A. Pollock, Jr., to me known personally, and who, being by me duly sworn deposes and says that he is the authorized officer of SWITCH & DATA HOLDINGS, INC., SWITCH & DATA FACILITIES COMPANY, INC., SWITCH AND DATA ENTERPRISES, INC., SWITCH AND DATA MANAGEMENT COMPANY LLC, SWITCH AND DATA OPERATING COMPANY LLC, SWITCH & DATA FACILITIES COMPANY LLC, SWITCH AND DATA COMMUNICATIONS LLC, SWITCH AND DATA FL SEVEN LLC, SWITCH AND DATA IL FIVE LLC, TELX ACQUISITION, INC., SWITCH AND DATA CA NINE LLC, SWITCH AND DATA GA THREE LLC, SWITCH AND DATA IL FOUR LLC, SWITCH AND DATA NY FOUR LLC, SWITCH AND DATA NY FIVE LLC, SWITCH & DATA/NY FACILITIES COMPANY LLC, SWITCH AND DATA PA THREE LLC, SWITCH AND DATA PA FOUR LLC, SWITCH AND DATA DALLAS HOLDINGS I LLC, SWITCH AND DATA DALLAS HOLDINGS II LLC, SWITCH AND DATA VA FOUR LLC, SWITCH AND DATA WA THREE LLC, SWITCH & DATA AZ ONE LLC, SWITCH & DATA CA ONE LLC, SWITCH & DATA CA TWO LLC, SWITCH & DATA CO ONE LLC, SWITCH & DATA FL ONE LLC, SWITCH & DATA FL TWO LLC, SWITCH & DATA FL FOUR LLC, SWITCH & DATA GA ONE LLC, SWITCH & DATA IL ONE LLC, SWITCH & DATA IN ONE LLC, SWITCH & DATA LA ONE LLC, SWITCH & DATA MA ONE LLC, SWITCH & DATA MI ONE LLC, SWITCH & DATA MO ONE LLC, SWITCH & DATA MO TWO LLC, SWITCH & DATA NY ONE LLC, SWITCH & DATA OH ONE LLC, SWITCH & DATA PA TWO LLC, SWITCH & DATA TN TWO LLC, SWITCH & DATA TX ONE LLC, SWITCH & DATA VA ONE LLC, SWITCH & DATA VA TWO LLC, SWITCH & DATA WA ONE LLC, SWITCH AND DATA TX FIVE LP, and that said instrument was signed and sealed on behalf of said company, and said officer acknowledged said instrument to be the free act and deed of each said company.

Notary Public
My commission expires:

Exhibit L-28

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit L-29

CERTIFICATE OF ACKNOWLEDGEMENT

STATE OF	)
	)	ss.
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this      day of             ,             , personally appeared                              to me known personally, and who, being by me duly sworn, deposes and says that he/she is the                              of Deutsche Bank AG New York Branch, and that said instrument was signed and sealed on behalf of said bank, and said officer acknowledged said instrument to be the free act and deed of said bank.

Notary Public
My commission expires:

Exhibit L-30

SCHEDULE 1

TRADEMARKS OF SWITCH AND DATA OPERATING COMPANY LLC

Owner	Registered Service Marks	Date Reg. New
Switch & Data Facilities Company LLC	“SINGLECNXT” (Reg. No. 2,777,927)	10/28/2003

Switch and Data Operating Company LLC	The “PAIX orbital X logo” (Reg. No. 2,680,021)	01/28/2003

Switch and Data Operating Company LLC	“PAlX” (Reg. No. 2,812,118)	02/10/2004

Switch & Data Facilities Company, Inc.	“SECURE CO-LOCATION POWERED BY CHOICE” (Reg. No. 2,705,900)	04/15/2003

Switch & Data Facilities Company, Inc.	“SELECTCONNECT” (Reg. No. 2,627,283)	10/01/2002

Switch & Data Holdings, Inc.	“SWITCH AND DATA” (Reg. No. 2,984,759)	08/16/2005

Switch & Data Facilities Company, Inc.	“IP EXCHANGE CENTER” (Reg. No. 2,574,692)	05/28/2002

Switch & Data Facilities Company, Inc.	“TECHSMART” (Reg. No. 2,569,329)	05/14/2002

Switch & Data Facilities Company, Inc.	“IPEC” (Reg. No. 2,687,833)	02/18/2003

Pending Service Marks

Switch & Data Holdings, Inc.	“Switch and Data” International Class 42

Switch and Data Operating Company LLC	“MetroPAIX”

Common Law Trademarks

“Peering by PAIX and the associated logo “Secure.Reliable.Neutral.Connected”

“MetroPAIX”

“Virtual Network Interconnect”

“Switch & Data Facilities Company

“Switch and Data”

Exhibit L-31

SCHEDULE 3.4

None.

Exhibit L-32

SCHEDULE 3.7

Jurisdiction of Formation/Incorporation

Company	Jurisdiction of Formation
Switch and Data Communications LLC	Texas
Switch and Data FL Seven LLC	Texas
Switch and Data IL Five LLC	Texas

Exhibit L-33

EXHIBIT M

[FORM OF TERM LOAN NOTE]

$[ ]	[Date]

FOR VALUE RECEIVED, the undersigned, SWITCH & DATA HOLDINGS, INC., a Delaware corporation (the “Borrower”) hereby promises to pay to the order of [                            ] (the “Term Loan Lender”) the principal sum of [                            ] DOLLARS ($[                    ]) or, if less, the aggregate unpaid principal amount of the Term Loan made by the Term Loan Lender to the Borrower pursuant to the Credit Agreement, dated as of October 13, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the financial institutions from time to time parties thereto as term loan lenders (each individually referred to herein as a “Term Loan Lender” and, collectively, as the “Term Loan Lenders”), Deutsche Bank AG New York Branch, as administrative agent for the Term Loan Lenders, Canadian Imperial Bank of Commerce and Royal Bank of Canada, as the co-documentation agents for the Term Loan Lenders, CIT Lending Services Corporation and BNP Paribas, as the co-syndication agents for the Term Loan Lenders, and Deutsche Bank Securities, Inc. and BNP Paribas, as joint lead arrangers, on such dates and in such amounts as are set forth in Section 2.5 to the Credit Agreement. The amounts payable on the Term Loan Maturity Date may be reduced in accordance with the terms of the Credit Agreement. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in accordance with the provisions set forth in the Credit Agreement and without setoff or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Term Loan Note is one of the Term Loan Notes referred to in, and evidences the Term Loan Exposure of the Term Loan Lender in respect of the Term Loan made to the Borrower under, the Credit Agreement, to which reference is made for a description of the security for this Term Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Term Loan Note and on which such Indebtedness may be declared to be or shall automatically become immediately due and payable. Under certain circumstances, prepayment penalties may be imposed, as described in the Credit Agreement.

Without affecting (a) the obligation of the Term Loan Lender to maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the Term Loan Lender in accordance with the Credit Agreement, (b) the Administrative Agent’s obligation to maintain the Register or (c) the provisions of Section 2.1.D(ii) of the Credit Agreement, the Term Loan Lender may make (or cause to be made) appropriate notations on the grid attached to this Term Loan Note (or on any continuation of such grid).

Exhibit M-1

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. No assignment of this Term Loan Note and the obligation evidenced hereby (whether in whole or in part) shall be effective unless it shall have been recorded in the Register by the Administrative Agent in accordance with the terms of the Credit Agreement.

The Borrower, the Agents and the Term Loan Lenders acknowledge that the exercise of certain of the Administrative Agent’s rights and remedies may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified therein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Term Loan Note and the other Loan Documents, which, as among the Loan Parties, the Agents, and the Term Loan Lenders shall remain in full force and effect.

THIS TERM LOAN NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

SWITCH & DATA HOLDINGS, INC.

By:
George A. Pollock, Jr.
Treasurer

Exhibit M-2

TERM LOAN AND PRINCIPAL PAYMENTS

Amount of Term Loan Made			Amount of Principal Repaid			Unpaid Balance Principal
Date	Base Rate	Adjusted Eurodollar Rate	Interest Period (If Applicable)	Base Rate	Adjusted Eurodollar Rate	Base Rate	Adjusted Eurodollar Rate	Total	Notation Made By

Exhibit M-3

EXHIBIT N

[FORM OF BLOCKED ACCOUNT AGREEMENT]

DEPOSIT ACCOUNT CONTROL AGREEMENT

(With Future Notification)

This DEPOSIT ACCOUNT CONTROL AGREEMENT (“Agreement”) is made and entered into as of this          day of                     , 20     by and among WACHOVIA BANK, NATIONAL ASSOCIATION as depositary bank (the “Bank”), the Bank’s depositor customer, [insert name of company], a [insert jurisdiction of organization] [insert entity form] (the “Company”), DEUTSCHE BANK AG NEW YORK BRANCH (the “First Lien Agent”) and DEUTSCHE BANK AG NEW YORK BRANCH (the “Second Lien Agent” and, collectively with the First Lien Agent, the “Agents”).

Statement of Facts

The Bank acknowledges that, as of the date hereof, it maintains in the name of the Company the deposit account(s) identified on Exhibit A attached hereto and made a part hereof (each an “Account” and, collectively, the “Accounts”). One or more of the Accounts may be served by one or more lockboxes operated by the Bank, which lockboxes (if any) also are listed on Exhibit A (each a “Lockbox” and, collectively, the “Lockboxes”). The Account(s) and any Lockbox(es) are governed by the terms and conditions of the Company’s commercial deposit account agreement published by the Bank from time to time and, with respect to any Lockbox, also may be governed by a lockbox service description between the Bank and the Company (collectively, with all applicable services descriptions and/or agreements, the “Deposit Agreement”).

The Company hereby confirms to the Bank that the Company has granted to the First Lien Agent on a first priority basis and to the Second Lien Agent on a second priority basis a security interest in the following (collectively, the “Account Collateral”): (a) the Account(s), (b) the Lockbox(es) and (c) the Items Collateral. The term “Items Collateral” means, collectively, all checks, drafts, instruments, cash and other items at any time received in any Lockbox or for deposit in any Account (subject to specific Lockbox instructions in effect for processing items), wire transfers of funds, automated clearing house (“ACH”) entries, credits from merchant card transactions and other electronic funds transfers or other funds deposited in, credited to, or held for deposit in or credit to, any Account.

The parties desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Account Collateral. In consideration of the mutual covenants herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Control of the Accounts

(a) The Statement of Facts is incorporated herein by reference. The Bank represents that it is a “bank”. The Company and the Bank acknowledge that each Account is a “deposit account”. Each party to this Agreement acknowledges that this Agreement is an “authenticated” record and

Exhibit N-1

that the arrangements established under this Agreement constitute “control” of each Account. Each of these terms is used in this Agreement as defined in Article 9 of the Uniform Commercial Code as adopted by the State of Florida (the “Florida UCC”).

(b) The Company represents and warrants to the Agents that Exhibit A contains a complete and accurate list of all Accounts and Lockboxes maintained by the Company with the Bank and subject to this Agreement. The Company covenants for the benefit of the Agents that the Company shall not open or maintain any deposit account with the Bank other than the Account(s). Nothing in this Agreement shall impose upon the Bank any duty to monitor or assure the Company’s compliance with this Section l(b).

(c) The Bank confirms that, as of the date of this Agreement, the Company and the Bank have not entered into any agreement (other than the Deposit Agreement) with any person pursuant to which the Bank is obligated to comply with instructions from such person as to the disposition of funds in any Account or of Items Collateral. During the term of this Agreement the Bank will not enter into any agreement with any person other than the Agents pursuant to which the Bank will be obligated to comply with instructions from such person as to the disposition of funds in any Account or of Items Collateral.

(d) The Company authorizes and directs the Bank to comply with all instructions given by the Agents in accordance with this Agreement and permissible under the Deposit Agreement, including directing the disposition of funds in any Account or as to any other matter relating to any Account or other Account Collateral, without further consent by the Company.

(e) Each Agent authorizes and instructs the Bank to (i) permit the Company to have access to and disposition over the Account(s) and Account Collateral and to otherwise deal with same as provided in the Deposit Agreement and (ii) act upon the instructions that the Bank shall receive from the Company concerning the Lockbox and the Account Collateral until the implementation by the Bank of the written instruction from any Agent to the Bank substantially in the form of Exhibit B attached hereto and made a part hereof (the “Notice”) in accordance with the provisions of Section 7 of this Agreement. Each Agent’s right to give instructions to the Bank regarding any Account Collateral also shall include (but is not limited to) the right to give “stop payment orders” to the Bank for any item presented to the Bank against any Account even if it results in dishonor of the item presented against the Account.

(f) Until delivery of the Notice by any Agent in accordance with the provisions of Section 7, the Agents shall not give any instruction to the Bank or otherwise exercise control over the Account(s) and the Account Collateral and, until the Bank shall receive and implement the Notice as provided in Section 7, the Bank shall not (and shall not be required by the provisions of this Agreement to) honor and follow any instruction the Bank may receive from the Agents with regard to the Account(s) and the Account Collateral. Upon the implementation of the Notice by the Bank, the Bank shall not permit any officer, agent or other representative of the Company or its affiliates to direct the disposition of funds in any Account, withdraw any amount from any Account or otherwise exercise any authority or power with respect to any Lockbox, Account or Account Collateral. Upon implementation of the Notice by the Bank, all collected and available funds in any Account shall only be withdrawn or transferred based on instructions given by the Agents in accordance with this Agreement.

Exhibit N-2

(g) Notwithstanding anything herein to the contrary, (i) prior to receipt by Bank of a Notice of Termination of First Lien Obligations substantially in the form of Exhibit D attached hereto (“Notice of Termination of First Lien Obligations”) sent by First Lien Agent, Bank shall not comply with any instruction originated by Second Lien Agent, and references herein to any action permitted to be taken by “the Agents” or by “any Agent” shall be construed to mean action by the First Lien Agent, and (ii) after receipt by Bank of a Notice of Termination of First Lien Obligations sent by First Lien Agent, Bank shall not comply with any instruction originated by First Lien Agent, and references herein to any action permitted to be taken by “the Agents” or by “any Agent” shall be construed to mean action by the Second Lien Agent.

(h) Federal Reserve Regulations and Operating Circulars, ACH or other clearing house rules and other applicable law (including, without limitation, the Uniform Commercial Code as adopted by the State in which the respective Account identified on Exhibit A is located (hereinafter, the “Applicable UCC”)) and the Deposit Agreement shall also apply to the Agents’ exercise of control over the Account(s) and the Account Collateral and to the performance of services hereunder by the Bank. Each of the Company and the Agents authorizes and instructs the Bank to supply the Company’s or the Agents’ endorsement, as appropriate, to any Items Collateral that the Bank shall receive for deposit to any Account.

2. Statements and Other Information If so requested of the Bank by any Agent in writing, the Bank will send to such Agent (in a manner consistent with the Bank’s standard practices) at such Agent’s address specified in Section 7, copies of all Account statements and communications (but not canceled checks) that the Bank is required to send to the Company under the Deposit Agreement. The Bank also shall provide to each of the Company and the Agents when requested (as a service under this Agreement and/or the Deposit Agreement) copies of Account statements and other deposit account information, including Account balances, by telephone and by computer communication, to the extent practicable when requested by the Company or by the Agents. The Company consents to the Bank’s release of such Account information to the Agents. The Bank’s liability for its failure to comply with this Section 2 shall not exceed its cost of providing such information.

3. Setoff; Returned Items and Charges

(a) The Bank will not exercise any security interest (except for the security interest provided in Section 4-210, “Security Interest of Collecting Bank in Items, Accompanying Documents and Proceeds”, of the Applicable UCC), lien, right of setoff, deduction, recoupment or banker’s lien or any other interest in or against any Account or any other Account Collateral, and the Bank hereby subordinates to the Agents any such security interest (except for such security interest provided in such Section 4-210 of the Applicable UCC), lien or right which the Bank may have against any Account or other Account Collateral. Notwithstanding the preceding sentence, the Agents and the Company agree that the Bank at all times (including following commencement of any bankruptcy or insolvency proceeding by or against the Company) may set off and charge against any Account (regardless of any agreement by the Company to compensate the Bank by means of balances in the Account) all of the following as permitted by the Deposit Agreement (collectively, the “Permitted Debits”): (i) the face amount of each Returned Item (hereinafter defined), (ii) usual and customary service charges and fees, (iii) account maintenance fees,

Exhibit N-3

(iv) transfer fees, (v) out-of-pocket fees and expenses (including attorneys’ reasonable fees) incurred by the Bank (including those in connection with the negotiation, administration or enforcement of this Agreement), and (vi) adjustments or corrections of posting or encoding errors; whether any Permitted Debit shall have accrued or been incurred before or after the date of this Agreement. “Returned Item” means any (i) Items Collateral deposited into or credited to an Account before or after the date of this Agreement and returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or any other reason, and without regard to the timeliness of such return or adjustment or the occurrence or timeliness of any other party’s notice of nonpayment or adjustment; (ii) Items Collateral subject to a claim against the Bank for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, ACH or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the Applicable UCC); and (iii) demand for chargeback in connection with a merchant card transaction.

(b) If (i) the Bank were unable to set off or charge any Permitted Debit against any Account because of insufficient funds in the Account, or (ii) the Bank in good faith were to believe that any legal process or applicable law prohibited such setoff or charge against any Account, or (iii) the Account were closed, then: (A) the Bank may charge such Permitted Debits to and set off same against any other Account; and (B) if there were insufficient funds in the Account(s) against which to charge or set off such Permitted Debits, then the Bank shall demand (unless the Bank shall believe in good faith that any legal process or applicable law prohibits such demand) that the Company pay, and the Company shall pay, to the Bank promptly upon the Company’s receipt of the Bank’s written demand therefor, the full amount of all unpaid Permitted Debits.

(c) If (i) there were insufficient funds in the Account(s) against which the Bank could charge or set off Permitted Debits and the Company shall have failed to pay the Bank the full amount of unpaid Permitted Debits as described in paragraph (b) of this Section 3, and (ii) the Bank shall have received and implemented the Notice as provided herein, then the Bank may demand that any Agent pay, and such Agents shall pay, to the Bank within five (5) business days of such Agent’s receipt of the Bank’s written demand therefor, the full amount of unpaid Permitted Debits; provided, however, as to unpaid Permitted Debits that are service charges, fees or expenses, such Agent shall be required to pay to the Bank only those service charges, fees or expenses attributable to any Account that shall have been incurred in connection with any Account on or after the date of this Agreement and on or before the date of termination of this Agreement.

4. Exculpation of Bank

(a) At all times the Bank shall be entitled to rely upon any communication it receives from the Agents or the Company in connection with this Agreement or that the Bank shall believe in good faith to be a communication received from the Agents or the Company in connection with this Agreement, and the Bank shall have no obligation to investigate or verify the authenticity or correctness of any such communication. The Bank shall have no liability to the Company or the Agents for (i) honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) any Agent in accordance with this Agreement, and (ii) honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from)

Exhibit N-4

the Company in accordance with this Agreement and the Deposit Agreement prior to the implementation of the Notice by the Bank. The Bank shall not be responsible for the validity, priority or enforceability of the Agents’ security interest in any Account Collateral, nor shall the Bank be responsible for enforcement of any agreement between the Company and the Agents.

(b) The Bank shall be responsible only for the actual loss that a court having jurisdiction over the Account(s) shall have determined had been incurred by the Company or the Agents and had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement. The Bank shall have no liability to any party for failure of, or delay in, its performance under this Agreement resulting from any “act of God”, war or terrorism, fire, other catastrophe or force majeure, electrical or computer or telecommunications failure, any event beyond the control of the Bank, or fraud committed by any third party. Nothing in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between the Bank and the Company or between the Bank and the Agents. Except as shall be specifically required under this Agreement or the Deposit Agreement or applicable law, the Bank shall have no duty whatsoever to the Company in connection with the subject matter of this Agreement. Except as shall be specifically required under this Agreement or applicable law, the Bank shall have no duty whatsoever to the Agents in connection with the subject matter of this Agreement.

5. Indemnification

(a) The Company hereby indemnifies the Bank and holds it harmless against, and shall reimburse the Bank for, any loss, damage or expense (including attorneys’ reasonable fees and expenses, court costs and other expenses) including, but not limited to, (i) unpaid charges, fees, and Returned Items for which the Company and/or the Agents originally received credit or remittance by the Bank, and (ii) any loss, damage or expense the Bank shall incur as a result of (A) entering into or acting pursuant to this Agreement, (B) honoring and following any instruction the Bank may receive from (or shall believe in good faith to be from) the Agents or the Company under this Agreement, and (C) upon implementation of the Notice, not honoring or following any instruction it shall receive from (or shall believe in good faith to be from) the Company in accordance with this Agreement. The Company shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement.

(b) Without limiting in any way the Agents’ obligation to pay or reimburse the Bank as otherwise specified in this Agreement, each Agent hereby indemnifies the Bank and holds it harmless against any loss, damage or expense (including attorneys’ reasonable fees and expenses, court costs and other expenses) which the Bank shall incur as a result of honoring or following any instruction (including the Notice) it shall receive from (or shall believe in good faith to be from) any Agent under this Agreement. The Agents shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement.

Exhibit N-5

(c) No party hereto shall be liable to any other party under this Agreement for lost profits or special, indirect, exemplary, consequential or punitive damages, even if such party shall have been advised of the possibility of such damages.

6. Third Party Claims; Insolvency of Company

(a) In the event that the Bank shall receive notice that any third party shall have asserted an adverse claim by legal process against any Account or any sums on deposit therein, any Lockbox or other Account Collateral, whether such claim shall have arisen by tax lien, execution of judgment, statutory attachment, garnishment, levy, claim of a trustee in bankruptcy, debtor-in- possession, post-bankruptcy petition lender, court appointed receiver, or other judicial or regulatory order or process (each, a “Claim”), the Bank may, in addition to other remedies it possesses under the Deposit Agreement, this Agreement or at law or in equity: (i) suspend disbursements from such Account without any liability until the Bank shall have received an appropriate court order or other assurances reasonably acceptable to the Bank in its sole discretion establishing that funds may continue to be disbursed according to instructions then applicable to such Account, and/or (ii) interplead such funds in such Account as permitted by applicable law. The Bank’s costs, expenses and attorneys’ reasonable fees incurred in connection with any such Claim arc Permitted Debits and shall be reimbursed to the Bank in accordance with the provisions of Section 3 above.

(b) If a bankruptcy or insolvency proceeding were commenced by or against the Company, the Bank shall be entitled, without any liability, to refuse to (i) permit withdrawals or transfers from the Account(s) or (ii) accept or comply with the Notice thereafter received by the Bank, until the Bank shall have received an appropriate court order or other assurances reasonably acceptable to the Bank in its sole discretion establishing that (A) continued withdrawals or transfers from the Account(s) or honoring or following any instruction from either the Company or any Agent are authorized and shall not violate any law, regulation, or order of any court and (B) the Bank shall have received adequate protection for its right to set off against or charge the Account(s) or otherwise be reimbursed for all Permitted Debits.

7. Notice and Communications

(a) All communications given by any party to another as required or provided under this Agreement must be in writing, directed to the respective designated officer (“Designated Officer”) set forth under paragraph (c) of this Section 7, and delivered to each recipient party at its address (or at such other address and to such other Designated Officer as such party may designate in writing to the other parties in accordance with this Section 7) either by U.S. Mail, receipted delivery service or via telecopier facsimile transmission. All communications given by the Agents to the Bank must be addressed and delivered contemporaneously to both the Bank’s Designated Officer and the Bank’s “with copy to” addressee at their respective addresses set forth below.

(b) Any communication (including the Notice) made by (or believed in good faith by the Bank to be made by) the Company or the Agents to the Bank under this Agreement shall be deemed delivered to the Bank if delivered by: (i) U.S. Mail, on the date that such communication shall have been delivered to the Bank’s Designated Officer; (ii) receipted delivery service, on the

Exhibit N-6

date and time that such communication shall have been delivered to the Bank’s Designated Officer and receipted by the delivery service; or (iii) telecopier facsimile transmission, on the date and at the time that such communication shall have been delivered to the Bank’s Designated Officer and receipt of such delivery shall have been acknowledged by the recipient telecopier equipment. Notwithstanding the provisions of the preceding sentence, any communication hereunder to the Bank that is an instruction (including the Notice) delivered to the Bank and made by (or believed by the Bank in good faith to be made by) the Company or the Agents shall be deemed received by the Bank when actually delivered to the Bank’s Designated Officer if delivered before 2:00 PM Eastern time on a banking day or, if such communication were delivered after 2:00 PM Eastern time on a banking day or delivered on a day that is not a banking day, then such communication shall be deemed delivered to the Bank’s Designated Officer at the Bank’s opening of its business on the next succeeding banking day. A “banking day” means any day other than any Saturday or Sunday or other day on which the Bank is authorized or required by law to close.

(c) The Notice shall be implemented by the Bank by the close of the Bank’s business on the banking day that shall be one (1) banking day after the banking day on which the Notice was actually received by the Bank’s Designated Officer. Any other instruction delivered to the Bank shall be implemented by the Bank by the close of the Bank’s business on the banking day that shall be two (2) banking days after the banking day on which such instruction was actually received by the Bank’s Designated Officer.

Address for First Lien Agent:	Deutsche Bank AG New York Branch 60 Wall Street New York, New York 10005 Attn: Anca Trifan, Designated Officer Fax: 212.250.6159

Address for Second Lien Agent:	Deutsche Bank AG New York Branch 60 Wall Street New York, New York 10005 Attn: Anca Trifan, Designated Officer Fax: 212. 250.6159

Address for Bank:

Wachovia Bank, National Association

Mail Code NC 0817

401 South Tryon Street – 10th Floor

Charlotte, North Carolina 28288

Attn: TS Risk Management Legal Governance,

Designated Officer

Fax: 704. 374. 4224

with copy to:	Wachovia Bank, National Association 100 S. Ashley Drive Tampa, Florida 33602 Attn: Timothy Coop, Designated Officer Fax: 813.276.6454

Address for Company:	[insert name and address of Company] Attn: Fax:

Exhibit N-7

8. Termination

(a) This Agreement may be terminated by the each of the Agents at any time upon receipt by the Bank of both Agents’ written notice of termination issued substantially in the form of Exhibit C attached hereto and made a part hereof. This Agreement may be terminated by the Company only with the express prior written consent of the Agents and, in that case, the Agents and the Company shall jointly so notify the Bank in writing.

(b) This Agreement may be terminated by the Bank at any time on not less than thirty (30) calendar days’ prior written notice given to each of the Company and the Agents. The Bank shall not be liable for the closure of any Lockbox or any Account by the Company or the remittance of any funds therein directly to, or on the instructions of, the Company prior to the implementation of the Notice by the Bank. The Company shall notify the Agents promptly of the Company’s closure of any Lockbox or any Account.

(c) The Bank’s rights to demand and receive reimbursement from the Company under Section 3 above and the Company’s indemnification of the Bank under Section 5 above shall survive termination of this Agreement. The Bank’s right to demand reimbursement from the Agents under Section 3 above shall survive termination of this Agreement for a period of ninety (90) calendar days after the date of termination of this Agreement. The Bank’s right to demand indemnification of the Bank from the Agents under Section 5 above shall survive termination of this Agreement for a period of one hundred eighty (180) calendar days after the date of termination of this Agreement.

(d) Upon termination of this Agreement, all funds thereafter on deposit or deposited in the Accounts and all Items Collateral thereafter received by the Bank shall be subject solely to the provisions of the Deposit Agreement between the Company and the Bank.

9. Miscellaneous

(a) The Company shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank and the Agents. Neither Agent shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank. The Bank shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and the Company, except that the Bank may transfer its rights and obligations under this Agreement to any direct or indirect depositary subsidiary of Wachovia Corporation or, in the event of a merger or acquisition of the Bank, to the Bank’s successor depositary institution (which subsidiary or successor shall be a “bank” as defined in Section 9-102 of the Florida UCC).

(b) The law governing the perfection and priority of the Agents’ security interest in the Account Collateral shall be the law of the State of Florida, which State shall also be the “jurisdiction” of the Bank within the meaning of Section 9-304 of the Florida UCC. The

Exhibit N-8

Accounts, Items Collateral, operation of the Accounts, and Deposit Agreement shall be governed by the Applicable UCC, Federal Regulations and Operating Circulars, ACH or other clearing house rules, and other applicable laws.

(c) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Agreement. Delivery of an executed signature page counterpart to this Agreement via telecopier facsimile transmission shall be effective as if it were delivery of a manually delivered, original, executed counterpart thereof. This Agreement can be modified or amended only by written agreement of all of the parties hereto evidencing such modification or amendment.

(d) To the extent that any conflict may exist between the provisions of any other agreement between the Company and the Bank and the provisions of this Agreement, then this Agreement shall control. It is understood and agreed that nothing in this Agreement shall give the Agents any benefit or legal or equitable right, remedy or claim against the Bank under the Deposit Agreement.

(e) Each of the Agents and the Bank respectively agrees that it shall not cite or refer to this Agreement as a precedent in any negotiation of any other Deposit Account Control Agreement to which either Agent or any of its affiliates and the Bank shall be party.

10. Waiver of Jury Trial EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH ANOTHER PARTY SHALL BE A PARTY AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.

[THE REMAINING SPACE ON THIS PAGE IS LEFT BLANK INTENTIONALLY.]

Exhibit N-9

IN WITNESS WHEREOF, each of the parties by its respective duly authorized officer has executed and delivered this Agreement as of the day and year first written above.

BANK:	WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

COMPANY:
By:
Name:
Title:

FIRST LIEN AGENT:	DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Exhibit N-10

SECOND LIEN AGENT:	DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Exhibit N-11

EXHIBIT A

ACCOUNTS OF COMPANY

Account Number	Related Lockbox Number, if any	Account Name	State in Which Account is Located

Exhibit N-12

EXHIBIT B

(To be Issued on Letterhead of Agents)

                     200_

WACHOVIA BANK, NATIONAL ASSOCIATION

Mail Code NC 0817

401 South Tryon Street – 10th Floor

Charlotte, North Carolina 28288

Attention: TS Risk Management Legal Governance, Designated Officer

NOTICE PURSUANT TO DEPOSIT ACCOUNT CONTROL AGREEMENT

Ladies and Gentlemen:

Pursuant to the Deposit Account Control Agreement (With Future Notification) among                              (the “Company”) you and us dated as of                      , 200     (the “Agreement”), a photocopy of which is attached hereto, this letter shall serve as the Notice as described in and contemplated by the Agreement. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

You are hereby instructed not to permit any access to or disposition over the Account(s) or other Account Collateral by, and not to accept any instruction with regard to the Account(s) or other Account Collateral from, any person other than the Agents (or as otherwise provided in Section 6 of the Agreement).

None of the officers, agents or other representatives of the Company or any of its affiliates shall at any time hereafter be permitted to direct the disposition of funds in any Account, or to draw upon or otherwise exercise any authority or power with respect to any Lockbox, Account or Account Collateral related thereto.

Very truly yours, DEUTSCHE BANK AG NEW YORK BRANCH, as First Lien Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit N-13

DEUTSCHE BANK AG NEW YORK BRANCH, as Second Lien Agent

By:
Name:
Title:

By
Name:
Title:

Attachment

cc:	Company

Exhibit N-14

EXHIBIT C

[To be Issued on Letterhead of Agents]

WACHOVIA BANK, NATIONAL ASSOCIATION

Mail Code NC 0817

401 South Tryon Street – 10th Floor

Charlotte, North Carolina 28288

Attention: TS Risk Management Legal Governance, Designated Officer

[Insert name and address of Company]

NOTICE OF TERMINATION OF DEPOSIT ACCOUNT CONTROL AGREEMENT

Ladies and Gentlemen:

We refer you to the Deposit Account Control Agreement (With Future Notification) among                              (the “Company”), you and us dated as of                          , 200   (the “Agreement”), a photocopy of which is attached hereto. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

We hereby notify you that by this letter we are exercising our right under Section 8(a) of the Agreement (subject to your rights as set forth in the Agreement) to terminate the Agreement in accordance with its terms. Accordingly the Agreement shall terminate at the close of the Bank’s business [this day] [on                          , 200    I, subject to those undertakings that shall survive termination of the Agreement. Upon termination of the Agreement, all funds thereafter on deposit or deposited in the Account(s) and all Items Collateral received by the Bank shall be subject solely to the provisions of the Deposit Agreement between the Company and the Bank.

Exhibit N-15

Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH, as First Lien Agent

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Second Lien Agent

By:
Name:
Title:

By:
Name:
Title:

Attachment

Exhibit N-16

EXHIBIT D

NOTICE OF TERMINATION OF FIRST LIEN OBLIGATIONS

WACHOVIA BANK, NATIONAL ASSOCIATION

Mail Code NC 0817

401 South Tryon Street – 10th Floor

Charlotte, North Carolina 28288

Attention: TS Risk Management Legal Governance, Designated Officer

Deutsche Bank AG New York Branch,

in its capacity as Second Lien Agent

60 Wall Street

New York, New York 10005

Attention: Anca Trifan, Manager

Re:	Deposit Account Control Agreement dated as of , 20 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among (the “Company”), Deutsche Bank AG New York Branch, as First Lien Agent (the “First Lien Agent”) and Deutsche Bank AG New York Branch, as Second Lien Agent (the “Second Lien Agent”) and Wachovia Bank, National Association (“Bank”) regarding deposit account number(s) (the “Blocked Account(s)”).

Ladies and Gentlemen:

You are hereby notified that obligations under that certain Third Amended and Restated Credit Agreement, dated on or about October 13, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Agreement”), among Switch & Data Holdings, Inc. (the “Borrower”), the financial institutions from time to time parties thereto as lenders (the “First Lien Lenders”), Deutsche Bank AG New York Branch, as the first lien administrative agent and first lien collateral agent (the “First Lien Agent”), Canadian Imperial Bank of Commerce and Royal Bank of Canada, as co-documentation agents, CIT Lending Services Corporation and BNP Paribas, as co-syndication agents, and Deutsche Bank Securities, Inc. and BNP Paribas, as joint lead arrangers, have been paid in full in cash. You are hereby instructed that you may comply with instructions issued by the Second Lien Agent directing disposition of funds in the Blocked Account without our consent, the consent of the Company or the consent of any other person.

Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Exhibit N-17

Sincerely,

DEUTSCHE BANK AG NEW YORK BRANCH as First Lien Agent

By:
Name:
Title:

By:
Name:
Title:

cc: Company

Exhibit N-18

EXHIBIT O

[FORM OF INTERCREDITOR AGREEMENT]

INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT is entered into as of October 13, 2005, by and among SWITCH & DATA HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Credit Parties listed on the signature pages hereof (and any other Credit Parties that join in this Agreement after the date hereof), DEUTSCHE BANK AG NEW YORK BRANCH, as “Administrative Agent” under the First Lien Credit Agreement (as defined below) and as collateral agent for the First Lien Lenders with respect to the liens securing the First Lien Obligations (including any successor in such capacity, the “First Lien Agent”), and DEUTSCHE BANK AG NEW YORK BRANCH, as “Administrative Agent” under the Second Lien Credit Agreement (as defined below) and as collateral agent for the Second Lien Lenders with respect to the liens securing the Second Lien Obligations (including any successor in such capacity, the “Second Lien Agent”).

R E C I T A L S

A. The Borrower, the Lenders party thereto (the “First Lien Lenders”), the First Lien Agent, and the documentation agent and syndication agent parties thereto are parties to the Third Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “First Lien Credit Agreement”), pursuant to which, among other things, First Lien Lenders have agreed, subject to the terms and conditions set forth in the First Lien Credit Agreement, to make certain loans and financial accommodations to the Borrower. All of the Borrower’s obligations to First Lien Agent and First Lien Lenders under the First Lien Credit Agreement and the other First Lien Debt Documents (as hereinafter defined) are secured by first priority liens on and security interests in the Collateral.

B. The Borrower, the Lenders party thereto (the “Second Lenders”), the Second Lien Agent, and the documentation agent and syndication agent parties thereto are parties to the Credit Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Second Lien Credit Agreement”), pursuant to which, among other things, Second Lien Lenders have agreed, subject to the terms and conditions set forth in the Second Lien Credit Agreement, to make certain loans and financial accommodations to the Borrower. All of the Borrower’s obligations to Second Lien Agent and Second Lien Lenders under the Second Lien Credit Agreement and the other Second Lien Debt Documents (as hereinafter defined) are secured by second priority liens on and security interests in the Collateral.

C. As an inducement to and as one of the conditions precedent to the agreement of First Lien Agent and First Lien Lenders to consummate the transactions contemplated by the First Lien Credit Agreement, First Lien Agent and First Lien Lenders have required the execution and delivery of this Agreement by the Second Lien Agent, for and on behalf of the

Exhibit O-1

Second Lien Lenders and itself, and the Credit Parties, in order to set forth the relative rights and priorities of First Lien Agent, First Lien Lenders, Second Lien Agent and the Second Lien Lenders under the First Lien Debt Documents and the Second Lien Debt Documents and in respect of the Collateral.

NOW, THEREFORE, in order to induce First Lien Agent and First Lien Lenders to consummate the transactions contemplated by the First Lien Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

“Additional Interest” means, at the time of determination, an increase in applicable interest with respect to the First Lien Debt in excess of the sum of (a) the rate of interest (including any default rate of interest, when applicable) payable under the First Lien Credit Agreement from time to time (without giving effect to any amendment of the First Lien Credit Agreement after the date hereof to which the Required Second Lien Lenders have not given (and not authorized the Second Lien Agent to give) written consent), plus (b) 300 basis points.

“Agreement” means this Intercreditor and Lien Subordination Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean the provisions of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder or any state insolvency, debtor relief or assignment for the benefit of creditor law.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Collateral” shall mean all of the now existing and hereafter acquired assets of the Borrower and of all other Credit Parties, including without limitation all accounts, inventory, equipment, general intangibles, deposits, cash, and investment property of each of the Credit Parties.

“Credit Parties” shall mean, collectively, the Borrower and the Guarantors.

“DIP Financing” shall have the meaning given to such term in Section 2.2(a) hereof.

“Discharge of all First Lien Debt” shall mean the occurrence of all of the following: (i) termination of all commitments to extend credit that would constitute First Lien Debt, (ii) Payment in Full of all First Lien Debt (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and (iii) termination, cancellation or cash collateralization (in each case, in accordance with the terms of this Agreement) of all outstanding Letter of Credit Liabilities that constitute First Lien Debt.

“Disposition” shall have the meaning given to such term in Section 2.4 hereof.

Exhibit O-2

“Enforcement Action” shall mean (a) to foreclose on, collect on, take possession of or control of, or sell or otherwise realize upon (judicially or non-judicially) any Collateral or otherwise enforce rights with respect to Collateral under any applicable agreement, document or instrument pertaining thereto (including, without limitation, by way of setoff, notification of account debtors, notification of depositary banks under deposit account control agreements or exercise of rights under landlord consents), (b) to receive a transfer of Collateral in satisfaction of any indebtedness secured thereby or (c) to otherwise enforce any security interest or other right or remedy pertaining to the Collateral at law, in equity or pursuant to a First Lien Security Document or Second Lien Security Document, as applicable (including, without limitation, the commencement of any applicable legal proceedings against or with respect to all or any of the Collateral to facilitate the actions described in the immediately preceding clause (a) and clause (b), commencing any applicable Proceeding and exercising voting rights in respect of any equity interests comprising Collateral).

“Excluded First Lien Debt” shall mean, (a) that portion of First Lien Principal Obligations which when made or incurred caused the First Lien Principal Obligations to exceed the Maximum First Lien Debt and (b) any Additional Interest.

“First Lien Agent” shall have the meaning given to such term in the introductory paragraph hereof; provided that, after the consummation of any Permitted Refinancing, the term “First Lien Agent” shall refer to any Person appointed by the holders of the First Lien Debt at such time as agent for themselves for purposes of, among other things, this Agreement.

“First Lien Credit Agreement” shall have the meaning given to such term in the Recitals herein, and shall include any credit agreement that is a Permitted Refinancing First Lien Debt Document.

“First Lien Debt” shall mean all obligations, liabilities and indebtedness of every nature of each Credit Party from time to time owed to First Lien Agent or any First Lien Lender under the First Lien Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest thereon (including, without limitation, interest accruing after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim) and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, (including, without limitation, all obligations, liabilities and indebtedness arising from or in connection with any transactions which arise out of cash management, depository, investment, letter of credit or other banking or financial services) whether before or after the filing of a Proceeding under the Bankruptcy Code; provided, however, “First Lien Debt” shall not include any Excluded First Lien Debt.

“First Lien Debt Documents” shall mean the First Lien Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith (including without limitation the guaranties executed by the Guarantors with respect to the First Lien Debt, each First Lien Security Document, and each Interest Rate Agreement, as defined in the First Lien Credit Agreement, to which a First Lien Lender Party is a party), as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted herein.

Exhibit O-3

“First Lien Default” shall mean an “Event of Default” that arises pursuant to Article VII of the First Lien Credit Agreement (or, with respect to any amended First Lien Credit Agreement or credit agreement that is a Permitted Refinancing First Lien Debt Document, the equivalent default clauses of such agreement).

“First Lien Lender Parties” shall mean the First Lien Agent and each of the First Lien Lenders.

“First Lien Lenders” shall mean the holders of the First Lien Debt, and shall include, without limitation, the “Lenders” (as such term is defined in the First Lien Credit Agreement).

“First Lien Principal Obligations” shall mean, as of any date, the (a) outstanding aggregate principal amount of the “Loans” under the First Lien Credit Agreement as of such date, and (b) the amount of Letter of Credit Liabilities under the First Lien Credit Agreement as of such date.

“First Lien Security Documents” means any agreement, document or instrument executed prior to, concurrently with, or after the First Lien Credit Agreement pursuant to which one or more Credit Parties or any other Person either (i) guarantees payment or performance of all or any portion of the First Lien Debt or any guaranty therefor and/or (ii) provides, as security for all or any portion of the First Lien Debt, a Lien on any of its Property in favor of the First Lien Agent (for the benefit of the First Lien Lender Parties) or any First Lien Lender Party, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Guarantors” means Parent, each direct and indirect Subsidiary of Parent which is organized in a state or territory of the United States, and each other Person that guarantees all or any portion of the First Lien Debt.

“Letter of Credit Liabilities” shall mean all “Letter of Credit Obligations” and “Letter of Credit Fees” (each as defined in the First Lien Credit Agreement) and all other indebtedness and obligations that arise in connection with the issuance, renewal or extension of any “Letter of Credit” pursuant to the terms of the First Lien Credit Agreement.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Maximum First Lien Debt” shall mean on any date of determination thereof, First Lien Principal Obligations in an amount up to the result of (a) $121,000,000, minus (b) the sum of all Term Loan Asset Sale Prepayments prior to such date.

“Paid in Full” or “Payment in Full” shall mean the payment in full in cash of all First Lien Debt (provided that cash collateral in an amount of 105% of the aggregate undrawn amount of the Letters of Credit issued (or deemed to have been issued) under the First Lien Debt Documents may be furnished in lieu of payment in cash for such related Letter of Credit Liabilities) and termination of all commitments to lend or make other financial accommodations under the First Lien Debt Documents.

Exhibit O-4

“Parent” means Switch & Data Facilities Company, Inc.

“Permitted Refinancing” shall mean any Refinancing of the First Lien Debt under the First Lien Debt Documents provided that the financing documentation entered into by the Credit Parties in connection with such Permitted Refinancing constitutes Permitted Refinancing First Lien Debt Documents.

“Permitted Refinancing First Lien Debt Documents” shall mean any financing documentation which Refinances the First Lien Debt, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement, provided that such financing documentation shall not include any material terms, covenants or defaults (either initially or made by amendment or other modification) other than those which (a) exist at the time of the Permitted Refinancing in the First Lien Debt Documents or (b) at the time of the Permitted Refinancing could be included in the First Lien Debt Documents by an amendment or other modification thereto without violating the terms of this Agreement.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Property” shall mean, with respect to any Person, all assets, property and interests in property of such Person, whether real, personal or mixed, whether now owned or existing or hereafter acquired or arising and wheresoever located.

“Qualified Appraisal” shall mean, with respect to any Collateral, a written appraisal by a Person nationally recognized as being qualified to appraise the fair market value of Collateral of such type.

“Refinance” shall mean, in respect of any indebtedness, to refinance, replace or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Required Second Lien Lenders” shall mean “Required Lenders” under and as defined in the Second Lien Credit Agreement as in effect on the date hereof.

“Second Lien Agent” shall have the meaning given to such term in the introductory paragraph hereof.

Exhibit O-5

“Second Lien Debt” shall mean all obligations, liabilities and indebtedness of every nature of each Credit Party from time to time owed to Second Lien Agent or any Second Lien Lender under the Second Lien Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest (including, without limitation, interest accruing after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim) and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code.

“Second Lien Debt Documents” shall mean the Second Lien Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith (including, without limitation, the Guaranties executed by the Guarantors with respect to the Second Lien Debt and each Second Lien Security Document), as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted herein.

“Second Lien Enforcement Date” means the date which is 150 calendar days after the occurrence of (i) an “Event of Default” that arises pursuant to the Second Lien Credit Agreement and (ii) the First Lien Agent’s receipt of written notice from the Second Lien Agent certifying that (x) such “Event of Default” has occurred and is continuing and, (y) the Second Lien Debt is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Second Lien Credit Agreement; provided that the Second Lien Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred at any time when (1) the First Lien Agent or the First Lien Lender Parties have commenced and are diligently pursuing any enforcement action with respect to the Collateral, (2) the First Lien Debt is due and payable in full (whether as a result of acceleration thereof or otherwise) but has been due and payable in full for less than 90 days, (3) any Credit Party is a debtor under or with respect to (or otherwise subject to) any Proceeding, or (4) the acceleration of the Second Lien Debt (if any) has been rescinded in accordance with the terms of the Second Lien Credit Agreement.

“Second Lien Lender Parties” shall mean the Second Lien Agent and each of the Second Lien Lenders.

“Second Lien Lenders” shall mean holders of the Second Lien Debt, and shall include, without limitation, the “Lenders” (as such term is defined in the Second Lien Credit Agreement).

“Second Lien Release” shall have the meaning given to such term in Section 2.4 hereof.

“Second Lien Security Documents” means any agreement, document or instrument executed prior to, concurrently with, or after the Second Lien Credit Agreement pursuant to which one or more Credit Parties or any other Person either (i) guarantees payment or performance of all or any portion of the Second Lien Debt or any guaranty therefor and/or (ii) provides, as security for all or any portion of the Second Lien Debt, a Lien on any of its Property in favor of the Second Lien Agent (for the benefit of the Second Lien Lender Parties) or any Second Lien Lender, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

Exhibit O-6

“Term Loan” shall mean a “Term Loan” as defined in the First Lien Credit Agreement.

“Term Loan Asset Sale Prepayment” shall mean any proceeds of a Disposition (net of transaction costs, amounts of prior liens on such assets, and taxes payable by the selling Credit Party) received by the Credit Parties from any such Disposition used to prepay the amount of Term Loans that are outstanding under the First Lien Credit Agreement.

the meaning given to such term in Section 2.4(a) hereof.

2. Lien Subordination.

2.1. Subordination of Liens Securing Second Lien Debt to Liens Securing First Lien Debt; Failure to Perfect.

(a) Each Credit Party, each First Lien°Lender Party and each Second Lien Lender Party hereby acknowledge and agree that, notwithstanding the time, date, manner or order of grant, attachment or perfection of the Liens on all or any part of the Collateral granted to the First Lien Agent or the Second Lien Agent, as the case may be, (i) all Liens granted on all or any part of the Collateral pursuant to the First Lien Security Documents to the First Lien Agent for the benefit of the First Lien Lender Parties shall be a “first” prior, senior and continuing Lien on all such Collateral to the extent of the First Lien Debt, and (ii) all Liens granted on all or any part of the Collateral pursuant to the Second Lien Security Documents to the Second Lien Agent, for the benefit of the Second Lien Lender Parties, shall be in all respects and for all purposes subject to, junior to and subordinate to all Liens on all or any part of the Collateral in favor of the First Lien Agent to the extent of the First Lien Debt, regardless (in the case of clauses (i) and (ii) of this sentence) of when or how acquired, whether by grant, statute, operation of law, subrogation or otherwise.

(b) All Liens on the Collateral securing any First Lien Debt shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Debt for all purposes, notwithstanding any failure of the First Lien Agent or the First Lien Lender Parties to adequately perfect its security interests in the Collateral, the subordination of any Lien on the Collateral securing any First Lien Debt to any Lien securing any other obligation of any Credit Party, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any First Lien Debt.

2.2. Liquidation, Dissolution, Bankruptcy. The provisions of this Agreement will be applicable both before and after any Proceeding involving any Credit Party and all references herein to any Credit Party shall be deemed to apply to the trustee for such Credit Party and such Credit Party as a debtor-in-possession. The relative rights of the First Lien Agent and the Second Lien Agent (and the First Lien Lender Parties and Second Lien Lender Parties) as set forth in this Agreement in or to any distributions in respect of the Collateral shall continue after the filing of any Proceeding on the same basis as prior to the date of such filing. In the event of any Proceeding involving any Credit Party:

Exhibit O-7

(a) Except as otherwise specifically permitted in this Agreement, until there has been a Discharge of all First Lien Debt, the Second Lien Agent and each Second Lien Lender Party shall not assert, without the prior written consent of the First Lien Agent, any claim, motion, objection or argument in respect of all or any part of the Collateral in connection with such Proceeding which could otherwise be asserted or raised in connection with such Proceeding by such Second Lien Lender Party as a secured creditor of any Credit Party. Without limiting the generality of the foregoing, the Second Lien Agent, for itself and each Second Lien Lender Party, agrees that it and each Second Lien Lender Party will:

(i) not object to or oppose (or support any other Person in objecting to or opposing) any sale or other disposition of all or any part of the Collateral free and clear of Liens or other claims of the Second Lien Agent and each Second Lien Lender under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or any other law applicable to such Proceeding if the relevant First Lien Lender Parties have consented to such sale or disposition so long as the interests of the Second Lien Agent and the Second Lien Lenders in the Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of the Second Lien Agent) attach to the proceeds thereof, subject to the terms of this Agreement and, if requested by the First Lien Agent in connection therewith, affirmatively consent to such sale or disposition,

(ii) not challenge (or support any other Person in challenging) any use of cash collateral or debtor-in-possession financing consented to by the First Lien Agent or provided by any First Lien Lender Parties (whether consented to by the First Lien Agent or provided by any First Lien Lender Parties, a “DIP Financing”) it being agreed by each Second Lien Lender Party that such DIP Financing shall be on such terms and conditions and in such amounts (not to exceed $25,000,000 of additional principal) as such First Lien Lender Parties, in their sole discretion, may determine, and, in connection therewith, any Credit Party may grant to the lenders participating in such DIP Financing and to the First Lien Lender Parties (or any agent or representative thereof) Liens upon all of the Property of such Credit Party, which Liens (A) may secure payment of the DIP Financing and the First Lien Debt and (B) shall be superior in priority to the liens and security interests in favor of Second Lien Agent for the benefit of the Second Lien Lender Parties on the Property of such Credit Party on the same terms and conditions as provided herein; provided, however, to the extent the Liens securing the First Lien Debt are subordinated to or pari passu with such DIP Financing, the Second Lien Agent will subordinate its Liens in the Collateral to (x) the Liens securing such DIP Financing (and all obligations relating thereto), (y) any adequate protections Liens provided to First Lien Lender Parties and (z) any “carve-out” for professional or United States Trustee fees agreed to by the First Lien Agent; provided, further, however that in connection with any such use of cash collateral or DIP Financing, (1) the Second Lien Lender Parties

Exhibit O-8

shall retain the right to object to any provision in any DIP Financing relating to, describing or requiring any provision or content of a plan of reorganization other than any provisions requiring that the DIP Financing be paid in full in cash and (2) the Second Lien Lender Parties shall have received as adequate protection of their interests a replacement Lien in post-petition assets of the Credit Parties which shall be junior and subordinate to all Liens granted pursuant to such use of cash collateral or DIP Financing, with the same priorities afforded the Liens granted to the Second Lien Agent pursuant to this Agreement,

(iii) subject to clause (ii) above, not contest (or support any other Person in contesting) (A) any request by the First Lien Agent or any First Lien Lender Party for adequate protection or (B) any objection by the First Lien Agent or any First Lien Lender Party to any motion, relief, action or proceeding based on the First Lien Agent or the First Lien Lender Party claiming a lack of adequate protection,

(iv) except to the extent expressly permitted by clause (ii) above, not assert (or support any other Person in asserting) any right it may have to “adequate protection” of its interests in any Collateral in any Proceeding,

(v) until the Discharge of all First Lien Debt, turn over to the First Lien Agent for the pro rata benefit of the First Lien Lender Parties any payments derived from such “adequate protection” of their interest in any Collateral that they receive in any Proceeding for application to the First Lien Debt owed to the First Lien Lender Parties,

(vi) until the Discharge of all First Lien Debt, subject to Section 2.3 hereof, not seek to have the automatic stay of Section 362 of the Bankruptcy Code lifted or modified with respect to any Collateral, to appoint a trustee or examiner under Section 1104 of the Bankruptcy Code or to convert or dismiss (or support any other Person in converting or dismissing) such Proceeding under Section 1112 of the Bankruptcy Code, in each case without the prior written consent of the First Lien Agent; provided, that, in the case of this clause (vi), if the First Lien Lender Parties seek such aforementioned relief, the Second Lien Lender Parties hereby irrevocably consent thereto and shall join in any such motion or application seeking such relief if requested by the First Lien Agent, and

(vii) not vote in favor of any plan of reorganization proposed in a Proceeding unless such plan of reorganization is consistent with the terms of this Intercreditor Agreement with regard to the Collateral and the obligations of the Second Lien Lender Parties. The Second Lien Agent, on behalf of each Second Lien Lender Party, waives any claim any of them may now or hereafter have arising out of the election of the First Lien Lender Parties, in any Proceeding instituted under the Bankruptcy Code, of

Exhibit O-9

the application of Section 111 1(b) of the Bankruptcy Code. The Second Lien Agent shall be permitted to participate on any creditor’s committee; provided, that the Second Lien Agent or any other Person participating on such creditor’s committee shall not directly or indirectly take any action or vote in any manner that would be in violation of this Agreement or inconsistent with or result in a breach of this Agreement.

(b) Except as otherwise expressly set forth herein, the First Lien Agent shall have the exclusive right to file proofs of claim and other pleadings and motions with respect to any Collateral in any Proceeding. Subject to the limitations set forth in this Agreement, the First Lien Agent may (but shall have no obligation or duty to) file appropriate proofs of claim and other pleadings and motions with respect to any Second Lien Debt in any Proceeding if and to the extent a proper proof of claim with respect to such Second Lien Debt has not been filed by the Second Lien Agent for and on behalf of the Second Lien Lender Parties in the form required in such Proceeding at least ten (10) days prior to the expiration of the time for filing thereof. In furtherance of the foregoing, the Second Lien Agent, for each Second Lien Lender Party, hereby appoints the First Lien Agent as its attorney-in-fact, with full authority in the place and stead of such Second Lien Lender Party and full power of substitution and in the name of such Second Lien Lender Party or otherwise, to execute, file and deliver any document or instrument that the First Lien Agent is required or permitted to file or deliver pursuant to this Section 2.2(b), such appointment being coupled with an interest and irrevocable.

(c) The Second Lien Agent shall execute and deliver to the First Lien Agent all such agreements, instruments and other documents confirming the above authorizations and all such proofs of claim, assignments of claim and other instruments and documentation, and shall take all such other action as may be reasonably requested by the First Lien Agent to enforce such claims and carry out the intent of this Section 2.2.

(d) The First Lien Debt shall continue to be treated as First Lien Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the First Lien Lender Parties and the Second Lien Lender Parties even if all or part of the First Lien Debt or the Liens securing same are subordinated, set aside, avoided, invalidated or disallowed in connection with any Proceeding.

(e) To the extent that any First Lien Lender Party receives payments (whether in cash, Property or securities) on the First Lien Debt or proceeds of Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the First Lien Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such First Lien Lender Party.

(f) Notwithstanding any other provision of this Agreement, but subject to Section 2.2(a), (i) the Second Lien Agent shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the

Exhibit O-10

claims of the Second Lien Agent, including without limitation, any claims secured by the Collateral, in each case in accordance with this Agreement, (ii) the Second Lien Agent shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Credit Parties arising under either the Bankruptcy Code or applicable non-bankruptcy law, (iii) the Second Lien Agent shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement and necessary to preserve their rights, in accordance with the terms of this Agreement, with respect to the Second Lien Debt and the Collateral; provided, that notice of intent to take any such action shall be given by the Second Lien Agent to the First Lien Agent not less than the earlier of (x) five (5) Business Days prior to the taking of such action and (y) five (5) Business Days less than the number of days available by order of any applicable bankruptcy court in which to file any such claim, filing, pleading, objection, motion or agreement, as the case may be, and (iv) the Second Lien Lender Parties shall be entitled to take any action (not adverse to the Liens on the Collateral securing the First Lien Debt, or the rights of the First Lien Agent and First Lien Lender Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral subject to the priorities of such Liens under this Agreement.

(g) Notwithstanding any other provision of this Agreement, the First Lien Lender Parties will not object to the right of Second Lien Lender Parties to cash bid in connection with a sale under Section 363 of the Bankruptcy Code or with respect to any other Collateral disposition under the Bankruptcy Code.

2.3. Lien Enforcement Provisions.

Subject to this Section 2.3, the First Lien Lender Parties shall have the exclusive right, prior to the Discharge of all First Lien Debt, to direct the enforcement of all rights and remedies with respect to all or any part of the Collateral, (i) by judicial proceedings for the enforcement of the Liens created under the Second Lien Security Documents, (ii) by the sale of the Collateral or any part thereof, (iii) otherwise by the exercise of the power of entry or sale conferred by the Second Lien Debt Documents, or (iv) by taking any other Enforcement Action against, or exercising any other rights or remedies with respect to, all or any part of the Collateral; provided, that upon the Discharge of all First Lien Debt, the Second Lien Agent may exercise the rights or remedies specified in this Section 2.3 and in the Second Lien Security Documents. Except as the same pertains to the Collateral (but subject to this Agreement) or as otherwise expressly prohibited by this Agreement, the Second Lien Agent may exercise any right or power, enforce any remedy, give any direction, consent or waiver or make any determination, under or in respect of any provision of any Second Lien Debt Document. Subject at all times to the provisions of Section 2.1 and Section 2.11 of this Agreement, on and after the Second Lien Enforcement Date, the Second Lien Lender Parties may take any Enforcement Action under the Second Lien Debt Documents, including, without limitation, any Enforcement Action with respect to all or any part of the Collateral.

2.4. Release of Liens. If,

(a) prior to the commencement of a Proceeding, in connection with:

(i) any Enforcement Action; or

Exhibit O-11

(ii) any sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the First Lien Debt Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) (a “Disposition”); or

(iii) any release of Liens on the assets of any Credit Party, all of the Capital Stock of which is being released pursuant to any other provision of this Section 2.4; or

(b) following the commencement of a Proceeding, in connection with:

(i) the entry of an order by a bankruptcy court authorizing the sale, transfer or other disposition of all or substantially all of the Collateral of any Credit Party; or

(ii) the taking of any Enforcement Action by the First Lien Lender Parties;

the First Lien Agent, for itself or on behalf of any of the First Lien Lenders, releases any of its Liens on any part of the Collateral, or releases any Credit Party from its obligations under its guaranty of the First Lien Debt, in each case other than in connection with the Discharge of the First Lien Debt, then the Liens, if any, of the Second Lien Agent, for itself or for the benefit of the Second Lien Lenders, on such Collateral, and the obligations of such Credit Party under its guaranty of the Second Lien Debt, shall be automatically, unconditionally and simultaneously released (the “Second Lien Release”) and the Second Lien Agent, for itself or on behalf of any such Second Lien Lenders, promptly shall execute and deliver to the First Lien Agent or such Credit Party such termination statements, releases and other documents as the First Lien Agent or such Credit Party may request to effectively confirm such release; provided, however, that the Second Lien Release shall not occur (x) in the case of an Enforcement Action contemplated by Section 2.4(a)(i) above, if the First Lien Agent accepts all or a portion of the Collateral in full or partial satisfaction of the First Lien Debt, unless the First Lien Agent or a Credit Party obtains a Qualified Appraisal stating that the fair market value of the Collateral so accepted is not greater than the amount of First Lien Debt so satisfied, (y) in the case of any other disposition of Collateral in an Enforcement Action contemplated by Section 2.4(a)(i) above, unless at least 90% of the net cash proceeds received as a result of such disposition are applied to reduce the First Lien Debt, and (z) in the case of a Disposition described in Section 2.4(a)(ii) above, if such Disposition is prohibited by any provision of the Second Lien Credit Agreement, without the consent of the Second Lien Agent. In furtherance of the foregoing, the Second Lien Agent, for each Second Lien Lender Party, hereby appoints the First Lien Agent as its attorney-in-fact, with full authority in the place and stead of such Second Lien Lender Party and full power of substitution and in the name of such Second Lien Lender Party or otherwise, to execute, file and deliver any document or instrument that the First Lien Agent is required or permitted to file or deliver pursuant to this Section 2.4, such appointment being coupled with an interest and irrevocable.

Exhibit O-12

2.5. First Lien Agent’s Actions with respect to the Collateral. Subject to Section 2.2(f) as the following may relate to a Proceeding, in furtherance and not in limitation of the other terms and provisions of this Agreement, each of the Second Lien Lender Parties agrees that (i) it will not take any action (or support any other Person in taking any action) that would hinder, delay, limit or prohibit any exercise of rights and remedies by any of the First Lien Lender Parties under or pursuant to the First Lien Debt Documents to the extent permitted thereunder and hereunder, including, without limitation, any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or First Lien Security Document or subordinate the priority of the First Lien Debt to the Second Lien Debt or any other indebtedness or grant the Liens securing the Second Lien Debt or any other indebtedness equal ranking to the Liens securing the First Lien Debt and (ii) it hereby waives any and all rights it or the other Second Lien Lender Parties may have as a junior lien creditor or otherwise (whether arising under the Uniform Commercial Code or under any other law) to object to the manner in which the First Lien Lender Parties seek to enforce or collect the First Lien Debt or the Liens granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Lender Parties is adverse to the interests of any Second Lien Lender Party. Furthermore, and without limiting any other provision of any First Lien Debt Document, so long as the Discharge of all First Lien Debt has not occurred, in no event shall any Second Lien Lender Party (i) contest, protest or object to any Enforcement Action or other action brought by any First Lien Lender Party or any other exercise by a First Lien Lender Party of any rights and remedies relating to the Collateral under the First Lien Security Documents or otherwise or (ii) object to the forbearance by the First Lien Lender Parties from bringing or pursuing any Enforcement Action or other action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as such action or inaction does not constitute a breach of the obligations of the First Lien Lender Parties under this Agreement and the respective interests of such Second Lien Lender Party attach to the proceeds thereof subject to the relative priorities set forth in this Agreement. In exercising rights and remedies with respect to the Collateral, the First Lien Lender Parties may enforce the provisions of the First Lien Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or any other applicable law and of a secured creditor under the Bankruptcy Code or any jurisdiction pursuant to which a Proceeding is then being conducted.

2.6. Turnover Provisions. Until the Discharge of all First Lien Debt (except as specifically permitted by Section 2.7 hereof) in the event that any Collateral or proceeds thereof are received by any Second Lien Lender Party in contravention of this Agreement, any such property shall not be commingled with any of the assets of any Second Lien Lender Party, shall be received and held in trust for the benefit of the First Lien Lender Parties and shall be promptly turned over to the First Lien Agent, for the benefit of the First Lien Lender Parties, or delivered

Exhibit O-13

in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to the extent necessary for there to be a Discharge of all First Lien Debt. In the event that any Second Lien Lender Party fails to provide any endorsement, as contemplated by the immediately preceding sentence, the First Lien Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable). After the Discharge of all First Lien Debt, any remaining proceeds of Collateral shall be delivered to the Second Lien Agent for application to the Second Lien Debt in accordance with the Second Lien Debt Documents, except as otherwise required pursuant to applicable law.

2.7. Permitted Mandatory Prepayments of Second Lien Debt. Notwithstanding Section 2.6 and Section 2.11 hereof, prepayments of the type contemplated by Section 2.4 of the Second Lien Credit Agreement may be made and applied to the Second Lien Debt (A) if the corresponding mandatory prepayment of the First Lien Credit Documents is waived by the Required Lenders under the First Lien Credit Agreement or (B) at all times following the Discharge of the First Lien Debt.

2.8. Agreement Not to Contest. Each of the First Lien Lender Parties and each of the Second Lien Lender Parties hereby agrees not to, directly or indirectly, whether in connection with a Proceeding or otherwise, take any action or vote in any way that would be in violation of, or inconsistent with, or result in a breach of, this Agreement or challenge or contest (i) the validity, perfection, priority or enforceability of any First Lien Debt or Second Lien Debt or the Lien held by the First Lien Agent, for the benefit of the First Lien Lender Parties, or the Lien held by the Second Lien Agent, for the benefit of the Second Lien Lender Parties, to secure the payment, performance or observance of all or any part of the First Lien Debt or the Second Lien Debt, (ii) the rights of the First Lien Lender Parties or the Second Lien Lender Parties set forth in any of the First Lien Debt Documents or Second Lien Debt Documents, respectively, with respect to any such Lien, or (iii) the validity or enforceability of any of the First Lien Debt Documents or any of the Second Lien Debt Documents; provided that nothing in this Section 2.8 is intended or shall be deemed or construed to limit in any way the ability of the parties hereto to enforce all of the terms and provisions of this Agreement.

2.9. Rights As Unsecured Creditors. Except as otherwise set forth in Section 2.1, Section 2.2, Section 2.3, Section 2.5 or Section 2.8, the Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against any Credit Party in accordance with the terms of the Second Lien Debt Documents and applicable law. Except as otherwise set forth in Section 2.1, Section 2.6, Section 2.7 and Section 2.11, nothing in this Agreement shall prohibit the receipt by the Second Lien Agent or any Second Lien Lenders of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Agent or any Second Lien Lender of rights or remedies as a secured creditor (including set-off or recoupment) or enforcement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agent or the First Lien Lenders may have with respect to the Collateral. In the event that any Second Lien Lender becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Second Lien Debt subject to this Agreement.

Exhibit O-14

2.10. Sale, Transfer or other Disposition of Second Lien Debt..

(a) The subordination of the Liens on the Collateral effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Second Lien Debt, and the terms of this Agreement shall be binding upon the successors and assigns of any Second Lien Lender Party, as provided in Section 13 hereof.

(b) The Credit Parties shall not (i) refinance the Second Lien Debt unless (x) the terms and conditions of such refinancing documentation are reasonably acceptable to First Lien Agent and would be permitted as amendments to the Second Lien Debt Documents by this Agreement and (y) the lenders thereunder and the Credit Parties have executed and delivered to the First Lien Agent an agreement substantially similar to this Agreement and which, if not substantively the same as this Agreement, is in form and substance acceptable to the First Lien Lender Parties holding a majority of the First Lien Debt, (ii) notwithstanding any provision of the Second Lien Debt Documents, make any mandatory or optional prepayment of the Second Lien Debt, (iii) make any other payment or prepayment of the Second Lien Debt in violation of the terms of the First Lien Credit Agreement, or (iv) make any other payment that is not required by the Second Lien Credit Agreement as in effect on the date hereof (i.e. without giving effect to any amendment thereof), and the Second Lien Lender Parties shall not accept any such payment or prepayment.

2.11. Application of Proceeds from Sale or other Disposition of the Collateral. Subject to Section 2.7 hereof,

(a) prior to a Discharge of all First Lien Debt, all proceeds of Collateral, insurance proceeds in connection with a casualty event and condemnation awards with respect to any Collateral shall, to the extent any such proceeds are to be applied to the First Lien Debt or Second Lien Debt (regardless of whether such proceeds are generated by actions by a Credit Party, the First Lien Agent, the Second Lien Agent, or any other Person) be applied by the First Lien Agent in the order specified in the First Lien Credit Agreement, subject to subsection 2.1 l(b) below; and

(b) notwithstanding subsection (a) of this Section 2.11, all proceeds of Collateral collected by any First Lien Lender Party or any Second Lien Lender Party shall, in each case, be applied to payment in full in cash of the Second Lien Debt before any application is made to any Excluded First Lien Debt.

2.12. Legends. Until the termination of this Agreement in accordance with Section 20 hereof, each Second Lien Lender Party will cause to be clearly, conspicuously and prominently inserted in the Second Lien Credit Agreement and any other Second Lien Debt Document that grants a Lien or evidences the Second Lien Debt, as well as any renewals or replacements thereof, the following legend in substantially the form hereof:

Exhibit O-15

“The liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby and by any guaranties thereof, are subordinate with respect to such liens in the manner and to the extent set forth in that certain Intercreditor and Lien Subordination Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the “Subordination Agreement”) dated as of October 13, 2005 among Switch & Data Holdings, Inc., a Delaware corporation (the “Borrower”), Deutsche Bank AG New York Branch, as “Administrative Agent” under the First Lien Credit Agreement (as defined in the Subordination Agreement) and as collateral agent for the First Lien Lenders with respect to the liens securing the First Lien Obligations (each of such terms as defined in the Subordination Agreement), and Deutsche Bank AG New York Branch, as “Administrative Agent” under the Second Lien Credit Agreement (as defined below) and as collateral agent for the Second Lien Lenders with respect to the liens securing the Second Lien Obligations (each of such terms as defined in the Subordination Agreement) to the liens and security interests securing indebtedness (including interest) owed by the Borrower and Guarantors pursuant to such First Lien Credit Agreement, as amended or refinanced from time to time.

3. Modifications.

3.1. Modifications to First Lien Debt Documents. The First Lien Lender Parties may at any time and from time to time without the consent of or notice to any Second Lien Lender Party, without incurring liability to any Second Lien Lender Party and without impairing or releasing the obligations of any Second Lien Lender Party under this Agreement or affecting in any way any of the subordination or priority provisions herein, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the First Lien Debt, or amend or otherwise modify in any manner any of the First Lien Debt Documents, subject to the fact that any Excluded First Lien Debt or Additional Interest shall have different priorities under this Agreement; provided, however, that any amendment, modification or supplement to the First Lien Debt Documents the effect of which is to extend the “Maturity Date” set forth in the First Lien Credit Agreement beyond the “Maturity Date” set forth in the Second Lien Credit Agreement as in effect on the date hereof shall require the prior written consent of the Second Lien Agent. The First Lien Lenders shall not permit any Excluded First Lien Debt to exist or be outstanding without the prior written consent of the Second Lien Agent.

3.2. Modifications to Second Lien Debt Documents. Until a Discharge of all First Lien Debt, and notwithstanding anything to the contrary contained in the Second Lien Debt Documents, the Second Lien Lender Parties shall not, without the prior written consent of First Lien Agent, agree to any amendment, modification or supplement to the Second Lien Debt Documents the effect of which is to (i) increase the outstanding principal amount of the Second Lien Debt, or increase the rate of interest or Applicable Margin on any of the Second Lien Debt by more than 2% per annum, (ii) change the dates upon which payments of principal or interest on the Second Lien Debt are due, except in connection with the imposition of the default rate of interest in accordance with the Second Lien Debt Documents as in effect on the date hereof,

Exhibit O-16

(iii) change (other than waive) or add any event of default or any covenant with respect to the Second Lien Debt except such changes as make the Second Lien Debt Documents less restrictive of the Credit Parties, (iv) change any redemption or prepayment provisions of the Second Lien Debt, (v) subordinate the Second Lien Debt to any indebtedness or obligations other than the First Lien Debt, (vi) take any Liens on any Property of any Credit Party unless the same has been granted to the First Lien Agent for the benefit of the First Lien Lender Parties, or (vii) change or amend any other term of the Second Lien Debt Documents if such change or amendment would result in a First Lien Default, increase the obligations of any Credit Party or confer additional rights on any Second Lien Lender Party or any other holder of the Second Lien Debt in a manner adverse in any respect to any Credit Party or any of the First Lien Lender Parties.

4. Waiver of Certain Rights by the Second Lien Lender Parties

4.1. Acceptance. The Second Lien Agent, on behalf of the Second Lien Lender Parties, hereby waives all notice of the acceptance by First Lien Lender Parties of the lien subordination and other provisions of this Agreement and all the notices not specifically required pursuant to the terms of this Agreement or under the Uniform Commercial Code or other applicable law in connection with foreclosure on or sale of all or any portion of the Collateral, and the Second Lien Agent expressly consents to the reliance by the First Lien Lender Parties upon the subordination and other agreements as herein provided.

4.2. Marshaling.

(a) The Second Lien Agent, on behalf of the Second Lien Lender Parties, hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require the First Lien Agent or any other First Lien Lender Party to marshal any Property of any Credit Party for the benefit of any Second Lien Lender Party. The Second Lien Agent, on behalf of the Second Lien Lender Parties, further waives any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior creditor may have under applicable law.

(b) The Second Lien Agent, on behalf of the Second Lien Lender Parties, agrees that no First Lien Lender Party shall have any liability to any Second Lien Lender Party, and such Second Lien Lender Party hereby waives any claims against any First Lien Lender Party, arising out of any and all actions which any First Lien Lender Party may take or permit or omit to take with respect to (i) the First Lien Debt Documents, (ii) the collection of the First Lien Debt or (iii) the foreclosure upon, or sale, liquidation or other disposition or realization of, any Collateral, in each case, except for claims arising solely from the gross negligence or willful misconduct of a First Lien Lender Party in its capacity as such, as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The Second Lien Agent, on behalf of the Second Lien Lender Parties, agrees that no First Lien Lender Party shall have any duty, express or implied, fiduciary or otherwise, to it in respect of the maintenance or preservation of any Collateral, any Second Lien Debt or otherwise. The First Lien Agent, on behalf of the First Lien Lender Parties, agrees that no Second Lien Lender Party shall have any duty, express or implied, fiduciary or otherwise, to it in respect of the maintenance or preservation of any Collateral, any First Lien Debt or otherwise. No First Lien Lender Party, no

Exhibit O-17

Second Lien Lender Party nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of a Credit Party, any First Lien Lender Party, any Second Lien Lender Party or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

5. Representations and Warranties.

5.1. Representations and Warranties of Second Lien Agent. To induce First Lien Agent to execute and deliver this Agreement, the Second Lien Agent hereby represents and warrants to First Lien Agent that as of the date hereof: (a) the Second Lien Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by the Second Lien Agent will not violate or conflict with any agreement binding upon the Second Lien Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (c) this Agreement is the legal, valid and binding obligation of the Second Lien Agent, enforceable against the Second Lien Agent, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

5.2. Representations and Warranties of First Lien Agent. To induce Second Lien Agent to execute and deliver this Agreement, the First Lien Agent hereby represents and warrants to First Lien Agent that as of the date hereof: (a) the First Lien Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by the First Lien Agent will not violate or conflict with any agreement binding upon the First Lien Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (c) this Agreement is the legal, valid and binding obligation of the First Lien Agent, enforceable against the Second Lien Agent, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

6. No New Lien. Each of the First Lien Lender Parties, each of the Second Lien Lender Parties and each Credit Party hereby agrees that no Credit Party shall, or shall permit its Subsidiaries to, grant or permit any Lien, or take any action to perfect a Lien, on any Property to secure any the First Lien Debt or the Second Lien Debt unless such Lien is granted to each of the First Lien Agent, for the benefit of the First Lien Lender Parties, and the Second Lien Agent, for the benefit of the Second Lien Lender Parties, respectively (each such Lien granted to the Second Lien Agent to be subordinate to the First Lien Debt and to be Second Lien Debt that is subject to the terms and conditions of this Agreement with respect to Second Lien Debt, and each such Lien granted to the First Lien Agent to be First Lien Debt that is subject to the terms and conditions of this Agreement with respect to First Lien Debt); provided that nothing in this Section 6 shall limit the rights of (i) the First Lien Lender Parties from holding cash collateral

Exhibit O-18

pursuant to the terms of the First Lien Debt Documents and exercising their rights and remedies against such cash collateral, or (ii) the First Lien Lender Parties from exercising customary rights of setoff against accounts maintained with such Person, in each case pursuant to the terms and provisions of the First Lien Debt Documents. In addition, the Second Lien Lender Parties shall not be permitted to restrict, in any manner, a Credit Party from granting a Lien on any Property for the benefit of the First Lien Lenders.

7. Insurance and Condemnation Proceeds. Until the Discharge of all First Lien Debt, the First Lien Agent shall have the sole and exclusive right, as against the Second Lien Lender Parties, to adjust settlement of insurance claims in the event of any covered loss (including, without limitation, any theft or destruction of any or any part of such Collateral) or condemnation awards and/or to permit the Credit Parties to reinvest any insurance or condemnation proceeds in replacement assets or repair of assets. Until the Discharge of all First Lien Debt, the Second Lien Lender Parties shall, at the request of the First Lien Agent, cooperate in a reasonable manner in effecting the payment of insurance proceeds and condemnation awards to the First Lien Lender Parties. At all times prior to the Discharge of all First Lien Debt, the consent of the First Lien Lender Parties, in their discretion or pursuant to any agreement with any Credit Party, to permit such Credit Party to utilize the proceeds of insurance or condemnation award to replace Collateral, shall be deemed to also constitute the consent of each Second Lien Lender Party to such use of proceeds.

8. Second Lien Lender Party Purchase Option.

(a) Notwithstanding anything herein to the contrary, following acceleration of the First Lien Debt in accordance with the terms of the First Lien Credit Agreement, commencement of an enforcement action by the First Lien Agent against all or substantially all of the Collateral or the commencement of a Proceeding, the First Lien Agent shall provide the Second Lien Agent with written notice thereof within ten days thereafter (a “Purchase Option Notice”) and afford the Second Lien Agent the opportunity to purchase pursuant to this Section 8 all, but not less than all, of the First Lien Debt. The Purchase Option Notice will indicate the aggregate amount of First Lien Debt then outstanding.

(b) The Second Lien Agent, for itself or on behalf of any Second Lien Lender Party, shall have five (5) Business Days after receipt of such Purchase Option Notice to notify the First Lien Agent of its or such Second Lien Lender Party’s intention to exercise its option to purchase the First Lien Debt pursuant to this Section 8. If no such notice is received from the Second Lien Agent within such five (5) Business Day period, the option granted pursuant to this Section 8 to the Second Lien Agent and the Second Lien Lender Parties to purchase the First Lien Debt shall irrevocably expire and such Second Lien Lender Party shall have no further rights under this Section 8 except if such Enforcement Action is not commenced or, if commenced, is permanently terminated, in which event the option contained herein will continue until a subsequent Purchase Option Notice is issued by First Lien Agent.

(c) If a Second Lien Agent delivers notice to the First Lien Agent that it or any Second Lien Lender Party is exercising its option to purchase the First Lien Debt pursuant to this Section 8, such notice delivered to the First Lien Agent shall be irrevocable and such holder shall be required to purchase the First Lien Debt within two (2) Business Days after the First Lien Agent’s receipt of such notice.

Exhibit O-19

(d) Upon the date of such purchase and sale, the purchaser or purchasers of the First Lien Debt shall,

(i) pay to the First Lien Agent, for the benefit of the First Lien Lender Parties, as the purchase price therefor the full amount of all First Lien Debt (with all debt purchased at par) outstanding as of the date of such purchase and sale and unpaid (including all documented principal, interest, fees, costs, charges and expenses, including reasonable fees and expenses of attorneys and financial and other advisors),

(ii) furnish cash collateral to the First Lien Agent in such amounts as the First Lien Agent reasonably determines is reasonably necessary to secure the First Lien Lender Parties in connection with (A) any issued and outstanding Letters of Credit issued (or deemed to have been issued) pursuant to the First Lien Credit Agreement) for the benefit of any Credit Party (provided that such amount shall not exceed 105% of the aggregate undrawn amount and), and (B) any outstanding Interest Rate Agreements (as such term is defined in the First Lien Credit Agreement) entered into by a Credit Party with a First Lien Lender Party or any affiliate thereof, and

(iii) provide cash collateral reasonably acceptable to the First Lien Lender Parties in respect of outstanding claims for indemnification; provided, however that the First Lien Agent shall release any such cash collateral upon the determination, in the First Lien Agent’s reasonable discretion, that the claim giving rise to such indemnification right shall no longer be asserted or assertable.

(e) Such purchase price and cash collateral shall be remitted, without set-off or counterclaim or otherwise, by wire transfer of immediately available federal funds to such bank account of the First Lien Agent as the First Lien Agent may designate in writing to Second Lien Agent for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by the purchasers of First Lien Debt to the bank account designated by First Lien Agent are received in such bank account prior to 1:00 p.m., New York time and interest shall be calculated to and including such business day if the amounts so paid by such Persons to the bank account designated by First Lien Agent are received in such bank account later than 1:00 p.m., New York time.

(f) Each Second Lien Lender Party will have the right, pursuant to this Section 8, to purchase up to its pro rata share of the First Lien Debt; provided that if any Second Lien Lender Party elects not to exercise its option to purchase the First Lien Debt, that holder’s pro rata share may be allocated pro rata to the other Second Lien Lender Parties exercising their options under this Section 8. Each notice delivered by the Second Lien Agent, for itself or on behalf of a Second Lien Lender Party, to the First Lien Agent pursuant to this Section 8 shall indicate what portion of the First Lien Debt such holder elects to purchase. First Lien Debt

Exhibit O-20

purchased hereunder will be purchased pro rata from each First Lien Lender Party based on the amount of First Lien Debt held by such First Lien Lender Party. In the event that the amount of First Lien Debt that the Second Lien Lender Parties elect to purchase pursuant to this Section 8, (a) exceeds the aggregate outstanding amount of First Lien Debt, each holder of Second Lien Debt electing to purchase the First Lien Debt will be permitted to purchase its pro rata portion of such First Lien Debt based on the amount of First Lien Debt that each such holder elected to purchase, or (b) is less than all of the First Lien Debt, then the option set forth in this Section 8 (including with respect to options which have been exercised) shall irrevocably expire and this Section 8 shall be of no further force or effect.

(g) Upon notice to the Credit Parties that the purchase of First Lien Debt has been consummated by delivery of the purchase price to the First Lien Agent, each Credit Party shall treat the applicable holders of Second Lien Debt as holders of the First Lien Debt purchased pursuant to this Section 8 for all purposes hereunder and under each agreement, document and instrument relating to the First Lien Debt. Any sale will be made without recourse, representation or warranty of any kind, other than customary representations by each holder of First Lien Debt as to its authority to sell its First Lien Debt and its ownership thereof. In connection with any purchase of First Lien Debt pursuant to this Section 8, each holder of First Lien Debt agrees, at the cost of the Credit Parties, to enter into all agreement, instruments and documents necessary or desirable to evidence the transfer of such First Lien Debt hereunder (subject to the aforesaid limitation on recourse, representations and warranties).

9. Modification. Any amendment, modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the First Lien Agent and the Second Lien Agent, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. With respect to any amendment that materially increases the obligations or decreases the rights of the Credit Parties, the Borrower’s consent shall also be required for such amendment, provided, however, than any amendment of the priorities of the Liens of the First Lien Agent and Second Lien Agent or of the rights of the First Lien Agent to take action or receive funds that would otherwise have been taken by the Second Lien Agent or of the timing or procedure pursuant to which the Second Lien Agent may take any such action shall not require the consent of the Borrower or any other Credit Party. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

10. Separate Grants of Security and Separate Classification. Each of the Credit Parties, the First Lien Lenders and the Second Lien Lenders acknowledges and agrees that (i) the grants of Liens pursuant to the First Lien Debt Documents and the Second Lien Debt Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Debt are fundamentally different from the First Lien Debt and must be separately classified in any plan of reorganization proposed or adopted in an Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Lenders and Second Lien Lenders in respect of the Collateral constitute only one secured claim (rather than separate

Exhibit O-21

classes of senior and junior secured claims), then the First Lien Lenders shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs, premium, optional and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Proceeding, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Second Lien Lenders), with the Second Lien Lenders hereby acknowledging and agreeing to turn over to the First Lien Lenders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Lenders.

11. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

12. Notices. Unless otherwise specifically provided herein, any notice or other communication delivered or made under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile transmission or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by facsimile transmission, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (New York time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States certified or registered mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to the Second Lien Agent:

Deutsche Bank AG New York Branch

60 Wall Street

New York, New York 10005

Attention: Anca Trifan, Director

Facsimile: (212) 797-5692

With a copy to:

Bingham McCutchen LLP

399 Park Avenue New York,

New York 10022

Attention: F. Mark Fucci, Esq.

Facsimile: (212) 752-5378

Exhibit O-22

If to the First Lien Agent:

Deutsche Bank AG New York Branch

60 Wall Street

New York, New York 10005

Attention: Anca Trifan, Director

Facsimile: (212) 797-5692

With a copy to:

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

Attention: F. Mark Fucci, Esq.

Facsimile: (212) 752-5378

If to any Credit Party:

c/o Switch & Data Holdings, Inc.

1715 N. Westshore Blvd.

Tampa, Florida 33607

Attention: Clay Mynard

Facsimile: (813) 207-7701

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 12.

13. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of each First Lien Lender Party, each Second Lien Lender Party and each Credit Party.

14. Relative Rights; No Third Parties Benefited.

(a) This Agreement shall define the relative rights of the First Lien Lender Parties and the Second Lien Lender Parties, respectively. Nothing in this Agreement shall (a) impair, as among the Credit Parties and the First Lien Lender Parties on the one hand, and as between the Credit Parties and the Second Lien Lender Parties, on the other hand, the obligation of the Credit Parties with respect to the payment of the First Lien Debt and the Second Lien Debt, as the case may be, in accordance with their respective terms or (b) affect the relative rights of the First Lien Lender Parties or the Second Lien Lender Parties with respect to any other creditors of the Credit Parties. The terms of this Agreement shall govern even if all or any part of the First Lien Debt or the Liens in favor of the First Lien Agent or any other First Lien Lender Party are avoided, disallowed, unperfected, set aside or otherwise invalidated in any judicial proceeding or otherwise.

(b) Except to the extent expressly set forth in Section 13 hereof, it is not the intention of the parties hereto to confer any third-party beneficiary rights, and this Agreement shall not be construed so as to confer any such rights upon any other Person or Persons not party hereto (other than the First Lien Parties and Second Lien Lender Parties).

Exhibit O-23

15. Contractual Representative for Purposes of Perfection. Each Second Lien Lender Party hereby appoints the First Lien Agent as such Person’s contractual representative solely for purposes of perfecting such Person’s Liens on any of the Collateral in the possession or under the “control” (as such term is defined in the Uniform Commercial Code) of the First Lien Agent, and the First Lien Agent hereby acknowledges that it holds possession of or otherwise controls any such Collateral as the contractual representative of the Second Lien Lender Parties for such purposes; provided, that, the First Lien Agent shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and each Second Lien Lender Party hereby waives and releases the First Lien Agent and each of the other First Lien Lender Parties from, and hereby indemnifies and agrees to hold harmless the First Lien Agent and each of the other First Lien Lender Parties against, all claims and liabilities arising as a result of or in connection with the First Lien Agent’s role as contractual representative agent for the Second Lien Lender Parties with respect to the Collateral. At the expense of the Credit Parties, promptly upon the Discharge of all First Lien Debt, the First Lien Agent shall deliver the remainder of the Collateral, if any, in its possession to the Second Lien Agent and, to the extent practicable, transfer control of the remainder of the Collateral, if any, under its control to the Second Lien Agent, in each case, except as may otherwise be required by applicable law or court order (it being understood that prior to the Discharge of all First Lien Debt, the provisions of this Agreement shall apply to all such documents and each other document relating to all or any part of the Collateral, including, without limitation, the provisions restricting the Second Lien Agent from taking action to enforce rights in and to the Collateral pursuant to such documents).

16. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the First Lien Debt Documents or any of the Second Lien Debt Documents, the provisions of this Agreement shall control and govern.

17. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

18. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of photocopies of the signature pages to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart hereof.

19. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

20. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until Discharge of all First Lien Debt, after which this Agreement shall terminate without further action on the part of the parties hereto.

Exhibit O-24

21. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED THEREIN AND IRREVOCABLY AGREES THAT, SUBJECT TO FIRST LIEN AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY, AS THE CASE MAY BE, AT SUCH PERSON’S ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

22. WAIVER OF JURY TRIAL. SECOND LIEN AGENT (FOR ITSELF AND FOR AND ON BEHALF OF EACH SECOND LIEN LENDER), EACH CREDIT PARTY AND FIRST LIEN AGENT (FOR ITSELF AND FOR AND ON BEHALF OF EACH FIRST LIEN LENDER) HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF SECOND LIEN AGENT (FOR ITSELF AND FOR AND ON BEHALF OF EACH SECOND LIEN LENDER), EACH CREDIT PARTY AND FIRST LIEN AGENT (FOR ITSELF AND FOR AND ON BEHALF OF EACH FIRST LIEN LENDER) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE SECOND LIEN DEBT DOCUMENTS AND THE FIRST LIEN DEBT DOCUMENTS, AS THE CASE MAY BE, AND THAT SUCH PERSONS WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RESPECTIVE RELATED FUTURE DEALINGS. EACH OF SECOND LIEN AGENT (FOR ITSELF AND FOR AND ON BEHALF OF EACH SECOND LIEN LENDER), EACH CREDIT PARTY AND FIRST LIEN AGENT (FOR ITSELF AND FOR AND ON BEHALF OF EACH FIRST LIEN LENDER) WARRANTS AND REPRESENTS THAT SUCH PERSON HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT SUCH PERSON KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit O-25

IN WITNESS WHEREOF, the Second Lien Agent, the Credit Parties and the First Lien Agent have caused this Agreement to be executed as of the date first above written.

FIRST LIEN AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

SECOND LIEN AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-26

Agreed to:

SWITCH & DATA HOLDINGS, INC.

By:
George A. Pollock, Jr.
Treasurer

SWITCH & DATA FACILITIES COMPANY, INC.

By:
George A. Pollock, Jr. Treasurer

SWITCH AND DATA ENTERPRISES, INC.

SWITCH AND DATA MANAGEMENT COMPANY LLC

SWITCH AND DATA OPERATING COMPANY LLC

SWITCH & DATA FACILITIES COMPANY LLC

SWITCH AND DATA COMMUNICATIONS LLC

SWITCH AND DATA FL SEVEN LLC

SWITCH AND DATA IL FIVE LLC

TELX ACQUISITION, INC.

By:
George A. Pollock, Jr. Treasurer

SWITCH AND DATA CA NINE LLC
SWITCH AND DATA GA THREE LLC
SWITCH AND DATA IL FOUR LLC
SWITCH AND DATA NY FOUR LLC
SWITCH AND DATA NY FIVE LLC
SWITCH & DATA/NY FACILITIES COMPANY LLC
SWITCH AND DATA PA THREE LLC
SWITCH AND DATA PA FOUR LLC
SWITCH AND DATA DALLAS HOLDINGS I LLC
SWITCH AND DATA DALLAS HOLDINGS II LLC
SWITCH AND DATA VA FOUR LLC
SWITCH AND DATA WA THREE LLC

By:	Switch and Data Operating Company LLC, as Manager

By:
George A. Pollock, Jr.
Treasurer

Exhibit O-27